                                                                    EXHIBIT 99.1

A COPY OF THIS PRELIMINARY PROSPECTUS HAS BEEN FILED WITH THE SECURITIES REGULATORY AUTHORITIES IN EACH OF THE PROVINCES AND TERRITORIES OF CANADA BUT HAS NOT YET BECOME FINAL FOR THE PURPOSE OF THE SALE OF SECURITIES. INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS MAY NOT BE COMPLETE AND MAY HAVE TO BE AMENDED. THE SECURITIES MAY NOT BE SOLD UNTIL A RECEIPT FOR THE PROSPECTUS IS OBTAINED FROM THE SECURITIES REGULATORY AUTHORITIES.

NO SECURITIES REGULATORY AUTHORITY HAS EXPRESSED AN OPINION ABOUT THESE SECURITIES AND IT IS AN OFFENCE TO CLAIM OTHERWISE. THIS PRELIMINARY PROSPECTUS CONSTITUTES A PUBLIC OFFERING OF THESE SECURITIES ONLY IN THOSE JURISDICTIONS WHERE THEY MAY BE LAWFULLY OFFERED FOR SALE AND ONLY BY PERSONS PERMITTED TO SELL THESE SECURITIES IN THOSE JURISDICTIONS. THESE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNDER EXEMPTIONS FROM THOSE LAWS. ACCORDINGLY, THE SECURITIES WILL ONLY BE OFFERED OR SOLD WITHIN THE UNITED STATES PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT AND THEREAFTER MAY ONLY BE REOFFERED OR RESOLD IN THE UNITED STATES OR TO A U.S. PERSON PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. SEE "PLAN OF DISTRIBUTION".

                             PRELIMINARY PROSPECTUS

INITIAL PUBLIC OFFERING                                                                      June 26, 2003

                                   [GRAPHIC]

                         GREAT LAKES CARBON INCOME FUND

                                    CDN$  -

                                     -  UNITS

This offering (the "Offering") is an initial public offering of   -  units
("Units") of Great Lakes Carbon Income Fund (the "Fund"). The Fund is an unincorporated, open-ended, limited purpose trust established under the laws of
the Province of Ontario to indirectly acquire a   -  % interest in GLC Carbon
USA Inc. ("GLC Carbon USA") which indirectly owns a 100% equity interest in the GLC Business described in this prospectus. Great Lakes Carbon LLC (the "Company" or "GLC") is the world's largest producer of both anode and industrial grade calcined petroleum coke ("CPC"). Anode grade CPC is the principal raw material used in the production of carbon anodes for use in aluminum smelting. Industrial grade CPC is used in the production of titanium dioxide and a variety of other industrial applications. See "Funding, Acquisition and Related Transactions" and "Business of the Company".

The Fund intends to make equal monthly cash distributions of its income to the maximum extent possible. The first such payment is expected to be made to
holders of Units (the "Unitholders") on or before   -  , 2003 in respect of the
period from the closing of this Offering ("Closing") to   -  , 2003. See
"Description of the Fund -- Cash Distributions".

THERE IS CURRENTLY NO MARKET THROUGH WHICH UNITS MAY BE SOLD AND PURCHASERS MAY NOT BE ABLE TO RESELL SECURITIES PURCHASED UNDER THIS PROSPECTUS. In connection with this Offering, the Underwriters named below may over-allot or effect transactions that stabilize or maintain the market price of Units at levels other than those which otherwise might prevail on the open market. See "Plan of Distribution".

An investment in Units is subject to a number of risks that should be considered by a prospective purchaser. The income of the Fund will be entirely dependent on the operations and assets of the Company. Cash distributions will be derived from the GLC Business and will depend upon its ability, among other things, to maintain its customer base, cost-effectively manufacture and market its products and maintain its current level of business activity, and the ability of GLC Carbon USA to deduct for U.S. federal income tax purposes the interest payments on the Carbon ULC Notes and the Existing Securityholder Notes described in this prospectus, all of which are susceptible to a number of risks. See "Risk Factors".

Unless a non-U.S. Unitholder provides appropriate documentation establishing entitlement to a reduction or elimination of United States withholding tax, a 30% United States withholding tax will be assessed on all or a portion of any distribution by the Fund to that non-U.S. Unitholder. See "Certain Income Tax Considerations -- Certain U.S. Federal Income Tax
Considerations -- United States Withholding Taxes".

                             PRICE: $10.00 PER UNIT
                              --------------------
                              --------------------

                                                              PRICE TO THE   UNDERWRITERS'    NET PROCEEDS
                                                               PUBLIC(1)          FEE        TO THE FUND(2)
                                                              ------------   -------------   --------------
Per Unit....................................................     $10.00         $-               $-
Total Offering(3)...........................................     $-             $-               $-

(1) The price and number of Units to be issued was determined by negotiation among the Fund, the Company, certain of the Existing Securityholders and the Underwriters.

(2) Before deducting expenses of this Offering estimated to be $ - , which, together with the Underwriters' fee, will be paid from the proceeds of this Offering.

(3) The Fund has agreed to grant to the Underwriters an Over-Allotment Option, exercisable for a period of 30 days from the date of Closing to purchase up
    to a total of   -  additional Units on the same terms as set out above
    solely to cover over-allotments, if any, and for market stabilization purposes. If the Over-Allotment Option is exercised in full, the total "Price to the Public", "Underwriters' Fee" and "Net Proceeds to the Fund" will be $ - , $ - and $ - , respectively. This prospectus qualifies the distribution of the Over-Allotment Option and the distribution of Units issuable upon the exercise of that option. See "Plan of Distribution". This prospectus also qualifies the distribution by the Fund of the exchange right described under "Funding, Acquisition and Related Transactions -- Exchange Agreement".

BMO Nesbitt Burns Inc., National Bank Financial Inc., RBC Dominion
Securities Inc., Scotia Capital Inc. and TD Securities Inc. (collectively, the "Underwriters"), as principals, conditionally offer the Units, subject to prior sale, if, as and when issued by the Fund and accepted by the Underwriters in accordance with the conditions contained in the Underwriting Agreement referred to under "Plan of Distribution" and subject to the approval of certain legal matters on behalf of the Fund and GLC Carbon USA by Torys LLP and on behalf of the Underwriters by Goodmans LLP and Paul, Weiss, Rifkind, Wharton &
Garrison LLP. Subscriptions for Units will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. A book entry only certificate representing Units will be issued in registered form to The Canadian Depository for Securities Limited ("CDS") or its nominee and will be deposited with CDS on
the date of Closing, which is expected to occur on or about   -  , 2003, or any
later date as the Fund and the Underwriters may agree, but in any event not
later than   -  , 2003. A purchaser of Units will receive only a customer confirmation from the registered dealer which is a CDS participant and from or through which Units are purchased.

                               TABLE OF CONTENTS

                                                    PAGE
                                                  --------
GENERALLY ACCEPTED ACCOUNTING PRINCIPLES........         1
CURRENCY AND EXCHANGE RATE INFORMATION..........         1
GLOSSARY OF TERMS...............................         2
ELIGIBILITY FOR INVESTMENT......................         6
FORWARD LOOKING STATEMENTS......................         6
TRADEMARKS AND TRADENAMES.......................         6
PROSPECTUS SUMMARY..............................         7
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF
  GLC CARBON USA................................        19
THE FUND AND THE COMPANY........................        20
  The Fund......................................        20
  The Company...................................        20
INDUSTRY OVERVIEW...............................        22
  CPC Markets...................................        23
  Anode Grade CPC...............................        23
  Industrial Grade CPC..........................        24
  CPC Capacity and Demand.......................        24
  Industry Participants.........................        26
  Labour........................................        27
BUSINESS OF THE COMPANY.........................        27
  Overview......................................        27
  Company Strengths.............................        28
  Business and Growth Strategy..................        30
  Manufacturing Facilities......................        31
  Customers.....................................        33
  Suppliers.....................................        33
  Sales and Marketing...........................        34
  Capital Expenditures..........................        35
  Employees.....................................        36
  Environmental Matters.........................        36
  Argentina Exchange Controls -- Elimination of
    Fixed Exchange Rate and Currency Controls...        36
  Other Legal and Regulatory Matters............        37
  Litigation....................................        37
TRUSTEES, DIRECTORS, MANAGERS AND MANAGEMENT....        38
  Senior Executives of the Company..............        38
  Managers of the Company.......................        38
  Governance of the Company.....................        40
  Executive Compensation........................        41
  Management Incentive Plan.....................        42
  Trustees of the Fund..........................        43
  Directors of Carbon Canada and Carbon ULC.....        44
  Directors of GLC Carbon USA and Copetro and
    Managers of Holdings LLC....................        44
  Insurance Coverage for the Fund and Related
    Entities and Indemnification................        44
USE OF PROCEEDS.................................        45
  Current Credit Facility and the Notes.........        45
  Proposed Credit Facility......................        46
SUMMARY OF DISTRIBUTABLE CASH FLOWS OF THE
  FUND..........................................        46
SELECTED CONSOLIDATED FINANCIAL INFORMATION.....        48

                                                    PAGE
                                                  --------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS....................................        49
  General.......................................        49
  Three Months Ended March 31, 2003 Compared to
    the Three Months Ended March 31, 2002.......        50
  Year Ended December 31, 2002 Compared to the
    Year Ended December 31, 2001................        51
  Year Ended December 31, 2001 Compared to the
    Year Ended December 31, 2000................        52
  Liquidity and Capital Resources...............        54
  Quantitative and Qualitative Disclosures About
    Market Risk.................................        56
FUNDING, ACQUISITION AND RELATED TRANSACTIONS...        56
  Investment Agreement..........................        56
  Structure Following Closing...................        58
  Existing Lenders' and Existing
    Securityholders' Retained Interest and
    Subordination...............................        59
  Exchange Agreement............................        60
  Lock-Up Agreement.............................        61
  Securityholders' Agreement....................        61
DESCRIPTION OF THE FUND.........................        62
  Declaration of Trust..........................        62
  Activities of the Fund........................        63
  Units.........................................        63
  Issuance of Units.............................        63
  The Trustees..................................        64
  Cash Distributions............................        65
  Redemption Right..............................        66
  Repurchase of Units...........................        67
  Meetings of Unitholders.......................        68
  Limitation on Non-Resident Ownership..........        69
  Amendments to the Declaration of Trust........        70
  Term of the Fund..............................        70
  Take-Over Bids................................        71
  Exercise of Certain Voting Rights Attached to
    Securities of Carbon Canada, Carbon ULC, GLC
    Securityholder LLC, GLC Carbon USA, Copetro,
    Holdings LLC or the Company.................        71
  Information and Reports.......................        72
  Book-Entry Only System........................        73
CONSOLIDATED CAPITALIZATION.....................        73
CARBON CANADA INC...............................        74
  Share Capital of Carbon Canada................        74
  Distribution Policy...........................        74
HURON CARBON ULC................................        74
  Share Capital.................................        74
  Distribution Policy...........................        75
  Carbon ULC Notes..............................        75
GLC CARBON USA INC..............................        76
  Reorganization................................        76
  Share Capital.................................        76
  Common Stock..................................        77
  Transfer of Common Stock......................        77
  Series A Preferred Stock......................        77

                                                    PAGE
                                                  --------
  Distribution Policy...........................        78
COPETRO S.C.....................................        78
  Reorganization................................        78
  Share Capital.................................        78
  Distribution Policy...........................        78
GLC SECURITYHOLDER LLC..........................        79
  Membership Interests..........................        79
  Existing Securityholder Notes.................        79
CARBON HOLDINGS LLC.............................        80
  Membership Interest...........................        80
  Distribution Policy...........................        80
GREAT LAKES CARBON LLC..........................        81
  Reorganization................................        81
  Membership Interests..........................        81
  Functions and Powers of the Managers of
    the Company.................................        81
  Distribution Policy...........................        81
  Allocation of Net Income and Losses...........        82
PRINCIPAL UNITHOLDERS, EXISTING SECURITYHOLDERS
  AND EXISTING LENDERS..........................        82
RISK FACTORS....................................        82
  Risks Related to the Company's Businesses and
    Industries..................................        82
  Risks Related to the Structure of the Fund and
    this Offering...............................        86
PLAN OF DISTRIBUTION............................        92
MATERIAL CONTRACTS..............................        93
LEGAL PROCEEDINGS...............................        94
LEGAL MATTERS...................................        94
PROMOTER........................................        94
AUDITORS, TRANSFER AGENT AND REGISTRAR..........        94
CERTAIN INCOME TAX CONSIDERATIONS...............        94
  Certain Canadian Federal Income Tax
    Considerations..............................        94
  Certain U.S. Federal Income Tax
    Considerations..............................        99
PURCHASERS' STATUTORY RIGHTS OF WITHDRAWAL AND
  RESCISSION....................................       106
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF
  GREAT LAKES CARBON INCOME FUND................
INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.....       F-2
PRO FORMA CONSOLIDATED BALANCE SHEET OF GREAT
  LAKES CARBON INCOME FUND AS OF MARCH 31,
  2003..........................................       F-3
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
  OF GREAT LAKES CARBON INCOME FUND FOR THE
  THREE MONTHS ENDED MARCH 31, 2003.............       F-4
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
  OF GREAT LAKES CARBON INCOME FUND FOR THE YEAR
  ENDED DECEMBER 31, 2002.......................       F-5

                                                    PAGE
                                                  --------
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL
  STATEMENTS OF GREAT LAKES CARBON INCOME FUND
  AS OF AND FOR THE THREE MONTHS ENDED
  MARCH 31, 2003 AND THE YEAR ENDED
  DECEMBER 31, 2002.............................       F-6
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF
  GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES
  FOR THE THREE MONTHS ENDED MARCH 31, 2003
  AND 2002......................................
CONDENSED CONSOLIDATED BALANCE SHEETS AS OF
  DECEMBER 31, 2002 AND MARCH 31, 2003
  (UNAUDITED)...................................       F-9
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
  (UNAUDITED) FOR THE THREE MONTHS ENDED
  MARCH 31, 2002 AND MARCH 31, 2003.............      F-10
CONDENSED CONSOLIDATED STATEMENT OF
  STOCKHOLDERS' EQUITY (UNAUDITED) FOR THE THREE
  MONTHS ENDED MARCH 31, 2003...................      F-11
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
  (UNAUDITED) FOR THE THREE MONTHS ENDED
  MARCH 31, 2002 AND MARCH 31, 2003.............      F-12
NOTES TO CONDENSED CONSOLIDATED FINANCIAL
  STATEMENTS (UNAUDITED)........................      F-13
CONSOLIDATED FINANCIAL STATEMENTS OF GREAT LAKES
  ACQUISITION CORP. AND SUBSIDIARIES FOR THE
  YEARS ENDED DECEMBER 31, 2002, 2001
  AND 2000......................................
INDEPENDENT AUDITORS' REPORT....................      F-18
INDEPENDENT AUDITORS' STATEMENT                       F-19
CONSOLIDATED BALANCE SHEETS.....................      F-20
CONSOLIDATED STATEMENTS OF OPERATIONS...........      F-22
CONSOLIDATED STATEMENTS OF STOCKHOLDERS'
  EQUITY........................................      F-23
CONSOLIDATED STATEMENTS OF CASH FLOWS...........      F-24
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS......      F-25
INDEPENDENT AUDITORS' REPORT....................      F-40
BALANCE SHEET AS OF JUNE 25, 2003...............      F-41
NOTES TO BALANCE SHEET..........................      F-42
CERTIFICATE OF THE ISSUER AND THE PROMOTER......       C-1
CERTIFICATE OF THE UNDERWRITERS.................       C-2

                    GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The Fund prepares its financial statements in accordance with Canadian GAAP. The consolidated financial statements of GLC Carbon USA for the years ended December 31, 2002, 2001 and 2000 and for the three months ended March 31, 2003 and 2002 included in this prospectus have been prepared in accordance with US GAAP which, as applied to GLC Carbon USA, are consistent in all material respects with Canadian GAAP, except as described in Note 23 to the audited consolidated financial statements of GLC Carbon USA for the years ended
December 31, 2002, 2001 and 2000 at page F-39 and Note 10 to the condensed consolidated financial statements (unaudited) of GLC Carbon USA for the three months ended March 31, 2003 and 2002 at page F-16. See "Notes to Consolidated Financial Statements, December 31, 2002" and "Notes to Condensed Consolidated Financial Statements, March 31, 2003 (unaudited)".

    Management of the Company believes that in addition to net income or loss, EBITDA is a useful supplemental measure of cash available for distribution prior to debt service, capital expenditures and income taxes. However, EBITDA is not a recognized measure under Canadian GAAP or US GAAP and does not have a standardized meaning prescribed by Canadian GAAP or US GAAP. Investors are cautioned that EBITDA should not be construed as an alternative to net income or loss determined in accordance with Canadian GAAP or US GAAP, as an indicator of GLC Carbon USA's performance or to cash flows from operating, investing and financing activities as a measure of liquidity and cash flows. GLC Carbon USA's method of calculating EBITDA may differ from the methods used by other companies and, accordingly, GLC Carbon USA's EBITDA may not be comparable to similarly titled measures used by other companies. For a definition of "EBITDA", see "Glossary of Terms".

                     CURRENCY AND EXCHANGE RATE INFORMATION

    In this prospectus, references to "$" and "Canadian dollars" are to the lawful currency of Canada and references to "US$" and "U.S. dollars" are to the lawful currency of the United States.

    The Company's business is conducted principally in the United States and a substantial majority of its net sales and expenses are denominated in U.S. dollars. Accordingly, the consolidated financial statements of GLC Carbon USA included in this prospectus are presented in U.S. dollars. The following table sets forth, for each period indicated, the high and low exchange rates for Canadian dollars expressed in U.S. dollars, the average of such exchange rates on the last business day of each month during such period and the exchange rate at the end of such period, based on the inverse of the noon rate in Canadian dollars as quoted by the Bank of Canada (the "Noon Buying Rate").

                                                        TWELVE MONTHS ENDED               THREE MONTHS ENDED
                                                            DECEMBER 31,                      MARCH 31,
                                                   ------------------------------   ------------------------------
                                                     2002       2001       2000       2003       2002       2001
                                                   --------   --------   --------   --------   --------   --------
High.............................................   0.6618     0.6695     0.6973     0.6828     0.6342     0.6695
Low..............................................   0.6199     0.6242     0.6413     0.6350     0.6199     0.6340
Average(1).......................................   0.6371     0.6448     0.6728     0.6690     0.6262     0.6512
Period End.......................................   0.6331     0.6279     0.6666     0.6806     0.6275     0.6340

------------

(1) The average of the exchange rates on the last day of each month during each twelve-month period or each three month period, as the case may be.

    On June 25, 2003, the inverse of the Noon Buying Rate was
US$0.7448 = $1.00.

                               GLOSSARY OF TERMS

    In this prospectus, the following terms have the meanings set forth below, unless otherwise indicated:

"10 1/4% INDENTURE" means an indenture between the Company and State Street Bank and Trust Company of California, N.A., as trustee, dated as of May 22, 1998, under which the 10 1/4% Notes were issued.

"10 1/4% NOTES" means the 10 1/4% Senior Subordinated Notes of the Company due 2008.

"13 1/8% DEBENTURES" means the 13 1/8% Senior Discount Debentures of GLC Carbon USA due 2009.

"13 1/8% INDENTURE" means an indenture between GLC Carbon USA and State Street Bank and Trust Company of California, N.A., as trustee, dated as of May 22, 1998, under which the 13 1/8% Debentures were issued.

"1940 ACT" means the United States Investment Company Act of 1940, as amended.

"AIP" means American Industrial Partners Capital Fund II, L.P.

"AIP III" means American Industrial Partners Capital Fund III, L.P.

"ANODE" means the component made primarily of CPC that functions as the conductor of electricity in aluminum smelting pot lines where alumina is reduced to aluminum metal.

"APB" means the United States Accounting Principles Board.

"BROWNFIELD" means newly constructed CPC production capacity added to an existing facility.

"CALCINE" means the process of heating RPC at high temperatures in rotary kilns to burn off moisture, impurities and volatile matter.

"CANADIAN GAAP" means the accounting principles generally accepted in Canada.

"CARBON CANADA" means Carbon Canada Inc., a corporation incorporated under the laws of the Province of Ontario.

"CARBON ULC" means Huron Carbon ULC, an unlimited liability company organized under the laws of the Province of Nova Scotia.

"CARBON ULC NOTES" means the   -  % unsecured, subordinated notes of Carbon ULC
to be issued pursuant to the ULC Note Indenture.

"CDS" means The Canadian Depository for Securities Limited.

"CLEAN AIR ACT" means the United States Clean Air Act, as amended in 1990.

"CLOSING" means the completion of the transactions that are contemplated under "Funding, Acquisition and Related Transactions", which is expected to occur on the Closing Date.

"CLOSING DATE" means the date of Closing of this Offering.

"CODE" means the United States Internal Revenue Code of 1986, as amended, together with the Treasury Regulations promulgated thereunder.

"COKE" means the carbonaceous residue of oil refining whether as pre-calcined RPC or post-calcined CPC.

"COMPANY" or "GLC" means Great Lakes Carbon LLC, a Delaware limited liability company, and as the context requires, (a) its predecessor company, Great Lakes Carbon Corporation, a Delaware corporation; and/or (b) Copetro.

"CONTRIBUTION AGREEMENT" means the contribution agreement to be entered into at Closing between AIP and GLC Carbon USA.

"COPETRO" means Copetro S.C., an Argentina sociedad colectiva and a wholly-owned, indirect, subsidiary of Holdings LLC that operates a calcining facility in La Plata, Argentina, and, as the context requires, Copetro S.C. and its parent, Copetro Trading Limitada, a wholly-owned subsidiary of Holdings LLC.

"CPC" means calcined petroleum coke.

"CURRENT CREDIT FACILITY" means the credit facility provided pursuant to the terms of the Credit Agreement among GLC Carbon USA, the Company, Bank of America, NT&SA, as co-agent, Bankers Trust Company, as syndication agent and as administration agent and the lending institutions party thereto, dated as of May 22, 1998, as amended.

"DECLARATION OF TRUST" means the declaration of trust dated June 25, 2003 pursuant to which the Fund was created, as may be amended, supplemented or restated from time to time.

"DISTRIBUTABLE CASH THRESHOLD" means distributions of at least US$47.9 in the aggregate having been made in respect of the GLC Business over a specified period.

"EBITDA" means earnings before interest, income taxes, depreciation and amortization, Non-Recurring Items and non-operating items included in other income (expense). For calculation of EBITDA see "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- General".

"EBITDA THRESHOLD" means the Company realizing aggregate EBITDA over a specified period of at least US$ 66.1 million.

"END DATE" means the earlier of (i) the date upon which the Company has met both the EBITDA Threshold and the Distributable Cash Threshold, each over any four consecutive calendar quarters commencing on or after October 1, 2003 (as shown by audited financial statements unless the requirement for such audit is waived by BMO Nesbitt Burns Inc.); and (ii) the date following September 30, 2004 upon which all of the Subordinated Interest, along with a corresponding amount of Existing Securityholder Notes, has been exchanged for Units (or a non-subordinated interest) at a reduced exchange rate.

"EPA" means the United States Environmental Protection Agency.

"ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

"EXCHANGE AGREEMENT" means the exchange agreement to be entered into on Closing among the Fund, Carbon Canada, GLC Carbon USA, Carbon ULC, Holdings LLC, GLC Securityholder LLC, the Existing Securityholders, the Existing Lenders and any other parties agreeing to be bound by that agreement regarding various exchange rights, which agreement shall contain registration rights in favour of Existing Securityholders and Existing Lenders.

"EXISTING LENDERS" means those certain holders of Notes including AIP III who, following Closing, will hold shares of Class A common stock of GLC Carbon USA and Existing Securityholder Notes.

"EXISTING SECURITYHOLDER NOTES" means the   -  % subordinated notes to be issued
to certain Existing Securityholders and Existing Lenders by GLC
Securityholder LLC pursuant to the Existing Securityholder Note Indenture.

"EXISTING SECURITYHOLDER NOTE INDENTURE" means the note indenture between GLC
Securityholder LLC and   -  dated   -  , 2003 governing the Existing
Securityholder Notes.

"EXISTING SECURITYHOLDERS" means AIP, certain associates of AIP and certain management investors.

"FAPI" means foreign accrual property income as such term is defined for purposes of the Tax Act.

"FASB" means the United States Financial Accounting Standards Board.

"FIXED INVESTMENT TRUST" means an investment trust for U.S. federal income tax purposes under Treasury Regulation section 301.7701-4(c).

"FUND" means Great Lakes Carbon Income Fund, an unincorporated, open-ended, limited purpose trust established under the laws of the Province of Ontario pursuant to the Declaration of Trust.

"GLC" or "COMPANY" means Great Lakes Carbon LLC, a Delaware limited liability company and as the context requires, (a) its predecessor company, Great Lakes Carbon Corporation, a Delaware corporation; and/or (b) Copetro.

"GLC BUSINESS" means the business conducted by GLC, Copetro and their operating subsidiaries.

"GLC CARBON USA" means GLC Carbon USA Inc., a Delaware corporation, and as the context requires, its predecessor company, Great Lakes Acquisition Corp., a Delaware corporation.

"GLC SECURITYHOLDER LLC" means GLC Securityholder LLC, a Delaware limited liability company.

"GREENFIELD" means newly constructed CPC production capacity.

"HALL-HEROULT PROCESS" means the process used for the commercial production of aluminum that utilizes carbon anodes.

"HOLDINGS LLC" means Carbon Holdings LLC, a Delaware limited liability company.

"HOURLY PLAN" means the Retirement Plan for Hourly Employees of Great Lakes Carbon Corporation.

"INVESTMENT AGREEMENT" means the investment agreement to be entered into among the Fund, Carbon Canada, GLC Carbon USA, Carbon ULC, Holdings LLC, GLC Securityholder LLC and the Existing Securityholders respecting, among other things, the investment by the Fund of net proceeds of this Offering in Carbon ULC Notes and common shares of Carbon Canada and the purchase of an indirect
  -  % interest in GLC Carbon USA by the Fund.

"IRS" means the United States Internal Revenue Service.

"JACOBS CONSULTANCY" means Jacobs Consultancy Inc. (formerly The Pace Consultancy Inc.).

"KILN" means a furnace made of steel and lined with refractory materials through which RPC is calcined at high temperatures into CPC.

"LLC AGREEMENT" means the limited liability company agreement of the Company.

"LOCK-UP AGREEMENTS" mean the lock-up agreements entered into as of   -  , 2003
between certain of the Existing Lenders and the Existing Securityholders and BMO Nesbitt Burns Inc.

"LTIP" means the Company's long-term incentive plan available to officers and senior management employees.

"LTM" means the last twelve months.

"MINISTER" means the Minister of Finance (Canada).

"NON-RECURRING ITEMS" means all (i) amortization of the inventory write-ups associated with purchase accounting pursuant to APB 16 or SFAS 141;
(ii) losses, expenses or charges associated with the sale, write-down or impairment of assets; (iii) restructuring, extraordinary or non-recurring charges or expenses (including expenses incurred in connection with the offering, plant closing costs, and management fees historically paid);
(iv) discontinued operations and cumulative effects of changes in accounting principles; (v) non-cash finance fees; and (vi) write-offs of goodwill, deferred financing costs and organizational costs and expenses of any kind.

"NON-U.S. UNITHOLDER" means any Unitholder that is not a U.S. Unitholder other than a Unitholder that is classified as a partnership for U.S. federal tax purposes.

"NOON BUYING RATE" means the noon currency exchange rate of Canadian dollars into U.S. dollars as quoted by the Bank of Canada.

"NOTES" means, collectively, the 10 1/4% Notes and the 13 1/8% Debentures.

"OFFERING" means the initial public offering of Units of the Fund.

"OVER-ALLOTMENT OPTION" means the option granted to the Underwriters pursuant to
the Underwriting Agreement to purchase a maximum of   -  additional Units to
cover over-allotments, if any, and for market stabilization purposes.

"PROPOSED CREDIT FACILITY" means the proposed arrangements to be entered into concurrently with Closing between the Company and a group of financial institutions to replace the Company's existing indebtedness, including the Current Credit Facility.

"RPC" means raw petroleum coke.

"RPC TRADING" means the resale of RPC to a third party.

"SALARIED PLAN" means the Retirement Plan for Salaried Employees of the Company.

"SECURITYHOLDERS' AGREEMENT" means the securityholders' agreement in respect of GLC Carbon USA to be entered into among Carbon Canada, Carbon ULC, GLC Carbon USA, Holdings LLC, GLC Securityholder LLC, the Existing Securityholders and the Existing Lenders upon Closing.

"SERP" means the Great Lakes Carbon Corporation Supplemental Pension Plan, a non-qualified supplemental retirement plan for the benefit of key executives.

"SFAS" means FASB's Statement of Financial Accounting Standards.

"SHORT TON" means a unit of measurement equivalent to 2,000 pounds.

"SPECIAL HOLDER" means a bank described in Section 881(c)(3)(A) of the Code and any "controlled foreign corporation" related to GLC Carbon USA within the meaning of Section 881(c)(3)(A) of the Code.

"SUBORDINATED INTEREST" means the   -  shares of Class B common stock of GLC
Carbon USA held by Existing Securityholders that are subject to subordination.

"SUBORDINATION ARRANGEMENTS" means (a) the subordinated right to receive payments in respect of shares of Class B common stock of GLC Carbon USA held by Existing Securityholders in favour of prior payments to be made on shares of Class A common stock of GLC Carbon USA held indirectly by the Fund and Existing Lenders; and (b) the obligation of AIP, pursuant to the terms of the Contribution Agreement, to contribute to GLC Carbon USA from time to time, which together ensure aggregate subordination equal to 12.5% of the Distributable Cash Threshold.

"SUBSTANTIAL HOLDER" means any non-U.S. person that owns, directly or indirectly (through ownership of Units or otherwise), and after the application of certain constructive ownership rules under Section 871(h)(3) of the Code, 10% or more of the total combined voting power of all the classes of stock of GLC Carbon USA entitled to vote.

"TAX ACT" means the INCOME TAX ACT (Canada), as amended, and the regulations thereunder.

"TRUSTEES" means the trustees of the Fund.

"ULC NOTE INDENTURE" means the note indenture between Carbon ULC and   -  dated
  -  , 2003 governing the Carbon ULC Notes.

"UNDERWRITERS" means BMO Nesbitt Burns Inc., National Bank Financial Inc., RBC Dominion Securities Inc., Scotia Capital Inc. and TD Securities Inc.

"UNDERWRITING AGREEMENT" means the underwriting agreement entered into among the Fund, the Company, certain of the Existing Securityholders and the Underwriters
dated   -  , 2003.

"US GAAP" means the accounting principles generally accepted in the United States.

"U.S. TAX COUNSEL" means Torys LLP, counsel to the Fund, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Underwriters.

"U.S. UNITHOLDER" means any Unitholder that is (i) a citizen or individual resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to United States federal income tax regardless of the source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all its substantial decisions.

"UNITHOLDER" means a holder of Units.

"UNITHOLDER SPECIAL RESOLUTION" means a special resolution requiring the approval of two-thirds of the Unitholders voting thereon in accordance with the Declaration of Trust.

"UNITS" means the trust units of the Fund, including Units offered by this prospectus.

"WESTERN WORLD" means all countries except those constituting the Commonwealth of Independent States, Bosnia-Herzegovina, Croatia, Hungary, Poland, Romania, Slovakia, Slovenia, Ukraine, the Federal Republic of Yugoslavia, the Democratic People's Republic of Korea (North Korea) and the People's Republic of China.

                           ELIGIBILITY FOR INVESTMENT

    Subject to compliance with the prudent investment standards and general investment provisions and restrictions of the statutes referred to below (and, where applicable, the regulations made under those statutes) and, in certain cases, subject to the satisfaction of additional requirements relating to investment policies, standards, procedures and goals, the purchase of Units offered by this prospectus will not, at the date of issue, be precluded under the following statutes:

    INSURANCE COMPANIES ACT (Canada);

    PENSION BENEFITS STANDARDS ACT, 1985 (Canada);

    TRUST AND LOAN COMPANIES ACT (Canada);

    COOPERATIVE CREDIT ASSOCIATIONS ACT (Canada);

    LOAN AND TRUST CORPORATIONS ACT (Alberta);

    INSURANCE ACT (Alberta);

    EMPLOYMENT PENSION PLANS ACT (Alberta);

    ALBERTA HERITAGE SAVINGS TRUST FUND ACT (Alberta);

    PENSION BENEFITS STANDARDS ACT (British Columbia);

    FINANCIAL INSTITUTIONS ACT (British Columbia);

    THE INSURANCE ACT (Manitoba);

    THE TRUSTEE ACT (Manitoba);

    THE PENSION BENEFITS ACT (Manitoba);

    PENSION BENEFITS ACT (Nova Scotia);

    TRUSTEE ACT (Nova Scotia);

    PENSION BENEFITS ACT (Ontario);

    TRUSTEE ACT (Ontario);

    LOAN AND TRUST CORPORATIONS ACT (Ontario);

    AN ACT RESPECTING INSURANCE (Quebec);

    AN ACT RESPECTING TRUST COMPANIES AND SAVINGS COMPANIES (Quebec);

    SUPPLEMENTAL PENSION PLANS ACT (Quebec); and

    THE PENSION BENEFITS ACT, 1992 (Saskatchewan).

    In the opinion of Torys LLP, counsel to the Fund and GLC Carbon USA, and of Goodmans LLP, counsel to the Underwriters, provided that the Fund is a mutual fund trust under the Tax Act on the date of this prospectus, (i) Units will be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans (collectively, the "plans") at that time; and (ii) based in part on certificates of the Fund, Carbon Canada and Carbon ULC as to certain factual matters, Units, if issued on the date of this prospectus, would not at such date constitute "foreign property" for the purposes of the tax imposed under Part XI of the Tax Act on those plans (other than registered education savings plans), registered investments and other tax exempt entities including most registered pension funds or registered pension plans. Registered education savings plans are not subject to the foreign property rules. See "Certain Income Tax Considerations -- Certain Canadian Federal Income Tax Considerations" and "Risk Factors".

                           FORWARD LOOKING STATEMENTS

    Certain statements in this prospectus are "forward looking statements" which reflect management's expectations regarding the Company's future growth, results of operations, performance and business prospects and opportunities. Such forward looking statements reflect management's current beliefs and are based on information currently available to management. Forward looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at, or by which, such performance or results will be achieved. A number of factors could cause actual results to differ materially from the results discussed in the forward looking statements, including, but not limited to, the factors discussed under "Risk Factors". Although the forward looking statements contained in this prospectus are based upon what management of the Company believes are reasonable assumptions, the Fund cannot assure investors that actual results will be consistent with these forward looking statements. These forward looking statements are made as of the date of this prospectus, and the Fund assumes no obligation to update or revise them to reflect new events or circumstances.

                           TRADEMARKS AND TRADENAMES

    "GLC" and "Copetro" are trademarks or tradenames owned by the Company. The other trademarks and tradenames used in this prospectus are the property of their respective owners.

                               PROSPECTUS SUMMARY

    THE FOLLOWING IS A SUMMARY OF THE PRINCIPAL FEATURES OF THIS OFFERING AND SHOULD BE READ TOGETHER WITH THE MORE DETAILED INFORMATION AND FINANCIAL DATA AND STATEMENTS CONTAINED ELSEWHERE IN THIS PROSPECTUS. CERTAIN TERMS ARE DEFINED IN THE GLOSSARY OF TERMS. UNLESS OTHERWISE INDICATED, THE DISCLOSURE CONTAINED IN THIS PROSPECTUS ASSUMES THAT THE STEPS UNDER THE HEADING "FUNDING, ACQUISITION AND RELATED TRANSACTIONS" HAVE BEEN COMPLETED, AND THE OVER-ALLOTMENT OPTION HAS NOT BEEN EXERCISED.

                         GREAT LAKES CARBON INCOME FUND

    The Fund is an unincorporated, open-ended, limited purpose trust established under the laws of the Province of Ontario. The Fund has been established to
indirectly acquire a   -  % economic interest, on a fully diluted basis, in
GLC Carbon USA. GLC Carbon USA directly owns a 100% ownership interest in Holdings LLC. Holdings LLC indirectly owns a 100% equity interest in the GLC Business. For a detailed description of the structure of the Fund following Closing, see "Funding, Acquisition and Related Transactions -- Structure Following Closing".

OVERVIEW

    GLC is the world's largest producer of both anode and industrial grade calcined petroleum coke ("CPC"). Representing 83% of GLC's 2002 net sales, anode grade CPC is a critical and necessary material used in the production of aluminum. Industrial grade CPC is used in the production of other industrial materials including titanium dioxide. The Company produces CPC at its facilities located in Port Arthur, Texas; Enid, Oklahoma; Baton Rouge, Louisiana; and La Plata, Argentina. The Company's annual aggregate CPC production capacity at its four facilities is approximately 2,340,000 short tons.

    GLC is the CPC market leader and has demonstrated a long-term record of growth in net sales and EBITDA. For the twelve months ended March 31, 2003, GLC's net sales and EBITDA totaled US$330.0 million and US$67.1 million, respectively.

                   NET SALES                                        EBITDA(2)

[CHART]                                                                                   [CHART]

------------

(1) Includes the annualized impact of including the Baton Rouge facility for the full year (Baton Rouge was acquired on March 27, 2002, and therefore only nine months of Baton Rouge's results are included in the actual
    2002 results).

(2) For a definition of "EBITDA" see "Glossary of Terms". EBITDA is not a recognized measure under Canadian GAAP or US GAAP and does not have a standardized meaning prescribed by Canadian GAAP or US GAAP. Therefore, EBITDA may not be comparable to similar measures presented by other companies.

COMPANY STRENGTHS

    For more than 65 years, GLC has been the world's leading producer and supplier of CPC. Today, GLC is characterized by:

    - LONG-ESTABLISHED MARKET LEADERSHIP. GLC has approximately a 33% share of the CPC production market in North America and approximately a 22% share of the CPC production market in the Western World. The Company has the capacity to produce approximately 2,340,000 short tons of CPC annually and sells to over 150 customers, including some 30 different aluminum smelters. Since 1990, the Company has pursued a strategy of expanding its product mix and building its presence in both anode and industrial grade CPC markets.

           CAPACITY OF MAJOR ANODE AND INDUSTRIAL GRADE CPC PRODUCERS

                                    [CHART]

------------

Source: Calciner capacity for 2001 per 2002 Jacobs Consultancy report, except Company figures.
Breakout of anode grade and industrial grade CPC are GLC management estimates.

    - A HISTORY OF STABLE SALES AND EBITDA. The stability of GLC's sales and EBITDA are evidence that GLC's market has generally not been significantly affected by economic downturns. Over the past six years, the Company's net sales have increased from US$236.7 million in 1997 to US$330.0 million for the twelve months ended March 31, 2003, and EBITDA over the same period has increased from US$59.2 million in 1997 to US$67.1 million for the twelve months ended March 31, 2003.

    - LONG-STANDING CUSTOMER AND SUPPLIER RELATIONSHIPS. GLC has a highly attractive customer base. The Company has forged customer relationships of several decades in duration with many of the world's largest aluminum producers. While CPC typically represents only 5% to 7% of total smelting costs, consistent quality CPC is a critical component of the aluminum smelting process. The Company has supply contracts with terms typically varying in length between one and five years with most of its top customers. Management believes that these customer relationships will continue over the long term.

      The Company's well-established history of market leadership in CPC production has also led to strong long-term relationships with leading raw petroleum coke ("RPC") suppliers, including ExxonMobil Corp. ("ExxonMobil"), Conoco Inc. ("Conoco") and Repsol YPF S.A. ("Repsol YPF"). By accessing RPC from approximately 25 oil refineries with a broad range of specifications and prices, the Company is able to formulate CPC blends that satisfy the exacting specifications of its customers using the lowest cost combinations of raw materials from its suppliers.

    - EFFECTIVE MANAGEMENT OF PRICING SPREADS. The Company has maintained attractive and stable profitability as it effectively manages the spread between the cost of RPC and the selling price of CPC. While the sale of RPC is not a major source of revenue for oil refiners (typically less than 3% of sales), the sale of RPC to calciners, such as GLC, is more financially attractive to refiners than the alternatives of selling this by-product as fuel or disposing of it at a cost to the oil refinery. As the world's leading producer of CPC and the largest purchaser of RPC, GLC also benefits from scale advantages in purchasing.

      Even during weak global aluminum markets, GLC has maintained attractive and stable pricing spreads as a result of its diverse supplier base, attractive customer list, strategically located production facilities, and rigorously implemented process methods. GLC is generally able to negotiate the price of RPC to reflect CPC market conditions.

    - ESTABLISHED, STATE-OF-THE-ART PRODUCTION FACILITIES. The Company maintains geographically diverse, state-of-the-art production facilities that provide maximum operating flexibility. Its four facilities are strategically located to ensure efficient access to a supply of RPC and to cost-effectively serve North American and international CPC markets.

    - STRONG, EXPERIENCED MANAGEMENT. GLC is led by a strong and experienced management team whose five executive officers have over 145 years of combined experience in the CPC industry. This team has increased net sales from US$220.7 million in 1990 to US$330.0 million for the twelve months ended March 31, 2003. Over that period, consolidated EBITDA increased from US$41.3 million to US$67.1 million. Management has implemented numerous strategic initiatives including: (i) establishing Total Quality Management, a comprehensive process that focuses on consistent improvement in its operations through employee involvement; (ii) expanding its leadership position in the industrial grade CPC market; (iii) increasing capacity and gaining efficiencies at the La Plata facility; and
      (iv) acquiring the Baton Rouge facility. Management's participation in the long-term incentive plan aligns management's economic interests with the interests of the Unitholders. See "Trustees, Directors, Managers and Management -- Executive Compensation -- Management Incentive Plan".

    - POSITIVE INDUSTRY FUNDAMENTALS. Carbon-based anodes have been the only commercially viable material used in the electrochemical process of reducing alumina to aluminum for over 100 years. The increasing CPC demand from new aluminum projects will require an estimated additional
      1.0 million short tons of calcined coke by 2005. Capital costs associated with the construction of a 200,000 short tons per year calcining facility are estimated by management to exceed US$50.0 million and such a facility would have a construction lead time of at least three years. As such, GLC is well positioned to capitalize on increasing CPC demand with limited threat of commensurately increasing supply.

BUSINESS AND GROWTH STRATEGY

    The Company's strategy is to grow net sales and cash flows through strategic initiatives that include:

    - BUILD ON STRONG RELATIONSHIPS WITH KEY CUSTOMERS AND SUPPLIERS. The Company has developed and will continue to pursue stable, long-term relationships with key customers and suppliers. The Company has aligned itself with the world's leading aluminum producers through long-term CPC sale relationships. The Company continues to strengthen its relationships with both customers and suppliers through its cost advantages and operating expertise.

    - EXPAND STRONG PRESENCE IN INDUSTRIAL GRADE CPC. Since 1990, the Company has pursued a strategy of broadening its product mix by building its presence in the market for industrial grade CPC. From 1990 through 2002, GLC increased its net sales of industrial grade CPC by approximately 107%. This was accomplished by investing in value-added operations at GLC production facilities and focusing on the industrial grade CPC sales effort. Industrial grade CPC sales represented 14% of the Company's net sales in 2002. Over the last five years these sales have achieved profit margins comparable to sales of anode grade CPC.

    - CAPITALIZE ON GROWTH OPPORTUNITIES. Management believes that demand for the Company's products will continue to grow as aluminum is increasingly substituted for steel. Changes in the method used to manufacture titanium dioxide are also driving increased demand for CPC.

      To accommodate this increased demand, the Company has adopted a growth strategy that has increased both its calcining capacity and market share. This strategy has included the following:

     - the brownfield expansion at the La Plata facility of a second 220,000 short ton per year capacity kiln in 1998;

     - the acquisition of the 700,000 short ton capacity Baton Rouge facility in 2002; and

     - the control of an additional 120,000 short tons of capacity starting in 2005 through an RPC supply and CPC tolling agreement with Alcoa Inc. ("Alcoa") at Alcoa's Lake Charles, Louisiana calcining plant.

      The Company will also consider future opportunities to selectively acquire or invest in other calcining operations. In instances where assets are not available for purchase, GLC may consider participation in greenfield expansion with local partners provided such opportunities satisfy appropriate investment criteria including raw material supply, logistics and customer sales.

    - BATON ROUGE BUSINESS IMPROVEMENT OPPORTUNITY. Profit margins at the recently acquired Baton Rouge facility have historically been significantly lower than those of the Company. For the first nine-month period of the Company's ownership of the Baton Rouge facility (March 27, 2002 to December 31, 2002), the Baton Rouge facility contributed
      US$6.4 million of EBITDA. Management has targeted improvement for the Baton Rouge facility of US$5.0 million in annual EBITDA by the end of 2005 through a number of measures including decreasing transportation costs and upgrading RPC supply and CPC sales to levels more commensurate with those of GLC.

                SUMMARY OF DISTRIBUTABLE CASH FLOWS OF THE FUND

    The following analysis, prepared by management of the Company to assist the Fund and a reader of this prospectus, has been prepared on the basis of the information contained in this prospectus and management's estimate of the amount of expenses and expenditures to be incurred by the Fund. IT IS NOT A FORECAST OR A PROJECTION OF FUTURE RESULTS. THE ACTUAL RESULTS OF OPERATIONS OF THE FUND FOR ANY PERIOD FOLLOWING CLOSING WILL LIKELY VARY FROM THE AMOUNTS SET FORTH IN THE FOLLOWING ANALYSIS, AND SUCH VARIATION MAY BE MATERIAL.

    Upon completion of this Offering, Existing Lenders will own shares of Class A common stock of GLC Carbon USA and Existing Securityholders will own shares of Class B common stock of GLC Carbon USA. The Fund will indirectly own shares of Class A common stock of GLC Carbon USA. GLC Carbon USA will hold 100% of the equity interest in Holdings LLC, Carbon ULC and GLC Securityholder LLC. Carbon ULC and GLC Securityholder LLC will own shares of Series A preferred stock of GLC Carbon USA. Until the End Date, in addition to the obligations of AIP pursuant to the Contribution Agreement, distributions on shares of Class B common stock of GLC Carbon USA will be subordinate to distributions on shares of Class A common stock of GLC Carbon USA which, together with the Contribution Agreement, ensures aggregate subordination equal to 12.5% of the Distributable Cash Threshold. The Existing Lenders and Existing Securityholders may effectively exchange their shares of common stock of GLC Carbon USA and Existing Securityholder Notes for Units of the Fund from time to time in accordance with and subject to the restrictions contained in the Exchange Agreement. Prior to the End Date, the portion of the shares of Class B common stock of GLC Carbon USA that comprises the Subordinated Interest and a corresponding amount of Existing Securityholder Notes may only be exchanged into Units (or a non-subordinated interest) at a reduced effective exchange rate in accordance with and subject to the restrictions contained in the Exchange Agreement. See "Funding, Acquisition and Related Transactions -- Existing Lenders' and Existing Securityholders' Retained Interest and Subordination".

    Management of the Company believes that, upon completion of the transactions described under "Use of Proceeds", the Fund will incur administrative costs and interest expenses and will require maintenance capital expenditures that will differ from those contained in the consolidated historical financial statements or in the unaudited PRO FORMA consolidated statements of operations that are included elsewhere in this prospectus.

Although management does not have firm commitments for all of those expenses and, accordingly, the complete financial effects of all of those expenses and expenditures are not objectively determinable, management believes that, based on past experience, information derived from the unaudited PRO FORMA consolidated statements of operations that are included elsewhere in this prospectus, the following represents a reasonable estimate of what distributable cash would have been for the twelve months ended March 31, 2003 had the Fund been in existence during such period:

                                                              TWELVE MONTHS ENDED
(IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER UNIT NUMBER)          MARCH 31, 2003
------------------------------------------------------        -------------------
                                                                  (unaudited)
Net Sales...................................................      US$ 329,997
Cost of Sales (before depreciation).........................          253,540
Gross Profit (before depreciation)..........................           76,457
Selling, General and Administrative Expenses (before
  depreciation and amortization)............................            9,371
EBITDA(1)...................................................           67,086

Management, in the interest of conservatism, has elected to establish a reserve for contingencies as reflected below:

Reserve.....................................................           (1,000)

Management believes the following expenses will reduce the amount available for distribution by the Fund:

Additional administrative expenses(2).......................             (750)
Interest(3).................................................           (5,988)
Taxes.......................................................           (5,448)
Maintenance capital expenditures............................           (6,000)
The foregoing adjustments result in estimated distributable
  cash of...................................................           47,900
And estimated distributable cash translated at Cdn$1.40 to
  US$1.00(4)................................................      Cdn$ 67,060
And a target for distributions per Unit of..................      Cdn$      -

------------

(1) For a definition of "EBITDA" see "Glossary of Terms". EBITDA is not a recognized measure under Canadian GAAP or US GAAP and does not have a standardized meaning prescribed by Canadian GAAP or US GAAP. Therefore, EBITDA may not be comparable to similar measures presented by other companies.

(2) Reflects estimated incremental administrative and management expenses for the twelve months ended March 31, 2003.

(3) Estimated interest expense on the credit facility described under "Use of Proceeds -- Proposed Credit Facility", assuming funds totaling US$108,880 had been drawn down on April 1, 2002.

(4) Based on the three-year flat forward rate as of   -  , 2003.

                                  THE OFFERING

SECURITIES TO BE                  -  Units of the Fund.
DISTRIBUTED:

AMOUNT:                           $  -

PRICE:                            $10.00 per Unit.

UNIT ATTRIBUTES:                  Each Unit represents an equal undivided beneficial interest in the Fund and any distributions from the Fund. Each Unit is transferable, entitles the holder to participate equally in distributions of the Fund, is not subject to future calls or assessments, entitles the holder to rights of redemption and entitles the holder to one vote for each whole Unit held at all meetings of Unitholders. See "Description of the
                                  Fund -- Units".

OVER-ALLOTMENT OPTION:            The Fund has granted PRO RATA to the Underwriters the
                                  Over-Allotment Option to purchase up to   -  additional
                                  Units at the price of $10.00 per Unit payable in cash
                                  against delivery of such additional Units (the
                                  "Over-Allotment Option"). The Over-Allotment Option is
                                  exercisable from time to time in whole or in part until
                                  30 days following Closing for the purpose of covering
                                  over-allotments, if any, and for market stabilization
                                  purposes. If the Over-Allotment Option is exercised, the
                                  Underwriters will receive a fee of $  -  per additional Unit purchased pursuant to such option.

PROPOSED CREDIT FACILITY:         Concurrent with Closing, the Company and a group of
                                  financial institutions will enter into arrangements to
                                  provide a credit facility which will be used to repay a
                                  portion of the Company's existing indebtedness (the
                                  "Proposed Credit Facility"). On Closing, management of the
                                  Company believes that approximately US$108.9 million will be drawn under this new facility. See "Use of Proceeds --
                                  Proposed Credit Facility".

USE OF PROCEEDS:                  The estimated net proceeds from the Offering, after
                                  deducting fees payable to the Underwriters and estimated
                                  expenses of the Offering, will be approximately $  -  . The
                                  Fund will use these net proceeds to acquire Carbon ULC Notes and indirectly acquire shares of Class A common stock of
                                  GLC Carbon USA that together will represent an indirect
                                    -  % economic interest in the GLC Business. The Company
                                  will also borrow approximately US$108.9 million from third party lenders on a senior, secured basis under the Proposed
                                  Credit Facility. The entire proceeds of this Offering,
                                  together with such new borrowing and the Company's invested cash, if any, will be used to repay existing indebtedness of the Company and GLC Carbon USA under the Current Credit
                                  Facility and the Notes. Any additional net proceeds received from the exercise of the Over-Allotment Option will be used to indirectly purchase additional shares of Class A common stock of GLC Carbon USA and Carbon ULC Notes. See "Use of
                                  Proceeds", "Funding, Acquisition and Related Transactions"
                                  and "Description of the Fund".

EXISTING LENDERS' AND             Following Closing, Existing Securityholders will hold shares
EXISTING SECURITYHOLDERS'         of Class B common stock of GLC Carbon USA and Existing
RETAINED INTEREST:                Securityholder Notes that together will represent an
                                  indirect   -  % economic interest in the GLC Business.
                                  Existing Lenders will hold shares of Class A common stock of
                                  GLC Carbon USA and Existing Securityholder Notes that
                                  together will represent an indirect   -  % economic interest
                                  in the GLC Business. Pursuant to the Exchange Agreement,
                                  each Existing Securityholder and Existing Lender will be
                                  entitled to effectively exchange a prescribed combination of that holder's shares of common stock of GLC Carbon USA and
                                  Existing Securityholder Notes for Units. This exchange
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                                       12
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                                  right will be subject to (i) the subordination requirements described below; and (ii) certain restrictions and
                                  limitations set out in the Exchange Agreement and the
                                  Securityholders' Agreement which prevent, except in certain circumstances, a certain portion of shares of common stock of GLC Carbon USA and Existing Securityholder Notes held by the Existing Securityholders and the Existing Lenders from being effectively exchanged for Units. See "Funding,
                                  Acquisition and Related Transactions -- Existing Lenders'
                                  and Existing Securityholders' Retained Interest and
                                  Subordination".

SUBORDINATION:                    The Existing Securityholders have agreed to:

                                  - subordinate their right to receive payments in respect of shares of Class B common stock of GLC Carbon USA in favour of prior payments to be made on shares of Class A common
                                    stock of GLC Carbon USA held indirectly by the Fund and
                                    the Existing Lenders; and

                                  - enter into the Contribution Agreement at Closing, pursuant to which AIP will be obligated to contribute to GLC Carbon
                                    USA from time to time amounts sufficient, when coupled
                                    with the subordination of the Class B common stock of
                                    GLC Carbon USA, to ensure aggregate subordination equal to
                                    12.5% of the Distributable Cash Threshold (the
                                    "Subordination Arrangements").

                                  The Subordination Arrangements will remain in effect until the Company has met the EBITDA Threshold and the
                                  Distributable Cash Threshold, in both cases over any four
                                  consecutive calendar quarters commencing on or following
                                  October 1, 2003 (as shown by audited financial statements
                                  unless the requirement for such audit is waived by BMO
                                  Nesbitt Burns Inc.). Subject to the following paragraph,
                                  until such time as the EBITDA Threshold and the
                                  Distributable Cash Threshold have been met, Existing
                                  Securityholders will not be permitted to effectively
                                  exchange the portion of shares of Class B common stock of
                                  GLC Carbon USA which comprise the Subordinated Interest,
                                  along with a corresponding amount of Existing Securityholder
                                  Notes, for Units.

                                  Notwithstanding the above, at any time after September 30,
                                  2004, Existing Securityholders will be entitled to terminate the Subordination Arrangements and effectively exchange the
                                  Subordinated Interest along with a corresponding amount of
                                  Existing Securityholder Notes for Units (or a
                                  non-subordinated interest) at an exchange ratio that will be reduced proportionately to reflect any shortfall from the
                                  EBITDA Threshold. In the event that the Subordination
                                  Arrangements are in effect on December 31, 2006, GLC Carbon
                                  USA may force the Existing Securityholders to effectively
                                  exchange the Subordinated Interest along with a
                                  corresponding amount of Existing Securityholder Notes for
                                  Units (or a non-subordinated interest) at the reduced
                                  exchange ratio. These exchanges are subject to certain
                                  restrictions and limitations set out in the Exchange
                                  Agreement and the Securityholders' Agreement which prevent, except in certain circumstances, a certain portion of shares of common stock of GLC Carbon USA and Existing
                                  Securityholder Notes held by the Existing Securityholders
                                  and the Existing Lenders from being effectively exchanged
                                  for Units. See "Funding, Acquisition and Related
                                  Transactions -- Exchange Agreement".

DISTRIBUTION POLICY OF THE        The Fund intends to make monthly cash distributions on a per
FUND:                             Unit basis to the Unitholders equal to a PRO RATA share of interest and principal payments on the Carbon ULC Notes and dividends or distributions on or in respect of the common
                                  shares of Carbon Canada owned by the Fund, less:
                                  (i) administrative expenses and other obligations of the
                                  Fund; (ii) amounts which may be paid by

                                       13
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                                  the Fund in connection with any cash redemption of Units;
                                  and (iii) any tax liability of the Fund. The Fund intends to make distributions to Unitholders of its available cash to the maximum extent possible. The initial cash distribution
                                  for the period from Closing to   -  , 2003 is estimated to
                                  be $  -  per Unit (assuming that Closing occurs on   -  ,
                                  2003), substantially all of which will be considered income of the Unitholder for Canadian tax purposes and is expected
                                  to be paid on or before   -  , 2003. See "Description of the
                                  Fund -- Cash Distributions".

DISTRIBUTION POLICY OF            The board of directors of Carbon Canada will adopt a policy
CARBON CANADA:                    to distribute all of its available cash, subject to
                                  applicable law, by way of monthly dividends on its common
                                  shares or other distributions on its securities, after:

                                  - satisfaction of its debt service obligations, if any,
                                  under credit facilities or other agreements with third
                                    parties; and

                                  - satisfaction of its other expense obligations, including any applicable taxes.

                                  See "Carbon Canada Inc. -- Distribution Policy".

DISTRIBUTION POLICY OF            The board of directors of GLC Carbon USA will adopt a policy
GLC CARBON USA:                   to distribute all of its available cash, subject to
                                  applicable law, by way of monthly dividends on its shares of common stock and shares of preferred stock or other
                                  distributions on its securities, after:

                                  - satisfaction of its debt service obligations, if any,
                                  under credit facilities or other agreements with third
                                    parties; and

                                  - satisfaction of its other expense obligations, including any applicable taxes.

                                  The percent of the interest owing on the Existing
                                  Securityholder Notes and the Carbon ULC Notes, respectively, that is paid in respect of a period will be equal. If at any time GLC Securityholder LLC and Carbon ULC are not able to pay the same percentage of interest owing on the Existing
                                  Securityholder Notes and Carbon ULC Notes, respectively,
                                  adjustments will be made by way of balancing payments
                                  pursuant to a contractual arrangement between Carbon ULC and
                                  GLC Securityholder LLC. The ability of Carbon ULC to satisfy its interest obligations on the Carbon ULC Notes will be
                                  dependent on the advances received by Carbon ULC from
                                  GLC Carbon USA and the interest payments indirectly received by Carbon ULC from Copetro Trading Limitada. The ability of
                                  GLC Securityholder LLC to satisfy its interest obligations on the Existing Securityholder Notes will be dependent on
                                  the advances received by GLC Securityholder LLC from
                                  GLC Carbon USA.

                                  See "GLC Carbon USA Inc. -- Distribution Policy".

DISTRIBUTION POLICY OF            The managers of Holdings LLC will adopt a policy to
HOLDINGS LLC:                     distribute all of its available cash, subject to applicable law, by way of monthly distributions on its ownership
                                  interests or other distributions on its securities, after:

                                  - satisfaction of its debt service obligations, if any,
                                  under credit facilities or other agreements with third
                                    parties; and

                                  - satisfaction of its interest and other expense obligations and any applicable taxes.

                                  See "Carbon Holdings LLC -- Distribution Policy".
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                                       14
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DISTRIBUTION POLICY OF THE        The managers of the Company will adopt a policy to
COMPANY:                          distribute all of its available cash, subject to applicable law, by way of monthly distributions on its ownership
                                  interests or other distributions on its securities, after

                                  - satisfying its debt service obligations, if any, under
                                  credit facilities or other agreements with third parties;

                                  - satisfying its other expense obligations, including any
                                    applicable taxes;

                                  - funding special incentive bonuses to executive and
                                  operating level managers under the LTIP when distributable cash exceeds certain defined thresholds; and

                                  - retaining reasonable working capital or other reserves,
                                  including amounts on account of capital expenditures, and
                                    such reserves to stabilize distributions to the
                                    Unitholders and such other amounts as may be considered
                                    appropriate by the managers of the Company.

                                  See "Great Lakes Carbon LLC -- Distribution Policy".

DISTRIBUTION POLICY OF            The board of directors of Copetro will adopt a policy to
COPETRO:                          distribute all of its available cash, subject to applicable law, by way of monthly dividends on its shares of common
                                  stock or other distributions on its securities, after:

                                  - satisfaction of its debt service obligations, if any,
                                  under credit facilities or other agreements with third
                                    parties; and

                                  - satisfaction of its interest and other expense obligations and any applicable taxes.

                                  See "Copetro S.C. -- Distribution Policy".

RISK FACTORS:                     An investment in Units is subject to a number of risks. Cash distributions to Unitholders depend upon the ability of
                                  Carbon ULC to satisfy its interest obligations under the
                                  Carbon ULC Notes and of Carbon Canada to pay dividends on
                                  its common shares or to make other distributions on its
                                  securities. The cash of Carbon Canada available for
                                  distribution will be received directly from distributions
                                  made by GLC Carbon USA on its shares of Class A common
                                  stock. The cash of Carbon ULC available for distribution
                                  will be received directly and indirectly from distributions made by GLC Carbon USA on its shares of Series A preferred stock and interest payments received from Copetro Trading
                                  Limitada. GLC Carbon USA's income, in turn, will be earned from the operation of the GLC Business, which is susceptible to a number of risks. These risks, and other risks
                                  associated with an investment in Units, include: reliance on the aluminum industry; dependence on certain customers;
                                  dependence on raw material supply; general economic
                                  conditions; environmental, health and safety requirements
                                  and other considerations; reliance on management;
                                  competition; technology change; foreign sales and
                                  operations; Argentina operations and currency controls;
                                  major disruptions of production; uninsured and underinsured losses; legal or regulatory proceedings; labour relations;
                                  equipment failure; dependence upon credit facilities;
                                  terrorism; dependence on the Company; limitations on the
                                  Fund's ability to issue additional Units; fluctuation of
                                  cash distributions; restrictions on potential growth;
                                  approval rights of Existing Securityholders; income tax
                                  matters, including the ability of GLC Carbon USA to deduct for U.S. federal income tax purposes the interest payment on the Carbon ULC Notes and Existing Securityholder Notes;
                                  leverage and restrictive covenants; exchange rate
                                  fluctuations; nature of Units; absence of prior public
                                  market; distribution of securities on redemption or
                                  termination of the Fund;

                                       15
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
                                  Unitholder liability; enforcement of certain civil
                                  liabilities; issue of additional Units and dilution; and
                                  investment eligibility and foreign property.

                                  Cash distributions to Unitholders are not guaranteed and,
                                  subject to required regulatory approvals, the Fund may in
                                  certain circumstances distribute to Unitholders additional
                                  Units in lieu of cash distributions on account of income, or securities of Carbon Canada, Carbon ULC Notes or other
                                  property in lieu of cash on a redemption of Units or on
                                  termination of the Fund. See "Risk Factors".

CANADIAN INCOME TAX               Each Unitholder is required to include in computing income
CONSIDERATIONS:                   for Canadian tax purposes for a particular taxation year the
                                  Unitholder's PRO RATA share of the Fund's income that was
                                  paid or payable in that year by the Fund to the Unitholder, whether the amount is received in cash, additional Units or otherwise. Generally, all other amounts received by
                                  Unitholders will not be included in the Unitholders' income for income tax purposes, but will reduce the adjusted cost base of the Unitholders' Units. See "Certain Income Tax
                                  Considerations -- Certain Canadian Federal Income Tax
                                  Considerations".

U.S. INCOME TAX                   For U.S. federal income tax purposes, assuming the
CONSIDERATIONS:                   Carbon ULC Notes are respected as debt and that the Fund
                                  qualifies as a Fixed Investment Trust as described below,
                                  GLC Carbon USA will be considered to be paying interest on the Carbon ULC Notes directly to the Unitholders. In such
                                  case, interest paid to a non-U.S. Unitholder generally
                                  should be "portfolio interest" that is not subject to
                                  U.S. federal withholding tax, provided that the
                                  non-U.S. Unitholder is not a Substantial Holder or a Special
                                  Holder. In addition, interest paid to the Fund that is
                                  allocable to a non-U.S. Unitholder should not be subject to the interest deduction limitation rules of Section 163(j) of the Code so long as the non-U.S. Unitholder does not
                                  constructively own, directly or indirectly, more than a 50%
                                  interest in GLC Carbon USA.

                                  Each Unitholder must satisfy certain documentation
                                  requirements to support its eligibility for the portfolio
                                  interest or any other U.S. federal withholding tax exemption with respect to such interest (including, for example,
                                  providing Carbon ULC with certain Internal Revenue Service
                                  ("IRS") forms or providing any "qualified intermediary"
                                  through which such investor holds its Units with
                                  documentation upon which such intermediary can rely to treat such investor as not a U.S. person).

                                  There is a risk that the Carbon ULC Notes and/or Existing
                                  Securityholder Notes could be treated for U.S. federal
                                  income tax purposes as equity rather than debt, in which
                                  case the otherwise deductible interest on the Carbon ULC
                                  Notes and/or Existing Securityholder Notes would be treated as non-deductible distributions. With respect to the
                                  Carbon ULC Notes, to the extent such distributions are
                                  treated as dividends, they would be subject to U.S. federal withholding tax at a rate of 30% (subject to reduction under an applicable income tax treaty). In addition, even if the
                                  Carbon ULC Notes and Existing Securityholder Notes are
                                  characterized as debt, there is a risk that the interest
                                  rate may be found to be in excess of an arm's length rate.
                                  In such event, the excess amount over an arm's length rate would be treated as non-deductible distributions and, to the extent treated as a dividend, with respect to the
                                  Carbon ULC Notes, would be subject to U.S. federal
                                  withholding tax at a rate of 30% (subject to reduction under an applicable income tax treaty). Generally, under the
                                  Canada-United States Income Tax Convention,
                                  U.S. withholding tax on U.S. source dividends paid to
                                  Canadian residents is reduced to 15%. The inability to
                                  deduct interest on the Carbon ULC Notes and/or Existing
                                  Securityholder Notes could materially

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
                                  increase GLC Carbon USA's consolidated taxable income and
                                  thus, its U.S. federal income tax liability. This would
                                  reduce the after-tax funds of GLC Carbon USA available for distribution. In addition, the imposition of withholding tax would reduce the cash available to the Fund for
                                  distribution. No IRS ruling has been requested as to whether the Carbon ULC Notes or Existing Securityholder Notes should be treated for U.S. federal income tax purposes as debt.

                                  The Fund is intended to qualify as an "investment" trust for
                                  U.S. federal income tax purposes under Treasury Regulation section 301.7701-4(c) (a "Fixed Investment Trust"). However, there is no assurance that the IRS will not successfully
                                  challenge this characterization or that the U.S. federal
                                  income tax laws regarding the treatment of investment trusts will not be changed in a manner which would adversely affect the holders of Units. If the Fund does not qualify as a
                                  Fixed Investment Trust, the income tax considerations
                                  described under "Certain Income Tax
                                  Considerations -- Certain U.S. Federal Income Tax
                                  Considerations" could be materially and adversely different in certain respects. In such event, the Fund would be
                                  treated as either a partnership or a corporation for
                                  U.S. federal income tax purposes and GLC Carbon USA's
                                  deduction of the interest paid by Carbon ULC might be
                                  limited under the earnings stripping rules of
                                  Section 163(j) of the Code. Also, in such case, the
                                  "portfolio interest" exemption may not be available and
                                  interest paid with respect to the Carbon ULC Notes may be
                                  subject to U.S. federal withholding tax at a rate of 30%
                                  (subject to reduction under an applicable income tax
                                  treaty). In general, the withholding tax rate on
                                  U.S. source interest under the Canada-United States Income
                                  Tax Convention, if applicable, is 10%. Even if the Fund were a fixed investment trust for U.S. tax purposes, under a
                                  proposed U.S. Treasury Regulation, Section 163(j) might
                                  apply to GLC Carbon USA if it were determined that a
                                  principal purpose for the use of the trust was avoiding the rules of Section 163(j).

                                  Under Section 163(j) of the Code, a corporation and a
                                  partnership are considered "related" if the same persons
                                  own, directly and constructively applying certain
                                  attribution rules, more than 50% in value of the stock of
                                  the corporation and more than 50% of the capital or profit interests in the partnership. Prior to the Offering, AIP and
                                  GLC Carbon USA will be "related" as the partners of AIP will own (i) more than 50% of the value of the stock of
                                  GLC Carbon USA; and (ii) all of the capital and profit
                                  interests in AIP. Immediately after the Closing, it is
                                  anticipated that the partners of AIP will own less than 50%
                                  of the outstanding shares of stock of GLC Carbon USA.
                                  However, if AIP and GLC Carbon USA were considered to be
                                  "related" after the Closing, or if certain of the
                                  transactions contemplated to be executed at Closing were
                                  considered an arrangement with a principal purpose of
                                  avoiding the application of Section 163(j), then
                                  Section 163(j) would effectively reduce GLC Carbon USA's
                                  allowable interest deductions to the extent that interest
                                  paid to AIP on the Existing Securityholder Notes is
                                  allocable to tax-exempt or nonresident partners of AIP.

                                  The U.S. Treasury Department and the IRS have discussed with certain legal professionals (including Torys LLP) the
                                  U.S. federal income tax consequences that arise in
                                  transactions where a Canadian mutual fund trust acquires
                                  debt and equity in a business operating in the
                                  United States. To date, there has been no indication from
                                  the U.S. Treasury Department or the IRS that they have
                                  completed their consideration of these transactions, that
                                  they have taken a

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
                                  position with respect to the U.S. federal income tax
                                  consequences applicable to these transactions or that they intend to issue any rulings or regulations or seek any
                                  amendment to the Code that would be relevant to these
                                  transactions. The opinion of U.S. Tax Counsel concerning the intended U.S. federal income tax consequences described in this prospectus have not changed as a result of the
                                  occurrence of those discussions.

                                  See "Description of the Fund", "Risk Factors -- Risks
                                  Related to the Structure of the Fund and the
                                  Offering -- Income Tax Matters" and "Certain Income Tax
                                  Considerations -- Certain U.S. Federal Income Tax
                                  Considerations".

LIMITATION ON INVESTMENT:         The trustees of the Fund (the "Trustees") may refuse to
                                  allow the issue or registration of the transfer of any Units of the Fund where such issuance or transfer would, in their opinion, (i) adversely affect the treatment of the Fund or the entities in which it invests under applicable Canadian and/or U.S. legislation; or (ii) require the Fund to be
                                  registered as an "investment company" under the
                                  United States Investment Company Act of 1940 (the "1940
                                  Act"). See "Description of the Fund -- Limitation on
                                  Non-Resident Ownership" and "Certain Income Tax
                                  Considerations".

         SELECTED CONSOLIDATED FINANCIAL INFORMATION OF GLC CARBON USA

    The following table sets out selected consolidated financial information for GLC Carbon USA for the periods indicated, in millions of U.S. dollars, unless otherwise indicated. The selected historical financial information for GLC Carbon USA as of and for the six years ended December 31, 2002 was derived from GLC Carbon USA's audited consolidated financial statements. The selected historical financial information for GLC Carbon USA as of and for the three months ended March 31, 2003 and March 31, 2002 and for the twelve months ended March 31, 2003, was derived from the unaudited financial statements of GLC Carbon USA.

                                                 THREE MONTHS
                            TWELVE MONTHS       ENDED MARCH 31,                        YEARS ENDED DECEMBER 31,
(US$ MILLIONS, EXCEPT AS        ENDED         -------------------   ---------------------------------------------------------------
OTHERWISE INDICATED)        MARCH 31, 2003      2003       2002       2002       2001       2000       1999       1998       1997
------------------------   ----------------   --------   --------   --------   --------   --------   --------   --------   --------
INCOME STATEMENT SUMMARY
  Net Sales
    Anode Grade CPC......      $  276.6       $  64.2    $  40.7    $  253.1   $  194.5   $  194.1   $  197.7   $  201.0   $  190.8
    Industrial Grade
      CPC................          48.0          13.0        9.6        44.6       54.0       55.2       46.1       39.5       43.5
    RPC Trading and
      Other..............           5.4           0.6        5.1         9.9       22.1       14.3        4.2        2.2        2.4
                               --------       -------    -------    --------   --------   --------   --------   --------   --------
  Total Net Sales........      $  330.0       $  77.8    $  55.4    $  307.6   $  270.6   $  263.6   $  248.0   $  242.7   $  236.7

  Cost of Goods Sold.....      $  272.2       $  64.3    $  45.0    $  253.0   $  216.0   $  202.7   $  185.2   $  179.7   $  177.2

  EBITDA.................      $   67.1       $  15.9    $  12.5    $   63.7   $   60.0   $   65.3   $   65.2   $   64.4   $   59.2
  EBITDA Margin..........            20%           20%        23%         21%        22%        25%        26%        27%        25%

  Capital Expenditures...      $    5.4       $   0.6    $   0.8    $    5.5   $    4.2   $    4.3   $    4.3   $   17.0   $   21.4

BALANCE SHEET DATA
  Total Assets...........      $  494.4       $ 494.4    $ 485.6    $  491.0   $  453.8   $  459.0   $  476.8   $  492.9   $  174.9
  Long Term
    Liabilities..........         343.5         343.5      339.7       340.5      319.1      332.4      365.3      384.4       91.6

CPC SHIPMENTS ('000'S
  TONS)
  Anode..................       1,809.0         415.4      260.8     1,654.4    1,196.7    1,251.6    1,246.6    1,214.1    1,118.4
                               --------       -------    -------    --------   --------   --------   --------   --------   --------
  Industrial.............         348.2         103.5       64.0       308.7      352.4      385.0      306.7      251.3      299.6
                               --------       -------    -------    --------   --------   --------   --------   --------   --------
  Total..................       2,157.2         518.9      324.8     1,963.1    1,549.1    1,636.6    1,553.3    1,465.4    1,418.0
                               ========       =======    =======    ========   ========   ========   ========   ========   ========

CPC PRICING ($/TON)
  Anode..................      $ 152.90       $154.55    $156.06    $ 152.99   $ 162.53   $ 155.08   $ 158.59   $ 165.55   $ 170.60
  Industrial.............      $ 137.85       $125.60    $150.00    $ 144.48   $ 153.23   $ 143.38   $ 150.31   $ 157.18   $ 145.19

    The foregoing information should be read in conjunction with the audited consolidated financial statements and notes thereto for the years ended
December 31, 2002, 2001 and 2000 and the unaudited condensed consolidated financial statements and notes thereto for the three months ended March 31, 2003 and 2002, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations", all as included elsewhere in this prospectus. The foregoing financial data has been prepared based on generally accepted accounting principles in the United States of America. For a reconciliation to Canadian generally accepted accounting principles, see Note 23 to the annual financial statements of GLC Carbon USA for the years ended December 31, 2002, 2001 and 2000 at page F-39 and Note 10 to the condensed consolidated financial statements (unaudited) of GLC Carbon USA for the three months ended March 31, 2003 and 2002 at page F-16.

                            THE FUND AND THE COMPANY

THE FUND

    The Fund is an unincorporated, open-ended, limited purpose trust established under the laws of the Province of Ontario on June 25, 2003, by the Declaration of Trust. The registered and head office of the Fund is located at 79 Wellington Street West, Toronto, Ontario, Canada M5K 1N2.

    The Fund has been established to hold all of the common shares of Carbon
Canada and the Carbon ULC Notes, and to thereby indirectly acquire a   -  %
economic interest in the GLC Business. The Existing Securityholders will
indirectly retain a   -  % economic interest in the GLC Business while the
Existing Lenders will indirectly hold a   -  % economic interest in the GLC
Business.

    For the structure of the Fund upon completion of this Offering, acquisition and related transactions. See "Funding, Acquisition and Related
Transactions -- Structure Following Closing".

THE COMPANY

    Great Lakes Carbon Corporation (the "Company") is a Delaware corporation with its head office located at 551 Fifth Avenue, Suite 3600, New York,
New York 10176. Immediately prior to Closing, the Company will be converted from a Delaware corporation to a Delaware limited liability company. Copetro S.A. is a wholly-owned, Argentine subsidiary of the Company which carries on business in La Plata, Argentina. Immediately prior to Closing, Copetro shall become a subsidiary of Copetro Trading Limitada, an Argentine limitada and a wholly-owned subsidiary of Holdings LLC. Subsequent to Closing, Copetro shall convert into a "sociedad colectiva" and the business of the Company will be carried on by the Company and Copetro (the "GLC Business").

    As at May 31, 2003, on a fully diluted basis, American Industrial Partners Capital Fund II, L.P. ("AIP") owned a 95.2% common equity interest in Great Lakes Acquisition Corp. ("GLC Carbon USA"). Certain members of the Company's management owned a 4.3% common equity interest in GLC Carbon USA and certain associates of AIP owned a 0.5% common equity interest in GLC Carbon USA.
GLC Carbon USA held a 100% common equity interest in the Company.

    The Fund has been established to hold all of the common shares of Carbon Canada and Carbon ULC Notes. Carbon Canada and the Existing Lenders will hold
  -  % and   -  %, respectively, of the outstanding shares of Class A common stock of GLC Carbon USA. The Existing Securityholders will hold 100% of the outstanding shares of Class B common stock of GLC Carbon USA. Carbon ULC and GLC
Securityholder LLC will hold   -  % and   -  %, respectively, of the outstanding
shares of Series A preferred stock of GLC Carbon USA. GLC Carbon USA will hold 100% of the equity interest of Holdings LLC, which in turn will indirectly hold 100% of the equity interest in the Company and Copetro (the principal operating subsidiaries of Holdings LLC) (following the post-Closing Argentine reorganization).

    The Existing Securityholders and the Existing Lenders will hold Existing Securityholder Notes, issued by GLC Securityholder LLC and guaranteed by GLC Carbon USA. GLC Carbon USA will also guarantee the Carbon ULC Notes held by the Fund.

    As a result of the foregoing holdings of shares and notes, the Fund, the
Existing Securityholders and the Existing Lenders will own a   -  %,   -  % and
  -  % economic interest in the GLC Business, respectively.

    The following corporate chart illustrates the structure of the Fund and its material subsidiaries following completion of this Offering, the investment and related transactions, assuming no exercise of the Over-Allotment Option:

                                   [GRAPHIC]

------------

(1) Carbon ULC's indirect investment in the Argentine Debt will be issued in separate tranches over a period of time.

                               INDUSTRY OVERVIEW

    Calcined petroleum coke ("CPC") is a critical material used in the smelting of aluminum. It is also used in the manufacture of titanium dioxide and for other industrial applications. CPC is produced using raw petroleum coke ("RPC"), a by-product of the oil refining process. This is the solid material remaining after all of the liquid petroleum products have been removed from the crude oil. The quality of CPC produced is principally dependent upon the quality of RPC utilized in the calcining process. The quality of RPC, in terms of its varying physical and chemical properties, is dependent upon the type of crude oil being refined and the specific refining process.

    Over 150 oil refineries world-wide produce RPC as a by-product of their refining process, although sales of RPC do not constitute a material portion of oil refiners' revenues (typically less than 3% of sales). Oil refiners either
(i) dispose of RPC at a cost to the refinery; (ii) sell RPC for its fuel value at a relatively low price; or (iii) if the RPC is of a sufficient quality, sell it at a significantly higher price for use in the calcining industry. Because it is economically advantageous to a refinery to sell RPC for the production of CPC, CPC producers are generally able to adjust the pricing terms of the purchase of RPC to reflect CPC market conditions. Calciners such as the Company process the RPC into either anode grade or industrial grade CPC. Anode grade CPC is the principal raw material used in the production of carbon anodes for use in aluminum smelting, and is used by every producer of aluminum in the world. Industrial grade CPC is primarily used in the production of titanium dioxide.

                               CALCINING PROCESS

                                   [GRAPHIC]

    CPC is produced through a process known as calcining that burns off moisture, impurities and volatile matter from RPC at high temperatures. Both anode and industrial grade CPC are produced by blending RPC of varying quality to achieve specific technical requirements of customers. RPC is then fed into the higher end of a rotating kiln, which is up to 12 feet in diameter and up to 220 feet in length. The RPC in the kiln is tumbled by rotation and moves down-kiln counter current to the heat produced by burning natural gas or oil at the lower, firing end of the kiln. Kiln temperatures range from 2200 to 2500 degrees Fahrenheit. RPC typically remains in the kiln for approximately one hour, with the resident time and heating rates critical to the production of the desired CPC quality. As the RPC is discharged from the kiln, it drops into a cooling chamber, where it is sprayed with water, treated with dedusting agents and carried by conveyor to silos to be kept in covered storage until shipped to customers by ocean-going vessel, barge, rail or truck. In the case of certain industrial grade products, the CPC is crushed and screened to meet sizing requirements and packaged for shipment.

                             THE CALCINING PROCESS

                                   [GRAPHIC]

CPC MARKETS

    The two grades of CPC that are produced and sold by CPC producers are anode grade CPC and industrial grade CPC. Approximately 25% of the RPC produced by the Western World's oil refineries is selected as suitable for producing anode grade or industrial grade CPC, with anode grade requirements being generally more stringent.

ANODE GRADE CPC

    Anode grade CPC is the principal raw material used in the production of carbon anodes. The Company estimates that the Western World market size for anode grade CPC is approximately 8.0 million short tons per year. Carbon anodes are used by every aluminum smelter in the smelting process. Carbon anodes act as conductors of electricity and as a carbon source in the electrolytic cell that reduces alumina into aluminum metal. In this aluminum smelting process, the carbon anodes are consumed. Carbon anode manufacturers, predominantly captive operations of aluminum smelting companies, purchase anode grade CPC, mix it with pitch binders, press the mixture into blocks and then bake the mixture to form a finished, hardened carbon anode. The quality of the anode grade CPC, in terms of both its physical and chemical properties, has an important effect on carbon anode life and on the amount of impurities in the finished aluminum metal. Approximately 0.4 pounds of CPC are consumed for every one pound of primary aluminum produced. This consumption ratio has been substantially constant over the past ten years. Anode grade CPC typically represents 5% to 7% of an aluminum smelter's total costs. The quality and consistency of CPC are critical components of a smelter's operations.

    Jacobs Consultancy Inc. ("Jacobs Consultancy") has indicated that the anode grade CPC market fundamentals are becoming very attractive. Historically, world-wide production of primary aluminum has increased commensurately with general economic growth, and demand for anode grade CPC has increased accordingly. Western World primary aluminum production increased approximately 22% to 19.2 million short tons in 2002 from 15.6 million short tons in 1990. However, CPC production capacity increased by less than 14% over the same time period.

    As reflected in the following chart, after six consecutive years of growth, aluminum production decreased in 2001. This decrease was due to the slowdown in the global economy and reductions of aluminum production, principally in the Pacific Northwest of the United States, in response to increased power costs. In 2002, aluminum production returned to the approximate levels in 2000. Implied Western World demand for CPC from the aluminum industry has increased at a compounded annual growth rate of 1.5% since 1997 and is expected to increase by 4.5% in 2003 and 6.3% in 2004 based upon primary aluminum production as set out in the following chart. Industry sources project renewed growth in primary aluminum production over the next several years. As a result, according to Jacobs Consultancy, CPC industry operating rates are expected to increase further from their current levels. The Company has been operating at near full capacity since 1995 and believes that other major U.S. calciners are also operating at or near full capacity.

                          PRIMARY ALUMINUM PRODUCTION
                                 Western World

                                   [GRAPHIC]

------------

(1) In early 1994, following the collapse of the USSR, a Memorandum of Understanding was ratified among certain of the world's primary aluminum producing countries specifying reductions in primary aluminum production.

    Sources: International Primary Aluminum Institute (February, 2003) for the years 1990 through 2002 and James F. King (February, 2003) for the years 2003 through 2005F

    Market pricing for anode grade CPC is influenced by a number of factors, including (i) price and quality of RPC available; (ii) quality of CPC produced;
(iii) amount of aluminum production; and (iv) aluminum prices. As a result of high operating rates in the aluminum industry, anode grade CPC pricing is currently most significantly influenced by aluminum production relative to anode grade CPC production capacity rather than aluminum metal pricing.

INDUSTRIAL GRADE CPC

    Industrial grade CPC is similar to anode grade CPC with respect to its physical characteristics, but has a higher level of chemical impurities. The Company estimates that the Western World market demand for industrial grade CPC is approximately two million short tons per year. Industrial grade CPC is used in a number of non-aluminum applications including primarily in the production of titanium dioxide (a brilliant white pigment commonly found in paints, plastics and paper). It is also used as a carbon source in steel, foundry products, specialty materials, plastics and chemical applications. Demand for industrial grade CPC for use in the production of titanium dioxide has grown due to the ongoing replacement by titanium dioxide producers of a sulfate manufacturing process (that does not utilize CPC) with a more environmentally friendly chloride process (that does utilize CPC). Industrial grade CPC is typically processed to meet sizing specifications and is packaged for sale to end-users in smaller quantities than is anode grade CPC. Market pricing for industrial grade CPC is influenced by demand, the end-use of the CPC and the price and availability of alternative products.

CPC CAPACITY AND DEMAND

    CPC is sold on a world market. CPC production facilities are most economically efficient when located near oil refining operations, which are the source of RPC. Because a substantial portion of oil refining capacity is based in the United States, the U.S. has a majority of world-wide calcining capacity. Growth in CPC production capacity has been significantly lower than growth in demand for more than a decade and has primarily occurred outside the United States. Since 1996, the major Western World CPC market participants have been operating near their effective capacity as illustrated by the following chart:

                      WESTERN WORLD CPC CAPACITY & DEMAND
                         CPC Capacity Utilization Rate

                                   [GRAPHIC]

------------

Source: 2002 Jacobs Consultancy report.

Note: CPC capacity utilization rate is capacity required to meet demand (which is equal to total demand, as projected by Jacobs Consultancy, divided by 92%, to account for downtime throughout the year) divided by CPC production capacity.

    In 2001, Western World CPC capacity exceeded the capacity required to meet market demand by 10%. This imbalance related principally to the slowdown in the global economy and a reduction in smelting capacity in the U.S. Pacific Northwest due to high power costs. After 2001, demand has grown at a faster rate than supply, resulting in a gradual market tightening.

    The tightening trend is expected to continue and, by 2005, it is expected that demand will exceed industry capacity. Western World CPC capacity to meet demand in 2005 is projected to be 12.9 million short tons versus 12.6 million short tons of projected capacity. The following graph illustrates the CPC market's supply/demand balance.

                     WESTERN WORLD CPC DEMAND AND CAPACITY

                                    [CHART]

------------

Source: 2002 Jacobs Consultancy report.

Note: Effective demand or capacity required to meet demand is equal to total demand (as projected by Jacobs Consultancy) divided by 92%, to account for downtime throughout the year.

INDUSTRY PARTICIPANTS

    CPC industry participants include divisions of integrated oil companies, captive facilities operated by aluminum smelters and independently operated businesses such as GLC. According to Jacobs Consultancy, Western World installed production capacity of anode and industrial grade CPC is approximately
12.6 million short tons in 2003. Approximately 60% of this capacity is in North America. Two of the major North American calciners, GLC and CII Carbon LLC ("CII"), are independent. The other major calciners are BP plc ("BP") and Venture Coke Company ("Venco"), which is 50% owned by Conoco. The following chart summarizes the respective capacities of the four major North American multi-kiln producers with capacities of approximately nine hundred thousand short tons, or greater.

           CAPACITY OF MAJOR ANODE AND INDUSTRIAL GRADE CPC PRODUCERS

                                    [CHART]

------------

Source: Calciner capacity for 2001 per 2002 Jacobs Consultancy report, except Company figures. Breakout of anode grade and industrial grade CPC are GLC management estimates.

LABOUR

    The production of CPC does not involve significant labour costs as a percentage of net sales. For example, at March 31, 2003 the Company had 317 employees and had annual net sales for the twelve months ended March 31, 2003 of approximately US$1,041,000 per employee. For this reason, the Company is not vulnerable to imported product from low labour cost countries.

                            BUSINESS OF THE COMPANY

OVERVIEW

    GLC is the world's largest producer of both anode and industrial grade calcined petroleum coke ("CPC"). Representing 83% of GLC's 2002 sales, anode grade CPC is a critical and necessary material used in the production of aluminum. Industrial grade CPC is used in the production of other industrial materials including titanium dioxide.

    The Company was established in 1919 as Great Lakes Coal & Coke Co. During the 1920s and 1930s, the Company began to develop markets for RPC and pioneered the first techniques in calcining petroleum coke for use in the aluminum industry. In 1936, the Company began operation in Port Arthur, Texas of the world's first commercial calcining plant. The Company has maintained its position as the world's largest producer of CPC by expanding the Port Arthur facility and by constructing new facilities in Enid, Oklahoma in 1965, and in La Plata, Argentina in 1982. On May 22, 1998, the Company was purchased by AIP, a private investment fund. On March 27, 2002, the Company acquired a calcining facility located in Baton Rouge, Louisiana from Alcoa. The Company's annual aggregate CPC production capacity at its four facilities is approximately 2,340,000 short tons. GLC is the CPC market leader in each of its primary markets and has demonstrated a long-term record of growth in net sales and EBITDA.

    GLC maintains its principal business office in Houston, Texas. The Company's executive office is located in New York, New York.

    For the twelve months ended March 31, 2003, GLC's net sales and EBITDA totaled US$330.0 million and US$67.1 million, respectively.

                   NET SALES                                        EBITDA(2)

[CHART]                                                                                   [CHART]

------------

(1) Includes the annualized impact of including the Baton Rouge facility for the full year (Baton Rouge was acquired on March 27, 2002, and therefore only nine months of Baton Rouge's results are included in the actual 2002 results).

(2) For a definition of "EBITDA" see "Glossary of Terms." EBITDA is not a recognized measure under Canadian GAAP or US GAAP and does not have a standardized meaning prescribed by Canadian GAAP or US GAAP. Therefore, EBITDA may not be comparable to similar measures presented by other companies.

COMPANY STRENGTHS

    For more than 65 years, GLC has been the leading producer and supplier of CPC in the world. Today, GLC is characterized by:

    - LONG-ESTABLISHED MARKET LEADERSHIP. GLC has approximately a 33% share of the CPC production market in North America and approximately a 22% share of the CPC production market in the Western World. The Company has the capacity to produce approximately 2,340,000 short tons of CPC annually and sells to over 150 customers, including some 30 different aluminum smelters. Since 1990, the Company has pursued a strategy of expanding its product mix and building its presence in both anode and industrial grade CPC markets.

    - A HISTORY OF STABLE SALES AND EBITDA. The stability of GLC's sales and EBITDA are evidence that GLC's market has generally not been significantly affected by economic downturns. Over the past six years, the Company's net sales have increased from US$236.7 million in 1997 to US$330.0 million for the twelve months ended March 31, 2003, and EBITDA over the same period has increased from US$59.2 million in 1997 to US$67.1 million for the twelve months ended March 31, 2003.

    - LONG-STANDING CUSTOMER AND SUPPLIER RELATIONSHIPS. GLC has a highly attractive customer base. The Company has forged customer relationships of several decades in duration with many of the world's largest aluminum producers. While CPC typically represents only 5% to 7% of total smelting costs, consistent quality CPC is a critical component of the aluminum smelting process. The Company has supply contracts with terms typically varying in length between one and five years with most of its top customers. Management believes that these customer relationships will continue over the long term.

      The Company's well-established history of market leadership in CPC production has also led to strong long-term relationships with leading RPC suppliers, including ExxonMobil, Conoco and Repsol YPF. By accessing RPC from approximately 25 oil refineries with a broad range of specifications and prices, the Company is able to formulate CPC blends that satisfy the exacting specifications of its customers using the lowest cost combinations of raw materials from its suppliers.

    - EFFECTIVE MANAGEMENT OF PRICING SPREADS. The Company has maintained attractive and stable profitability as it effectively manages the spread between the cost of RPC and the selling price of CPC irrespective of price changes in the aluminum market itself, as demonstrated in the following chart:

          ALUMINUM PRICES VS. GLC'S CPC SELLING PRICE/RPC COST SPREAD
                                Q1 '95 to Q4 '02

                                    [CHART]

     -----------------

      Sources: London Metal Exchange for the quarterly average aluminum cash settlement and reference price. GLC management for the difference between CPC selling price and RPC cost.

      While the sale of RPC is not a major source of revenue for oil refiners (typically less than 3% of sales), the sale of RPC to calciners, such as GLC, is more financially attractive to refiners than the alternatives of selling this by-product as fuel or disposing of it at a cost to the oil refinery. As the world's leading producer of CPC and the largest purchaser of RPC, GLC also benefits from scale advantages in purchasing.

      Even during weak global aluminum markets, GLC has maintained attractive and stable pricing spreads as a result of its diverse supplier base, attractive customer list, strategically located production facilities, and rigorously implemented process methods. GLC is generally able to negotiate the price of RPC to reflect CPC market conditions. The following chart reflects the stable pricing spreads that the Company has managed to maintain:

                         GREAT LAKES CARBON CORPORATION
                       CPC Selling Price/RPC Cost Spreads

                                    [CHART]

------------

(1) Source: GLC management for the difference between CPC selling price and RPC cost.

    - ESTABLISHED, STATE-OF-THE-ART PRODUCTION FACILITIES. The Company maintains geographically diverse, state-of-the-art production facilities that provide maximum operating flexibility. Its four facilities are strategically located to ensure efficient access to a supply of RPC and to cost-effectively serve North American and international CPC markets.

    - STRONG, EXPERIENCED MANAGEMENT. GLC is led by a strong and experienced management team whose five executive officers have over 145 years of combined experience in the CPC industry. This team has increased net sales from US$220.7 million in 1990 to US$330.0 million for the twelve months ended March 31, 2003. Over that period, consolidated EBITDA increased from US$41.3 million to US$67.1 million. Management has implemented numerous strategic initiatives including: (i) establishing Total Quality Management, a comprehensive process that focuses on consistent improvement in its operations through employee involvement; (ii) expanding its leadership position in the industrial grade CPC market; (iii) increasing capacity and gaining efficiencies at the La Plata facility; and
      (iv) acquiring the Baton Rouge facility. Management's participation in the long-term incentive plan aligns management's economic interests with the interests of the Unitholders. See "Trustees, Directors, Managers and Management -- Governance of the Company -- Management Incentive Plan".

    - POSITIVE INDUSTRY FUNDAMENTALS. Carbon-based anodes have been the only commercially viable material used in the electrochemical process of reducing alumina to aluminum for over 100 years. The increasing

      CPC demand from new aluminum projects will require an estimated additional
      1.0 million short tons of calcined coke by 2005. Capital costs associated with the construction of a 200,000 short ton per year calcining facility are estimated by management to exceed US$50.0 million and such a facility would have a construction lead time of at least three years. As such, GLC is well positioned to capitalize on increasing CPC demand with limited threat of commensurately increasing supply.

BUSINESS AND GROWTH STRATEGY

    The Company's strategy is to grow net sales and cash flows through strategic initiatives that include:

    - BUILD ON STRONG RELATIONSHIPS WITH KEY CUSTOMERS AND SUPPLIERS. The Company has developed and will continue to pursue stable, long-term relationships with key customers and suppliers. The Company has aligned itself with the world's leading aluminum producers through long-term CPC sale relationships. The Company continues to strengthen its relationships with both customers and suppliers through its cost advantages and operating expertise.

    - EXPAND STRONG PRESENCE IN INDUSTRIAL GRADE CPC. Since 1990, the Company has pursued a strategy of broadening its product mix by building its presence in the market for industrial grade CPC. From 1990 through 2002, GLC increased its net sales of industrial grade CPC by approximately 107%. This was accomplished by investing in value-added operations at GLC production facilities and focusing on the industrial grade CPC sales effort. Industrial grade CPC sales represented 14% of the Company's net sales in 2002. Over the last five years these sales have achieved profit margins comparable to sales of anode grade CPC.

    - CAPITALIZE ON GROWTH OPPORTUNITIES. Management believes that demand for the Company's products will continue to grow as aluminum is increasingly substituted for steel. Changes in the method used to manufacture titanium dioxide are also driving increased demand for CPC.

      To accommodate this increased demand, the Company has adopted a growth strategy that has increased both its calcining capacity and market share. This strategy has included the following:

     - the brownfield expansion at the La Plata facility of a second 220,000 short ton per year capacity kiln in 1998;

     - the acquisition of the 700,000 short ton capacity Baton Rouge facility in 2002; and

     - the control of an additional 120,000 short tons of capacity starting in 2005 through an RPC supply and CPC tolling agreement with Alcoa at Alcoa's Lake Charles, Louisiana calcining plant.

      The Company will also consider future opportunities to selectively acquire or invest in other calcining operations. In instances where assets are not available for purchase, GLC may consider participation in greenfield expansion with local partners, provided such opportunities satisfy appropriate investment criteria including raw material supply, logistics and customer sales.

    The following chart reflects the Company's actual annual CPC production capacity from 1996 through 2002 and projected annual CPC production capacity through 2005:

                            GLC ANNUAL CPC CAPACITY

                                    [CHART]

    - BATON ROUGE BUSINESS IMPROVEMENT OPPORTUNITY. Profit margins at the recently acquired Baton Rouge facility have historically been significantly lower than those of the Company. For the first nine-month period of the Company's ownership of Baton Rouge (March 27, 2002 to December 31, 2002), the Baton Rouge facility contributed US$6.4 million of EBITDA. Management has targeted improvement for the Baton Rouge facility of US$5.0 million in annual EBITDA by the end of 2005 through a number of measures including decreasing transportation costs and upgrading RPC supply and CPC sales to levels more commensurate with those of GLC.

MANUFACTURING FACILITIES

    The Company currently has the capacity to produce an aggregate of approximately 2,340,000 short tons of CPC per year at its four facilities in Port Arthur, Texas; Enid, Oklahoma; Baton Rouge, Louisiana; and La Plata, Argentina. The Company's facilities operate continuously, except for regular maintenance procedures to extend kiln life or to implement periodic upgrades to maintain state-of-the-art technology. According to GNR Services, an independent engineering consultancy, the Company's kilns at all three North American facilities are in normal operating condition. With normal maintenance and programmed major maintenance, the Company's eleven North American kilns have expected service lives of from 25 to 50 years from today's date.

MANUFACTURING FACILITIES(1)

                                                                                              CAPACITY
                                                                                             APPROXIMATE
LOCATION                             SIZE      OWNED/LEASED(2)                              SHORT TONS/YR
--------                           ---------   ---------------                              -------------
Port Arthur, Texas(3)............  115 acres   Leased - Since 1930, Renewal Expires 2010       700,000
Enid, Oklahoma...................  320 acres   Owned                                           500,000
Baton Rouge, Louisiana...........   55 acres   Owned                                           700,000
La Plata, Argentina..............   30 acres   Leased - Since 1980, Renewal Expires 2012       440,000

------------

(1) Through its comprehensive "Total Quality Management" program, the Company was the first U.S. calciner to attain ISO 9002 certification for its ability to meet internationally recognized quality and process standards. All of the Company's manufacturing facilities are ISO 9002 registered.

(2) The Company's aggregate annual lease payments with respect to the leases referred to above are expected to be approximately US$0.5 million in 2003.

(3) Manufacturing facility includes a laboratory and testing facility.

    PORT ARTHUR, TEXAS

    The Port Arthur facility began operations in 1936 and has the capacity to produce 700,000 short tons per year of anode and industrial grade CPC in its four kilns. Port Arthur is also the site of the Company's primary laboratory and testing facility. Located on the U.S. Gulf Coast, the Port Arthur facility receives RPC from Gulf Coast and international oil refiners and serves international anode and industrial grade CPC markets by ocean-going vessel, barge, rail or truck. The Company operates the Port Arthur facility with a non-union workforce.

    ENID, OKLAHOMA

    The Enid facility operates three kilns and has the capacity to produce 500,000 short tons per year of anode and industrial grade CPC. Enid's three kilns were built in the late 1960s and early 1970s. In the mid-1990s, the Company modernized and automated its crushing facilities at Enid to more effectively serve the U.S. industrial grade CPC market. The Enid facility acquires its RPC primarily from mid-continent oil refineries and serves the U.S. anode and industrial grade CPC markets. Enid has the capability both to receive and ship RPC and CPC by rail or truck. The Company operates the Enid facility with a union workforce.

    BATON ROUGE, LOUISIANA

    The Baton Rouge facility currently has the capacity to produce 700,000 short tons per year of anode and industrial grade CPC in its four kilns. Built in the mid-1960s, the facility has the capability to receive RPC by rail, barge or truck from both U.S. and international oil refiners. Located two miles from the Mississippi River, the facility is able to ship CPC by rail, truck or barge to both U.S. and international anode and industrial grade CPC customers. The Company operates the Baton Rouge facility with a union workforce.

    LA PLATA, ARGENTINA

    The La Plata facility has the capacity to produce 440,000 short tons per year of anode grade and industrial grade CPC. The La Plata facility was constructed in 1983 with a single kiln and a second kiln was added in 1998. The facility has the capability to serve South American and international anode and industrial grade CPC markets via ocean-going vessel or truck. The La Plata facility is less than two miles from an oil refinery operated by Repsol YPF, which produces one of the Western World's largest supplies of desirable, low sulfur RPC. The La Plata facility's efficient logistics allow it to cost-effectively serve local Argentine and international CPC markets. The Company operates the La Plata facility with a workforce that is subject to an annual labour contract in accordance with Argentine federal labour legislation.

CUSTOMERS

    GLC's customers include the market leaders in the aluminum and titanium dioxide industries. Approximately 56% of the Company's short tons sold in 2002 were sold to five customers, with Alcoa accounting for over 28% of total sales by short tons. Four of the top five customers of the Company have been customers for at least 20 years.

                          TOP FIVE CUSTOMERS FOR 2002

CUSTOMERS                                               % OF SHORT TONS SOLD   LENGTH OF RELATIONSHIP IN YEARS
---------                                               --------------------   -------------------------------
Alcoa Inc.............................................          28.1                          65
Aluminum Pechiney.....................................           8.4                          30
Alcan Inc.............................................           7.7                          20
C.V.G. Industria Venezolana de Aluminio...............           6.8                          15
Aluar Aluminio Argentino S.A.I.C......................           5.0                          20

    GLC has several agreements with Alcoa relating to the sale of CPC to individual smelter locations. Each of these agreements have multi-year terms that extend from approximately 3 to 5 years from today's date, with renewable one year terms unless terminated by the parties. In each agreement, the price of the CPC is determined using a formula based upon information that is published in an external, third party publication.

    GLC's agreement with Aluminum Pechiney is currently in its initial term and provides a renewal option for successive two year periods. The price under this agreement is determined using a formula based upon information that is published in an external, third party publication.

    The price of CPC supplied by GLC to C.V.G., Alcan Inc. and Aluar is determined through periodic negotiations between GLC and the respective customer.

SUPPLIERS

    The Company purchases RPC of varying specifications and costs from approximately 25 oil refineries with the objective of using its blending capabilities to meet the specific quality requirements of its customers at the lowest raw material cost. The Company believes that there is sufficient supply of quality RPC available in the Western World market to meet the needs of its operations.

    RPC is typically purchased by the Company under contracts with terms ranging from one to three years, although the Company does make some spot purchases. Contracts specify annual purchase quantities and quality specifications, and typically provide for quarterly or semi-annual price adjustments based on either a previously determined formula or a renegotiation.

                          TOP FIVE SUPPLIERS FOR 2002

                                                        % OF SHORT TONS
SUPPLIER                                                   PURCHASED       LENGTH OF RELATIONSHIP IN YEARS
--------                                                ----------------   -------------------------------
Repsol YPF S.A........................................        28.0                        20
Conoco, Inc...........................................        11.1                        35
ExxonMobil Corp.......................................        11.0                        10
Kuwait Petroleum Corporation..........................         9.1                        10
Marathon Oil Corp.....................................         5.5                        25

    The Repsol YPF supply agreement with GLC with respect to the Copetro facility is a multi-year agreement. The RPC price in this agreement is determined on a quarterly basis by a formula that is based upon information that is published in an external, third party publication.

    GLC's agreement with Conoco is currently in its initial term and provides a renewal option for successive one year periods unless terminated by either of the parties. The RPC price is based upon information that is published in an external, third party publication. If the price does not accurately reflect market price for two consecutive periods, the price may be reset pursuant to negotiations between Conoco and GLC. If an agreement is not reached with respect to price, the agreement will automatically terminate.

    The sales agreement for RPC between the Company and ExxonMobil has a term of one year that automatically renews for subsequent one year periods unless otherwise terminated by the parties. RPC is supplied to the Company during the initial terms at a price fixed by the agreement. Following the initial terms, the price is fixed by negotiation between the parties prior to the expiration of the applicable term. In the event that the parties do not reach an agreement with respect to the RPC price, the agreement will be terminated upon expiration of the then current term.

    The agreement for the sale and purchase of RPC between the Company and Kuwait Petroleum Corporation has a term of one year that automatically renews for subsequent year periods unless otherwise terminated by the parties. The price at which RPC is supplied to the Company under this agreement is fixed on the basis of negotiations between the supplier and the Company and is renegotiated on a semi-annual basis. In the event that an agreement is not reached with respect to price, the contract may be terminated at the option of either the supplier or the Company.

    The Company's RPC sales agreement with Marathon Oil Company provides for automatic successive two-year renewal periods unless terminated by the parties. The price at which RPC is supplied to the Company may be reset by negotiation between the supplier and the Company on a quarterly basis in the event that either believes that the current price is not reflective of market price. In the event that an agreement is not reached with respect to price, the agreement may be terminated at the option of either the supplier or the Company.

SALES AND MARKETING

    Marketing of anode and industrial grade CPC is based primarily on reliability, quality and price. World-wide demand for anode grade CPC is tied directly to the global production of aluminum. Sales of industrial grade CPC are tied directly to the particular demands of certain markets that utilize industrial grade CPC, primarily the titanium dioxide market.

    GLC's U.S. sales activity is handled by the Company's direct sales staff. Internationally, the Company's direct sales staff is supplemented by exclusive sales representatives. The Company typically sells anode grade CPC directly to end-users under contracts with terms of one to five years, although a small percentage is sold on a spot basis. Under a typical sales contract, which specifies overall annual quantity as well as detailed quality specifications, prices are reset semi-annually or annually based on either a previously determined formula or through negotiation.

    In 2002, approximately 35% of the Company's net sales of anode grade CPC were to U.S.-based customers and approximately 65% were to customers in international markets.

    Industrial grade CPC is generally sold to customers under annual or multiple year contracts or on a purchase order basis and is shipped in smaller quantities in bulk or packaged to meet customer requirements. In 2002, approximately 53% of the Company's net sales of industrial grade CPC were to U.S.-based customers and approximately 47% were to customers in international markets.

    Virtually all of the Company's purchases and sales are denominated in United States dollars, including those made by Copetro, its Argentine subsidiary, that operates the La Plata facility.

                   PERCENTAGE OF NET SALES BY COUNTRY IN 2002

                                   [GRAPHIC]

CAPITAL EXPENDITURES

    Excluding discretionary spending and the strategic expansion of the La Plata facility in 1997 and 1998, the Company has averaged approximately
US$4.2 million of annual capital spending over the last 13 years. Management expects that for the foreseeable future (excluding acquisitions), capital expenditures required to maintain the Company's manufacturing facilities and other assets will be approximately US$6.0 million annually. According to GNR Services, the projected capital and repair and maintenance budgets of US$6.0 million are fully adequate to keep the kilns and coolers in full operating condition for the projected service life.

                                   [GRAPHIC]

    The Company incurred strategic capital expenditures of (i) US$13.4 million and US$8.0 million for the periods ended December 31, 1997 and December 31, 1998, respectively, related to the expansion of the La Plata facility from one kiln to two kilns in order to meet increased CPC demand and to capitalize upon available RPC; and (ii) US$1.7 million for the period ended December 31, 2002, related to the recently acquired Baton Rouge facility.

EMPLOYEES

    As of March 31, 2003, the Company had 317 employees. The Company is a party to collective bargaining agreements at three of its four facilities, covering approximately 41% of its employees. The Company believes that its relations with its workforce are good.

                                                                        EMPLOYEES
                                                              ------------------------------
FACILITY                                                       SALARY     HOURLY     TOTAL
--------                                                      --------   --------   --------
Port Arthur, Texas..........................................     75        --          75
Enid, Oklahoma..............................................     21        53(1)       74
Baton Rouge, Louisiana......................................     22        44(2)       66
La Plata, Argentina.........................................     33        33(3)       66
Corporate...................................................     36        --          36
                                                                ---       -----       ---
  TOTAL.....................................................    187         130       317
                                                                ===       =====       ===

------------

(1) Covered by a collective bargaining agreement with the International Association of Machinists and Aerospace Workers that expires March 1, 2004.

(2) Covered by a collective bargaining agreement with the United Steelworkers of America that expires September 30, 2005.

(3) Covered by an annual labour contract, the basic terms of which are governed by Argentine federal labour legislation.

    The Company's practice has been to maintain a profit-sharing plan with annually established performance targets. Under the present plan, each eligible employee receives profit-sharing distributions determined as a percentage of base salary depending on the Company's success in meeting profitability targets established each year by the Company's board of directors.

ENVIRONMENTAL MATTERS

    The Company's facilities and operations are subject to various
U.S. federal, state, local and foreign governmental laws and regulations with respect to the protection of the environment, including those relating to air and water quality. The Company believes that it possesses all of the permits required for the conduct of its operations and that it is currently in material compliance with all relevant environmental regulations. The Company spent approximately US$1.5 million on capital expenditures related to pollution control facilities in 2002 and anticipates spending approximately
US$1.6 million and US$1.8 million for such facilities in 2003 and 2004, respectively, which amounts will be accounted for as a portion of maintenance capital expenditure.

    The U.S. Clean Air Act (the "Clean Air Act") was amended in 1990. While the Company believes that its U.S. facilities meet current regulatory standards applicable to air emissions in all material respects, in the future these facilities' air emissions may be subject to more stringent permit conditions or be required to comply with new standards that may be adopted by the United States Environmental Protection Agency (the "EPA") and state environmental agencies. In addition, future revisions to state implementation plans, pursuant to the Clean Air Act Amendments of 1990, may necessitate the installation of additional controls for certain of the Company's emission sources. At this time, the Company cannot predict the extent to which any such new standards imposed by the EPA or relevant state agencies will require additional control technologies or changes in processes in order to achieve compliance with any such standards. Based on information currently available to it, the Company believes that compliance with such future requirements will not have a material adverse effect on the financial position or results of operations of the Company.

ARGENTINA EXCHANGE CONTROLS -- ELIMINATION OF FIXED EXCHANGE RATE AND CURRENCY
  CONTROLS

    As a result of deteriorating economic conditions, the Argentine Government in December 2001 declared an official default on Argentina's foreign debt payments. On January 7, 2002, the Argentine Government enacted the Public Emergency and Foreign Exchange System Reform Law No. 25,561 (the "Public Emergency Law") which introduced changes to Argentina's economic and monetary policies, amending the currency board which statutorily pegged the peso at parity with the U.S. dollar since the enactment of the Convertibility Law in 1991. Since January 11, 2002, the Argentine peso has been freely floating against the US dollar, devaluating significantly. As of June 25, 2003, the exchange rate was 2.762 pesos to one United States dollar. The Company believes that the economic fundamentals for Copetro will not be negatively affected by the removal of the fixed rate of exchange since Copetro will continue to sell virtually all of its product in U.S. dollars.

    After December 2001, the Argentine Government also imposed a number of monetary and currency exchange control measures that include restrictions on the free disposition of funds deposited with banks, and restrictions on transferring funds, outside Argentina, including the payment of principal on financial obligations unless certain conditions are met. More recently, many of these restrictions have eased. Companies may now freely transfer abroad corporate profits and dividends and subject to previous compliance with Argentine Central Bank's information requirements and other formalities, payments of interest and principal owing on foreign loans. However, since September 2002, the proceeds of all new loans and financing must be deposited into an account located at an Argentine bank and converted into pesos through the local exchange market.

    There can be no assurance, however, that new legislation will not be put in place, or new interpretations applied to existing legislation, that will require Copetro to obtain approval from the Central Bank prior to transferring any profits or dividends to GLC Carbon USA or Holdings LLC (as applicable) or making interest or principal payments on existing intercompany debt. If prior approval were required in the future, there can be no guarantee that it would be obtained. See "Risk Factors -- Risks Related to the Company's Businesses and Industries -- Argentina Operations and Currency Controls".

OTHER LEGAL AND REGULATORY MATTERS

    The Company is subject to various Argentine and U.S. federal, state and local laws and regulations governing public health and worker safety matters. The Company believes that the conduct of its operations is in substantial compliance with current applicable laws and regulations. Maintaining such compliance in the conduct of its operations has not had, and is not expected to have, a material adverse effect on the Company's financial condition or operating results.

LITIGATION

    The Company is a party to legal proceedings, including claims alleging exposure to hazardous materials, which are in various stages of resolution. These proceedings include claims for personal injury and property damage asserted by neighbours of the La Plata facility owned and operated by Copetro. The Company has asserted numerous defenses to these claims, including, with respect to the La Plata facility, that its air emissions comply with applicable regulatory requirements and are not harmful to human health or the environment. Based on its current assessment of these claims, including advice from Argentine counsel, management believes that the ultimate resolution of the legal proceedings to which it is a party, including the Argentine proceedings, will not have a material adverse effect on the Company's financial condition or results of operations.

                  TRUSTEES, DIRECTORS, MANAGERS AND MANAGEMENT

SENIOR EXECUTIVES OF THE COMPANY

    The following table sets out, for each of the executive officers of the Company, the person's name, municipality of residence, positions and years with the Company and years of industry experience.

                                                                          YEARS WITH    YEARS OF INDUSTRY
NAME AND MUNICIPALITY OF RESIDENCE                   POSITION(S)          THE COMPANY      EXPERIENCE
----------------------------------             ------------------------   -----------   -----------------
James D. McKenzie............................  President and Chief            31                31
Katonah, New York                              Executive Officer

A. Frank Baca................................  Senior Vice President,         36                36
Houston, Texas                                 Operations and
                                               Administration

Robert C. Dickie.............................  Vice President, Sales          13                28
The Woodlands, Texas

Craig L. Beilharz............................  Vice President,                27                28
The Woodlands, Texas                           Raw Materials

Adele I. Robles..............................  Chief Financial Officer,       22                22
Fort Lee, New Jersey                           Controller and Assistant
                                               Secretary

    JAMES D. MCKENZIE has served as President and Chief Executive Officer of the Company since June 1995. He served as Executive Vice President of the Company and President of the Calcined Petroleum Coke business of the Company from 1989 to June 1995. From 1971 to 1989, he held a number of positions with GLC, including Vice President and General Counsel.

    A. FRANK BACA has been Senior Vice President, Operations and Administration of the Company since September 1995 and was Vice President, Operations from 1991 to August 1995. Since joining GLC in 1967, he has held a number of operating positions, including Plant Manager of the Port Arthur facility.

    ROBERT C. DICKIE has been Vice President, Sales of the Company since September 1995 and was Director of Sales from 1992 to August 1995. He held the position of Plant Manager of the Enid facility for GLC from 1989 to 1992. Prior to joining GLC in 1989, he spent 15 years with Alumax Inc., holding various positions in aluminum smelting operations.

    CRAIG L. BEILHARZ has been Vice President, Raw Materials of the Company since April 2000 and was Vice President, Commercial Development of the Company from February 1999 to March 2000. From March 1997 until rejoining the Company in 1999, he served as General Manager, Supply and Trading for Koch Carbon, Inc. Prior to that, he was Manager, Sales and Raw Materials for the Company from 1992 to March 1997. From 1973 to 1992, he held a number of positions in quality control with GLC.

    ADELE I. ROBLES has been Chief Financial Officer since September 2002 and has been Controller of the Company since 1992. Since joining GLC in 1981, she has held many positions in accounting and finance.

MANAGERS OF THE COMPANY

    On Closing, the Company will convert from a corporation to a limited liability company under Delaware law, and will have seven managers, each designated in accordance with the Securityholders' Agreement. The managers of the Company will, subject to the provisions of the Securityholders' Agreement, have full power to manage the affairs of the Company. Each of these managers will hold office until the Company's next annual meeting or until a successor is elected or appointed.

    The following table sets out the name, municipality of residence, position(s) with GLC Carbon USA, Holdings LLC, the Company and the Fund and principal occupation of the individuals who will be managers of the Company on Closing. The Trustees of the Fund will also act as directors of GLC Carbon USA and managers of Holdings LLC and the Company.

NAME AND MUNICIPALITY OF RESIDENCE           POSITION                   PRINCIPAL OCCUPATION
----------------------------------           --------                   --------------------
James D. McKenzie..........................  Manager, President and     President and Chief
Katonah, New York                            Chief Executive Officer    Executive Officer of the
                                             of the Company, manager    Company
                                             of Holdings LLC and
                                             director of GLC Carbon
                                             USA

Theodore C. Rogers.........................  Non-Executive Chairman     Chairman of the Board,
New York, New York                           of the Board of the        Director and Secretary of
                                             Company, manager of        American Industrial
                                             Holdings LLC and           Partners Corporation
                                             director of GLC Carbon
                                             USA

W. Richard Bingham.........................  Manager of the Company,    Director, President,
San Francisco, California                    manager of Holdings LLC    Treasurer and Assistant
                                             and director of            Secretary of American
                                             GLC Carbon USA             Industrial Partners
                                                                        Corporation

Gene Little................................  Manager of the Company,    Former Chief Financial
Canton, Ohio                                 manager of Holdings LLC    Officer of The Timken
                                             and director of            Company
                                             GLC Carbon USA

Robert M. Franklin.........................  Manager of the Company,    Chairman, Placer
Toronto, Ontario                             manager of                 Dome Inc.
                                             Holdings LLC, director
                                             of GLC Carbon USA and
                                             Trustee of the Fund

Robert W. Korthals.........................  Manager of the Company,    Corporate Director
Toronto, Ontario                             manager of
                                             Holdings LLC, director
                                             of GLC Carbon USA and
                                             Trustee of the Fund

Colin D. Watson............................  Manager of the Company,    Corporate Director
Toronto, Ontario                             manager of
                                             Holdings LLC, director
                                             of GLC Carbon USA and
                                             Trustee of the Fund

    THEODORE C. ROGERS has served as the Non-Executive Chairman of the Board and Manager/Director of the Company since May 1998. He is the Chairman of the Board, a Director and the Secretary of American Industrial Partners Corporation. He co-founded AIP Management Co. and has been a director and an officer of AIP Management Co. since 1989. Mr. Rogers is also a director of Bucyrus International, Inc., Stanadyne Corporation and Consoltex Group, Inc. Mr. Rogers also served as a director of RBX Group, Inc. in 2000 and Steel Heddle Group, Inc. in 2001 when the companies made certain filings under the bankruptcy laws of the United States.

    W. RICHARD BINGHAM has served as Manager/Director of the Company since
May 1998. He is a Director, the President, Treasurer and Assistant Secretary of American Industrial Partners Corporation. He co-founded AIP Management Co. and has been a director and an officer of AIP Management Co. since 1989.
Mr. Bingham is
also a director of Bucyrus International, Inc., Stanadyne Corporation, MBA Polymers, Inc., Fundimak y Subsidiarias S.A. de C.V. (Sanluis) and Williams Controls, Inc. Mr. Bingham also served as a director of RBX Group, Inc. in 2000 when it made certain filings under the bankruptcy laws of the United States.

    GENE LITTLE has been proposed as a manager of the Company, manager of Holdings LLC and a director of GLC Carbon USA. From 1967 to 2002 he held various positions with The Timken Company, including Chief Financial Officer, and most recently served as its Senior VP Finance and Treasurer.

    ROBERT M. FRANKLIN has been proposed as a manager of the Company, manager of Holdings LLC, director of GLC Carbon USA and Trustee of the Fund. Since 1993 he has been the Chairman of Placer Dome Inc. having served on the board of directors of Placer Dome Inc. since 1987. Mr. Franklin is also a director of ELI Eco Logic Inc., Toromont Industries and Call-Net Enterprises Inc. From 1994 to 2003 he was Chairman of Clublink Corporation.

    ROBERT KORTHALS has been proposed as a manager of the Company, manager of Holdings LLC, director of GLC Carbon USA and Trustee of the Fund. From 1981 to 1995 he was the President of the Toronto Dominion Bank. Mr. Korthals is also Chairman of the Ontario Teachers' Pension Plan Board and is a director of Cognos Inc., Rogers Communications Inc., Suncor Energy Inc., RTO
Enterprises Inc. and Jannock Properties Ltd. He is also a commissioner with the Ontario Securities Commission. Mr. Korthals was a director of Anvil Range Inc. in the mid-1990s when it made certain filings under the insolvency laws of Canada.

    COLIN D. WATSON has been proposed as a manager of the Company, manager of Holdings LLC, director of GLC Carbon USA and Trustee of the Fund. He is the former President and Chief Executive Officer of Spar Aerospace Limited. From 1979 to 1996 he was the President and Chief Executive Officer of Rogers
Cable Inc. Mr. Watson is also a director of LP Corp., Rogers Cable Inc., Cygnal Technologies, Kasten Chase Applied Research, Northstar Aerospace, B-Split II, Persona Inc. and OnX Enterprise Solutions Inc.

GOVERNANCE OF THE COMPANY

    Upon Closing, the managers of the Company will be responsible for the management and control of the Company. The Company will be governed in accordance with a limited liability company agreement (the "LLC Agreement") and the Securityholders' Agreement. These documents will provide for up to seven managers of the Company, (i) one of whom will be designated by Carbon Canada from senior management of the Company; (ii) three of whom will be the Trustees designated by Carbon Canada; and (iii) subject to the ownership interest held by the Existing Securityholders, up to three of whom will be designated by a majority of the Existing Securityholders, with one of such three managers being independent of the Existing Securityholders (subject to the approval of the managers of the Company designated by Carbon Canada). A majority of the managers will be residents of the United States. The Securityholders' Agreement will provide that the managers of Holdings LLC and the directors of GLC Carbon USA and Copetro will be the same as the managers of the Company. See "Funding, Acquisition and Related Transactions -- Securityholders' Agreement".

    COMMITTEES OF THE MANAGERS

    The managers of the Company will establish a compensation and corporate governance committee and an audit committee.

    COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE. The compensation and corporate governance committee will review and make recommendations to the managers concerning the appointment of officers of the Company and the hiring, compensation, benefits and termination of senior executive officers of the Company. The committee will annually review the Chief Executive Officer's goals and objectives for the upcoming year and provide an appraisal of the Chief Executive Officer's performance. The committee will also make recommendations concerning the remuneration of the managers. The committee will administer and make recommendations regarding the operation of the LTIP and any employee bonus plans. The committee will also be responsible for developing the Company's approach to corporate governance issues, advising the managers on filling vacancies on the board and periodically reviewing the composition and effectiveness of the board and the contribution of individual managers.

    AUDIT COMMITTEE. The audit committee will assist the Company's managers in fulfilling their responsibilities of oversight and supervision of the accounting and financial reporting practices and procedures, the adequacy of internal accounting controls and procedures and the quality and integrity of financial statements.

    REMUNERATION OF MANAGERS OF THE COMPANY

    Initial compensation for non-executive managers of the Company will be $20,000 per manager per year and $1,000 per manager for attending meetings of the managers and committee meetings of the managers. Managers will also be reimbursed for out-of-pocket expenses for attending board and committee meetings. If a meeting of the managers of GLC is held simultaneously with a meeting of the Trustees, then the compensation will be $1,000 for each of the two meetings for those managers who are also Trustees. Managers will participate in the insurance and indemnification arrangements described below under "Trustees, Directors, Managers and Management -- Insurance Coverage for the Fund and Related Entities and Indemnification".

EXECUTIVE COMPENSATION

    The following table sets forth information concerning cash compensation paid by the Company for the years ended December 31, 2002, 2001 and 2000 to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.

------------------------------------------------------------------------------------------------------------------
                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                           ANNUAL COMPENSATION         AWARDS
                                                        -------------------------   ------------
                                                                                     SECURITIES
                                                                                     UNDERLYING       ALL OTHER
NAME AND POSITION                              YEAR       SALARY       BONUS(1)     OPTIONS (#)    COMPENSATION(2)
------------------------------------------------------------------------------------------------------------------
James D. McKenzie                              2002     US$379,168    US$205,000       --              US$5,500
President and Chief Executive Officer          2001        375,000       206,250       --                 5,250
                                               2000        343,750       180,000       --                 5,250
------------------------------------------------------------------------------------------------------------------
A. Frank Baca                                  2002        212,500        88,000       --                 5,500
Senior Vice President, Operations and          2001        210,000        84,375       --                 5,250
Administration                                 2000        187,500        79,313       --                 5,250
------------------------------------------------------------------------------------------------------------------
Robert C. Dickie                               2002        192,340        82,002       --                 4,748
Vice President, Sales                          2001        190,008        77,063       --                 4,513
                                               2000        171,252        71,438       --                 4,512
------------------------------------------------------------------------------------------------------------------
Craig L. Beilharz                              2002        172,180        76,005       --                 5,130
Vice President, Raw Materials                  2001        170,016        69,752       --                 5,100
                                               2000        155,004        57,656       --                 4,525
------------------------------------------------------------------------------------------------------------------
Adele I. Robles                                2002        118,500        35,300       --                 3,555
Chief Financial Officer, Controller and        2001        114,000        30,150       --                 3,420
Assistant Secretary                            2000        100,500        28,201       --                 3,015
------------------------------------------------------------------------------------------------------------------

-------------

(1) Bonuses are reported in the year paid even though earned in the previous year.

(2) Amounts shown in this column represent Company contributions under the 401(k) savings plan.

    PROFIT-SHARING PLAN

    The Company's practice has been to maintain a profit-sharing plan with annually established performance targets. Under the present plan, each eligible employee receives profit-sharing distributions determined as a percentage of base salary based on the Company's achievement of profitability targets established each year by the Company's Board of Directors.

    SAVINGS PLANS

    The Company currently sponsors two savings plans for employees: one for salaried employees and the other for hourly employees covered by the collective bargaining agreements at the Enid, Oklahoma and Baton Rouge, Louisiana plants. Each of the savings plans is qualified under Section 401(k) of the Code and provides that employees may defer up to US$12,000 of base wages to an account in the employee's name. The Company makes matching contributions to each such employee account of up to 50% of the employee's deferral, subject to a cap of 3% of that employee's base salary.

    PENSION PLANS

    The Company currently maintains three defined benefit retirement plans for the benefit of its employees: a plan for hourly employees covered by the collective bargaining agreements at the Enid, Oklahoma and Baton Rouge, Louisiana plants (the "Hourly Plan"), one is for salaried employees (the "Salaried Plan") and one is a non-qualified supplemental plan for the benefit of key executives (the "SERP"). Each of the plans provides eligible employees with certain benefits at retirement based upon the participant's years of service and, in the case of the Salaried Plan and the SERP, such employee's average salary, which for purposes of the foregoing is equal to the average of the highest salary earned in three out of the previous ten years or the average of all years of service, if less than three. The Company is required to make contributions to the Hourly Plan and the Salaried Plan in accordance with the minimum funding requirements under ERISA and the Code. For the 2002 plan year, the Company minimum contributions for the Hourly Plan and the Salaried Plan were US$142,949 and US$522,242, respectively. Future contributions will vary based upon each plan's benefit obligation and investment experience.

    The following table shows the estimated annual straight-life annuity benefit payable under the Salaried Plan and the SERP to the executives who participate in such plans, with the specified remuneration and specified years of service upon retirement at age 65, after giving effect to adjustments for Social Security benefits, assuming such executives continue to be actively employed by the Company until age 65. For those executives who are participants in the SERP, the benefit payable upon retirement at age 65 is determined based upon their full salary and years of service. Participation in the SERP is extended to executives at the sole discretion of the Company's Board of Directors. The benefit payable upon retirement at age 65 to executive officers who do not participate in the SERP is determined based upon each such executive's annual base salary (subject to the compensation limitations imposed by Section 401(a)(17) of the Code, which limitation is currently US$200,000 and the benefit limitation imposed by Section 415 of the Code), and years of service.

                                                                YEARS OF
                                                                SERVICE      ANNUAL BENEFIT
NAME                                                           AT AGE 65         (US$)
----                                                          ------------   --------------
James D. McKenzie...........................................       38           231,400
A. Frank Baca...............................................       41           130,669
Robert C. Dickie............................................       24            74,898
Craig L. Beilharz...........................................       44           114,003
Adele I. Robles.............................................       41            77,804

    STOCK OPTION PLAN

    On December 13, 1999, the Board of Directors of GLC Carbon USA adopted the 1999 Management Stock Option Plan (the "Option Plan") in order to provide equity-based incentives to certain officers and other key employees of the Company and its subsidiaries. The Option Plan will be terminated in connection with the Offering. All options that have vested and are "in-the-money" (as determined based upon the pricing of the Offering) at the time of pricing of the Offering under the Option Plan will be exchanged into shares of Class B common stock of GLC Carbon USA (the "Management Shares"). Forty percent of the Management Shares will be subject to a one year lock-up, 30% of the Management Shares will be subject to a two year lock-up and 30% of the Management Shares will be subject to a three year lock-up. In connection with this exchange, GLC will make a non-recourse loan to the holders of such shares of Class B common stock of GLC Carbon USA in an amount sufficient to satisfy certain tax obligations.

MANAGEMENT INCENTIVE PLAN

    The officers and senior executive employees of the Company will be eligible to participate in a long term incentive plan of the Company (the "LTIP"). The purpose of the LTIP is to provide eligible participants with compensation opportunities that will enhance the Company's ability to attract, retain and motivate key personnel and reward officers and senior executive employees for performance resulting in achieving distributable cash flow targets. Pursuant to the LTIP, the Company will set aside a pool of funds that will be used to fund LTIP awards based upon the Company's financial performance benchmarked against certain defined distributable cash flow thresholds.

    The LTIP will be administered by the managers of the Company. The compensation and corporate governance committee, on the recommendation of the managers of the Company, will determine:

    - the participants in the LTIP;

    - the percentage of the cash incentive pool allocated to each participant;
      and

    - the time or times when ownership of LTIP awards will be paid for each participant.

    The LTIP is currently expected to provide for cash payments that may be earned and paid over a three-year period based on the following thresholds, assuming that per Unit distributions exceed $ - per Unit per annum(1):

                                                                                   MAXIMUM PROPORTION OF EXCESS
                                                                                   DISTRIBUTIONS AVAILABLE FOR
AMOUNT OF $ EXCESS DISTRIBUTION PER UNIT OVER $ - PER UNIT OVER FISCAL PERIOD(1)        INCENTIVE PAYMENTS
--------------------------------------------------------------------------------   ----------------------------
Up to 5 cents.........................................................                          10%
Over 5 cents to 10 cents..............................................                          15%
Over 10 cents.........................................................                          17%

------------

(1) Annualized for fiscal periods of less than 12 months.

TRUSTEES OF THE FUND

    The Trustees will initially be Robert Franklin, Robert Korthals and Colin Watson. The term of office for each of the Trustees will expire, subject to early termination, at the close of the next annual meeting of Unitholders. In accordance with the Declaration of Trust, each of the Trustees must be a resident of Canada within the meaning of the Tax Act, and must be "unrelated" to the Fund as defined in the corporate governance guidelines of the Toronto Stock Exchange.

    GOVERNANCE OF THE FUND

    In lieu of a corporate governance committee, the Trustees will be directly responsible for developing the Fund's approach to governance issues, filling vacancies among the Trustees and periodically reviewing the composition and effectiveness of the Trustees and the contribution of individual Trustees.

    The Trustees will also be responsible for adopting and periodically reviewing and updating the Fund's written disclosure policy. This policy will, among other things:

    - articulate the legal obligations of the Fund, its affiliates and their respective trustees, managers, directors, officers and employees with respect to confidential corporate information;

    - identify spokespersons of the Fund who are the only persons authorized to communicate with third parties such as analysts, media and investors;

    - provide guidelines on the disclosure of forward looking information;

    - require advance review by senior representatives of any strategic disclosure of financial information to ensure the information is not material, to prevent the strategic disclosure of material information, and to ensure that if strategic disclosure does occur, a news release is issued immediately; and

    - establish "black-out" periods immediately prior to and following the disclosure of quarterly and annual financial results and immediately prior to the disclosure of certain material changes during which the Fund, its affiliates and their respective trustees, managers, directors, officers, employees and consultants may not purchase or sell Units.

    AUDIT RESPONSIBILITIES

    In lieu of an audit committee of the Fund, the Trustees will directly fulfill their responsibilities of oversight and supervision of the accounting and financial reporting practices and procedures, the adequacy of internal accounting controls and procedures, and the quality and integrity of financial statements. In addition, the

Trustees will be responsible for the selection of independent auditors and the direction of the auditors' examination of specific areas.

    REMUNERATION OF THE TRUSTEES

    Initial compensation for the Trustees will be $20,000 per Trustee per year (which, to the extent applicable, will not be in addition to the annual compensation paid to managers of the Company) and $1,000 per Trustee for attending meetings of the Trustees. The Fund will also reimburse the Trustees for out-of-pocket expenses for attending Trustee meetings. See "Description of the Fund -- The Trustees".

    LIABILITY OF THE TRUSTEES

    The Trustees will not be liable to any Unitholder or any other person, in tort, contract or otherwise, for any action taken or not taken in good faith in reliance on any documents that are PRIMA FACIE properly executed; for any depreciation of, or loss to, the Fund incurred by reason of the sale of any asset; for the loss or disposition of money or securities; or any action or failure to act of any other person to whom the Trustees have delegated any of their duties hereunder; or for any other action or failure to act (including failure to compel in any way any former Trustee to redress any breach of trust or any failure by any person to perform its duties under or delegated to it under the Declaration of Trust), unless such liabilities arise out of a breach of the Trustees' standard of care, diligence and skill or breach of the restrictions on the Trustees' powers as set out in the Declaration of Trust. If the Trustees have retained an appropriate expert, advisor or legal counsel with respect to any matter connected with their duties under the Declaration of Trust, the Trustees may act or refuse to act based on the advice of such expert, advisor or legal counsel, and the Trustees will not be liable for and will be fully protected from any loss or liability occasioned by any action or refusal to act based on the advice of such expert, advisor or legal counsel. In the exercise of the powers, authorities or discretion conferred on the Trustees under the Declaration of Trust, the Trustees are and will be conclusively deemed to be acting as trustees of the Fund's assets and will not be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses against or with respect to the Fund or the Fund's assets. In addition, the Declaration of Trust contains other customary provisions limiting the liability of the Trustees.

DIRECTORS OF CARBON CANADA AND CARBON ULC

    The directors of Carbon Canada and Carbon ULC will be the same persons who act as the Trustees. Directors of Carbon Canada and Carbon ULC will not receive any remuneration for acting in that capacity, but will be reimbursed for out-of-pocket expenses for attending meetings and will participate in the insurance and indemnification arrangements described below under "Trustees, Directors, Managers and Management -- Insurance Coverage for the Fund and Related Entities and Indemnification".

DIRECTORS OF GLC CARBON USA AND COPETRO AND MANAGERS OF HOLDINGS LLC

    The directors of GLC Carbon USA and Copetro and the managers of Holdings LLC will be the same persons who act as managers of the Company. Directors of GLC Carbon USA and Copetro and managers of Holdings LLC will not receive any remuneration for acting in that capacity, but will be reimbursed for out-of-pocket expenses for attending meetings and will participate in the insurance and indemnification arrangements described below under "Trustees, Directors, Managers and Management -- Insurance Coverage for the Fund and Related Entities and Indemnification".

INSURANCE COVERAGE FOR THE FUND AND RELATED ENTITIES AND INDEMNIFICATION

    The Fund will obtain or cause to be obtained a policy of insurance for the Trustees of the Fund and the managers, directors and officers of Carbon Canada, Carbon ULC, GLC Carbon USA, Holdings LLC, GLC Securityholder LLC, Copetro, the Company and its subsidiaries. The aggregate limit of liability applicable to the insured managers, directors and officers and the Trustees under the policy will be US$ - million including defense costs. Under the policy, each entity will have reimbursement coverage to the extent that it has indemnified the managers, directors and officers and the Trustees in excess of a deductible of US$ - for each loss. The policy will include securities claims coverage, insuring against any legal obligation to pay on account of any securities claims brought against the Fund, Carbon Canada, Carbon ULC, GLC Carbon USA, Holdings LLC, GLC Securityholder LLC, Copetro, the Company and its subsidiaries. The total limit of liability will be shared among the Fund, Carbon Canada, Carbon ULC, GLC Carbon USA, Holdings LLC, GLC
Securityholder LLC, Copetro, the Company, its subsidiaries and their respective managers, directors, officers and the Trustees so that the limit of liability will not be exclusive to any one of the entities or their respective managers, directors, officers and the Trustees.

    The by-laws of Carbon Canada, Carbon ULC, GLC Carbon USA, Holdings LLC, GLC Securityholder LLC, Copetro, the Company and its subsidiaries also provide for the indemnification of their respective managers, directors and officers from and against liability and costs in respect of any action or suit brought against them in connection with the execution of their duties of office, subject to certain limitations. The Declaration of Trust of the Fund also provides for the indemnification of the Trustees from and against liability and costs in respect of any action or suit against them in connection with the execution of their duties as trustees, subject to certain limitations.

                                USE OF PROCEEDS

    The estimated net proceeds from the Offering, after deducting fees payable to the Underwriters and estimated expenses of the Offering, will be approximately $ - . The Fund will use these net proceeds to acquire debt of Carbon ULC and, indirectly, shares of Class A common stock of GLC Carbon USA
that together will represent an indirect   -  % economic interest in the GLC
Business. The Company will also borrow approximately US$108.9 million from third party lenders on a senior, secured basis. The entirety of the proceeds of the Offering, together with such borrowing will be used to repay existing indebtedness of the Company and Holdings LLC under the Current Credit Facility and the Notes.

CURRENT CREDIT FACILITY AND THE NOTES

    The Current Credit Facility is comprised of a three tranche term loan facility in an original aggregate amount of approximately US$111.0 million and a US$12.0 million revolving credit facility. The Current Credit Facility and the guarantees thereof are secured by a perfected first priority security interest in substantially all assets of the Company and its current and future direct and indirect subsidiaries except foreign subsidiaries. As of May 31, 2003, there was US$58.3 million outstanding under the term loan facility. On such date there was no borrowing under the revolving credit facility and approximately $0.9 million of letters of credit were outstanding. Among other matters, the facility contains certain restrictive covenants relating to interest coverage and capital expenditures. The Company has been in compliance with the covenants since the inception of the Current Credit Facility. The Company will repay all amounts outstanding under the Current Credit Facility with the proceeds of the Offering received by the Company, to the extent any indebtedness remains after application of the initial advance under the Proposed Credit Facility.

    In addition, each of the Company and GLC Carbon USA is currently a borrower under the 10 1/4% Notes and the 13 1/8% Debentures, respectively.

    The 10 1/4% Notes were issued under an indenture (the "10 1/4% Indenture") between the Company and State Street Bank and Trust Company of California, N.A., as trustee, dated as of May 22, 1998. The 10 1/4% Notes are senior subordinated, unsecured, general obligations of the Company initially issued in US$175.0 million aggregate principal amount, maturing on May 15, 2008. The
10 1/4% Notes bear interest at the rate of 10 1/4% per annum, payable semi-annually on May 15 and November 15 of each year and includes an option to make up to four such semi-annual payments through the issuance of additional notes in an amount equal to the interest that would be payable if the rate of the 10 1/4% Notes were 11 3/4% per annum. The Company exercised the election with respect to the four consecutive payments ended May 15, 2003 resulting in a fully accreted value of US$219.9 million at May 15, 2003. The 10 1/4% Notes are redeemable at the Company's option, in whole or in part, at any time on or after May 15, 2003, at the redemption prices set forth in the 10 1/4% Indenture, plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date. Upon the occurrence of a change of control, the Company is required to offer to purchase all of the 10 1/4% Notes then outstanding at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase.

    The 13 1/8% Debentures were issued under an indenture (the "13 1/8% Indenture") between GLC Carbon USA and State Street Bank and Trust Company of California, N.A., as trustee, dated as of May 22, 1998. The 13 1/8% Debentures are general unsecured obligations of GLC Carbon USA initially issued in US$56.6 million aggregate principal amount, maturing on May 15, 2009. The
13 1/8% Debentures accrete at a rate of 13 1/8%, compounded semi-annually, to an aggregate principal amount of US$56.6 million by May 15, 2003. Cash interest will not accrue on the 13 1/8% Debentures prior to May 15, 2003. Commencing
May 15, 2003, cash interest on the 13 1/8% Debentures will accrue and be payable, at a rate of 13 1/8% per annum, semi-annually, in arrears, on May 15 and November 15 of each year. The 13 1/8% Debentures are redeemable at the option of GLC Carbon USA, in whole or in part, at any time on or after May 15, 2003 in cash at the redemption prices set forth in the 13 1/8% Indenture, plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date. Upon the occurrence of a change of control, GLC Carbon USA is required to offer to purchase all of the 13 1/8% Debentures then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount at maturity thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon. To date GLC Carbon USA has repurchased a majority of the outstanding 13 1/8% Debentures.

    The Existing Lenders will receive as consideration for the Notes, cash, shares of GLC Carbon USA common stock and Existing Securityholder Notes or any combination thereof. A portion of the proceeds of this Offering, together with borrowings under the Proposed Credit Facility and the Company's invested cash, if any, will comprise the cash portion of the consideration used to redeem the 10 1/4% Notes and the 13 1/8% Debentures on Closing.

PROPOSED CREDIT FACILITY

    The Company anticipates entering into the Proposed Credit Facility on or prior to Closing. This facility will be a senior secured credit facility comprised of a term loan facility in the aggregate amount of US$80.0 million and a US$50.0 million revolving credit facility. Management expects the Proposed Credit Facility to be secured by security interests over all or substantially all of the assets of the Company and its subsidiaries, and to be subject to customary terms and conditions, including limits on additional indebtedness and security without the consent of the lender. The terms of the Proposed Credit Facility will be finalized prior to Closing and will be subject to changes from time to time. It is a condition of Closing that the Proposed Credit Facility be available, and the Company expects to borrow approximately US$108.9 million under it at Closing.

                SUMMARY OF DISTRIBUTABLE CASH FLOWS OF THE FUND

    The following analysis, prepared by management of the Company to assist the Fund and a reader of this prospectus, has been prepared on the basis of the information contained in this prospectus and management's estimate of the amount of expenses and expenditures to be incurred by the Fund. IT IS NOT A FORECAST OR A PROJECTION OF FUTURE RESULTS. THE ACTUAL RESULTS OF OPERATIONS OF THE FUND FOR ANY PERIOD FOLLOWING CLOSING WILL LIKELY VARY FROM THE AMOUNTS SET FORTH IN THE FOLLOWING ANALYSIS, AND SUCH VARIATION MAY BE MATERIAL.

    Upon completion of this Offering, Existing Lenders will own shares of Class A common stock of GLC Carbon USA and Existing Securityholders will own shares of Class B common stock of GLC Carbon USA. The Fund will indirectly own shares of Class A common stock of GLC Carbon USA. GLC Carbon USA will hold 100% of the equity interest in Holdings LLC, Carbon ULC and GLC Securityholder LLC. Carbon ULC and GLC Securityholder LLC will own shares of Series A preferred stock of GLC Carbon USA. Until the End Date, in addition to the obligations of AIP pursuant to the Contribution Agreement, distributions on shares of Class B common stock of GLC Carbon USA will be subordinate to distributions on shares of Class A common stock of GLC Carbon USA which, together with the Contribution Agreement, ensures aggregate subordination equal to 12.5% of the Distributable Cash Threshold. The Existing Lenders and Existing Securityholders may effectively exchange their shares of common stock of GLC Carbon USA and Existing Securityholder Notes for Units of the Fund from time to time in accordance with and subject to the restrictions contained in the Exchange Agreement. Prior to the End Date, the portion of the shares of Class B common stock of GLC Carbon USA that comprises the Subordinated Interest and a corresponding amount of Existing Securityholder Notes may only be exchanged into Units (or a non-subordinated interest) at a reduced effective exchange rate in accordance with and subject to the restrictions contained in the Exchange Agreement. See "Funding, Acquisition and Related Transactions -- Existing Lenders' and Existing Securityholders' Retained Interest and Subordination".

    Management of the Company believes that, upon completion of the transactions described under "Use of Proceeds", the Fund will incur administrative costs and interest expenses and will require maintenance capital expenditures that will differ from those contained in the consolidated historical financial statements or in the unaudited PRO FORMA consolidated statements of operations that are included elsewhere in this prospectus. Although management does not have firm commitments for all of those expenses and, accordingly, the complete financial effects of all of those expenses and expenditures are not objectively determinable, management believes that, based on past experience, information derived from the unaudited PRO FORMA consolidated statements of operations that are included elsewhere in this prospectus, the following represents a reasonable estimate of what distributable cash would have been for the twelve months ended March 31, 2003 had the Fund been in existence during such period:

                                                              TWELVE MONTHS ENDED
                                                                MARCH 31, 2003
(IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER UNIT NUMBER)            (UNAUDITED)
------------------------------------------------------        -------------------
Net Sales...................................................      US$ 329,997
Cost of Sales (before depreciation).........................          253,540
Gross Profit (before depreciation)..........................           76,457
Selling, General and Administrative Expenses (before
  depreciation and amortization)............................            9,371
EBITDA(1)...................................................           67,086

Management, in the interest of conservatism, has elected to
  establish a reserve for contingencies as reflected below:
Reserve.....................................................           (1,000)

Management believes the following expenses will reduce the
  amount available for distribution by the Fund:
Additional administrative expenses(2).......................             (750)
Interest(3).................................................           (5,988)
Taxes.......................................................           (5,448)
Maintenance capital expenditures............................           (6,000)
The foregoing adjustments result in estimated distributable
  cash of...................................................           47,900
And estimated distributable cash translated at Cdn$1.40 to
  US$1.00(4)................................................      Cdn$ 67,060
And a target for distributions per Unit of..................          Cdn$  -

------------

(1) For a definition of "EBITDA" see "Glossary of Terms". EBITDA is not a recognized measure under Canadian GAAP or US GAAP and does not have a standardized meaning prescribed by Canadian GAAP or US GAAP. Therefore, EBITDA may not be comparable to similar measures presented by other companies.

(2) Reflects estimated incremental administrative and management expenses for the twelve months ended March 31, 2003.

(3) Estimated interest expense on the credit facility described under "Use of Proceeds -- Proposed Credit Facility", assuming funds totaling US$108,880 had been drawn down on April 1, 2002.

(4) Based on the three-year flat forward rate as of   -  , 2003.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

    The following tables set out selected consolidated financial information for GLC Carbon USA for the periods indicated, in millions of U.S. dollars, unless otherwise indicated. The selected historical financial information for GLC Carbon USA as of and for the six years ended December 31, 2002 was derived from GLC Carbon USA's audited consolidated financial statements. The selected historical financial information for GLC Carbon USA for the twelve months ended March 31, 2003 and as of and for each of the nine three-month periods ended March 31, 2003 was derived from the unaudited consolidated financial statements of GLC Carbon USA.

                              TWELVE MONTHS       THREE MONTHS
                                  ENDED          ENDED MARCH 31,                        YEARS ENDED DECEMBER 31,
(US$ MILLIONS, EXCEPT AS        MARCH 31,      -------------------   ---------------------------------------------------------------
OTHERWISE INDICATED)               2003          2003       2002       2002       2001       2000       1999       1998       1997
------------------------      --------------   --------   --------   --------   --------   --------   --------   --------   --------
INCOME STATEMENT SUMMARY
  Net Sales
    Anode Grade CPC.........     $ 276.6       $  64.2    $  40.7    $ 253.1    $ 194.5    $ 194.1    $ 197.7    $ 201.0    $ 190.8
    Industrial Grade CPC....        48.0          13.0        9.6       44.6       54.0       55.2       46.1       39.5       43.5
    RPC Trading and Other...         5.4           0.6        5.1        9.9       22.1       14.3        4.2        2.2        2.4
                                 -------       -------    -------    -------    -------    -------    -------    -------    -------
  Total Net Sales...........     $ 330.0       $  77.8    $  55.4    $ 307.6    $ 270.6    $ 263.6    $ 248.0    $ 242.7    $ 236.7
  Cost of Goods Sold........     $ 272.2       $  64.3    $  45.0    $ 253.0    $ 216.0    $ 202.7    $ 185.2    $ 179.7    $ 177.2
  EBITDA....................     $  67.1       $  15.9    $  12.5    $  63.7    $  60.0    $  65.3    $  65.2    $  64.4    $  59.2
  EBITDA Margin.............         20%           20%        23%        21%        22%        25%        26%        27%        25%
  Capital Expenditures......     $   5.4       $   0.6    $   0.8    $   5.5    $   4.2    $   4.3    $   4.3    $  17.0    $  21.4

BALANCE SHEET DATA
  Total Assets..............     $ 494.4       $ 494.4    $ 485.6    $ 491.0    $ 453.8    $ 459.0    $ 476.8    $ 492.9    $ 174.9
  Long Term Liabilities.....       343.5         343.5      339.7      340.5      319.1      332.4      365.3      384.4       91.6
                                 -------       -------    -------    -------    -------    -------    -------    -------    -------

CPC SHIPMENTS ('000'S TONS)
  Anode.....................     1,809.0         415.4      260.8    1,654.4    1,196.7    1,251.6    1,246.6    1,214.1    1,118.4
  Industrial................       348.2         103.5       64.0      308.7      352.4      385.0      306.7      251.3      299.6
                                 -------       -------    -------    -------    -------    -------    -------    -------    -------
  Total.....................     2,157.2         518.9      324.8    1,963.1    1,549.1    1,636.6    1,553.3    1,465.4    1,418.0

CPC PRICING ($/TON)
  Anode.....................     $152.90       $154.55    $156.06    $152.99    $162.53    $155.08    $158.59    $165.55    $170.60
  Industrial................     $137.85       $125.60    $150.00    $144.48    $153.23    $143.38    $150.31    $157.18    $145.19

                                                                        QUARTERS ENDED
                             -----------------------------------------------------------------------------------------------------
(US$ MILLIONS, EXCEPT AS     MARCH 31,    DECEMBER 31,    SEPTEMBER 30,    JUNE 30,    MARCH 31,    DECEMBER 31,    SEPTEMBER 30,
OTHERWISE INDICATED)            2003          2002             2002          2002         2002          2001             2001
------------------------     ----------   -------------   --------------   ---------   ----------   -------------   --------------
INCOME STATEMENT SUMMARY
  Net Sales
    Anode Grade CPC........   $  64.2        $  67.9          $  73.9       $  70.6     $  40.7        $  44.3          $  50.0
    Industrial Grade CPC...      13.0           12.0             11.6          11.4         9.6           10.3             14.6
    RPC Trading and Other..       0.6            1.9              1.7           1.2         5.1            6.2              3.6
                              -------        -------          -------       -------     -------        -------          -------
  Total Net Sales..........   $  77.8        $  81.8          $  87.2       $  83.2     $  55.4        $  60.8          $  68.2
  Cost of Goods Sold.......   $  64.3        $  68.3          $  69.6       $  70.1     $  45.0        $  47.7          $  55.5
  EBITDA...................   $  15.9        $  15.5          $  19.9       $  15.8     $  12.5        $  14.8          $  14.0
  EBITDA Margin............       20%            19%              23%           19%         23%            24%              21%
  Capital Expenditures.....   $   0.6        $   2.1          $   1.5       $   1.1     $   0.8        $   1.3          $   1.0

BALANCE SHEET DATA
  Total Assets.............   $ 494.4        $ 491.0          $ 498.9       $ 510.3     $ 485.6        $ 453.8          $ 455.4
  Long Term Liabilities....     343.5          340.5            334.7         331.8       339.7          319.1            319.9
                              -------        -------          -------       -------     -------        -------          -------

CPC SHIPMENTS ('000'S TONS)
  Anode....................     415.4          448.5            483.6         461.5       260.8          275.3            302.0
  Industrial...............     103.5           85.2             82.5          77.0        64.0           64.1             98.7
                              -------        -------          -------       -------     -------        -------          -------
  Total....................     518.9          533.7            566.1         538.5       324.8          339.4            400.7

CPC PRICING ($/TON)
  Anode....................   $154.55        $151.39          $152.81       $152.98     $156.06        $160.92          $165.56
  Industrial...............    125.60         140.85           140.61        148.05      150.00         160.69           147.92

                                 QUARTERS ENDED
                             ----------------------
(US$ MILLIONS, EXCEPT AS     JUNE 30,    MARCH 31,
OTHERWISE INDICATED)           2001         2001
------------------------     ---------   ----------
INCOME STATEMENT SUMMARY
  Net Sales
    Anode Grade CPC........   $  50.7     $  49.5
    Industrial Grade CPC...      13.8        15.3
    RPC Trading and Other..       5.0         7.3
                              -------     -------
  Total Net Sales..........   $  69.5     $  72.1
  Cost of Goods Sold.......   $  55.2     $  57.6
  EBITDA...................   $  15.4     $  15.8
  EBITDA Margin............       22%         22%
  Capital Expenditures.....   $   1.3     $   0.6
BALANCE SHEET DATA
  Total Assets.............   $ 456.5     $ 457.5
  Long Term Liabilities....     321.2       321.8
                              -------     -------
CPC SHIPMENTS ('000'S TONS)
  Anode....................     310.9       308.5
  Industrial...............      87.1       102.5
                              -------     -------
  Total....................     398.0       411.0
CPC PRICING ($/TON)
  Anode....................   $163.07     $160.45
  Industrial...............    158.44      149.27

    This information should be read in conjunction with audited consolidated financial statements for the years ended December 31, 2002, 2001 and 2000 and the related notes, the unaudited condensed consolidated financial statements for the three months ended March 31, 2003 and 2002 and the related notes, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations", all as included elsewhere in this prospectus.

    The foregoing financial data has been prepared based on generally accepted accounting principles in the United States of America. For a reconciliation to Canadian generally accepted accounting principles, see Note 23 to the annual financial statements of GLC Carbon USA for the years ended December 31, 2002, 2001 and 2000 at page F-39 and Note 10 to the condensed consolidated financial statements (unaudited) of GLC Carbon USA for the three months ended March 31, 2003 and 2002 at page F-16.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with the consolidated financial statements and notes thereto and the comparative summary of selected consolidated financial information appearing elsewhere in this prospectus. Historical results and trends should not be taken as indicative of future operations. For the purposes of the "Management's Discussion and Analysis of Financial Condition and Results of Operations", the "Company" shall refer to GLC Carbon USA on a consolidated basis. The financial data in the following discussion is derived from the consolidated financial statements appearing elsewhere in the prospectus, which have been prepared in accordance with US GAAP. For a reconciliation to Canadian GAAP, see Note 23 of the Notes to Consolidated Financial Statements for the years ended December 31, 2002, 2001 and 2000 at page F-39 and Note 10 to the consolidated financial statements (unaudited) of GLC Carbon USA for the three months ended March 31, 2003 and 2002 at page F-16.

GENERAL

    The Company produces anode grade and industrial grade CPC from RPC, a by-product of oil refining, utilizing a high-temperature, rotary-kiln calcining process developed by the Company in the 1930s. Anode grade CPC is the principal raw material used in the production of carbon anodes for use in aluminum smelting. Industrial grade CPC is produced and marketed for use in the production of titanium dioxide and a variety of other industrial applications.

    As used in this document EBITDA means earnings before interest, income taxes, depreciation and amortization, Non-Recurring Items and non-operating items included in other income (expense). EBITDA is calculated for the periods presented as follows:

                              TWELVE MONTHS       THREE MONTHS
                                  ENDED          ENDED MARCH 31,                        YEARS ENDED DECEMBER 31,
                                MARCH 31,      -------------------   ---------------------------------------------------------------
(US$ MILLIONS)                     2003          2003       2002       2002       2001       2000       1999       1998       1997
--------------                --------------   --------   --------   --------   --------   --------   --------   --------   --------
EBITDA
Net income..................     $   3.6       $   1.0    $   2.2    $   4.7    $   4.5    $   7.7    $   4.9    $  (0.6)   $  22.0
Extraordinary item..........      --             --         --         --          (3.7)      (3.8)      (0.3)       7.1      --
Income taxes................         4.0         --           3.2        7.2        1.0        4.8        4.9        7.7       12.7
Interest, net...............        33.9           8.5        7.6       33.0       30.6       33.4       34.0       24.7        6.3
Other, net..................         4.2           0.7       (5.6)      (2.1)       3.4       (1.1)      (1.0)      (0.4)     --
Depreciation and
  amortization..............        19.3           5.0        4.5       18.9       22.0       21.7       20.4       15.5       10.0
Discontinued management fees
  and expenses..............         2.1           0.7        0.6        2.0        2.2        2.6        2.3       10.4        8.2
                                 -------       -------    -------    -------    -------    -------    -------    -------    -------
EBITDA......................     $  67.1       $  15.9    $  12.5    $  63.7    $  60.0    $  65.3    $  65.2    $  64.4    $  59.2
                                 =======       =======    =======    =======    =======    =======    =======    =======    =======

    Management believes that in addition to net income or loss, EBITDA is a useful supplemental measure of cash available for distribution prior to debt service, capital expenditures and income taxes. EBITDA, however, is not a recognized measure under Canadian GAAP or US GAAP. Investors are cautioned that EBITDA should not be construed as an alternative to net income or loss determined in accordance with Canadian GAAP or

US GAAP as an indicator of the Company's performance or to cash flows from operating, investing and financing activities as a measure of liquidity and cash flows. The Company's method of calculating EBITDA may differ from the methods used by other companies and, accordingly, the Company's EBITDA may not be comparable to similarly titled measures used by other companies.

THREE MONTHS ENDED MARCH 31, 2003 VERSUS THREE MONTHS ENDED MARCH 31, 2002

    NET SALES

    The Company's net sales for the quarter ended March 31, 2003 increased 40.5% to $77.8 million from $55.3 million in the comparable 2002 period. Net sales of anode grade CPC increased 58.1% to $64.2 million, net sales of industrial grade CPC increased 35.4% to $13.0 million and net sales of RPC decreased 88.3% to $0.5 million. The increase in anode grade CPC net sales was primarily the result of a 59.3% increase in sales volume to 415,439 tons as average per ton selling prices declined a mere 0.7%. The increase in sales volume was attributable to the Baton Rouge plant, purchased on March 27, 2002, for which there was no activity in the prior year quarter, and continued strong demand from aluminum producers. Baton Rouge shipments accounted for 97.4% and 97.0% of the quarter-to-quarter increase in sales volume and net sales, respectively.

    The increase in industrial grade CPC net sales was the result of a 61.6% increase in sales volume to 103,451 tons partially offset by a 16.2% decline in average per ton selling prices. Higher shipments, principally to the domestic titanium dioxide market, more than out-paced a volume decrease in chemical accounts and lower overall prices.

    The decrease in RPC net sales was primarily the result of an 87.9% decrease in sales volume to 8,032 tons coupled with a 3.1% decline in average per ton selling prices. Increased internal consumption, mainly as a result of the acquisition of the Baton Rouge plant, which is a large consumer of the GLC RPC product, has significantly reduced Company's RPC trading activities. Those activities, which were originally initiated to take advantage of certain excess RPC availability in the Company's procurement system, are now in the process of being phased out.

    GROSS PROFIT

    The Company's gross profit for the first quarter increased by 30.3% to $13.5 million from $10.4 million in 2002. The increase in gross profit was due to the 40.5% increase in sales discussed above offset by a 42.9% increase in cost of goods sold. The increase in cost of goods sold was the result of the higher sales volume and higher average per ton costs. The increase in average per ton costs was due mainly to continued tight anode grade RPC supply.

    OPERATING INCOME

    Operating income increased 38.1% to $10.2 million from $7.4 million in the prior year quarter. The increase in operating income was due to the increase in gross profit discussed above offset by a $0.3 increase in selling, general and administrative expenses.

    INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEMS

    Income before income taxes decreased 79.9% to $1.1 million from $5.4 million in the comparable 2002 period. The decline was due to an increase in other expense partially offset by the improvement in operating income discussed above. The increase in other expense was due mainly to the absence in the current year quarter of certain gains (on the sale of lease rights and foreign currency exchange related to the devaluation of the Argentine peso) included in other expense in the prior year period and higher interest expense. The increase in interest expense related to the additional debt (at higher base rates) incurred in connection with the acquisition of the Baton Rouge plant.

    The Company's effective tax rate decreased to 2.5% from 59.9% in the 2002 period mainly as a result of the tax effect of foreign currency losses in the tax provision for foreign operations.

    NET INCOME

    As a result of the factors discussed above, net income for the quarter ended March 31, 2003 decreased to $1.0 million from $2.2 million in the comparable quarter of 2002.

    EBITDA

    EBITDA for the quarter ended March 31, 2003 increased 27.2% to US$15.9 million from US$12.5 million in the comparable 2002 period due to the increase in operating income discussed above and an increase to the add-back adjustment for depreciation/amortization of US$0.5 million. See EBITDA calculation table above.

    LIQUIDITY AND CAPITAL RESOURCES

    The Company's liquidity requirements are primarily for debt service, capital expenditures and general working capital needs. The timing of inventory receipts and product shipments, all of which are essentially U.S. dollar-denominated transactions, can have a substantial impact on the Company's working capital requirements. Capital investments generally relate to facility maintenance and projects to improve plant throughput and product quality. It is anticipated that capital investments for 2003 will be approximately $6.0 million.

    Pursuant to the terms of the 10 1/4% Notes, the Company was permitted, at its option, through May 15, 2003, to make up to four semi-annual interest payments through the issuance of additional 10 1/4% Notes in an amount equal to the interest that would be payable if the rate per annum of the 10 1/4% Notes was equal to 11 3/4%. The Company exercised its pay-in-kind option with respect to payments from November 15, 2001 through May 15, 2003, the last two of which were required as a condition to obtaining incremental term loan financing for the acquisition of the Baton Rouge plant under the Company's existing credit agreement.

    The Company expects to meet its liquidity needs, including debt service, through cash from operations and its revolving credit facility.

    The revolving credit facility, which currently provides for borrowings of up to $12.0 million (with a $7.5 million sub-limit for letters of credit), expires on May 31, 2005. As of May 31, 2003, there were no amounts borrowed, and approximately $0.9 million in letters of credit were outstanding under this facility. The Company or its affiliates may, from time to time, depending on liquidity and market and economic conditions, purchase in open-market transactions the 13 1/8% Debentures or the 10 1/4% Notes.

YEAR ENDED DECEMBER 31, 2002 VERSUS YEAR ENDED DECEMBER 31, 2001

    NET SALES

    The Company's net sales for the year ended December 31, 2002 increased 13.7% to US$307.6 million from US$270.6 million in the comparable 2001 period. Net sales of anode grade CPC increased 30.1% to US$253.1 million, net sales of industrial grade CPC decreased 17.4% to US$44.6 million and net sales of RPC decreased 55.4% to US$8.8 million.

    The increase in anode grade CPC net sales was primarily the result of a 38.3% increase in sales volume to 1,654,424 short tons partially offset by a 5.9% decrease in average per ton selling prices. The increase in sales volume was attributable to shipments, beginning April 2002, from the newly purchased Baton Rouge plant, which accounted for 88.9% and 103.8% of the increase in sales volume and net sales, respectively.

    The decrease in industrial grade CPC net sales was the result of a 12.4% decrease in sales volume to 308,715 short tons coupled with a 5.7% decrease in average selling prices. Lower shipments to titanium dioxide customers and reduced prices across most product lines were the main factors contributing to the decline.

    The decrease in RPC net sales was primarily the result of a 31.2% decrease in sales volume to 164,236 short tons and a 35.2% decrease in average per ton selling prices. Because the Baton Rouge plant is a large consumer of the RPC product, the quantity available for resale to third parties decreased in the periods subsequent to the purchase of the plant. Increased internal consumption is expected to significantly reduce or eliminate future RPC trading activities.

    GROSS PROFIT

    The Company's gross profit for the year, at US$54.6 million, was virtually unchanged from the amount achieved in 2001. The 13.7% increase in sales discussed above was outpaced by a 17.1% increase in cost of goods sold. The increase in cost of goods sold was the result of the higher sales volume and higher average per ton costs, due mainly to continued tight anode grade RPC supply. This cost increase was mitigated slightly by a one-time raw material price adjustment related to the re-establishment on a dollar basis of an Argentine contract automatically converted to peso-based pricing when that currency was devalued at the end of 2001.

    OPERATING INCOME

    Operating income increased 19.3% to US$42.8 million from US$35.9 million in 2001. The increase in operating income was due to a 36.9% decrease in selling, general and administrative expenses and the slight increase in gross profit discussed above. The decrease in selling, general and administrative expenses was primarily the result of the elimination of goodwill amortization expense (in accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets") and lower commission, travel and employee compensation expenses partially offset by higher insurance costs. Goodwill amortization expense totaled $4.5 million in 2001.

    INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEMS

    Income before income taxes and extraordinary items increased 553.9% to US$11.9 million from US$1.8 million in 2001. The increase was due to the improvement in operating income discussed above and lower other expense. The decrease in other expense was attributable mainly to the absence of a US$5.0 million charge related to the settlement of a finder's fee claim dating back to the acquisition of the Company by AIP included in other expense in 2001 and a gain on the sale of certain lease rights to a storage shed (which had been sublet to the buyer since the 1980s) offset in part by increased interest expense, the imposition of Argentine export duties and reduced Argentine export tax refunds. The increase in interest expense related to the additional debt (at higher base rates) incurred in connection with the acquisition of the Baton Rouge plant.

    The Company's effective tax rate increased to 60.6% in 2002 from 55.5% in 2001 mainly as a result of the tax effect of foreign currency gains in the tax provision for foreign operations.

    In addition, 2001 included the recognition of an extraordinary gain on the repurchase of debt of approximately US$3,717,000 (net of income tax expense of US$2,073,000) for which there was no comparable item in 2002.

    NET INCOME

    As a result of the factors discussed above, net income for the year ended December 31, 2002 increased 3.5% to US$4.7 million from US$4.5 million in 2001.

    EBITDA

    EBITDA in 2002 increased by 6.1% to US$63.7 million from US$60.0 million in 2001 due to the increase in operating income discussed above offset by a decrease to the add-back adjustment for depreciation/amortization of US$3.1 million (mainly due to the elimination of goodwill amortization as previously noted). See EBITDA calculation table above.

YEAR ENDED DECEMBER 31, 2001 VERSUS YEAR ENDED DECEMBER 31, 2000

    NET SALES

    The Company's net sales for the year ended December 31, 2001 increased 2.6% to US$270.6 million from US$263.6 million in the comparable 2000 period. Net sales of anode grade CPC increased 0.2% to US$194.5 million, net sales of industrial grade CPC decreased 2.2% to US$54.0 million and net sales of RPC increased 67.8% to US$19.8 million.

    The increase in anode grade CPC net sales was primarily the result of a 4.8% increase in average per ton selling prices almost completely offset by a 4.4% decrease in sales volume to 1,196,685 short tons. The increase in selling prices was attributable to market recognition of increased CPC supply costs discussed below. The decrease in sales volume was primarily a function of period-to-period scheduling fluctuations.

    The decrease in industrial grade CPC net sales was the result of an 8.5% decrease in sales volume to 352,424 short tons partially offset by a 6.9% increase in average selling prices. Volume declines in chemical and recarburizer accounts out-paced greater shipments to titanium dioxide customers and higher prices across most product lines.

    The increase in RPC net sales was primarily the result of a 89.4% increase in the average per ton selling price offset partially by a 11.4% decrease in sales volume to 238,674 short tons. The shipment of higher-priced anode grade RPC, despite lower total volume levels, was the primary reason for the change.

    GROSS PROFIT

    The Company's gross profit for the year decreased by 10.3% to US$54.6 million from US$60.9 million in the prior year. The decrease in gross profit was due to higher cost of goods sold that was only partially offset by the increase in sales discussed above. The increase in cost of goods sold was due mainly to higher average per ton raw material costs which were only partially offset by the decline in volume. Tight anode grade RPC supply, particularly in the United States Gulf Coast, was the major factor impacting raw material costs.

    OPERATING INCOME

    Operating income decreased 12.5% to US$35.9 million from US$41.0 million in 2000. The decrease in operating income was due to the decrease in gross profit discussed above offset in part by a 5.8% decrease in selling, general and administrative expenses. The decrease in selling, general and administrative expenses was primarily the result of lower sales commissions, management fees and travel and entertainment expenses.

    INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEMS

    Income before income taxes and extraordinary items decreased 79.1% to US$1.8 million from US$8.7 million in 2000. The decrease was attributable to the decline in operating income discussed above and a US$5.0 million charge related to the settlement of a finder's fee claim dating back to the acquisition of the Company by AIP included in other expenses, offset in part by a US$2.7 million decrease in net interest expense. The effects of lower general interest rates and continued debt reduction, which more than offset the additional interest expense incurred in connection with the 10 1/4% Notes payment-in-kind election, were the most significant factors contributing to the lower net interest expense.

    The Company's effective tax rate of 55.5% in 2001 remained essentially unchanged from 2000.

    An extraordinary gain related to the repurchase of debt of approximately US$3.7 million (net of income tax expense of US$2.1 million) was recognized during 2001 as compared to US$3.8 million (net of income tax expense of US$2.0 million) in 2000.

    NET INCOME

    As a result of the factors discussed above, net income for the year ended December 31, 2001 decreased 41.3% to US$4.5 million from US$7.7 million in 2000.

    RECONCILIATION TO CANADIAN GAAP

    The Company prepared its financial statements in accordance with US GAAP, which differs in certain respects from Canadian GAAP. Specifically, the Company recognized gains during the years ended December 31, 2001 and 2000 related to repurchase of debt discussed above. Under US GAAP, these gains were reflected on the Company's consolidated statements of operations as extraordinary items, net of tax expense; Canadian GAAP does not permit extraordinary treatment and would have included the gross gains in other income. The following section has been rewritten as if Canadian GAAP had been applied.

    INCOME BEFORE INCOME TAXES (CANADIAN GAAP VERSION)

    Income before income taxes decreased 47.7% to US$7.6 million in 2001 from US$14.6 million in 2000. The decrease was attributable to the decline in operating income discussed above and a US$5.0 million charge related to the settlement of a finder's fee claim dating back to the acquisition of the Company by AIP included in other expense, offset in part by a US$2.7 million decrease in net interest expense. The effects of lower general interest rates and continued debt reduction, which more than offset the additional interest expense incurred in connection with the 10 1/4% Notes payment-in-kind election, were the most significant factors contributing to the lower net interest expense. A gain related to the repurchase of debt of approximately US$5.8 million and US$5.9 million was recognized in 2001 and 2000, respectively.

    The Company's effective tax rate decreased to 40.5% in 2001 from 47.0% in 2000 largely as a result of the tax effect of the finder's fee claims discussed above.

    EBITDA

    EBITDA in 2001 decreased by 8.1% to US$60.0 million from US$65.3 million in 2000 due to the decrease in operating income discussed above as add-back adjustments for depreciation/amortization and AIP management fee expenses remained basically unchanged. See EBITDA calculation table above.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's liquidity requirements are primarily for debt service, capital expenditures and general working capital needs. The timing of inventory receipts and product shipments, all of which are entirely U.S. dollar denominated, can have a substantial impact on the Company's working capital requirements. Capital investments generally relate to facility maintenance and projects to improve plant throughput and product quality.

    For purposes of evaluating its cash flow, the Company uses a measure, which it refers to as adjusted net income to classify the income component of cash flow from operating activities. Adjusted net income represents net income before depreciation, amortization, deferred taxes and other non-cash items, including accretions of long-term debt, reflected as reconciling adjustments in the statement of cash flows.

    Net cash provided by operating activities was US$47.2 million, US$21.2 million and US$31.8 million in 2002, 2001 and 2000, respectively. The US$26.0 million increase in 2002 was due mainly to a decrease in working capital requirements of US$16.3 million attributable primarily to lower levels of restricted cash and inventories and higher taxes payable offset partially by an increase in accounts receivable and the US$10.9 million improvement in adjusted net income. The US$10.6 million decrease in 2001 was due mainly to an increase in working capital requirements of US$17.2 million, of which an increase in inventory of US$10.3 million, in response to anticipated continued tightness of anode grade RPC supply in the U.S. Gulf Coast, was the most significant component offset by the US$7.7 million increase in adjusted net income.

    Capital expenditures were US$5.5 million, US$4.2 million and US$4.3 million in 2002, 2001 and 2000, respectively. The increase in 2002 is primarily attributable to capital spending at the Baton Rouge plant in the period subsequent to the acquisition of the facility.

    Investing activities for 2002 also includes US$11.7 million (excluding notes payable in an aggregate principal amount of US$20.0 million issued by the Company) paid in connection with the purchase of the Baton Rouge plant.

    Financing activities for 2002 reflect a net increase in indebtedness for borrowed money of US$24.7 million (after taking into account US$20.0 million of notes payable shown as a non-cash supplemental item and US$25.2 million of accretion on the 10 1/4% Notes and the 13 1/8% Debentures reflected as a non-cash reconciling adjustment to net income on the statement of cash flows). This US$24.7 million net increase was made up of a US$61.0 million increase to debt obligations, of which approximately US$46.6 million was incurred in connection with the acquisition of the Baton Rouge plant, offset by US$36.3 million of debt repayments, including US$5.0 million of voluntary prepayments.

    Financing activities in 2001 reflect a net reduction in indebtedness for borrowed money of US$0.5 million (after taking into account US$15.6 million of accretion on the 10 1/4% Notes and the 13 1/8 Debentures reflected as a non-cash reconciling adjustment to net income on the statement of cash flows). This US$0.5 net reduction was comprised of US$23.9 million of debt repayments, including US$4.0 million of voluntary repayments, offset by a US$23.4 million increase to debt obligations, including US$7.8 million of short-term working capital borrowings in Argentina.

    Financing activities in 2000 reflect a net reduction in indebtedness for borrowed money of US$19.1 million (after taking into account US$4.3 million of accretion on the 13 1/8 Debentures reflected as a non-cash reconciling adjustment to net income on the statement of cash flows). This US$19.1 million net reduction was comprised of US$23.5 million of debt repayments, including US$11.1 million of voluntary prepayments, offset by a US$4.4 million increase to debt obligations, including additional borrowings of US$0.1 million.

    The 10 1/4% Notes were issued by GLC in May 1998 to finance the acquisition of the Company by AIP. The 10 1/4% Notes are unsecured general obligations of GLC and, although not currently guaranteed, require essentially all future domestic subsidiaries of GLC, if any, to be guarantors of the debt. Interest on the 10 1/4% Notes is payable semi-annually each year on May 15 and November 15. The 10 1/4% Notes will mature on May 15, 2008 and are subject to early redemption as set forth under the terms of the indenture. For interest payments due through May 15, 2003, GLC was permitted, at its option, to make up to four semi-annual payments through the issuance of additional notes in an amount equal to the interest that would be payable if the rate per annum of the 10 1/4% Notes were equal to 11 3/4%. GLC elected to exercise its pay-in-kind option with respect to the four consecutive payments ending on May 15, 2003, the last two of which were required as a condition to obtaining incremental term loan financing under the Current Credit Facility for the acquisition of the Baton Rouge plant as discussed below.

    The Company is a party to the Current Credit Facility that includes term loans comprised of three initial single tranche loans in an original amount of US$50.0 million, US$31.0 million and US$30.0 million maturing on May 31, 2004, 2005 and 2006, respectively, and a revolving credit facility in effect until May 31, 2005 which provides for borrowings of up to US$12.0 million (with a US$7.5 million sub-limit for letters of credit). On March 27, 2002, the Company secured incremental term loans under each existing tranche in the amount of US$9.0 million, US$1.5 million and US$1.5 million, respectively, in order to finance the acquisition of the Baton Rouge plant. The incremental loans amortize and mature in conformity with the existing term loan tranches to which they were added. In consideration for the issuance of the incremental term loans, credit facility interest rate margins were increased between 1.25% to 1.50%. The Current Credit Facility is secured by substantially all the assets of the Company and requires that the Company satisfy certain financial ratios. At
May 31, 2003, the amount payable under each such tranche was US$12.6 million, US$23.2 million and US$22.5 million, respectively. As at May 31, 2003, there were no borrowings under the revolving credit facility and approximately
US$0.9 million of letters of credit were outstanding.

    The 13 1/8% Debentures, issued in May 1998 in conjunction with the acquisition of the Company by AIP, are unsecured general obligations of GLC Carbon USA, subordinated in right of payment to essentially all subsidiary liabilities. No cash interest will be payable on the 13 1/8% Debentures until November 15, 2003 but the accreted value increased (representing amortization of original issue discount) to approximately US$56.6 million through May 15, 2003. The 13 1/8% Debentures require GLC Carbon USA to make cash interest payments semi-annually commencing in November 2003 of approximately US$7.4 million per year (US$3.7 million in 2003) and a principal payment of approximately
US$56.6 million at maturity in May 2009. The 13 1/8% Debentures are subject to early redemption as set forth under the terms of the indenture. GLC Carbon USA is a holding company and its ability to pay its debt service obligations is dependent upon the receipts of dividends and other distributions from its direct and indirect subsidiaries. GLC, in turn is a party to the Indenture for the 10 1/4% Notes and the Current Credit Facility each of which imposes substantial restrictions on GLC's ability to pay dividends to the Company.

    Information regarding the Company's contractual obligations at December 31, 2002 is set forth in the table below:

                                                               1 YEAR OR                            MORE THAN
                                                     TOTAL        LESS      2-3 YEARS   4-5 YEARS    5 YEARS
                                                    --------   ----------   ---------   ---------   ---------
                                                                       (US$ in thousands)
Long-term debt....................................  $307,360     $23,677     $40,743     $11,017    $231,923
Capital leases....................................        25          23           2       --          --
Operating leases..................................    10,878       1,779       3,355       2,691       3,053
                                                    --------     -------     -------     -------    --------
Total.............................................  $318,263     $25,479     $44,100     $13,708    $234,976
                                                    ========     =======     =======     =======    ========

    The Company expects to meet its liquidity needs, including debt service, through cash from operations, its revolving credit facility and other financing sources provided in its debt agreements. The Company's ability to generate cash from operations is highly dependent on revenues and profits from sales of anode grade CPC to the aluminum industry. Changes in anode grade CPC selling prices and sales volumes as well as changes in RPC costs can have a material impact on operating cash flows.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    The Company has significant amounts outstanding under its Current Credit Facility that bear interest at variable rates. As a result, the Company's interest expense is sensitive to changes in the general level of interest rates. To illustrate, a 10% increase or decrease in the rates in effect for the year ended December 31, 2002 would have resulted in a corresponding increase or decrease in interest expense for the period of US$376,000.

    The Company may, from time to time, enter into interest rate swap arrangements to manage its interest cost and mitigate its exposure to fluctuating interest rates. There were no such arrangements outstanding at December 31, 2002 or during the year then ended.

    As a result of the continued decline in the Argentine economy and the decision of the government to default on its foreign debt, all foreign currency trading was suspended on December 22, 2001. The government subsequently announced the devaluation of the Argentine peso, effective January 7, 2002, thus bringing to an end that currency's ten year one-to-one peg to the U.S. dollar. Convertibility to the U.S. dollar is now determined on a free-floating basis in the foreign exchange market.

    While some of its local costs are incurred in Argentine pesos, the Company's Argentine subsidiary, Copetro, essentially purchases all of its RPC and sells all of its CPC in U.S. dollars. As a result, the Company has not experienced and does not foresee any material impact on the performance of Copetro due to the devaluation. Although the Argentine authorities have not imposed any measures that have had a significant adverse effect on the Company to date, there can be no assurance that future government actions will not have a negative impact on the Company's operations in Argentina.

    OUTLOOK

    The Company expects to enter into the Proposed Credit Facility on or prior to Closing. Management believes that cash flows from operations and amounts available under the Proposed Credit Facility will be adequate to meet anticipated requirements for maintenance capital expenditures, working capital and distributions. However, the Company's capital needs may change, particularly if the Company should complete any material acquisitions. The ability of the Company to satisfy its capital requirements will be dependent upon the future financial performance of the Company, which in turn will be subject to general economic conditions and to financial, business, and other factors, including factors beyond the Company's control.

                 FUNDING, ACQUISITION AND RELATED TRANSACTIONS

INVESTMENT AGREEMENT

    The Fund, Carbon Canada, GLC Carbon USA, Carbon ULC, Holdings LLC, GLC Securityholder LLC and the Existing Securityholders will enter into the Investment Agreement, to be dated the date of the final prospectus. Pursuant to the Investment Agreement, immediately prior to Closing, a series of transactions will be undertaken which will result in the Fund
indirectly acquiring a   -  % economic interest in GLC Carbon USA in the form of
shares of Class A common stock of GLC Carbon USA and the Carbon ULC Notes, interest payment on the Carbon ULC Notes will be funded by Carbon ULC through advances received from GLC Carbon USA on shares of Series A preferred stock of GLC Carbon USA and indirect interest payments from Copetro Trading Limitada.
Through these holdings, the Fund will indirectly acquire a   -  % economic
interest in the GLC Business and will be entitled to receive   -  % of the
monthly cash distributions made by the Company and Copetro. For an illustration of the Fund's ownership interest in the Company see "-- Structure Following Closing".

    The Investment Agreement will contain customary representations and warranties, which will survive two years from Closing, and related indemnities from GLC Carbon USA in favour of the Fund, Carbon ULC and Carbon Canada as to various matters, including organization and status, power and due authorization, capital structure, approvals, non-contravention, financial statements, environmental issues, conduct of business, litigation, tax status, title to assets, employees and benefits, material contracts, real property, accounts receivable and content of public disclosure. The Investment Agreement will also contain a representation and warranty (the "Prospectus Representation") from GLC Carbon USA and certain of the Existing Securityholders (including AIP) that this prospectus contains full, true and plain disclosure of all material facts relating to the Units and does not omit to state a material fact that is required to be stated or necessary to make a statement not misleading in light of the circumstances in which it was made. The Prospectus Representation will survive from the date of the final prospectus for a period of three years. The Prospectus Representation will be made to the knowledge of those certain Existing Securityholders. For this purpose, knowledge will mean the actual knowledge of those certain Existing Securityholders after reasonable inquiry (which for an entity, will be a specified individual or individuals).

    The obligation of each Existing Securityholder that gives the Prospectus Representation in respect of a breach of the Prospectus Representation will be several, and not joint, and each Existing Securityholders' liability under its indemnities in respect of breaches of the Prospectus Representation will be limited to the total cash proceeds of the Offering received by it. In addition, the liability of AIP under its indemnities will be unlimited solely in respect of breaches of the Prospectus Representation that constitute gross negligence or willful misconduct. It is currently expected that the Existing Securityholders will not receive any cash proceeds of the Offering, unless the Over-Allotment Option is exercised.

    The completion of the Fund's investment in the GLC Business will be conditioned upon the completion of this Offering, the receipt of certain consents, the Proposed Credit Facility being available to the Company and funds being available for drawdown. If the investment is not completed as provided by the Investment Agreement, the Fund will refund to purchasers in this Offering the consideration paid in respect of the Units offered by this prospectus.

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STRUCTURE FOLLOWING CLOSING

    The following corporate chart illustrates the structure of the Fund and its material subsidiaries following completion of this Offering, the investment and related transactions, assuming no exercise of the Over-Allotment Option:

                                   [GRAPHIC]

------------

(1) Carbon ULC's indirect investment in the Argentine Debt will be issued in separate tranches over a period of time.

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EXISTING LENDERS' AND EXISTING SECURITYHOLDERS' RETAINED INTEREST AND
  SUBORDINATION

    Following Closing, Existing Securityholders will hold shares of Class B common stock of GLC Carbon USA and Existing Securityholder Notes that together
will represent an indirect   -  % economic interest in the GLC Business.
Existing Lenders will hold shares of Class A common stock of GLC Carbon USA and
Existing Securityholder Notes that together will represent an indirect   -  %
economic interest in the GLC Business. Pursuant to the Exchange Agreement, each Existing Securityholder and Existing Lender will be entitled to effectively exchange a prescribed combination of that holder's shares of common stock of GLC Carbon USA and Existing Securityholder Notes for Units. This exchange right will be subject to (i) the subordination requirements described below; and
(ii) certain restrictions and limitations set out in the Exchange Agreement and the Securityholders' Agreement which prevent, except in certain circumstances, a certain portion of shares of GLC Carbon USA and Existing Securityholder Notes held by the Existing Securityholders and the Existing Lenders from being effectively exchanged for Units. See "Funding, Acquisition and Related Transactions -- Existing Lenders' and Existing Securityholders' Retained Interest and Subordination".

    The Existing Securityholders have agreed to:

    - subordinate their right to receive payments in respect of shares of Class B common stock of GLC Carbon USA in favour of prior payments to be made on shares of Class A common stock of GLC Carbon USA held indirectly by the Fund and the Existing Lenders; and

    - enter into the Contribution Agreement at Closing, pursuant to which AIP will be obligated to contribute to GLC Carbon USA from time to time amounts sufficient, when coupled with the subordination of the Class B common stock of GLC Carbon USA, to ensure aggregate subordination equal to 12.5% of the Distributable Cash Threshold (the "Subordination Arrangements").

    The Subordination Arrangements will be applied after taking into account the receipt by Carbon ULC of indirect interest payments on its loan to Copetro Trading Limitada and will operate as follows. Until the End Date, distributions will be made in the following priority and to the extent cash is available:

    (i) Carbon ULC and GLC Securityholder LLC will be entitled to receive regular monthly advances of US$ - in respect of their respective holdings of shares of Series A preferred stock of GLC Carbon USA. To the extent that a monthly advance to holders of shares of Series A preferred stock of GLC Carbon USA is not made or is made in an amount less than the amount specified by the terms of such shares, AIP will direct payment as a contribution to GLC Carbon USA an amount sufficient to ensure aggregate subordination equal to 12.5% of the Distributable Cash Threshold for such month. GLC Carbon USA will use this contribution to satisfy the balance of the regular monthly advance obligation on its shares of Series A preferred stock (Carbon ULC and GLC
        Securityholder LLC will use the advances from GLC Carbon USA to satisfy the interest obligations on the Carbon ULC Notes and Existing Securityholder Notes, respectively. Carbon ULC will also use indirect interest payments received on its loan to Copetro Trading Limitada for this purpose).

    (ii) Carbon Canada and the Existing Lenders will be entitled to receive monthly dividends on their holdings of shares of Class A common stock of GLC Carbon USA. The amount of the monthly dividend received by Carbon Canada, when distributed by Carbon Canada to the Fund and aggregated with the interest payments received that month by the Fund in respect of the Carbon ULC Notes, will result in a cash distribution of $ - per Unit for such month. To the extent that a dividend to holders of shares of Class A common stock is not made or is made in an amount that when aggregated with the interest payments received that month by the Fund in respect of the Carbon ULC Notes, results in a cash distribution of less than $ - per Unit: (a) AIP will direct payment as a contribution to GLC Carbon USA an amount sufficient, when coupled with the subordination of distributions on shares of Class B common stock of GLC Carbon USA, to ensure aggregate subordination equal to 12.5% of the Distributable Cash Threshold for such month (GLC Carbon USA will use this contribution to satisfy the regular monthly dividends on its shares of Class A common stock); and (b) in the event that the shortfall in the cash distribution is not satisfied by the contribution, to the extent funds are available in the subsequent twelve month period, the shortfall will be satisfied in priority to regular monthly dividends on shares of Class B common stock of GLC Carbon USA.

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   (iii) The Existing Securityholders will be entitled to receive monthly dividends on their holdings of shares of Class B common stock of GLC Carbon USA in an amount per share equal to the amount paid that month in respect of each share of Class A common stock of GLC Carbon USA, plus, to the extent that dividends to holders of shares of Class B common stock in any month during the prior 12 months were not made or were made in amounts less than the amounts paid in respect of shares of Class A common stock of GLC Carbon USA, the amount of any such shortfall.

    (iv) lastly, any excess amounts available for distribution by GLC Carbon USA after satisfaction of the foregoing obligations will be distributed pro rata to the holders of shares of Class A and Class B common stock of GLC Carbon USA.

    The Subordination Arrangements will remain in effect until the Company has met the EBITDA Threshold and the Distributable Cash Threshold, in both cases over any four consecutive calendar quarters commencing on or following
October 1, 2003 (as shown by audited financial statements unless the requirement for such audit is waived by BMO Nesbitt Burns Inc.). Subject to the following paragraph, until such time as the EBITDA Threshold and the Distributable Cash Threshold have been met, Existing Securityholders will not be permitted to effectively exchange the shares of common stock of GLC Carbon USA which comprise the Subordinated Interest along with a corresponding amount of Existing Securityholder Notes, for Units.

    Notwithstanding the above, at any time after September 30, 2004, Existing Securityholders will be entitled to terminate the Subordination Arrangements and effectively exchange the Subordinated Interest along with a corresponding amount of Existing Securityholder Notes for Units (or a non-subordinated interest) at an exchange ratio that will be reduced proportionately to reflect any shortfall from the EBITDA Threshold. In the event that the Subordination Arrangements are in effect on December 31, 2006, GLC Carbon USA may force the Existing Securityholders to effectively exchange the Subordinated Interest along with a corresponding amount of Existing Securityholder Notes for Units (or a non-subordinated interest) at the reduced exchange ratio. These exchanges are subject to certain restrictions and limitations set out in the Exchange Agreement and the Securityholders' Agreement which prevent, except in certain circumstances, a certain portion of shares of GLC Carbon USA and Existing Securityholder Notes held by the Existing Securityholders and the Existing Lenders from being effectively exchanged for Units. See "Funding, Acquisition and Related Transactions -- Exchange Agreement".

EXCHANGE AGREEMENT

    On Closing, the Fund, Carbon Canada, Carbon ULC, GLC Carbon USA, GLC Securityholder LLC, the Existing Securityholders and the Existing Lenders will enter into the Exchange Agreement. The Exchange Agreement will entitle the Existing Securityholders and the Existing Lenders to effectively exchange all or any portion of their common shares of GLC Carbon USA and Existing Securityholders Notes for a corresponding number of Units provided, however that the number of Units received by the Existing Securityholders and the Existing
Lenders through the exchange mechanism may not exceed   -  Units, in the
aggregate. Pursuant to the Exchange Agreement, subsequent offerings of Units by the Fund may give rise to an increase in this limit. The prospectus qualifies the distribution by the Fund to Carbon Canada, pursuant to the Exchange Agreement, the right to acquire Units in exchange for GLC ULC Notes and common shares of Carbon Canada.

    Subject to the Underwriters' escrow and the Subordination Arrangements, rights under the Exchange Agreement may be assigned by any of the Existing Securityholders and Existing Lenders in whole or in part in connection with a transfer of shares of common stock of GLC Carbon USA and Existing Securityholder Notes.

    REGISTRATION RIGHTS

    Subject to the terms of the Exchange Agreement, certain of the Existing Securityholders and the Existing Lenders will be granted registration rights consisting of (i) six demand registrations; and (ii) an unlimited number of "piggy-back" and "short-form" registration rights, by the Fund which will enable them to require the Fund to file a prospectus and otherwise assist with a public offering of Units, pursuant to the terms and conditions of the Exchange Agreement. These registration rights are subject to restrictions on transfer contained in the Securityholders' Agreement and compliance with Canadian tax limitations on non-Canadian ownership of the Fund. Units issued to fund redemption of the retained interest of the Existing Securityholders and the

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
Existing Lenders will have priority over all other Units with respect to registration rights. The demand registration rights will continue until such time as a registration is not required for a sale of the retained interest by the Existing Securityholder and Existing Lenders to the public. In the event of a "piggy-back" offering, the Fund's financing requirements would take priority.

LOCK-UP AGREEMENT

    On Closing, the Existing Securityholders and certain of the Existing Lenders will enter into a Lock-Up Agreement with BMO Nesbitt Burns Inc. under which the Existing Securityholders and the Existing Lenders will agree not to sell, transfer, assign, exchange or otherwise dispose of, directly or indirectly, any exchange rights held by those Existing Securityholders and those Existing Lenders, or Units issuable on the exercise of the Exchange Rights, for a period of 180 days following Closing, without the prior consent of BMO Nesbitt
Burns Inc. The exercise by the Existing Securityholders and the Existing Lenders of their exchange rights to exchange shares of common stock of GLC Carbon USA and Existing Securityholder Notes into Units is subject to the terms and conditions of the Lock-Up Agreement, the Exchange Agreement and applicable securities laws.

SECURITYHOLDERS' AGREEMENT

    On Closing, Carbon Canada, Carbon ULC, Holdings LLC, GLC Carbon USA, GLC Securityholder LLC, the Existing Lenders and the Existing Securityholders will enter into the Securityholders' Agreement.

    DIRECTORS. The Securityholders' Agreement will provide that the directors of GLC Carbon USA will be comprised of up to seven directors:

    (i) four of whom will be designated by Carbon Canada, with one of such directors being a member of senior management and three of such directors being the Trustees (the "GLCC Directors");

    (ii) one of whom will be "unrelated" (as defined in the Toronto Stock Exchange Company Manual, as amended from time to time) with respect to both the Existing Securityholders and the Company. Such director will be designated by the Existing Securityholders, subject to the approval of a majority of the GLCC Directors, so long as the Existing Securityholders hold 33% or more of the then outstanding common stock of GLC Carbon USA. Otherwise, such director will be designated by a majority of the GLCC Directors; and

   (iii) so long as the Existing Securityholders hold (a) greater than 15% of the then outstanding common stock of GLC Carbon USA, two of whom will be designated by a majority of the Existing Securityholders (the "ES Directors"); (b) between 15% and 5% of the then outstanding common stock of GLC Carbon USA one of whom will be designated by a majority of the then outstanding common stock of GLC Carbon USA (an "ES Director") and one of whom will be designated by Carbon Canada; or (c) less than 5% of the then outstanding common stock of GLC Carbon USA, two of whom will be designated by Carbon Canada.

    A majority of the directors will be residents of the United States. The chairman of the board of directors shall be a director designated by the Existing Securityholders so long as the Existing Securityholders hold no less than 20% of the then outstanding common stock of GLC Carbon USA. The Securityholders' Agreement will provide that the managers of GLC, Holdings LLC and Copetro will be the same as the directors of GLC Carbon USA. The board of directors of GLC Carbon USA shall initially have a compensation and corporate governance committee and an audit committee. At least one ES Director shall be a member of each committee of the board of directors so long as the Existing Securityholders are entitled to designate one or more directors to the board of directors.

    APPROVAL OF CERTAIN ACTIONS. Certain actions that may be taken by GLC Carbon USA or its subsidiary companies require the approval of (x) a majority of the board of directors; (y) the holders of all securities of GLC Carbon USA entitled to vote in the election of directors possessing at least a majority of the voting power of all such securities then outstanding; and (z) AIP, so long as the Existing Securityholders hold no less than 15% of the then outstanding common stock of GLC Carbon USA. Subject to the Underwriters' escrow and the Subordination Arrangements, AIP may transfer securities of GLC Carbon USA with the benefit of this approval

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
right provided that the Existing Securityholders will continue to hold no less than 15% of the outstanding common stock of GLC Carbon USA following such transfer. The actions requiring this approval include: (i) entering into a merger, consolidation, combination or other material corporate transaction;
(ii) selling or otherwise disposing of all or substantially all of its assets;
(iii) adopting any plan or proposal for the liquidating, dissolving, reorganizing or recapitalizing or commencing any action seeking relief under any laws relating to bankruptcy, insolvency, conservatorship or relief of debtors;
(iv) authorizing or issuing new equity securities except for limited exceptions;
(v) consummating an acquisition or acquisitions in excess of certain thresholds;
(vi) entering into lines of business other than those currently carried on;
(vii) changing its fiscal year or making a material change in its accounting policies or procedures unless required under the applicable generally accepted accounting principles; (viii) taking, or permitting, any action which would prevent the business from continuing on an ongoing basis; (ix) modifying, amending or taking any action in contravention of its constating documents including the terms of any securities held by the Existing Securityholders;
(x) commingling funds; or (xi) agreeing to do any of the preceding.

    PLEDGE OF SHARES. The Securityholders' Agreement will provide that subject to the Underwriter escrow and the Subordination Arrangements, any of the Existing Securityholders may transfer or pledge their shares of common stock in GLC Carbon USA to any person provided that such person agrees to be bound by the Securityholders' Agreement.

    PRE-EMPTIVE RIGHTS. Subject to the Subordination Arrangements, the Securityholders' Agreement will also provide that the Existing Securityholders and the Existing Lenders will have pre-emptive rights to purchase shares of common stock of GLC Carbon USA to maintain their PRO RATA ownership of GLC Carbon USA in the event that GLC Carbon USA decides to issue shares of common stock, subject to certain exceptions. Any Existing Securityholders or Existing Lenders exercising this right will be entitled to participate in the issuance of shares of common stock by GLC Carbon USA at the most favourable price and on the most favourable terms as such securities are to be offered to a third party. The pre-emptive rights may be waived, as to all Existing Securityholders and Existing Lenders, by the holders of 66 2/3% of all shares of GLC Carbon USA then outstanding.

    TAG-ALONG RIGHTS. The Securityholders' Agreement will provide that, in the event a purchaser proposes to purchase more than 10% of the securities of GLC Carbon USA held by the Fund (directly or indirectly), the Existing Securityholders and Existing Lenders will have the right to request that the Fund cause such purchaser to purchase a PRO RATA portion of the securities of GLC Carbon USA held by the requesting Existing Securityholder or Existing Lender, as applicable, on the same terms and conditions as the applicable purchase of securities of GLC Carbon USA held by the Fund.

    AMENDMENT. The Securityholders' Agreement will provide that it can only be amended, modified or waived with the approval of (i) the holders of securities of GLC Carbon USA entitled to vote in the election of directors of GLC Carbon USA possessing at least a majority of the voting power of all voting securities of GLC Carbon USA then outstanding; and (ii) AIP, so long as Existing Securityholders holds no less than 15% of the common stock of GLC Carbon USA. Any amendment that would adversely affect the rights and obligations of a particular securityholder or class of securityholders in a manner different from all other similarly situated securityholders, or would create or increase liability of a securityholder or class of securityholders or further restrict the transferability of equity securities of GLC Carbon USA held by a securityholder or class of securityholders, requires the approval of each particularly affected securityholder, as against an individual securityholder, or the approval of a majority (by ownership percentage) of the affected class of securityholders, in order to be effective.

                            DESCRIPTION OF THE FUND

DECLARATION OF TRUST

    The Fund is an unincorporated, open-ended, limited purpose trust established under the laws of the Province of Ontario pursuant to the Declaration of Trust. It is intended that the Fund will qualify as a "mutual fund trust" for the purposes of the Tax Act and a "fixed investment trust" under the Code and applicable United States Treasury Regulations. The following is a summary of the material attributes and characteristics of

Units and certain provisions of the Declaration of Trust, which summary is not intended to be complete. Reference is made to the Declaration of Trust for a complete description of the Units and the full text of its provisions.

ACTIVITIES OF THE FUND

    The Declaration of Trust provides that the Fund is restricted to:

    - investing in common shares of Carbon Canada and Carbon ULC Notes;

    - temporarily holding cash in short-term interest bearing accounts, short-term government debt or investment grade corporate debt in a manner that permits the Fund to continue to qualify as a Fixed Investment Trust, (including by investment in property other than common shares of Carbon Canada or Carbon ULC Notes only in accordance with the principles set forth in IRS Revenue Ruling 75-192,1975-1 C.B. 384), for the purposes of paying the expenses of the Fund, paying amounts payable by the Fund in connection with the redemption of any Units and making distributions to Unitholders;

    - repurchasing and redeeming Units;

    - issuing Units (i) for cash, (ii) in satisfaction of any non-cash distribution, (iii) under the Exchange Agreement, or (iv) in exchange for common shares of Carbon Canada and Carbon ULC Notes; provided that, in each case, the ratio of the number of common shares of Carbon Canada to the aggregate face amount of Carbon ULC Notes held by the Fund after such issuance is the same as before such issuance; and

    - undertaking all other usual and customary actions necessary for the conduct of the activities of a fund in the ordinary course as are approved by the Trustees from time to time, provided that the Fund will not undertake any activity, take any action, omit to take any action, or make any investment which would result in the Fund not being considered a "mutual fund trust" for purposes of the Tax Act or a "Fixed Investment Trust" under the Code and applicable United States Treasury Regulations, or would result in Units being treated as "foreign property" for the purposes of the Tax Act.

    As of the date of this prospectus, the Fund does not intend to hold securities of entities other than Carbon Canada and Carbon ULC, except in connection with its short term cash management.

UNITS

    An unlimited number of a single class of Units may be issued under the Declaration of Trust. Each Unit is transferable and represents an equal undivided beneficial interest in the Fund and any distributions from the Fund whether of net income, net realized capital gains or other amounts, and in the net assets of the Fund in the event of termination or winding-up of the Fund. All Units are of the same class with equal rights and privileges. The Units are not subject to future calls or assessments, and entitle the holder to one vote for each whole Unit held at all meetings of Unitholders. The Units are redeemable on demand as set out under "Description of the Fund -- Redemption Right" and, except for such right, Units have no conversion, retraction, pre-emptive or other redemption rights.

ISSUANCE OF UNITS

    The Declaration of Trust provides that Units may be issued at those times, to those persons, for that consideration and on the terms and conditions that the Trustees determine, provided that the Fund will not issue Units that would result in the Fund having "multiple classes of ownership interests" within the meaning of United States Treasury Regulations section 301.7701-4(c) or otherwise not qualifying as a "Fixed Investment Trust" under the Code and applicable United States Treasury Regulations. Units may be issued in satisfaction of any non-cash distribution of the Fund to Unitholders on a PRO RATA basis. The Declaration of Trust also provides that immediately after any PRO RATA distribution of Units to all Unitholders in satisfaction of any non-cash distribution, the number of outstanding Units will be consolidated so that each Unitholder will hold after the consolidation the same number of Units as the Unitholder held before the non-cash distribution. In this case, each certificate representing a number of Units prior to the non-cash distribution is deemed to represent the same number of Units after the non-cash distribution and the consolidation. Notwithstanding the foregoing, where tax is required to be withheld from a Unitholder's share of the distribution, the consolidation will result in such Unitholder holding that number of Units equal to (a) the number of Units held by such Unitholder prior to the distribution plus the number of Units received by such Unitholder in connection with the distribution (net of the number of whole and part units withheld on account of withholding taxes) multiplied by (b) the fraction obtained by dividing the aggregate number of Units outstanding prior to the distribution by the aggregate number of Units that would be outstanding following the distribution and before the consolidation if no withholding were required in respect of any part of the distribution payable to any Unitholder. Such Unitholder will be required to surrender the Unit certificates, if any, representing such Unitholder's original Units, in exchange for a Unit certificate representing such Unitholders' post-consolidation Units.

    The Trustees may refuse to allow the issue or register the transfer of any Units, where such issuance or transfer would, in their opinion, adversely affect the treatment of the Fund or the companies in which it invests under applicable Canadian and/or U.S. tax legislation. See "Description of the Fund -- Limitation on Non-Resident Ownership" and "Certain Income Tax Considerations".

THE TRUSTEES

    The Fund will have a minimum of three Trustees and a maximum of five Trustees, all of whom must be residents of Canada (within the meaning of the Tax Act). The Trustees are to supervise the activities and manage the affairs of the Fund. See "Trustees, Directors, Managers and Management -- The Trustees of the Fund".

    The Declaration of Trust provides that, subject to its terms and conditions, the Trustees will have full, absolute and exclusive power, control and authority over the trust assets and over the affairs of the Fund to the same extent as if the Trustees were the sole and absolute legal and beneficial owners of the trust assets and will supervise the investments and conduct the affairs of the Fund. Subject to such terms and conditions, the Trustees are responsible for, among other things:

    - acting for, voting on behalf of and representing the Fund as a shareholder and noteholder of Carbon Canada and Carbon ULC, respectively;

    - maintaining records and providing reports to Unitholders;

    - supervising the activities of the Fund;

    - effecting payments of distributable cash from the Fund to Unitholders; and

    - voting in favour of the Fund's nominees to serve as directors of Carbon Canada.

    Any one or more of the Trustees (i) may resign upon 30 days' written notice to the Fund and the vacancy created thereby may be filled by the continuing Trustee(s) and (ii) may be removed by a resolution passed by a majority of the Unitholders and the vacancy created thereby must be filled at the same meeting, failing which it may be filled by a quorum of the continuing Trustee(s).

    Trustees will be appointed at each annual meeting of Unitholders to hold office for a term expiring at the close of the next annual meeting. A quorum of the Trustees, being a majority of the Trustees then holding office, may fill a vacancy in the Trustees, except a vacancy resulting from an increase in the number of Trustees or from a failure of the Unitholders to elect the required number of Trustees. In the absence of a quorum of the Trustees, or if the vacancy has arisen from a failure of the Unitholders to elect the required number of the Trustees, the Trustees will promptly call a special meeting of the Unitholders to fill the vacancy. If the Trustees fail to call that meeting or if there are not Trustees then in office, any Unitholder may call the meeting. The Trustees may, between annual meetings of Unitholders, appoint one or more additional Trustees to serve until the next annual meeting of Unitholders, but the number of additional Trustees will not at any time exceed one-third of the number of Trustees who held office at the expiration of the immediately preceding annual meeting of Unitholders.

    The Declaration of Trust provides that the Trustees will act honestly and in good faith with a view to the best interests of the Fund and in connection with that duty will exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Declaration of Trust provides that each Trustee will be entitled to indemnification from the Fund in respect of the exercise of the Trustee's power, and the discharge of the Trustee's duties provided that the Trustee acted honestly and in good faith with a view to the best interests of all the Unitholders or, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, where the Trustee has reasonable grounds for believing that his/her conduct is lawful.

CASH DISTRIBUTIONS

    The Fund intends to make monthly cash distributions on a per Unit basis to the Unitholders equal to a PRO RATA share of interest and principal repayments on the Carbon ULC Notes and dividends or distributions on or in respect of the common shares of Carbon Canada owned by the Fund, less:

    - administrative expenses and other obligations of the Fund;

    - amounts which may be paid by the Fund in connection with any cash redemption of Units; and

    - any tax liability of the Fund.

    Under the terms of the Carbon ULC Notes, interest is accrued at   -  % and
is to be paid monthly within 30 days following the end of each month. The Fund may make additional distributions in excess of the monthly distributions during the year, as the Trustees may determine.

    Any income of the Fund which is applied to any cash redemption of Units or is otherwise unavailable for cash distribution will be distributed to Unitholders in the form of additional Units. Those additional Units will be issued under applicable exemptions under applicable securities laws, discretionary exemptions granted by applicable securities regulatory authorities or a prospectus or similar filing. See "Description of the Fund -- Issuance of Units".

    Monthly distributions are payable to Unitholders of record on the last business day of each month and will be paid within 30 days following each month
end. The initial cash distribution for the period from Closing to   -  , 2003 is
estimated to be $  -  per Unit (assuming that Closing occurs on   -  , 2003),
substantially all of which will be considered income of the Unitholder for
Canadian tax purposes and is expected to be paid on or before   -  , 2003. See
"Certain Income Tax Considerations". In all events, any cash, securities, or other property received by the Fund upon the sale, exchange, redemption, cancellation, or other disposition of securities of Carbon Canada or Carbon ULC will, after appropriate deductions for expenses, be promptly distributed.

    In addition to monthly distributions, the Fund will make a final year-end distribution each year payable in cash or Units as of December 31, to Unitholders of record on that day, in the amount by which the Fund's income (including net taxable capital gains, if any) for the purposes of the Tax Act, computed without reference to subsection 104(6) and paragraph 82(1)(b) thereof (plus the non-taxable portion of capital gains, if any), for the year would otherwise exceed distributions already paid or payable to Unitholders in that year. Such year-end distribution will be paid to Unitholders on or before the immediately following January 31 but the Unitholders will have the legal right to enforce payment of such distribution as of the preceding December 31.

    Holders of Units who are non-residents of Canada will be required to pay all withholding taxes payable in respect of any distributions of income by the Fund, whether those distributions are in the form of cash or additional Units. Non-residents of Canada should consult their own tax advisors regarding the tax consequences of investing in Units.

    Investors in the Fund must satisfy certain documentation requirements to support their eligibility for an exemption from U.S. withholding tax (including, for example, providing certain IRS forms or providing any "qualified intermediary" through which such investor holds its Units with documentation upon which such intermediary can rely to treat such investor as not a U.S. person). Any interest paid by Carbon ULC to the Fund that is allocable to any Special Holder or Substantial Holder may be subject to U.S. withholding tax. To ensure that the Fund and Carbon ULC comply with this U.S. withholding tax obligation, the Declaration of Trust provides that a Unitholder must give notice to the Trustees if that holder is or becomes either a Special Holder or a Substantial Holder. In the absence of such a notice from a Special Holder or a Substantial Holder, Carbon ULC and the Fund may make distributions to a Special Holder or a Substantial Holder from which the

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required amounts are not withheld. The Declaration of Trust allows the Fund to reduce subsequent distributions that would otherwise be made to that Unitholder until the Fund has recovered the amount required to have been so withheld. In addition, each Unitholder will, by acquiring a Unit, be deemed to agree that it will indemnify the Fund and Carbon ULC for any amount required to be withheld and paid by Carbon ULC and that such Unitholder will be entitled to subsequent distributions from the Fund only to the extent that such distributions are, in the opinion of the Trustees, in excess of the required withholdings. However, there can be no assurance that such distributions could be received in full or at all, which could result in a reduction in cash available for distribution to other Unitholders. See "Certain Income Tax Considerations -- Certain
U.S. Federal Income Tax Considerations".

REDEMPTION RIGHT

    Units are redeemable at any time on demand for cash, subject to the limitations discussed below, or by a distribution IN SPECIE at the election of the holders thereof. A Unitholder cannot elect a distribution IN SPECIE until 180 days after the effective date of the Closing. As Units will be issued in book entry form (see "Description of the Fund -- Book-Entry Only System"), a Unitholder who wishes to exercise the redemption right will be required to obtain a redemption notice form from the Unitholder's investment dealer or broker who will be required to deliver the completed redemption notice form to the Fund at its executive office and to CDS which will, in turn, be required to forward it to the Fund. Upon receipt of the redemption notice by the Fund, all rights to and under Units tendered for redemption will be surrendered. If the holder has elected a redemption in cash, subject to the limitations discussed below, the holder will be entitled to receive a price per Unit (the "redemption price") equal to the lesser of:

    - 90% of the "market price" of Units on the principal market on which Units are quoted for trading during the 10-trading day period ending on the redemption date, being the date on which Units were surrendered for redemption (the "redemption date"); and

    - 100% of the "closing market price" on the principal market on which Units are quoted for trading on the redemption date.

    For the purposes of this calculation, "market price" will be an amount equal to the weighted average of closing price of Units for each of the trading days on which there was a closing price, provided that:

    - if the applicable exchange or market does not provide a closing price, but only provides the highest and lowest prices of Units traded on a particular day, the "market price" will be an amount equal to the weighted average of the highest and lowest prices for each of the trading days on which there was a trade; and

    - if there was trading on the applicable exchange or market for fewer than five of the 10-trading days, the "market price" will be the weighted average of the following prices established for each of the 10-trading days: (i) the average of the last bid and last asking prices of Units for each day there was no trading; (ii) the closing price of Units for each day that there was trading if the exchange or market provides a closing price; and (iii) the average of the highest and lowest prices of Units for each day that there was trading if the market provides only the highest and lowest prices of Units traded on a particular day.

    The "closing market price" for the purpose of the foregoing calculation will be:

    - an amount equal to closing price of Units if there was a trade on the date and the exchange or market provides a closing price;

    - an amount equal to the weighted average of the highest and lowest prices of Units if there was trading and the exchange or other market provides only the highest and lowest prices of Units traded on a particular day; or

    - the average of the last bid and last asking prices of Units if there was no trading on that date.

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    The total redemption price payable in cash by the Fund in respect of all
Units surrendered for redemption during any calendar month will be satisfied by way of a cash payment no later than the last day of the month following the month in which Units were tendered for redemption, provided that Unitholders will not be entitled to receive cash upon the redemption of their Units if:

    - the total amount payable by the Fund in respect of those Units and all other Units tendered for redemption in the same calendar month exceeds $50,000, provided that the Trustees may, in their sole discretion, waive this limitation in respect of all Units tendered for redemption in any calendar month;

    - at the time Units are tendered for redemption, the outstanding Units are not listed for trading on a stock exchange or traded or quoted on another market which the Trustees consider, in their sole discretion, provides representative fair market value prices for Units; or

    - the normal trading of Units is suspended or halted on any stock exchange on which Units are listed (or, if not listed on a stock exchange, on any market on which Units are quoted for trading) on the redemption date or for more than five trading days during the 10 day trading period commencing immediately after the redemption date.

    If a Unitholder is not entitled to receive cash upon the redemption of Units as a result of one or more of the foregoing limitations or has elected to receive a distribution IN SPECIE, then each Unit tendered for redemption will, subject to any applicable regulatory approvals, be redeemed by way of a distribution IN SPECIE of a PRO RATA number of securities of Carbon Canada and Carbon ULC held by the Fund and a PRO RATA share of the Fund's cash and other property, less a PRO RATA portion of any accrued liabilities of the Fund (in a manner which maintains the Fund's status as a Fixed Investment Trust under the Code and applicable Treasury Regulations). The distribution will be made no later than the last day of the month following the month in which the Units were tendered for redemption. The Fund will be entitled to all interest paid on the Carbon ULC Notes and the distributions paid on the common shares of Carbon Canada on or before the date of the distribution IN SPECIE. A Unitholder will be entitled to interest that has accrued on the Carbon ULC Notes and has not been paid to the Fund on or before the date of the distribution IN SPECIE. Where the Fund makes a distribution IN SPECIE of a PRO RATA number of securities of Carbon Canada and Carbon ULC and any other property held by the Fund on the redemption of Units of a Unitholder, the Fund currently intends to designate to that Unitholder any income or capital gain realized by the Fund as a result of the distribution of those properties to the Unitholder. See "Certain Income Tax Considerations -- Certain Canadian Federal Income Tax Considerations". In the event that the necessary regulatory approvals are not obtained on or before the end of the month following the month in which the Units are tendered for redemption, the redemption price will be paid in cash.

    It is anticipated that the redemption right described above will not be the primary mechanism for holders of Units to dispose of their Units. Securities of Carbon Canada and/or Carbon ULC which may be distributed IN SPECIE to Unitholders in connection with a redemption will not be listed on any stock exchange and no market is expected to develop in securities of Carbon Canada or Carbon ULC and they will be subject to resale restrictions under applicable securities laws. Securities of Carbon Canada or Carbon ULC so distributed may not be qualified investments for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans, depending upon the circumstances at the time. See "Certain Income Tax Considerations -- Certain Canadian Federal Income Tax Considerations". After any redemption (whether in cash or IN SPECIE) the relative proportion of the number of Carbon Canada common shares to the aggregate face amount of Carbon ULC Notes held by the Fund will be the same as before the redemption.

REPURCHASE OF UNITS

    The Fund will be permitted, from time to time, to purchase Units for cancellation in accordance with applicable securities legislation and the rules prescribed under applicable stock exchange or regulatory policies and in accordance with the Declaration of Trust. Any such purchases will constitute an "issuer bid" under Canadian securities legislation and must be conducted in accordance with the applicable requirements thereof.

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MEETINGS OF UNITHOLDERS

    The Declaration of Trust provides that meetings of Unitholders will be called and held annually for the election of the Trustees and the appointment of auditors of the Fund. The Declaration of Trust provides that the Unitholders will be entitled to pass resolutions that will bind the Trustees only with respect to:

    - the election or removal of the Trustees;

    - the election or removal of nominees of the Fund to serve as directors of Carbon Canada (except filling casual vacancies);

    - the appointment or removal of the auditors of the Fund;

    - the appointment of an inspector to investigate the performance by the Trustees in respect of their respective responsibilities and duties;

    - the approval of amendments to the Declaration of Trust (except as described below under "Description of the Fund -- Amendments to the Declaration of Trust");

    - the termination of the Fund;

    - the sale of all or substantially all of the assets of the Fund;

    - the exercise of certain voting rights attached to the securities of Carbon Canada and Carbon ULC held by the Fund, the shares of Class A common stock of GLC Carbon USA held by Carbon Canada, the securities of Holdings LLC held by GLC Carbon USA, the common stock of Carbon ULC held by GLC Carbon USA, the securities of the Company held by Holdings LLC and the securities of Copetro Trading Limitada or Copetro held, directly or indirectly, by Holdings LLC (See "Description of the Fund -- Exercise of Certain Voting Rights Attached to Securities of Carbon Canada, Carbon ULC,
      GLC Securityholder LLC, GLC Carbon USA, Holdings LLC or the Company");

    - the termination of the Book-Entry System with respect to the Units;

    - the exercise of any and all available remedies in the event of default under the ULC Note Indenture upon a request of at least 25% of the Unitholders;

    - the dissolution of the Fund prior to the end of its term; and

    - any other matter required by securities laws, stock exchange rules or other laws or regulations to be submitted to Unitholders for their approval.

    No other action taken by Unitholders or any other resolution of the Unitholders at any meeting will in any way bind the Trustees.

    A resolution electing or removing nominees of the Fund to serve as directors of Carbon Canada and a resolution appointing or removing the Trustees or the auditors of the Fund must be passed by a simple majority of the votes cast by Unitholders. The balance of the foregoing matters must be passed by a special resolution requiring two-thirds approval ("Unitholders Special Resolution").

    A meeting of Unitholders may be convened at any time and for any purpose by the Trustees and must be convened, except in certain circumstances, if requisitioned by the holders of not less than 10% of Units then outstanding by a written requisition. A requisition must state in reasonable detail the business proposed to be transacted at the meeting.

    Unitholders may attend and vote at all meetings of the Unitholders either in person or by proxy and a proxy-holder need not be a Unitholder. Two persons present in person or represented by proxy and representing in total at least 10% of the votes attached to all outstanding Units will constitute a quorum for the transaction of business at all meetings.

    The Declaration of Trust contains provisions as to the notice required and other procedures with respect to the calling and holding of meetings of Unitholders.

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LIMITATION ON NON-RESIDENT OWNERSHIP

    In order for the Fund to maintain its status as a mutual fund trust under the Tax Act, the Fund must not be established or maintained primarily for the benefit of non-residents of Canada within the meaning of the Tax Act ("Non-residents"). Accordingly, the Declaration of Trust provides that at no time may more than 49% of the Units be held for the benefit of Non-residents (the "non-resident limitation").

    In addition, the Declaration of Trust provides that no Units may be held for the benefit of Non-residents other than Non-residents who acquire such Units on the Closing or on the closing of the Over-Allotment Option, if any, (which
number of Units may not exceed   -  Units, in the aggregate) other than the
Existing Securityholders and the Existing Lenders (who for the purposes of the Declaration of Trust includes any Non-resident transferee of such persons) who acquire Units pursuant to the exercise of their exchange rights under the Exchange Agreement, unless and until the Existing Securityholders and the Existing Lenders (who are Non-residents) indirectly exchange all of their common stock of GLC Carbon USA and Existing Securityholder Notes for Units and have disposed of all such Units or no longer hold directly or indirectly any common stock of GLC Carbon USA, Existing Securityholder Notes or Units acquired on any such exchange (the "cumulative non-resident limitation").

    In addition, for the Fund to be exempt from the registration requirements as an investment company under the U.S. Investment Company Act of 1940, as amended (the "1940 Act"), it may be necessary for the Fund to ensure that no more than 100 U.S. persons (using the principles for counting set forth in Section 3(c)(1) of the 1940 Act) are the beneficial owners of Units (the
"U.S. person limitation").

    The Trustees may require declarations as to the jurisdictions in which beneficial owners of Units are residents or declarations from holders of Units as to whether such Units are held for the benefit of Non-residents.

    While the cumulative non-resident limitation is in effect, each transferee of a Unit, other than a Non-resident transferee who received such Unit pursuant to the Exchange Agreement, will be deemed to have represented to the Trustees that it is not a Non-resident and that it does not hold such Unit for the benefit of Non-residents and will be deemed to have covenanted to maintain such representations true for as long as it continues to hold one or more Units. If, notwithstanding the foregoing, the Trustees determine that a person has purported to become or remain, directly or indirectly, a holder of Units in breach of the above mentioned representations or covenant, or if the holder fails to provide a declaration in form and content satisfactory to the Trustees that it is not a Non-resident and does not hold such Units for the benefit of Non-residents, (i) the Trustees will require such person to dispose of the Units within a specified period not to exceed 60 days to a person who does not contravene the non-resident limitation, cumulative non-resident limitation or U.S. person limitation, and (ii) effective immediately prior to the breach, such person shall be deemed to have ceased to be a holder of such Units, the voting and distribution rights attached to such Units shall be suspended and such Units shall be deemed not to be outstanding until acquired by a new holder who complies with such limitations (provided that holders of other Units shall not be entitled to any portion of the distributions that may have been paid in respect of Units that have been so deemed not to be outstanding) and such persons' rights in respect of such Units shall be limited to receiving the net proceeds of the sale thereof. If such person has not, within such period, sold such Units or provided the Trustees with a declaration in form and content satisfactory to the Trustees that it is not a Non-resident and does not hold such Units for the benefit of Non-residents, the Trustees may sell such Units on behalf of such person, and such person's rights in respect of such Units shall be limited to receiving the net proceeds of sale upon surrender of the certificates representing such Units. If the Trustees become aware that the non-resident limitation or the U.S. person limitation, if applicable, may be contravened or that such situation is imminent, the transfer agent and registrar will make a public announcement and will not accept a subscription for Units from or issue or register a transfer of Units to a person (including under the Exchange Agreement) unless the person provides a declaration in the form satisfactory to the Trustees that the person is not a Non-resident and does not hold such Units for the benefit of Non-residents or a U.S. person, as the case may be.

    If, notwithstanding the foregoing, the Trustees determine either that more than 49% of the Units are held for the benefit of Non-residents or that it is necessary to have no more than 100 U.S. persons as beneficial owners of Units to maintain an exemption from registration under the 1940 Act, the Trustees may send a notice

                                       69
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to the Non-residents and holders of Units for the benefit of Non-residents or
U.S. holders of Units, as applicable, chosen in inverse order to the order of acquisition or registration or in any manner as the trustees may consider equitable and practicable, requiring them to sell their Units or a portion of their Units within a specified period not to exceed 60 days and, in the interim, will suspend the voting and distribution rights attached to those Units (other than the right to receive proceeds from the sale). If the Unitholders receiving the notice have not sold the specified number of Units or provided the Trustees with satisfactory evidence within such period that they are not Non-residents and do not hold such Units for the benefit of Non-residents or not U.S. persons as the case may be, the Trustees may, on behalf of those Unitholders, sell those Units. Upon that sale, the affected holders will cease to be holders of the Units and their rights will be limited to receiving the net proceeds of the sale upon surrender of the certificate representing such Units.

AMENDMENTS TO THE DECLARATION OF TRUST

    The Declaration of Trust may be amended or altered from time to time by the Trustees with the consent of the Unitholders by Unitholders Special Resolution. The Trustees may, without the approval of the Unitholders, make certain amendments to the Declaration of Trust, including amendments:

    - for the purpose of ensuring continuing compliance with applicable laws, regulations, requirements or policies of any governmental authority having jurisdiction over the Trustees or over the Fund;

    - which, in the opinion of the Trustees, provides greater protection for the Unitholders; provided the Trustees receive a legal opinion from legal counsel to this effect and such additional protection is the sole purpose of such amendment;

    - to remove any conflicts or inconsistencies in the Declaration of Trust or to make any amendments or minor corrections which, in the opinion of the Trustees, are necessary or desirable and not prejudicial to the Unitholders;

    - which, in the opinion of the Trustees, are necessary or desirable as a result of changes in Canadian or United States taxation laws or provincial or state taxation laws; and

    - to ensure that the Fund continues to qualify as a mutual fund trust under the Tax Act or a Fixed Investment Trust and that the Units do not constitute foreign property under the Tax Act.

    Notwithstanding the previous sentence, the Trustees may not (without approval of the Unitholders) amend the Declaration of Trust in a manner which would result in the Fund not being considered a "mutual fund trust" for purposes of the Tax Act or a Fixed Investment Trust, or would result in Units being treated as "foreign property" for the purposes of the Tax Act.

TERM OF THE FUND

    The Fund has been established for a term ending 21 years after the date of death of the last surviving issue of Her Majesty, Queen Elizabeth II, alive on June 25, 2003. On a date selected by the Trustees which is not more than two years prior to the expiry of the term of the Fund, the Trustees are obligated to commence to wind-up the affairs of the Fund so that it will terminate on the expiration of the term. In addition, at any time prior to the expiry of the term of the Fund, the Unitholders may by a Unitholders Special Resolution require the Trustees to commence to wind-up the affairs of the Fund.

    The Declaration of Trust provides that, upon being required to commence to wind-up the affairs of the Fund, the Trustees will give notice to the Unitholders, which notice will designate the time or times at which Unitholders may surrender their Units for cancellation and the date at which the register of Units will be closed. After the date the register is closed, the Trustees will proceed to wind-up the affairs of the Fund as soon as may be reasonably practicable. Subject to any direction to the contrary in respect of a termination authorized by a resolution of the Unitholders, the Trustees will sell and convert into money the common shares of Carbon Canada, Carbon ULC Notes, and all other assets comprising the Fund in one transaction or in a series of transactions at public or private sales and do all other acts appropriate to liquidate the Fund. After paying, retiring, discharging or making provision for the payment, retirement or discharge of all known liabilities and obligations of the Fund and providing for indemnity against any other outstanding liabilities and obligations, the

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Trustees will distribute the remaining part of the proceeds of the sale of the common shares of Carbon Canada, Carbon ULC Notes and other assets comprising the Fund among the Unitholders in accordance with their PRO RATA interests. If the Trustees are unable to sell all or any of the common shares of Carbon Canada, Carbon ULC Notes or other assets comprising the Fund by the date set for termination, the Trustees may distribute the remaining common shares of Carbon Canada, the Carbon ULC Notes or other assets IN SPECIE directly to the Unitholders in accordance with their PRO RATA interests, subject to obtaining all required regulatory approvals.

TAKE-OVER BIDS

    The Declaration of Trust contains provisions to the effect that if a take-over bid is made for all of the Units issued (including Units issued
(i) to fund the purchase of; or (ii) on the indirect exchange of, shares of Class A common stock of GLC Carbon USA, or Class B common stock of Carbon USA and the Existing Securityholder Notes) and the offeror acquires not less than 90% of all outstanding Units (excluding Units held at the date of the take-over bid by or on behalf of the offeror or associates or affiliates of the offeror), the offeror will be entitled to acquire directly or indirectly all Units, held by Unitholders who did not accept the take-over bid on the same terms offered by the offeror including from holders of shares of Class A common stock of GLC Carbon USA or Class B common stock of GLC Carbon USA and the Existing Securityholder Notes; provided, however that the offer for the shares of Class A common stock of GLC Carbon USA, or Class B common stock of GLC Carbon USA and the Existing Securityholder Notes may be conditional on the securities being taken up and paid for under the take-over bid.

EXERCISE OF CERTAIN VOTING RIGHTS ATTACHED TO SECURITIES OF CARBON CANADA,
  CARBON ULC, GLC SECURITYHOLDER LLC, GLC CARBON USA, COPETRO, HOLDINGS LLC OR THE COMPANY

    The Declaration of Trust provides that the Fund will not (i) vote the common shares of Carbon Canada or Carbon ULC Notes held by the Fund, (ii) permit Carbon Canada to vote the shares of Class A common stock of GLC Carbon USA held by Carbon Canada, (iii) permit GLC Carbon USA to vote the membership interest of Holdings LLC held by GLC Carbon USA, (iv) permit GLC Carbon USA to vote the membership interest in GLC Securityholder LLC held by GLC Carbon USA;
(v) permit GLC Carbon USA to vote the common shares of Carbon ULC held by GLC Carbon USA, (vi) permit Holdings LLC to vote the shares of common stock of Copetro or Copetro Trading Limitada, as applicable, held by Holdings LLC; or
(vii) permit Holdings LLC to vote the membership interest in the Company held by Holdings LLC, to authorize any transaction which is adverse to the Unitholders including, among other things:

    - any sale, lease or other disposition of all or substantially all of the assets of Carbon Canada, Carbon ULC, GLC Securityholder LLC, GLC Carbon USA, Copetro, Holdings LLC or the Company, except in conjunction with an internal reorganization of Holdings LLC, GLC Carbon USA or the Company not involving Carbon Canada or Carbon ULC and pursuant to which the Fund will continue to qualify as a Fixed Investment Trust;

    - any amalgamation, arrangement or other merger of Carbon Canada, Carbon ULC, GLC Securityholder LLC, GLC Carbon USA, Copetro, Holdings LLC or the Company with any other entity, except in conjunction with an internal reorganization of Holdings LLC, GLC Carbon USA or the Company, not involving Carbon Canada or Carbon ULC and pursuant to which the Fund will continue to qualify as a Fixed Investment Trust;

    - any material amendment to (i) the ULC Note Indenture or the Existing Securityholder Note Indenture other than in contemplation of a further issuance of Carbon ULC Notes to the Fund or Existing Securityholder Notes to the Existing Securityholders or the Existing Lenders that are identical in all respects to the Carbon ULC Notes or Existing Securityholder Notes as the case may be, issued in connection with this Offering, or (ii) the Securityholders' Agreement;

    - the winding-up or dissolution of Carbon Canada, Carbon ULC, GLC Carbon USA, GLC Securityholder LLC, Copetro, Holdings LLC or the Company prior to the end of the term of the Fund; or

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    - any material amendment to the articles of Carbon Canada, Carbon ULC,
      GLC Securityholder LLC, GLC Carbon USA, Copetro, Holdings LLC or the Company to change the authorized share capital which may be prejudicial to the Fund;

without the authorization of the Unitholders by a Unitholders Special
Resolution.

INFORMATION AND REPORTS

    The Fund will furnish to Unitholders, in accordance with applicable securities laws, all consolidated financial statements of the Fund (including quarterly and annual consolidated financial statements) and other reports as are from time to time required by applicable law (Canadian or U.S.), including prescribed forms needed for the completion of Unitholders' tax returns under the Tax Act and equivalent provincial legislation.

    Prior to each meeting of Unitholders, the Trustees will provide to the Unitholders (along with notice of the meeting) all information as is required by applicable law and by the Declaration of Trust to be provided to Unitholders.

    GLC Carbon USA has undertaken to provide the Fund with a report of any material change that occurs in the affairs of GLC Carbon USA, Copetro or the Company and with quarterly and annual consolidated financial statements, in each case, in form and content that it would be required to file with the Ontario Securities Commission if it were a reporting issuer under Ontario securities laws. All of those reports and financial statements will be provided to the Fund in a timely manner so as to permit the Fund to comply with the continuous disclosure requirements under applicable securities laws relating to reporting of material changes in its affairs and the filing and delivery to securityholders of financial statements as required under applicable securities laws.

    In addition, GLC Carbon USA, Copetro and the Company will undertake to the securities commission or other securities regulatory authorities in each of the provinces and territories of Canada and to the Fund that, following Closing and for so long as the Fund is a reporting issuer under applicable securities laws, they will:

    - issue a press release and deliver to the Fund for filing a material change report in respect of any material change in the Company's and/or Copetro's affairs;

    - provide to the Fund the information that would be required to be included in an annual information form or other report required to be filed with the Ontario Securities Commission if the Company were a reporting issuer under Ontario securities law; and

    - to the extent that the Fund does not prepare consolidated financial statements including its results of operations, deliver to the Fund quarterly unaudited and annual audited financial statements, for filing with the securities commissions or other securities regulatory authorities in each of the provinces and territories of Canada and deliver to the Fund's registered Unitholders and to beneficial Unitholders of the Fund in accordance with applicable securities laws;

such releases, reports and statements, in each case, shall be in the form and content that the Company would be required to file with the Ontario Securities Commission if it were a reporting issuer under Ontario securities law. These quarterly unaudited and annual audited financial statements of the Company will be delivered by the Fund to its Unitholders concurrently with the financial statements of the Fund for the corresponding period.

    In addition, each of GLC Carbon USA, Copetro and the Company will undertake to the securities commission or other securities regulatory authorities in each of the provinces and territories of Canada and to the Fund that, following Closing and for so long as the Fund is a reporting issuer under applicable securities laws, it will:

    - require each of its existing managers, directors and senior officers and, promptly upon his or her assumption of office, each of its future managers, directors and senior officers, to file with the securities commissions or other securities regulatory authorities in each of the provinces and territories of Canada such reports as he or she would be required to file in respect of the Fund pursuant to applicable insider reporting requirements as if he or she were an insider of the Fund, reporting transactions in Units of the Fund and shares of GLC Carbon USA; and

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    - require that each present and each future holder of its voting securities
      (other than the Fund) take into account his, her or its securities of GLC Carbon USA, Copetro and the Company, as the case may be, as if they were voting securities of the Fund for the purposes of (i) reporting transactions in Units of the Fund and in securities in GLC Carbon USA pursuant to applicable insider reporting requirements as if he or she were an insider of the Fund trading in securities of the Fund, and
      (ii) disposing of securities of the Fund under applicable "control person distribution" provisions of applicable securities laws.

BOOK-ENTRY ONLY SYSTEM

    Except for Units sold to qualified institutional buyers under Rule 144A of the U.S. Securities Act, registration of interests in and transfers of Units will be made only through a book-based system administered by CDS. On the date of Closing, the Trustees will deliver to CDS one or more certificates representing the total number of Units subscribed for under this Offering. Units must be purchased, transferred and surrendered for redemption through a participant in the CDS depository service (a "CDS participant"). All rights of Unitholders must be exercised through, and all payments or other property to which the Unitholder is entitled will be made or delivered by, CDS or the CDS participant through which the Unitholder holds Units. Upon a purchase of any Units, the Unitholder will receive only a customer confirmation from the registered dealer which is a CDS participant and from or through which Units are purchased. References in this prospectus to a Unitholder mean, unless the context otherwise requires, the owner of the beneficial interest in those Units. Units sold under Rule 144A of the U.S. Securities Act will be in certificated form.

    The ability of a beneficial owner of Units to pledge those Units or otherwise take action with respect to the Unitholder's interest in those Units (other than through a CDS participant) may be limited due to the lack of a physical certificate.

    The Fund has the option to terminate registration of Units through the book-entry only system, in which case certificates for Units in fully registered form would be issued to beneficial owners of those Units or their nominees.

                          CONSOLIDATED CAPITALIZATION

    The following table sets out the consolidated capitalization of the Fund as
at   -  , 2003, both before and after giving effect to this Offering and the investment in Carbon Canada, GLC Carbon USA, Holdings LLC, GLC
Securityholder LLC and Carbon ULC assuming exchange of all issued and outstanding stock of GLC Carbon USA pursuant to the Exchange Agreement without giving effect to the restrictions on exchange contained in that agreement. These exchange rights are subject to certain restrictions and limitations set out in the Exchange Agreement and the Securityholders' Agreement which prevent, except in certain circumstances, a certain portion of shares of GLC Carbon USA and notes held by the Existing Securityholders and the Existing Lenders from being exchanged for Units.

                                                                                            AT -, 2003,
                                                                                        AFTER GIVING EFFECT
DESIGNATION                                          AUTHORIZED   AT JUNE 25, 2003       TO THIS OFFERING
-----------                                          ----------   -----------------   -----------------------
Term debt..........................................        N/A        --                      $     -
Common Shares(1)...................................  Unlimited        --                      $     -
                                                                                      (  -  common shares)
Units(2)(3)........................................  Unlimited          $ 10                  $     -
                                                                   (1 Unit)            (  -  units)

------------

(1) The interest of the Existing Securityholders and Existing Lenders in
    GLC Carbon USA held in the form of shares, which are indirectly exchangeable into Units of the Fund in accordance with the terms of the Exchange Agreement. See "Funding, Acquisition and Related Transactions -- Exchange Agreement" and "Funding, Acquisition and Related Transactions -- Existing Lenders' and Existing Securityholders' Retained Interest and Subordination".

(2) The Fund was initially settled on June 25, 2003 with $10 (US$7.45).

(3) Sufficient Units will be reserved for issuance to satisfy the Fund's obligations to issue Units to enable the Existing Securityholders and Existing Lenders to exercise their exchange rights. See "Funding, Acquisition and Related Transactions -- Existing Lenders' and Existing Securityholders' Retained Interest and Subordination" and "Funding, Acquisition and Related Transactions -- Exchange Agreement".

                               CARBON CANADA INC.

SHARE CAPITAL OF CARBON CANADA

    The authorized share capital of Carbon Canada will consist of an unlimited number of common shares and an unlimited number of preferred shares. Immediately
after Closing,   -  common shares of Carbon Canada will be issued and
outstanding, all of which will be owned by the Fund and no preferred shares will be issued and outstanding.

    Holders of common shares of Carbon Canada will be entitled to receive dividends as and when declared by the board of directors and are entitled to one vote per share on all matters to be voted on at all meetings of shareholders. Upon the voluntary or involuntary liquidation, dissolution or winding-up of Carbon Canada, the holders of common shares are entitled to share ratably in the remaining assets available for distribution, after payment of liabilities and subject to the prior rights of preferred shares (if any).

    The board of directors of Carbon Canada also has the authority to issue preferred shares in one or more series. These preferred shares may be entitled to dividend and liquidation preferences over the common shares. The board of directors is able to fix the designations, powers, preferences, privileges and relative, participating, optional or special rights of any preferred shares issued, including any qualifications, limitations or restrictions. Special rights which may be granted to a series of preferred shares may include dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any of which may be superior to the rights of the common shares.

DISTRIBUTION POLICY

    The board of directors of Carbon Canada will adopt a policy to distribute all of its available cash, subject to applicable law, by way of monthly dividends on its common shares or other distributions on its securities, after:

    - satisfaction of its debt service obligations, if any, under credit facilities or other agreements with third parties; and

    - satisfaction of its other expense obligations, including any applicable taxes.

                                HURON CARBON ULC

SHARE CAPITAL

    The authorized share capital of Carbon ULC will consist of 5,000,000 common
shares and no preferred shares. Immediately after Closing,   -  common shares of
Carbon ULC will be outstanding, all of which will be owned by GLC Carbon USA and no preferred shares will be issued and outstanding.

    Holders of common shares of Carbon ULC will be entitled to receive dividends as and when declared by the board of directors and are entitled to one vote per share on all matters to be voted on at all meetings of shareholders. Upon the voluntary or involuntary liquidation, dissolution or winding-up of Carbon ULC, the holders of common shares are entitled to share ratably in the remaining assets available for distribution, after payment of liabilities and subject to the prior rights of preferred shares (if any).

    The board of directors of Carbon ULC also has the authority to issue an unlimited number of preferred shares in one or more series. These preferred shares may be entitled to dividend and liquidation preferences over the common shares. The board of directors is able to fix the designations, powers, preferences, privileges and relative, participating, optional or special rights of any preferred shares issued, including any qualifications, limitations or restrictions. Special rights which may be granted to a series of preferred shares may include dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any of which may be superior to the rights of the common shares.

DISTRIBUTION POLICY

    The board of directors of Carbon ULC will adopt a policy to distribute all of its available cash, subject to applicable law, by way of monthly dividends on its common shares or other distributions on its securities, after:

    - satisfaction of its debt service obligations, if any, under credit facilities or other agreements with third parties;

    - satisfaction of its interest and other expense obligations including interest accrued or payable on the Carbon ULC Notes issued under the ULC
      Note Indenture described under "Huron Carbon ULC -- Carbon ULC Notes", and any applicable taxes; and

    - making any principal repayments in respect of the Carbon ULC Notes considered advisable by its board of directors, with the consent of the Fund and any other holders of the Carbon ULC Notes by extraordinary resolution.

CARBON ULC NOTES

    The following is a summary of the material attributes and characteristics of the Carbon ULC Notes which will be issued by Carbon ULC under the ULC Note Indenture. This summary is qualified in its entirety by reference to the provisions of the ULC Note Indenture which contains a complete statement of those attributes and characteristics.

    The Carbon ULC Notes authorized will be unlimited and will mature 10 years after Closing, subject to prepayment from time to time as considered advisable by the board of directors of Carbon ULC. The initial 10 year term of the notes will be subject to extension for two additional successive terms of five years each, provided (i) during a specified period prior to the end of the then-current term, the ratio of GLC Carbon USA's free cash flow to its dividend payment obligations on its preferred stock is at least equal to 1.25 to 1.0 and
(ii) a majority of the holders of the Carbon ULC Notes determine that the terms and conditions of the Carbon ULC Notes are commercially reasonable at such time. For this purpose, GLC Carbon USA's free cash flow is defined as the aggregate amount of distributions received from Holdings LLC during the specified period plus other EBITDA of GLC Carbon USA, less the amount of GLC Carbon USA's expenses, capital expenditures and cash taxes.

    The Carbon ULC Notes will bear interest at the rate of   -  % per annum.
Under the terms of the Carbon ULC Notes, interest is accrued and is to be paid monthly within 30 days following the end of each month. The first interest
payment will be payable on or before   -  , 2003. The interest and principal on
the Carbon ULC Notes will be payable in lawful money of Canada by wire transfer or bankers' draft at any branch in Canada of the bank to be specified in the ULC
Note Indenture.

    PAYMENT UPON MATURITY

    On maturity, Carbon ULC will repay the indebtedness represented by the Carbon ULC Notes by paying to the note trustee under the ULC Note Indenture, on behalf of the holders, in lawful money of Canada, an amount equal to the principal amount of the outstanding Carbon ULC Notes, together with accrued and unpaid interest. If the Fund is a holder of Carbon ULC Notes at the time of such repayment, these amounts, less expenses, will be distributed by the Fund to the Unitholders.

    PREPAYMENT AND REDEMPTION

    From time to time and in any event no less frequently than annually, the board of directors of Carbon ULC will review the status of Carbon ULC's assets and the economic conditions relating to the GLC Business and the industries within which it operates. If this review, in the opinion of the board of directors of Carbon ULC, indicates that it is unlikely that the indebtedness of Carbon ULC evidenced by the Carbon ULC Notes could be refinanced on the same terms and conditions upon maturity of those Carbon ULC Notes, then Carbon ULC may commence principal repayments on the notes so that, in the opinion of the board of directors of Carbon ULC, the Carbon ULC Notes will be fully repaid upon maturity. In that event, the available cash of Carbon ULC will be utilized to the extent required to fund those repayments in lieu of dividends on its common shares. In addition, if Carbon ULC has available cash, but is prohibited from declaring or paying a dividend or reducing its stated capital under applicable corporate laws, the board of directors of Carbon ULC may make principal repayments on the Carbon ULC Notes to the extent of that available cash. Except as set out above, the Carbon ULC Notes will not be prepayable or redeemable at the option of Carbon ULC or by the holders of Carbon ULC Notes prior to maturity.

    RANKING AND GUARANTEE

    The Carbon ULC Notes will be unsecured debt obligations of Carbon ULC. The Carbon ULC Notes will be subordinate in right of payment to all secured debt and guarantees of secured debt of Carbon ULC, if any, and PARI PASSU with all other unsecured indebtedness and other liabilities of Carbon ULC. GLC Carbon USA will guarantee the obligations of Carbon ULC under a separate guarantee agreement and will pledge membership interests in Holdings LLC owned by GLC Carbon USA to holders of Carbon ULC Notes to secure its obligations thereunder.

    DEFAULT

    The Note Indenture will provide that any of the following will constitute an event of default:

    - default in payment of the principal amount of the Carbon ULC Notes when due;

    - subject to the terms of any agreement to subordinate, default in the payment of interest on the Carbon ULC Notes when due, if such default continues for a period of 30 days;

    - default in payment on any indebtedness exceeding $10,000,000;

    - certain events of winding-up, liquidation, bankruptcy, insolvency or receivership;

    - the taking of possession by an encumbrance of all or substantially all of the property of Carbon ULC or GLC Carbon USA or any of its subsidiaries (including the Company);

    - GLC Carbon USA, Carbon ULC, the Company or Copetro ceasing to carry on their respective businesses carried on, or a substantial part thereof, in the ordinary course; or

    - default in the observance or performance of any other covenant or condition of the ULC Note Indenture and the continuance of that default for a period of 45 days after notice in writing has been given by the note trustee under the ULC Note Indenture to Carbon ULC, which notice specifies the default and requires Carbon ULC to remedy the default.

    Upon an event of default, the Carbon ULC Notes will bear an additional 2% of interest per annum until such time as the event of default has been cured.

                              GLC CARBON USA INC.

REORGANIZATION

    Immediately prior to Closing, Great Lakes Acquisition Corp. shall change its name to GLC Carbon USA Inc. and Holdings LLC will be inserted between GLC Carbon USA and the Company.

SHARE CAPITAL

    The authorized share capital of GLC Carbon USA will consist of   -  shares
of common stock and   -  shares of preferred stock. Immediately after Closing,
(a)   -  shares of Class A common stock will be outstanding, of which   -
shares will be owned by Carbon Canada and   -  shares will be owned by Existing
Lenders, (b)   -  shares of Class B common stock will be outstanding, all of
which will be owned by Existing Securityholders; and (c)   -  shares of
Series A preferred stock will be outstanding, of which   -  will be owned by
Carbon ULC and   -  will be owned by GLC Securityholder LLC. Carbon Canada will own a majority of the voting common stock of GLC Carbon USA.

    Holders of preferred shares may be entitled to dividend and liquidation preferences over the shares of common stock. The board of directors is able to fix the designations, powers, preferences privileges and relative, participating, optional or special rights of any shares of preferred stock issued, including any qualifications, limitations or restrictions. Special rights which may be granted to a series of shares of preferred stock may include dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any of which may be superior to the rights of the shares of common stock.

COMMON STOCK

    Holders of shares of common stock of GLC Carbon USA will be entitled to receive dividends as and when declared by the board of directors of GLC Carbon
USA. Shares of Class A common stock are entitled to   -  votes per share on all
matters to be voted on at all meetings of stockholders. Shares of Class B common stock are entitled to one vote per share on all matters to be voted on at all meetings of stockholders. Until the End Date, the shares of Class B common stock will rank subordinate to the shares of Class A common stock with respect to an amount per share per month that, when distributed by Carbon Canada to the Fund and aggregated with the interest payments received that month by the Fund in respect of Carbon ULC Notes, will result in a cash distribution of Cdn$ - per Unit for such month. The shares of Class B common stock will be entitled to receive an amount per share equal to the amount paid that month in respect of each share of Class A common stock, or if there is insufficient available cash to make distributions in such amount, such lesser amount as available, and the outstanding shares of Class A and Class B common stock will receive dividends pro rata thereafter. Upon the voluntary or involuntary liquidation, dissolution or winding-up of GLC Carbon USA, the holders of shares of common stock are entitled to share ratably in the remaining assets available for distribution, after payment of liabilities and subject to the prior rights of shares of preferred stock, if any. See Funding Acquisition and Related
Transaction -- Existing Lenders and Existing Securityholders' Retained Interest and Subordination.

TRANSFER OF COMMON STOCK

    Shares of common stock in GLC Carbon USA will be subject to certain restrictions on transfer including restrictions contained in applicable
United States securities laws. The shares of common stock held by Existing Lenders shall be subject to further transfer restrictions. A transferee of the shares of common stock will be required to become a party to the Securityholders' Agreement.

SERIES A PREFERRED STOCK

    The first series of the shares of preferred stock of GLC Carbon USA consists
of   -  authorized shares designated as shares of Series A preferred stock. The holders of the shares of Series A preferred stock shall be entitled to receive, as and when declared by the board of directors of GLC Carbon USA and subject to the terms of the certificate of incorporation of GLC Carbon USA, out of the assets of GLC Carbon USA, fixed cumulative preferential cash dividends at the
rate of   -  % or $  -  per share, per annum. Dividends will be paid on an annual basis in Canadian dollars at the end of each year, but will accrue on a monthly basis. GLC Carbon USA will lend amounts on a monthly basis to holders of Series A preferred stock until the annual dividend is paid, at which time the advanced amounts will be cancelled. Such advances will enable Carbon ULC and GLC Securityholder LLC to pay the monthly interest obligation on the Carbon ULC Notes and Existing Securityholder Notes, respectively, until the annual dividend is paid.

    In the event of the liquidation, dissolution or winding-up of GLC Carbon USA or other distribution of assets of GLC Carbon USA among shareholders for the purpose of winding-up its affairs, the holders of the shares of Series A preferred stock shall be entitled to receive from the assets of GLC Carbon USA, in cash, the sum of $ - for each share of Series A preferred stock held, together with all accrued and unpaid (whether or not declared) cumulative dividends thereon calculated up to the date of distribution (which for such purpose shall be calculated as if such dividends, to the extent unpaid, were accruing for the period from the expiration of the last period for which dividends thereon were paid in full up to the date of distribution), before any amount shall be paid or any assets of GLC Carbon USA distributed to the holders of any shares of common stock or shares of any other class ranking junior to the shares of Series A preferred stock. After payment to the holders of the shares of Series A preferred stock of the amount so payable to them as provided above and payment to shares of stock ranking junior to the Series A preferred stock of GLC Carbon USA but senior to the common stock of GLC Carbon USA, all of the remaining assets and funds of GLC Carbon USA available for distribution to shareholders shall be distributed ratably among the holders of the shares of common stock of GLC Carbon USA.

DISTRIBUTION POLICY

    The board of directors of GLC Carbon USA will adopt a policy to distribute all of its available cash, subject to applicable law, by way of monthly dividends on its shares of common stock and shares of preferred stock or other distributions on its securities, after:

    - satisfaction of its debt service obligations, if any, under credit facilities or other agreements with third parties; and

    - satisfaction of its interest and other expense obligations and any applicable taxes.

    The percent of the interest owing on the Existing Securityholder Notes and the Carbon ULC Notes, respectively, that is paid in respect of a period will be equal. If at any time GLC Securityholder LLC and Carbon ULC are not able to pay the same percentage of interest owing on the Existing Securityholder Notes and Carbon ULC Notes, respectively, adjustments will be made by way of balancing payments pursuant to a contractual arrangement between Carbon ULC and GLC Securityholder LLC. The ability of Carbon ULC to satisfy its interest obligations on the Carbon ULC Notes will be dependent on the advances received by Carbon ULC from GLC Carbon USA and the interest payments indirectly received by Carbon ULC from Copetro Trading Limitada. The ability of GLC
Securityholder LLC to satisfy its interest obligations on the Existing Securityholder Notes will be dependent on the advances received by GLC Securityholder LLC from GLC Carbon USA.

                                  COPETRO S.C.

REORGANIZATION

    Subsequent to Closing, Copetro S.A. shall convert into a "sociedad colectiva" and continue as Copetro S.C.

SHARE CAPITAL

    The authorized share capital of Copetro will consist of 22,610,000 shares of common stock. Immediately following Closing, 565,250 shares of common stock will
be outstanding,   -  of which will be owned by Copetro Trading Limitada, a
wholly-owned subsidiary of Holdings LLC; and   -  of which will be owned by
Copetro Trading Limitada 2, a wholly-owned subsidiary of Copetro Trading
Limitada.

    Holders of shares of common stock of Copetro will be entitled to receive dividends as and when declared by the board of directors and are entitled to one vote per share on all matters to be voted on at all meetings of stockholders. Upon the voluntary or involuntary liquidation, dissolution or winding-up of Copetro, the holders of shares of common stock are entitled to share ratably in the remaining assets available for distribution, after payment of liabilities and subject to the prior rights of shares of preferred stock (if any).

    The board of directors of Copetro also has the authority to issue shares of preferred stock in one or more series. These preferred shares may be entitled to dividend and liquidation preferences over the shares of common stock. The board of directors is able to fix the designations, powers, preferences, privileges and relative, participating, optional or special rights of any shares of preferred stock issued, including any qualifications, limitations or restrictions. Special rights which may be granted to a series of shares of preferred stock may include dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any of which may be superior to the rights of the shares of common stock.

DISTRIBUTION POLICY

    The board of directors of Copetro will adopt a policy to distribute all of its available cash, subject to applicable law, by way of monthly dividends on its shares of common stock or other distributions on its securities, after:

    - satisfaction of its debt service obligations, if any, under credit facilities or other agreements with third parties; and

    - satisfaction of its other expense obligations, including any applicable taxes.

                             GLC SECURITYHOLDER LLC

MEMBERSHIP INTERESTS

    Under GLC Securityholder LLC's limited liability company agreement, GLC Securityholder LLC may issue an unlimited number of membership interests for any consideration and on any terms and conditions established by the managers of GLC Securityholder LLC. Upon Closing, 100% of the equity interest in GLC Securityholder LLC will be held by GLC Carbon USA.

EXISTING SECURITYHOLDER NOTES

    The following is a summary of the material attributes and characteristics of the Existing Securityholder Notes which will be issued by GLC
Securityholder LLC under the Existing Securityholder Note Indenture. This summary is qualified in its entirety by reference to the provisions of the Existing Securityholder Note Indenture which contains a complete statement of those attributes and characteristics.

    The Existing Securityholder Notes authorized will be unlimited and will mature 10 years after Closing, subject to prepayment from time to time as considered advisable by the managers of GLC Securityholder LLC. The initial
10 year term of the notes will be subject to extension for two additional successive terms of five years each, provided (i) during a specified period prior to the end of the then-current term, the ratio of GLC Carbon USA's free cash flow to its dividend obligations on its preferred shares is at least equal to 1.25 to 1.00; and (ii) a majority of the holders of the Existing Securityholder Notes determine that the terms and conditions of the Existing Securityholder Notes are commercially reasonable at such time. For this purpose, GLC Carbon USA's free cash flow is defined as the aggregate amount of distributions received from Holdings LLC during the specified period plus other EBITDA of GLC Carbon USA, less the amount of GLC Carbon USA's expenses, capital expenditures and cash taxes.

    The Existing Securityholder Notes will bear interest at the rate of   -  %
per annum. Under the terms of the Existing Securityholder Notes, interest is accrued and is to be paid monthly within 30 days following the end of each
month. The first interest payment will be payable on or before   -  , 2003. The
interest and principal on Existing Securityholder Notes will be payable in lawful money of Canada by wire transfer or bankers' draft at any branch in the United States of America of the bank to be specified in the Existing Securityholder Note Indenture.

    PAYMENT UPON MATURITY

    On maturity, GLC Securityholder LLC will repay the indebtedness represented by the Existing Securityholder Notes by paying to the note trustee under the Existing Securityholder Note Indenture, on behalf of the holders, in lawful money of Canada, an amount equal to the principal amount of the outstanding Existing Securityholder Notes, together with accrued and unpaid interest.

    PREPAYMENT AND REDEMPTION

    From time to time and in any event no less frequently than annually, the managers of GLC Securityholder LLC will review the status of GLC Securityholder LLC's assets and the economic conditions relating to the Company's business and the industries within which it operates. If this review, in the opinion of the managers of GLC Securityholder LLC, indicates that it is unlikely that the indebtedness of GLC Securityholder LLC evidenced by Existing Securityholder Notes could be refinanced on the same terms and conditions upon maturity of those Existing Securityholder Notes, then GLC Securityholder LLC may commence principal repayments on the notes so that, in the opinion of the managers of GLC Securityholder LLC, the Existing Securityholder Notes will be fully repaid upon maturity. In that event, the available cash of GLC Securityholder LLC will be utilized to the extent required to fund those repayments in lieu of dividends on its common shares. In addition, if GLC Securityholder LLC has available cash, but is prohibited from declaring or paying a dividend or reducing its stated capital under applicable corporate laws, the managers of GLC Securityholder LLC may make principal repayments on the Existing Securityholder Notes to the extent of that available cash. Except as set out above, the Existing Securityholder Notes will not be prepayable or redeemable at the option of GLC Securityholder LLC or by the holders of Existing Securityholder Notes prior to maturity.

    RANKING AND GUARANTEE

    The Existing Securityholder Notes will be unsecured debt obligations of GLC Securityholder LLC. The Existing Securityholder Notes will be subordinate in right of payment to all secured debt and guarantees of secured debt of GLC Securityholder LLC, if any, and PARI PASSU with all other unsecured indebtedness and other liabilities of GLC Securityholder LLC. GLC Carbon USA will guarantee the obligations of GLC Securityholder LLC under a separate guarantee agreement and will pledge membership interests in Holdings LLC owned by GLC Carbon USA to holders of Existing Securityholder Notes to secure its obligations thereunder.

    DEFAULT

    The Existing Securityholder Note Indenture will provide that any of the following will constitute an event of default:

    - default in payment of the principal amount of the notes when due;

    - subject to the terms of any agreement to subordinate, default in the payment of interest on the Existing Securityholder Notes when due, if such default continues for a period of 30 days;

    - default in payment on any indebtedness exceeding $10,000,000;

    - certain events of winding-up, liquidation, bankruptcy, insolvency or receivership;

    - the taking of possession by an encumbrance of all or substantially all of the property of GLC Securityholder LLC or the Company;

    - GLC Carbon USA, GLC Securityholder LLC, the Company or Copetro ceasing to carry on the businesses carried on, or a substantial part thereof, in the ordinary course; or

    - default in the observance or performance of any other covenant or condition of the Existing Securityholder Note Indenture and the continuance of that default for a period of 45 days after notice in writing has been given by the note trustee under the Existing Securityholder Note Indenture to GLC Securityholder LLC, which notice specifies the default and requires GLC Securityholder LLC to remedy the default.

    In the event of default, the Existing Securityholder Note will bear an additional 2% of interest per annum until such time as the event of default has been cured.

                              CARBON HOLDINGS LLC

MEMBERSHIP INTEREST

    Under the limited liability company agreement of Holdings LLC, Holdings LLC may issue an unlimited number of membership interests for any consideration and on any terms and conditionS established by the managers of Holdings LLC. Upon Closing, 100% of the equity interest in Holdings LLC will be held by GLC Carbon USA.

DISTRIBUTION POLICY

    Subject to Holdings LLC's limited liability company agreement, Holdings LLC will distribute, to members of record on the last day of each month (the "distribution period"), their PRO RATA portions of distributable cash as set out below. Distributions will be made within 30 days of the end of each distribution period. Holdings LLC may, in addition, make a distribution at any other time. Holdings LLC will distribute cash to its members PRO RATA in accordance with their percentage membership interest in Holdings LLC.

    Distributable cash is determined, after:

    - satisfaction of its debt service obligations, if any, under credit facilities or other agreements with third parties; and

    - satisfaction of its other expense obligations, including any applicable taxes.

                             GREAT LAKES CARBON LLC

REORGANIZATION

    Immediately prior to Closing, Great Lakes Carbon Corporation shall be converted from a Delaware corporation to Great Lakes Carbon LLC, a Delaware limited liability company. Upon Closing, 100% of the equity interest in GLC will be owned by Holdings LLC.

MEMBERSHIP INTERESTS

    Under the LLC Agreement, the Company may issue an unlimited number of membership interests for any consideration and on any terms and conditions established by the managers of the Company. Upon Closing, 100% of the equity interest in the Company will be held by Holdings LLC.

FUNCTIONS AND POWERS OF THE MANAGERS OF THE COMPANY

    Subject to the terms of the Investment Agreement and the Securityholders' Agreement, the managers of the Company have exclusive authority to manage the business and affairs of the Company, to make all decisions regarding the business of the Company and to bind the Company. The managers cannot dissolve the Company, wind-up its affairs or effect a bulk sale of its assets except in accordance with the provisions of the LLC Agreement.

    The authority and power vested in the managers of the Company to manage the business and affairs of the Company includes all authority necessary or incidental to carry out the objects, purposes and business of the Company, including without limitation the ability to engage agents to assist the managers to carry out its management obligations or administrative functions.

    The LLC Agreement provides that all material transactions and agreements involving the Company (other than agreements entered into in connection with the formation of the Company) must be approved by the managers of the Company and, where those agreements involve one of the managers or his/her affiliates, they must be approved by a majority of disinterested directors of the managers.

DISTRIBUTION POLICY

    Subject to the LLC Agreement, the Company will distribute, to members of record on the last day of each month (the "distribution period"), their PRO RATA portions of distributable cash as set out below. Distributions will be made within 30 days of the end of each distribution period. The Company may, in addition, make a distribution at any other time. The Company will distribute cash to its members PRO RATA in accordance with their percentage membership interest in the Company.

    Distributable cash is determined, after:

    - satisfying its debt service obligations, if any, under credit facilities or other agreements with third parties;

    - satisfying its other expense obligations, including any applicable taxes;

    - funding special incentive bonuses to executive and operating level managers under the LTIP when distributable cash exceeds certain defined thresholds; and

    - retaining reasonable working capital or other reserves, including amounts on account of capital expenditures, and such reserves to stabilize distributions to Unitholders and such other amounts as may be considered appropriate by the managers of the Company.

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ALLOCATION OF NET INCOME AND LOSSES

    The income or loss of the Company for each fiscal year will be allocated among the members of the Company in proportion to the percentage interests of such members except to the extent some other allocation is required by the Code and applicable United States Treasury Regulations.

      PRINCIPAL UNITHOLDERS, EXISTING SECURITYHOLDERS AND EXISTING LENDERS

    The following table shows the name and information about the Units of the Fund directly or indirectly beneficially owned by each person or company who, as at the Closing Date, will own of record, or who, to the knowledge of the Fund, will own beneficially, directly or indirectly, more than 10% of the Units. Upon Closing, the Existing Securityholders and the Existing Lenders will hold securities which are effectively exchangeable into a corresponding number of Units of the Fund provided, however, that the Units of the Fund exchanged for
may not exceed   -  Units. Pursuant to the Exchange Agreement, subsequent
offerings of Units by the Fund may give rise to an increase in this limit. See "Funding, Acquisition and Related Transactions -- Exchange Agreement" and "Funding, Acquisition and Related Transactions -- Existing Lenders' and Existing Securityholders' Retained Interest and Subordination".

                                                                NUMBER OF UNITS
                                                               OF THE FUND TO BE
NAME                                                          OWNED AFTER CLOSING
----                                                          --------------------
  -  .......................................................         - Units ( - %)
  -  .......................................................         - Units ( - %)
  -  .......................................................         - Units ( - %)

                                  RISK FACTORS

    An investment in Units offered under this prospectus involves a number of risks. In addition to the other information contained in this prospectus, prospective purchasers should give careful consideration to the following factors.

RISKS RELATED TO THE COMPANY'S BUSINESSES AND INDUSTRIES

    RELIANCE ON THE ALUMINUM INDUSTRY

    The Company's products are sold primarily to the world-wide aluminum industry. The aluminum industry generally is cyclical in nature and experiences fluctuations in production levels and significant fluctuations in profits based on numerous factors including world-wide market forces of supply and demand. Historically, sales of the Company's products have been adversely affected by weakness in the aluminum industry. Although the aluminum industry has experienced growth on a long-term basis, there can be no assurance that growth will continue or that conditions will remain favourable in the aluminum industry as a whole, or for the Company's customers in particular. If demand for aluminum decreases, the Company's financial condition could be materially adversely effected which could lead to reduced distributions to Unitholders.

    DEPENDENCE ON CERTAIN CUSTOMERS

    In 2002, the Company's top five customers accounted for approximately 56% of the Company's short tons sold. During such period, the Company's largest customer, Alcoa, which has been a customer for over 65 years, accounted for 28% of the Company's short tons sold. A significant portion of the Company's operating results in any given period may continue to depend upon net sales from contracts with a limited number of customers. A significant decrease in purchases by, or the permanent loss of, and the inability to replace, one or more major customers could adversely affect the Company's operating results. Although the Company expects to maintain its current relationships with its major customers, there can be no assurance that loss or losses of significant customers will not occur. Any such losses could have a material adverse effect on the Company's financial condition and could lead to reduced distributions to Unitholders.

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    DEPENDENCE ON RAW MATERIAL SUPPLY

    The raw material used by the Company in the production of CPC is RPC, which is a by-product of the oil refining industry. For 2002, the Company purchased essentially all of its RPC requirements from approximately 25 oil refiners. During such period, the Company's three largest RPC suppliers, Repsol YPF, Conoco and ExxonMobil, accounted for approximately 28%, 11%, and 11%, respectively, of the short tons of RPC purchased by the Company. A substantial increase in RPC prices, a substantial decrease in RPC supply of adequate quality, or a significant delay in the Company's receipt of RPC at its production facilities, could have a material adverse effect on the Company's financial condition and results of operations. Historically, the price of RPC has moved in relation to the price of anode grade CPC; however, there can be no assurance that the Company will be in a position to pass any future raw material price increases on to its customers or pass any future anode grade CPC price decreases on to its suppliers.

    GENERAL ECONOMIC CONDITIONS

    The industries in which the Company operates are affected by changes in general economic conditions, including international, national, regional and local economic conditions, all of which are outside of the Company's control. Economic slowdowns, adverse economic conditions, cyclical trends, increases in interest rates and other factors could have a material adverse effect on the Company's consolidated operating results or financial condition and could lead to reduced distributions to Unitholders.

    ENVIRONMENTAL, HEALTH AND SAFETY REQUIREMENTS AND OTHER CONSIDERATIONS.

    The Company's operations are subject to numerous and significant laws, statutes, regulations, by-laws, guidelines, policies, directives and other requirements governing or relating to, among other things: air emissions, discharges into water, the storage, handling, use, transportation, distribution, recycling and disposal of hazardous and non-hazardous wastes, the prevention and remediation of releases of hazardous materials into the environment both on and off site, land use and zoning matters, and workers' health and safety matters. As such, the Company's operations carry an inherent risk of environmental, health and safety liabilities (including potential civil actions, compliance or remediation orders, fines and other penalties), and will likely result in the Company being involved from time to time in administrative and judicial proceedings relating to such matters, which could have a material adverse effect on the Company's business, financial condition and results of operations.

    The Company has obtained or applied for all material permits and other approvals relating to the protection of the environment and workers' health and safety that are required for its operations. Compliance with applicable laws and future changes to them is material to the Company's business. Although management believes that the Company's operations are currently in material compliance with applicable environmental laws, there is no guarantee that more stringent laws will not be imposed or that there will not be more stringent enforcement of applicable environmental laws, which may result in material expenditures. Failure by the Company to comply with any environmental, health or safety requirements, or increases in the cost of such compliance, including as a result of unanticipated liabilities or expenditures for investigation, assessment, remediation or prevention, could also have an adverse effect on the Company's financial condition. Future discovery of previously unknown environmental issues, including contamination of property underlying or in the vicinity of the Company's properties, could require the Company to incur material unforeseen expenses.

    RELIANCE ON MANAGEMENT

    The Company's results are dependent on its ability to retain and motivate its management, sales, manufacturing, engineering and financial personnel. Key executives in the Company could cease to be employed as a result of resignation, termination, retirement, disability or death. It may be difficult to replace such individuals with persons who bring with them comparable talent and relevant experience. Should key personnel elect to leave, such departures could directly or indirectly adversely impact the results and operations of the Company and could lead to reduced distributions to Unitholders.

    COMPETITION

    The CPC industry is highly competitive. Competition is based primarily on reliability, price and product quality. Several of the Company's competitors are part of much larger companies and as such may have greater resources than the Company. Two of the Company's major competitors have access to RPC from their own oil refining operations. Although CPC industry capacity operating rates are currently at high levels, there can be no assurance that the Company's current or future competitors will not increase their operating capacity, which may result in an increase in the available CPC and a corresponding decrease in the price of CPC. Competitive factors could require price reductions or increased spending that could materially adversely affect the Company's financial condition and results of operations and could lead to reduced distributions to Unitholders.

    TECHNOLOGY CHANGE

    For the past century, the aluminum industry has exclusively used the Hall-Heroult Process in the commercial production of aluminum. In this electrochemical process, alumina is reduced to aluminum metal through the use of carbon anodes. The Hall-Heroult Process, which is thermodynamically efficient, has been optimized by the world's smelters over decades and involves maintaining a delicate thermal balance in a highly corrosive process vessel. Over the past fifty years, aluminum producers, universities and government agencies, including the United States Department of Energy, have periodically conducted research to explore the use of inert anodes as an alternative to carbon anodes. Inert or non-consumable anodes, would reduce greenhouse gas emissions and potentially offer lower operating costs through longer anode lives. Although various compositions of inert anodes have been explored, to date management is not aware that any commercially acceptable process based on inert anodes has been devised.

    In June 2000, Alcoa confirmed a financial analyst report claiming that Alcoa was working on the development of an inert anode. In subsequent statements, Alcoa has indicated that although their research to date has been encouraging, there was no assurance that the inert anode they are developing would be successful in commercial operation.

    While the research being conducted by Alcoa (and possibly others) is to a large extent confidential, management believes that the technical obstacles to such a process are significant and that, even if technically feasible, any alternative to carbon anodes would require a significant time period to commercialize and would be unlikely to have an adverse impact on the Company's financial performance for the foreseeable future.

    Further, according to Dr. Donald R. Sadoway, professor of metallurgy at Massachusetts Institute of Technology, the chances of successful rollout by Alcoa of the inert anode technology are small. Dr. Sadoway concludes that the path to deployment faces numerous technical obstacles including inability to meet power consumption rates and failure of the anodes due to the buildup of thermomechanical stresses. There is no indication either in the literature or in the public pronouncements that technological solutions to these and other obstacles have been found.

    Although the technical and commercial obstacles to such a process are significant, there can be no assurance that such obstacles will not be overcome in the future. The development of a technically and commercially viable inert anode could have a material adverse effect on the Company's financial condition and results of operations and could lead to reduced distributions to Unitholders.

    FOREIGN SALES AND OPERATIONS

    During 2002, approximately 49% of the Company's net sales were derived from sales outside of North America. In addition, the Company has significant operations outside of North America. Foreign sales and operations involve varying degrees of risk and uncertainty inherent in doing business abroad. Such risks, some or all of which the Company is currently experiencing in Venezuela and Argentina, among other countries, include (i) the possibility of unfavourable circumstances arising from host country laws or regulations, including unexpected changes of interpretations thereof; (ii) partial or total expropriation; (iii) export duties and quotas; (iv) currency exchange rate fluctuations; (v) restrictions on repatriation of funds; (vi) disruption of operations from labour and political disturbances, (vii) insurrection or war;
(viii) requirements of partial local ownership of operations; (ix) differences in business practices; and (x) lack of customer financial information.

    ARGENTINA OPERATIONS AND CURRENCY CONTROLS

    The Company has invested significant resources in Argentina and intends to continue to make investments in Argentina and perhaps other foreign countries in the future. Accordingly, the Company may be subject to economic, political or social instability or other developments not typical of investments made in the United States. There can be no assurance that Argentina, or any other country in which the Company may acquire operations or conduct business, will not adopt regulations or take other actions that would have a direct or indirect adverse impact on the business or market opportunities of the Company within such countries. In recent years, Argentina has been characterized by (i) varying degrees of inflation; (ii) uneven growth rates; (iii) declining investment rates; (iv) significant devaluations of Argentine currency; (v) forced conversion of all foreign currency bank deposits and certain other foreign denominated contracts into Argentine pesos, at exchange rates below the market rates; (vi) imposition of exchange controls; (vii) restrictions on transfer and retention of cash outside of Argentina; (viii) political uncertainty;
(ix) civil unrest; and (x) a volatile and unpredictable legal climate.

    As a result of the continued decline in the Argentine economy and the decision of the government to default on its privately held foreign debt, all foreign currency trading in Argentina was suspended on December 22, 2001. The government subsequently announced the devaluation of the Argentine peso, effective January 6, 2002, thus bringing to an end that currency's one-to-one peg to the U.S. dollar that had been mandated by the Argentine Convertibility Law since the early 1990s. Convertibility to the U.S. dollar is now determined on a free-floating basis in the foreign exchange market. The government also imposed restrictions on the ability of companies to transfer cash outside of Argentina and to make interest and principal payments on foreign loans. More recently, many of these restrictions have eased. See "Argentina Exchange Controls -- Elimination of Fixed Exchange Rate and Currency Controls". Based upon historical performance, approximately 20%-25% of the Company's annual EBITDA is generated in Argentina. The Company currently does not have political risk insurance with respect to its operations in Argentina and the value of the Company's investment in its Argentine subsidiary could be adversely affected by changes in government policy, such as the imposition of limitations on foreign ownership of investment assets. There can be no assurance that the existing currency restrictions or future economic developments in Argentina or the future actions of the Argentine government, over which the Company has no control, will not impair the Company's financial condition, ability to access EBITDA generated in Argentina, ability to service debt held by Carbon ULC, results of operations and business prospects and could lead to reduced distributions to Unitholders.

    MAJOR DISRUPTIONS OF PRODUCTION

    Major disruptions over an extended period of time to one or more of the Company's production facilities, such as disruptions caused by civil unrest, fire, earthquake, flood, hurricane or tornado could adversely affect the Company's ability to carry on business at the affected facilities and could adversely affect the Company's financial condition and results of operations and could lead to reduced distributions to Unitholders.

    UNINSURED AND UNDERINSURED LOSSES

    The Declaration of Trust requires that the Fund obtain and maintain at all times insurance coverage in respect of potential liabilities of the Fund and the accidental loss of value of the assets of the Fund from risks, in those amounts, with those insurers, and on those terms as the Trustees consider appropriate, taking into account all relevant factors including the practices of owners of similar assets and operations. At present, the Company maintains comprehensive property and casualty insurance, including coverage for resultant business interruption losses, or extra expenses sustained, and to cover in respect of claims for bodily injury or property damage arising out of assets or operations. The terrorist attacks on September 11, 2001, and the changes in the insurance market attributable to the terrorist attacks have resulted in increased insurance premiums and has made it difficult for the Company to obtain certain types and levels of insurance coverage. Due to the increase in insurance premiums, it is not economically feasible for the Company to secure the levels and types of insurance it had carried prior to September 11, 2001 and consequently, the Company is carrying significantly less insurance than it has historically. No assurance can be given that the Company's current level and type of insurance coverage is adequate to cover losses or claims that may occur involving the Company's assets or operations. The Company's failure to secure adequate levels of insurance coverage could have a material adverse effect on its financial condition and results of operations and could lead to reduced distributions to Unitholders.

    LEGAL OR REGULATORY PROCEEDINGS

    The Company's operations are subject to certain operating conditions, hazards and risks normally incidental to the CPC production process. As a result, the Company may from time to time be a defendant in various legal or regulatory proceedings arising in the ordinary course of business, including proceedings related to environmental laws and regulations. See "Business of the Company -- Environmental Matters". A significant judgment against the Company, the loss of a significant operating permit or other approval or the imposition of a significant fine or penalty could have a material adverse effect on the Company's business, financial condition and results of operations.

    LABOUR RELATIONS

    At March 31, 2003, approximately 41% of the Company's employees were covered by collective bargaining or similar agreements. The Company has not had any material work stoppages or strikes at the Enid facility in more than 20 years and has never had a work stoppage at the La Plata facility. The Baton Rouge facility has had no work stoppages, to the Company's knowledge, since the facility began operating in the early 1960s. The Port Arthur facility is operated with a nonunion workforce. The Company believes that it has good relations with its employees. If the Company's unionized workers were to engage in a strike, work stoppage or other slowdown, or if other employees were to become unionized, the Company could experience a significant disruption of its operations and/or higher ongoing labour costs, which could have an adverse material effect on the Company's business, financial condition and results of operations and could lead to reduced distributions to Unitholders.

    EQUIPMENT FAILURE

    With respect to the Company's calcining facilities, there is a risk of equipment failure due to wear and tear, design error or operator error, among other things, which could adversely affect the Company's production ability, financial condition and results of operations and could lead to reduced distributions to Unitholders.

    DEPENDENCE UPON CREDIT FACILITIES

    The Company is subject to fluctuations in its working capital on a month to month basis. Periodically, the Company may be required to draw down on existing credit facilities. There is no assurance that the Company will continue to have access to appropriate credit facilities on reasonable terms and conditions, if at all. An inability to draw down upon credit facilities could have a material adverse effect on the Company's business, financial condition and results of operations.

    TERRORISM

    Terrorist attacks may negatively affect the Company's operations and profitability. There can be no assurance that there will not be further terrorist attacks against the United States or U.S. businesses, including attacks in the United States or Argentina. These attacks may directly impact the Company's physical facilities or those of its suppliers or customers. Furthermore, these attacks, or even the risk of potential attacks, may make travel and the transportation of the Company's supplies and products more difficult and more expensive, including as a result of potential commercial vehicle restrictions, and ultimately affect the Company's sales.

RISKS RELATED TO THE STRUCTURE OF THE FUND AND THIS OFFERING

    DEPENDENCE ON THE COMPANY

    The Fund is an unincorporated, open-ended limited purpose trust that will be entirely dependent on the operations and assets of the Company through its ownership of the Carbon ULC Notes and its indirect ownership of shares of GLC Carbon USA's common stock. Cash distributions to Unitholders will be dependent on the ability of Carbon ULC to pay the interest obligations under the Carbon ULC Notes and of Carbon Canada to declare and pay dividends or make other distributions on its shares of common stock which in turn is dependent on the ability of GLC Carbon USA to declare and pay dividends or make other distributions on its shares of common stock, which in turn is dependent on the ability of Holdings LLC to declare and pay distributions on its shares of common stock which in turn is dependent on the ability of the Company to declare and pay distributions on its membership interests and Copetro to declare and pay distributions on its shares of common stock. Although the Fund intends to distribute the interest and dividend income earned by the Fund less expenses and amounts, if any, paid by the Fund in connection with the redemption of Units, there can be no assurance regarding the amounts of income to be generated by the Company, Holdings LLC, GLC Carbon USA, Carbon Canada and Carbon ULC and paid to the Fund. The actual amount distributed in respect of Units will depend upon numerous factors, including profitability, fluctuations in working capital, the sustainability of EBITDA margins and capital expenditures and compliance with restrictive covenants under the Proposed Credit Facility.

    INVESTMENT TRUST STATUS OF FUND MAY ADVERSELY AFFECT THE FUND'S ABILITY TO
     ISSUE ADDITIONAL UNITS

    The Declaration of Trust prohibits any action that might result in the loss of the "investment trust" status of the Fund for U.S. federal income tax purposes. The need to comply with this requirement could limit the Fund's ability to issue additional Units in the future, for example, if the Carbon ULC Notes to be issued at that time could be characterized for U.S. federal income tax purposes as equity rather than debt. The characterization of such newly issued Carbon ULC Notes as equity is more likely if the ratio of the face amount of the Carbon ULC Notes and the Existing Securityholder Notes to the value of GLC Carbon USA common stock exceeds a 3 to 1 ratio (measured at the time of such issuance and taking into account the Carbon ULC Notes to be issued at such time together with all related transactions, including the contribution of funds by Carbon Canada to GLC Carbon USA), which could result from, among other things, a decline after the initial offering in the value of GLC Carbon USA common stock. Consequently, the Fund's ability to issue Units in the future could be limited or prohibited and thus adversely affect the Company's ability to raise funds necessary for business operations or acquisitions by issuing additional Units.

    FLUCTUATION OF CASH DISTRIBUTIONS

    Although the Fund intends to distribute the interest and dividend income earned by the Fund less expenses and amounts, if any, paid by the Fund in connection with the redemption of Units, there can be no assurance regarding the amounts of income to be generated by the Company and paid to the Fund. The actual amount distributed in respect of Units will depend upon numerous factors, including profitability, fluctuations in working capital, the sustainability of margins and capital expenditures.

    RESTRICTIONS ON POTENTIAL GROWTH

    The payout by the Company of substantially all of its operating cash flow will make additional capital and operating expenditures dependent on increased cash flow or additional financing in the future. Lack of these funds could limit the future growth of the Company and its cash flow.

    APPROVAL RIGHTS OF EXISTING SECURITYHOLDERS

    Following the Offering, the Existing Securityholders will, subject to restrictions contained in the Exchange Agreement and the Securityholders' Agreement, be able to influence significant matters requiring approval of the holders of common stock of GLC Carbon USA.

    INCOME TAX MATTERS

    There can be no assurance that Canadian federal income tax laws and administrative policies respecting the treatment of mutual fund trusts will not be changed in a manner which adversely affects the holders of Units. If the Fund ceases to qualify as a "mutual fund trust" under the Tax Act, the income tax considerations described under the heading "Certain Income Tax
Considerations -- Certain Canadian Federal Income Tax Considerations" would be materially and adversely different in certain respects.

    Income fund structures generally involve significant amounts of inter-company or similar debt, generating substantial interest expense, which serves to reduce earnings and therefore income tax payable. There can be no assurance that taxation authorities will not seek to challenge the amount of interest expense deducted. If such a challenge were to succeed against Carbon ULC or its affiliates, it could materially adversely affect the amount of distributable cash available. Management of the Fund believes that the interest expense inherent in the structure of the Fund is supportable and reasonable in light of the terms of the Carbon ULC Notes.

    Further, interest on the Carbon ULC Notes accrues at the Fund level for Canadian federal income tax purposes whether or not actually paid. The Declaration of Trust provides that an amount equal to the taxable income of the Fund will be distributed each year to Unitholders in order to reduce the Fund's taxable income to zero. Where interest payments on the Carbon ULC Notes are due but not paid in whole or in part, the Declaration of Trust provides that additional Units must be distributed to Unitholders in lieu of cash distributions. Unitholders will generally be required to include an amount equal to the fair market value of those Units into their Canadian federal taxable income in circumstances when they do not directly receive a cash distribution.

    There can be no assurance that U.S. federal income tax laws and IRS administrative policies respecting the U.S. tax consequences described herein will not be changed in a manner that adversely affects Unitholders. See "Certain Income Tax Considerations -- Certain U.S. Federal Income Tax Considerations".

    There is a risk that the Carbon ULC Notes and/or the Existing Securityholder Notes could be treated for U.S. federal income tax purposes as equity rather than debt, in which case the otherwise deductible interest on the Carbon ULC Notes and/or the Existing Securityholder Notes would be treated as non-deductible distributions. In the case of the Carbon ULC Notes, to the extent such distributions are treated as a dividend, they would be subject to U.S. federal withholding tax at a rate of 30% (subject to reduction under an applicable income tax treaty). Generally, under the Canada-United States Income Tax Convention, U.S. withholding tax on U.S. source dividends paid to Canadian residents is reduced to 15%. GLC Carbon USA's inability to deduct interest considered for tax purposes to be paid by GLC Carbon USA on the Carbon ULC Notes and/or the Existing Securityholder Notes could materially increase its consolidated federal taxable income and thus, its U.S. federal income tax liability. This would reduce after-tax income of GLC Carbon USA available for distribution. In addition, the imposition of withholding tax would reduce the cash available to the Fund for distribution. No IRS ruling has been requested as to whether the Carbon ULC Notes or the Existing Securityholder Notes should be treated for U.S. federal income tax purposes as debt. See "Certain Income Tax Considerations -- Certain U.S. Federal Income Tax Considerations".

    Any interest paid by Carbon ULC to the Fund that is allocable to any Substantial Holder or Special Holder may be subject to U.S. withholding tax. To ensure that Carbon ULC and the Fund comply with their U.S. withholding tax obligations, the Declaration of Trust provides that a Unitholder must give notice to the Fund if that holder is or becomes a Substantial Holder or a Special Holder. However, in the absence of such a notice from a Substantial Holder or a Special Holder, Carbon ULC and the Fund may make distributions to a Substantial Holder or a Special Holder from which the required amounts are not withheld. In such case, Carbon ULC or the Fund would remain obligated to remit the required amount to the IRS. The Declaration of Trust contains provisions that may allow Carbon ULC or the Fund to recover from a Substantial Holder or a Special Holder amounts that should have been withheld from a distribution. However, there can be no assurance that Carbon ULC or the Fund will be able to recover these amounts in full or at all, which could result in a reduction in cash available for distribution to other Unitholders.

    There is a risk that the IRS may challenge the interest rate on the Carbon ULC Notes and/or the Existing Securityholder Notes as being in excess of an arm's length rate. If successful, GLC Carbon USA would not be able to fully deduct interest on the notes. A portion of the interest would be recharacterized as a dividend and, if paid with respect to the Carbon ULC Notes, would be subject to U.S. withholding tax as described above.

    The Fund is intended to qualify as an "investment" trust for U.S. federal income tax purposes under Treasury Regulation section 301.7701-4(c) (hereinafter, a "fixed investment trust"). However, there is no assurance that the IRS will not successfully challenge this conclusion or that the U.S. federal income tax laws regarding the treatment of investment trusts will not be changed in a manner which adversely affects Unitholders. If the Fund does not qualify as a Fixed Investment Trust, the income tax considerations described under "Certain Income Tax Considerations -- Certain U.S. Federal Income Tax Considerations" would be materially and adversely different in certain respects. In such event, the Fund would be treated as either a partnership or a corporation for U.S. federal income tax purposes and GLC Carbon USA's deduction of the interest paid by Carbon ULC might be limited under the earnings stripping rules of Section 163(j) of the Code. Also, in such case, the interest paid with respect to the Carbon ULC Notes may be subject to U.S. withholding tax at a rate of 30% (subject to a reduction under an applicable income tax treaty). In general, the withholding tax rate on U.S. source interest paid to Canadian residents under the Canada-United States Income Tax Convention, if applicable, is 10%.

    In addition, even if the Fund were a fixed investment trust for U.S. tax purposes, under a proposed U.S. Treasury Regulation, Section 163(j) might apply to GLC Carbon USA if it were determined that a principal purpose of the use of the trust was avoiding the rules of Section 163(j).

    Under Section 163(j) of the Code, a corporation and a partnership are considered "related" if the same persons own, directly and constructively applying certain attribution rules, more than 50% in value of the stock of the corporation and more than 50% of the capital or profit interests in the partnership. Prior to the Offering, AIP and GLC Carbon USA will be "related" as the partners of AIP will own (i) more than 50% of the value of the stock of GLC Carbon USA; and (ii) all of the capital and profit interests in AIP. Immediately after the Closing, it is anticipated that the partners of AIP will own less than 50% of the outstanding shares of stock of GLC Carbon USA. However, if AIP and GLC Carbon USA were considered to be "related" after the Closing, or if certain of the transactions contemplated to be executed at Closing were considered an arrangement with a principal purpose of avoiding the application of Section 163(j), then Section 163(j) would effectively reduce GLC Carbon USA's allowable interest deductions to the extent that interest paid to AIP on the Existing Securityholder Notes is allocable to tax-exempt or nonresident partners of AIP.

    Pursuant to Code section 1503(d) and the Treasury Regulations thereunder, the interest deductions generated by Carbon ULC will likely generate a "dual consolidated loss" ("DCL") and will therefore be deductible by GLC Carbon USA only if GLC Carbon USA and Carbon ULC make the election provided by Treasury Regulation 1.1503-2(g)(2) and comply with all applicable requirements, including annual reporting and certification requirements. GLC Carbon USA and Carbon ULC intend to make such election and comply with all applicable requirements. Even if such an election is made, however, if any of several "triggering events" occurs (e.g., the use of Carbon ULC losses to offset the income of any other non-U.S. person, or, in certain circumstances, a disposition of Carbon ULC stock or assets), GLC Carbon USA will generally be required to report the amount of any prior Carbon ULC interest deductions (plus interest thereon) as gross income in the year of the triggering event. GLC Carbon USA and Carbon ULC intend to comply with all of the DCL reporting and certification requirements and to conduct their affairs such that no DCL triggering event occurs. However, if GLC Carbon USA and Carbon ULC fail to satisfy such reporting and certification requirements, or if a DCL triggering event occurs and no exception applies, GLC Carbon USA's taxable income and thus its U.S. federal income tax liability would be materially increased. This would reduce GLC Carbon USA's after-tax income available for distribution, and consequently would reduce the cash available to the Fund for distributions to Unitholders.

    See "Description of the Fund" and "Certain Income Tax
Considerations -- Certain U.S. Federal Income Tax Considerations".

    The Trustees may refuse to allow the issue or register the transfer of any Units, where such issuance or transfer would, in their opinion, adversely affect the treatment of the Fund or the companies in which it invests under applicable Canadian and/or U.S. tax law.

    The amount and characterization for tax purposes of distributions by the Fund to Unitholders is dependent on the receipt by the Fund of interest and other distributions on account of its investment in Carbon Canada and Carbon ULC, which, in turn, is dependent on distributions received by Carbon Canada and Carbon ULC on their shares of GLC Carbon USA. If a taxation authorities were to challenge the characterization of amounts received in respect of the notes issued by Carbon ULC as interest, the amounts available for distribution by the Fund and the tax treatment of those amounts in the hands of the Fund may be determined in a manner adverse to the interests of Unitholders. See "Certain Income Tax Considerations".

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    LEVERAGE AND RESTRICTIVE COVENANTS

    The ability of the Company or Carbon Canada to make distributions, pay dividends or make other payments or advances will be subject to applicable laws and contractual restrictions contained in the instruments governing any indebtedness of those entities (including the Proposed Credit Facility). The degree to which the Company is leveraged could have important consequences to Unitholders, including: the fact that the Company's ability to obtain additional financing for working capital, capital expenditures or acquisitions in the future may be limited; a significant portion of the Company's cash flow from operations may be dedicated to the payment of the principal of and interest on its indebtedness, thereby reducing funds available for future operations; certain of the Company's borrowings will be at variable rates of interest, which exposes the Company to the risk of increased interest rates; and the Company may be more vulnerable to economic downturns and be limited in its ability to withstand competitive pressures. These factors may increase the sensitivity of distributable cash to interest rate variations. In addition, there can be no assurance that the Company will be able to replace or refinance the Proposed Credit Facility upon its maturity or that the terms of any replacement credit facility or other refinancing would be favourable to the Company. See "Use of Proceeds -- Proposed Credit Facility".

    EXCHANGE RATE FLUCTUATIONS

    The Fund's distributions to Unitholders, together with distributions received by the Fund from Carbon ULC and Carbon Canada, will be denominated in Canadian dollars. Conversely, distributions received by Carbon Canada, and the substantial majority of the Company's net sales and expenses, will be denominated in U.S. dollars. As a result, the Fund, Carbon Canada and the Company will be exposed to currency exchange rate risks. For the purposes of financial reporting by the Fund, any change in the value of the Canadian dollar against the U.S. dollar during a given financial reporting period would result in a foreign exchange loss or gain on the translation of any U.S. cash and cash equivalents. Consequently, the Fund's reported earnings could fluctuate materially as a result of foreign exchange translation losses or gains under Canadian GAAP. There can be no assurance that changes in the currency exchange rate will not have a material adverse effect on the Fund or on its ability to maintain a consistent level of distributions in Canadian dollars.

    Although the Company intends to enter into hedges of exchange rate risk with respect to the Canadian dollar-denominated obligations under the shares of Series A preferred stock of GLC Carbon USA and the dividends expected to be paid indirectly to Carbon Canada on shares of Class A common stock of GLC Carbon USA, there can be no assurance that either the Fund, Carbon Canada or the Company will engage in such hedging or, if the Fund, Carbon Canada or the Company decides to engage in any future hedging transactions, that it will be successful in hedging such exchange rate risk. As a result, any change in the currency exchange rate that effectively reduces the Canadian dollar amounts available to the Company to satisfy dividend payment obligations in respect of its shares of Series A preferred stock or to Carbon Canada to distribute to the Fund to satisfy its principal and interest payment obligation in respect of its notes and other distributions could have a material adverse effect on Carbon Canada and, ultimately, on the Fund's ability to maintain a consistent level of distributions in Canadian dollars.

    NATURE OF UNITS

    Securities like Units are hybrids in that they share certain attributes common to both equity securities and debt instruments. The Units do not represent a direct investment in the Company's business and should not be viewed by investors as shares in Carbon Canada, GLC Carbon USA, Holdings LLC or the Company. As holders of Units, Unitholders will not have the statutory rights normally associated with ownership of shares of a corporation including, for example, the right to bring "oppression" or "derivative" actions. The Units represent a fractional interest in the Fund. The Fund's exclusive assets will be Carbon ULC Notes and common shares of Carbon Canada. The price per Unit is a function of anticipated distributable income of the Fund, which may change.

    The Units are not "deposits" within the meaning of the Canada Deposit Insurance Corporations Act (Canada) and are not insured under the provisions of that Act or any other legislation. Furthermore, the Fund is not a trust company and, accordingly, is not registered under any trust and loan company legislation as it does not carry on or intend to carry on the business of a trust company.

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    ABSENCE OF PRIOR PUBLIC MARKET

    Prior to this Offering, there has been no public market for Units. The initial public offering price and number of Units to be issued has been determined by negotiation between the Fund, the Company, certain of the Existing Securityholders and the Underwriters based on several factors and may bear no relationship to the price at which Units will trade in the public market subsequent to this Offering. See "Plan of Distribution".

    DISTRIBUTION OF SECURITIES ON REDEMPTION OR TERMINATION OF THE FUND

    Upon a redemption of Units or termination of the Fund, the Trustees may distribute the Carbon ULC Notes and common shares of Carbon Canada directly to the Unitholders, subject to obtaining all required regulatory approvals. There is currently no market for the Carbon ULC Notes or common shares of Carbon Canada. In addition, neither the Carbon ULC Notes nor the common shares of Carbon Canada are expected to be freely tradable or listed on any stock exchange. See "Description of the Fund". Securities of Carbon Canada and/or Carbon ULC, as the case may be, so distributed may not be qualified investments for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans, depending upon the circumstances at the time.

    UNITHOLDER LIABILITY

    The Declaration of Trust provides that no Unitholder will be subject to any liability whatsoever to any person in connection with a holding of Units. However, there remains a risk, which is considered by the Fund to be remote in the circumstances, that a Unitholder could be held personally liable despite such statement in the Declaration of Trust, for the obligations of the Fund to the extent that claims are not satisfied out of the assets of the Fund. It is intended that the affairs of the Fund will be conducted to seek to minimize such risk wherever possible.

    ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

    The Company, Holdings LLC and GLC Carbon USA are organized under the laws of the State of Delaware. Copetro is organized under the laws of Argentina. Substantially all of the assets of the Company, Copetro, Holdings LLC and GLC Carbon USA are located outside of Canada and certain of the Company's directors and officers, as well as certain of the experts named in this prospectus, are residents of the United States. As a result, it may be difficult or impossible for investors to effect service within Canada upon the Company, Holdings LLC and GLC Carbon USA or those directors, officers and experts who are not residents of Canada or to realize against them in Canada upon judgments of courts of Canada predicated upon the civil liability provisions of applicable Canadian provincial securities laws.

    The Company has been advised by its counsel in the United States that there is some doubt as to the enforceability in the United States by a court in original actions, or in actions to enforce judgments of Canadian courts, of civil liabilities predicated upon such applicable Canadian provincial securities laws.

    ISSUE OF ADDITIONAL UNITS AND DILUTION

    The Declaration of Trust authorizes the Fund to issue an unlimited number of Units for that consideration and on those terms and conditions as are established by the Trustees without the approval of any Unitholders. Additional Units may be issued by the Fund pursuant to the Exchange Agreement. The issuance of additional Units may dilute an existing Unitholder's investment in the Fund and reduce distributable cash per Unit. See "Funding, Acquisition and Related Transactions -- Exchange Agreement" and "Funding, Acquisition and Related Transactions -- Existing Lenders' and Existing Securityholders' Retained Interest and Subordination".

    INVESTMENT ELIGIBILITY AND FOREIGN PROPERTY

    There can be no assurance that Units will continue to be qualified investments for registered retirement savings plans, deferred profit sharing plans, registered retirement income funds and registered education savings plans or that Units will not be foreign property under the Tax Act. The Tax Act imposes penalties for the acquisition or holding of non-qualified or ineligible investments and on excess holdings of foreign property. See

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"Certain Income Tax Considerations -- Certain Canadian Federal Income Tax
Considerations" and "Eligibility for Investment". In particular, if the Fund ceases to be a mutual fund trust or if Carbon ULC or Carbon Canada cease to have a "substantial Canadian presence" (as that term is understood for the purposes of the Tax Act), Units may become foreign property. There can be no assurance that Carbon ULC and Carbon Canada will continue to have a substantial Canadian presence in the future, however, Carbon ULC and Carbon Canada has undertaken to use their best efforts to maintain that status.

                              PLAN OF DISTRIBUTION

    The Fund, the Company, certain of the Existing Securityholders and the Underwriters have entered into the Underwriting Agreement. Pursuant to that agreement and subject to its terms and conditions, the Fund has agreed to sell and the Underwriters have agreed to purchase on the Closing Date, all but not less than all of the offered Units at a price and number of $10.00 per Unit, payable against delivery of a certificate representing the offered Units. The offering price and number of Units offered under this prospectus was determined by negotiation between the Fund, the Company, certain of the Existing Securityholders and the Underwriters. In consideration for their services in connection with this Offering, the Fund has agreed to pay the Underwriters a fee
of   -  % of the total gross proceeds of this Offering.

    The Fund has granted an Over-Allotment Option to the Underwriters exercisable within 30 days from Closing to purchase from treasury a maximum of
  - additional Units at the offering price to cover over-allotments, if any, and for market stabilization purposes. If the Over-Allotment Option is exercised in full, the price to the public, Underwriters' fee and net proceeds to the Fund (before expenses) applicable to such Over-Allotment Option will be $ - , $ - and $ - , respectively. In the event the Over-Allotment Option is exercised, it is the intention of the Fund to use the net proceeds to indirectly purchase additional shares of common stock of GLC Carbon USA and Carbon ULC Notes from the Existing Securityholders. This prospectus also qualifies the distribution of the additional Units issuable on the exercise of the Over-Allotment Option, if applicable. This prospectus also qualifies the exchange right granted by the Fund to Canada Carbon. See "Funding, Acquisition and Related Transactions".

    The obligations of the Underwriters under the Underwriting Agreement may be terminated at their discretion on the basis of their assessment of the state of the financial markets and may also be terminated in certain stated circumstances and upon the occurrence of certain stated events. The Underwriters are, however, severally obligated to take up and pay for all offered Units that they have obliged themselves to purchase if any of the offered Units are purchased under the Underwriting Agreement.

    Subscriptions for Units will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice.

    The Units have not been and will not be registered under the U.S. Securities Act or the securities laws of any states in the United States and, subject to certain exemptions, may not be offered or sold or otherwise transferred or disposed of in the United States. The Underwriters have agreed that they will not offer or sell Units within the United States except to qualified institutional buyers (as defined in Rule 144A under the U.S. Securities Act) in accordance with Rule 144A.

    In addition, until 40 days after Closing Date, an offer or sale of Units within the United States by a dealer (whether or not participating in this Offering) may violate the registration requirements of the U.S. Securities Act if that offer or sale is made otherwise than in accordance with Rule 144A.

    Pursuant to policy statements of the Ontario Securities Commission and the Commission des valeurs mobilieres du Quebec, the Underwriters may not, throughout the period of distribution, bid for or purchase Units. The foregoing restriction is subject to exceptions, on the condition that the bid or purchase is not engaged in for the purpose of creating actual or apparent active trading in, or raising the price of, Units. These exceptions include a bid or purchase permitted under the by-laws and rules of the Toronto Stock Exchange relating to market stabilization and passive market-making activities and a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution. Under the first-mentioned exception, in connection with this Offering, the Underwriters may over-allot or effect transactions which

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stabilize or maintain the market price of Units at levels other than those which might otherwise prevail in the open market. Those transactions, if commenced, may be discontinued at any time.

    The Fund has agreed not to, directly or indirectly, sell or issue, or negotiate or enter into an agreement to sell or issue, any of its securities for a period of 180 days following the date of Closing, without the prior consent of the Underwriters, other than in connection with specific types of transactions. In addition, the Existing Securityholders and certain of the Existing Lenders will agree with BMO Nesbitt Burns Inc. that they will not sell, transfer, assign, exchange or otherwise dispose of, directly or indirectly, any exchange rights held by the Existing Securityholders or the Existing Lenders (except to acquire Units) or Units issuable on the exchange of the exchange rights for a period of 180 days following Closing, without the prior written consent of BMO Nesbitt Burns Inc. Existing Securityholders and Existing Lenders holding
exchange rights exercisable to acquire indirectly an aggregate of   -  Units
have expressed to the Company their intention, in such circumstances, to exchange their shares of common stock in GLC Carbon USA and Existing Securityholder Notes into Units and sell their Units as soon as market conditions permit, subject to certain restrictions and limitations set out in the Exchange Agreement and the Securityholders' Agreement which prevent, except in certain circumstances, a certain portion of shares of GLC Carbon USA and notes held by the Existing Securityholders and the Existing Lenders from being exchanged for Units, and applicable securities laws. See "Funding, Acquisition and Related Transactions".

    Prior to the Offering, there was no market through which Units could be sold. Accordingly, the terms of the distribution, including the offering price of Units, was determined by negotiation between the Fund, certain of the Existing Securityholders and the Underwriters.

                               MATERIAL CONTRACTS

    The following are the only material contracts, other than contracts entered into in the ordinary course of business, which have been entered into by the Fund, Carbon Canada, Holdings LLC, Carbon ULC, GLC Securityholder LLC,
GLC Carbon USA or the Company within the past two years or which are proposed to be entered into:

    - the Declaration of Trust referred to under the heading "Description of the Fund -- Declaration of Trust";

    - the Investment Agreement referred to under the heading "Funding, Acquisition and Related Transactions -- Investment Agreement";

    - the ULC Note Indenture referred to under the heading "Huron Carbon ULC -- Carbon ULC Notes";

    - the Existing Securityholder Note Indenture referred to under the heading "GLC Securityholder LLC -- Existing Securityholder Notes";

    - the Underwriting Agreement referred to under the heading "Plan of Distribution";

    - the Securityholders' Agreement referred to under the heading, "Funding, Acquisition and Related Transactions -- Securityholders' Agreement";

    - the Exchange Agreement referred to under the heading "Funding, Acquisition and Related Transactions -- Exchange Agreement"; and

    - the guarantee by GLC Carbon USA of the Carbon ULC Notes and the Existing Securityholder Notes referred to under the headings "Huron Carbon
      ULC -- Carbon ULC Notes" and "GLC Securityholder LLC -- Existing Securityholder Notes";

    - the Contribution Agreement referred to under the heading, "Existing Lenders' and Existing Securityholders' Retained Interest and Subordination"; and

    - the Proposed Credit Facility.

    Copies of these agreements may be examined at the head and principal office of the Fund during normal business hours during the course of distribution to the public of Units and for 30 days after the distribution is completed.

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                               LEGAL PROCEEDINGS

    None of the Fund, Carbon Canada, Carbon ULC, GLC Carbon USA, Copetro, Copetro Trading Limitada, Holdings LLC, GLC Securityholder LLC, the Company and its subsidiaries is involved in any legal proceedings which would have a material effect on the Company or the Fund on a consolidated basis. To the knowledge of management, no legal proceedings of a material nature involving the Fund, Carbon Canada, Carbon ULC, GLC Carbon USA, Copetro, Holdings LLC, GLC Securityholder LLC, the Company or its subsidiaries are contemplated by any individuals, entities or governmental authorities.

                                 LEGAL MATTERS

    The matters referred to under "Eligibility for Investment" and "Certain Income Tax Considerations -- Certain Canadian Federal Income Tax Considerations" and certain other legal matters relating to Units offered by this prospectus will be passed upon at the date of closing on behalf of the Fund, Carbon Canada, GLC Carbon USA, Carbon ULC, Holdings LLC and the Company by Torys LLP, on behalf of certain Existing Securityholders by Katten Muchin Zavis Rosenman, and on behalf of the Underwriters by Goodmans LLP. The matters referred to under "Certain Income Tax Considerations -- Certain U.S. Federal Income Tax Considerations" will be passed upon (to the extent set forth therein) at Closing Date on behalf of the Fund, Carbon Canada, GLC Carbon USA, Carbon ULC,
Holdings LLC and the Company by Torys LLP and on behalf of the Underwriters by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

    As of June 25, 2003, the partners and associates of each of Torys LLP, Goodmans LLP, Paul, Weiss, Rifkind, Wharton & Garrison LLP and Katten Muchin Zavis Rosenman did not beneficially own, directly or indirectly, any securities of the Fund, Carbon Canada, GLC Carbon USA, Carbon ULC or the Company.

                                    PROMOTER

    GLC Carbon USA has taken the initiative in organizing the business and affairs of the Fund and, accordingly, may be considered to be a promoter of the Fund within the meaning of applicable securities legislation. GLC Carbon USA does not beneficially own, directly or indirectly, or exercise control over, any securities of the Fund.

    The Company is incorporated under the laws of a foreign jurisdiction. Although the Company has appointed Carbon Canada Inc., 79 Wellington Street West, Suite 3000, Toronto, Ontario M5K LN2 as its agent for service of process in Ontario, it may not be possible for the investors to collect from the Company as a promoter, judgments obtained in courts of Canada predicated on the civil liability provisions of securities legislation.

                     AUDITORS, TRANSFER AGENT AND REGISTRAR

    The auditors of the Fund and GLC Carbon USA are Deloitte & Touche LLP, Parsippany, New Jersey.

    The transfer agent and registrar for Units is   -  at its principal office
in   -  .

                       CERTAIN INCOME TAX CONSIDERATIONS

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

    In the opinion of Torys LLP, Canadian counsel to the Fund and Goodmans LLP, Canadian counsel to the Underwriters, the following is, as of the date of this prospectus, a summary of the principal Canadian federal income tax considerations generally applicable under the Tax Act to a Unitholder who acquires Units pursuant to this Offering and who, for purposes of the Tax Act, is resident in Canada, deals at arm's length and is not affiliated with the Fund and holds Units as capital property. Generally, Units will be considered to be capital property to a Unitholder provided that the Unitholder does not hold Units in the course of carrying on a business and has not acquired them in one or more transactions considered to be an adventure in the nature of trade. Certain Unitholders who might not otherwise be considered to hold their Units as capital property may, in certain circumstances, be entitled to have them treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. This summary is not applicable to a Unitholder that is a financial institution (as defined in the Tax Act for purposes of the mark-to-market rules), a specified financial institution

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or a Unitholder an interest in which is a tax shelter investment (all as defined in the Tax Act), or a Unitholder in respect of which GLC Carbon USA or any of its subsidiaries is a foreign affiliate for the purposes of the Tax Act.

    This summary is of a general nature only and is based upon the facts set out in the prospectus, the provisions of the Tax Act in force at the date of this prospectus and counsel's understanding of the current published administrative practices and assessing policies of the Canada Customs and Revenue Agency and takes into account all specific proposals to amend the Tax Act which have been publicly announced by or on behalf of the Minister prior to the date of this prospectus and certificates of the Fund, Carbon Canada, Carbon ULC and the Underwriters as to certain factual matters. There can be no assurance that any tax proposals will be implemented in their current form or at all. This summary does not otherwise take into account or anticipate any changes in law, whether by legislative, governmental or judicial decision or action, and does not take into account provincial, territorial or foreign tax legislation or considerations, which may differ significantly from those discussed in this prospectus.

    THIS SUMMARY IS NOT EXHAUSTIVE OF ALL POSSIBLE CANADIAN FEDERAL TAX CONSIDERATIONS APPLICABLE TO AN INVESTMENT IN UNITS. MOREOVER, THE INCOME AND OTHER TAX CONSEQUENCES OF ACQUIRING, HOLDING OR DISPOSING OF UNITS WILL VARY DEPENDING ON THE UNITHOLDER'S PARTICULAR CIRCUMSTANCES, INCLUDING THE PROVINCE OR TERRITORY OR PROVINCES OR TERRITORIES IN WHICH THE UNITHOLDER RESIDES OR CARRIES ON BUSINESS. ACCORDINGLY, THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE LEGAL OR TAX ADVICE TO ANY PROSPECTIVE PURCHASER OF UNITS. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ADVICE WITH RESPECT TO THE TAX CONSEQUENCES OF AN INVESTMENT IN UNITS BASED ON THEIR PARTICULAR CIRCUMSTANCES.

    STATUS OF THE FUND

    MUTUAL FUND TRUST

    This summary is based on the assumption that the Fund will qualify as a "mutual fund trust" as defined in the Tax Act on completion of this Offering of Units, and will then continuously qualify as a mutual fund trust. This summary assumes that the Fund will elect to be deemed to be a mutual fund trust from the date it is established. The Fund has advised counsel that it intends to qualify and continue to qualify as a mutual fund trust and to elect to be deemed to be a mutual fund trust from the date it is established. If the Fund were not to qualify as a mutual fund trust, the income tax considerations described below would, in some respects, be materially different.

    QUALIFIED INVESTMENT

    Provided that the Fund is a mutual fund trust within the meaning of the Tax Act, Units will be qualified investments for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans, each as defined in the Tax Act (the "plans"), subject to the specific provisions of any particular plan. If the Fund ceases to qualify as a mutual fund trust, Units will cease to be qualified investments for those plans.

    A common share of Carbon Canada, a Carbon ULC Note or any other property received as a result of a redemption of Units may not be a qualified investment for a plan, and this could give rise to adverse consequences to the plan or the annuitant under the plan. Accordingly, plans that own Units should consult their own tax advisors before deciding to exercise the redemption rights attached to Units.

    FOREIGN PROPERTY

    As discussed under the heading of "Eligibility for Investment", based in part on certificates of the Fund, Carbon Canada and Carbon ULC as to factual matters and provided that the Fund restricts its holdings in foreign property within the limits provided in the Tax Act, Units will not constitute foreign property for plans (other than registered education savings plans), registered pension plans or other persons subject to tax under Part XI of the Tax Act. Such person must restrict their holdings of foreign property within the limit provided in the Tax Act (generally 30% based on cost) in order to avoid certain penalty taxes under the Tax Act. Trusts governed by registered education savings plans are not subject to the foreign property rules. If the Fund ceases to qualify as a mutual fund trust or if either of Carbon Canada or Carbon ULC ceases to have a "substantial

                                       95
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Canadian presence" (as that term is understood for the purposes of the
Tax Act), Units may become foreign property.

    TAXATION OF THE FUND

    The taxation year of the Fund is the calendar year. In each taxation year, the Fund will generally be treated as an individual and will be subject to tax under Part I of the Tax Act on its income for the year, including net realized taxable capital gains, less the portion thereof that it deducts in respect of the amounts paid or payable in the year to Unitholders. An amount will be considered to be payable to a Unitholder in a taxation year if it is paid to the Unitholder in the year by the Fund (whether in cash, additional Units or otherwise) or if the Unitholder is entitled in that year to enforce payment of the amount.

    The Fund will include in its income for each taxation year all interest on the Carbon ULC Notes that accrues to the Fund to the end of the year, or that becomes receivable or is received by it before the end of the year, except to the extent that interest was included in computing its income for a preceding taxation year. The Fund will not be subject to tax or any amount received as payment of principal in respect of the Carbon ULC Notes.

    In addition, the Fund will include in its income any dividends received (or deemed to be received) on the common shares of Carbon Canada. Any amount paid to the Fund in respect of the common shares of Carbon Canada (other than an amount that is a return of capital for purposes of the Tax Act) will generally constitute a dividend to the Fund. Any amount paid to the Fund on a repurchase of the common shares of Carbon Canada by Carbon Canada that is in excess of the paid-up capital of those shares will also be deemed to be a dividend to the Fund. Provided that such amounts are distributed to Unitholders and appropriate designations are made by the Fund, all amounts which would otherwise be included in its income as dividends received (or deemed to be received) on the common shares of Carbon Canada will be deemed to have been received by the Unitholders as dividends and not to have been received by the Fund.

    A distribution by the Fund of common shares of Carbon Canada and Carbon ULC Notes or any other property so distributed upon a redemption of Units will be treated as a disposition by the Fund of the property so distributed for proceeds of disposition equal to their fair market value. The Fund's proceeds from the disposition of Carbon ULC Notes will be reduced by any accrued but unpaid interest in respect of those notes, which interest will generally be included in the Fund's income in the year of disposition to the extent it was not included in the Fund's income in a previous year. The Fund will realize a capital gain (or a capital loss) to the extent that the proceeds from the disposition exceed (or are less than) the adjusted cost base of the relevant property and any reasonable costs of disposition.

    In computing its income, the Fund may deduct administrative costs, interest and other expenses incurred by it for the purpose of earning income provided they are reasonable in the circumstances and are otherwise deductible. The Fund may also deduct from its income for the year a portion of the expenses incurred by the Fund to issue Units in connection with this Offering, provided they are reasonable in the circumstances. The portion of those issue expenses deductible by the Fund in a taxation year is 20% of those issue expenses, pro-rated where the Fund's taxation year is less than 365 days.

    Under the Declaration of Trust, an amount equal to the income (including the taxable portion of any net capital gains) of the Fund (computed in accordance with the detailed provisions of the Tax Act), together with the non-taxable portion of any net capital gain realized by the Fund, but excluding income or capital gains arising on a distribution IN SPECIE of common shares of Carbon Canada and Carbon ULC Notes or any other property on redemption of Units which are designated by the Fund to redeeming Unitholders, will be payable in the year to the holders of Units by way of cash distributions, subject to the exceptions described below. Income of the Fund which is applied to fund redemption of Units for cash or is otherwise unavailable for cash distributions will be distributed to Unitholders in the form of additional Units. Income of the Fund payable to Unitholders, whether in cash, additional Units or otherwise, will generally be deductible by the Fund in computing its taxable income.

    The Fund will be entitled for each taxation year to reduce (or receive a refund in respect of) its liability, if any, for tax on its net realized taxable capital gains by an amount determined under the Tax Act based on the redemption of Units during the year (the "capital gains refund"). In certain circumstances, the capital gains

                                       96
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refund in a particular taxation year may not completely offset the Fund's tax liability for that taxation year arising as a result of the distribution of common shares of Carbon Canada and Carbon ULC Notes or any other property on the redemption of Units. The Declaration of Trust provides that income or the taxable portion of any capital gain realized by the Fund as a result of that redemption may, at the discretion of the Trustees, be treated as income paid to, and designated as income or a taxable capital gain of, the redeeming Unitholders. Any amount so designated must be included in the income of the redeeming Unitholders and will be deductible by the Fund. In addition, certain accrued interest on Carbon ULC Notes distributed to a redeeming Unitholder will be treated as an amount paid to that Unitholder and will be deductible by the Fund.

    Counsel has been advised that the Fund intends to make sufficient distributions in each year of its net income for tax purposes and net realized capital gains so that the Fund will generally not be liable in that year for income tax under Part I of the Tax Act.

    TAXATION OF CARBON CANADA AND CARBON ULC

    GLC Carbon USA and GLC Securityholder LLC will each be a "foreign affiliate" and a "controlled foreign affiliate" of both Carbon ULC and Carbon Canada for Canadian income tax purposes. Dividends paid by GLC Carbon USA to Carbon ULC and Carbon Canada will be included in computing the income of Carbon ULC and Carbon Canada, respectively. However, to the extent that such dividends are considered to have been paid out of the "exempt surplus" of GLC Carbon USA with respect to Carbon ULC and Carbon Canada such amount will be deductible in computing the income of Carbon ULC and Carbon Canada, respectively. In addition, to the extent that such dividends are considered to have been paid out of the "pre-acquisition surplus" of GLC Carbon USA with respect to Carbon ULC and Carbon Canada such amount will also be deductible in computing the income of Carbon ULC and Carbon Canada, respectively. The adjusted cost base to Carbon Canada of its Class A common shares in GLC Carbon USA and adjusted cost base to Carbon ULC of its Series A preferred shares in GLC Carbon USA will be reduced to the extent that such dividends are considered to have been paid out of the "pre-acquisition surplus" of GLC Carbon USA with respect to Carbon ULC and Carbon Canada. If the adjusted cost base to Carbon Canada or Carbon ULC of their shares in GLC Carbon USA becomes a negative amount, Carbon Canada or Carbon ULC will be deemed to realize a capital gain equal to such amount in that year. To the extent that GLC Carbon USA or any direct or indirect wholly-owned subsidiary thereof earns income that qualifies as "foreign accrual property income" ("FAPI") in a particular taxation year of the controlled foreign affiliate, the FAPI allocable to Carbon Canada and Carbon ULC must be included in computing the income of Carbon Canada and Carbon ULC for Canadian income tax purposes for the taxation year of Carbon Canada and Carbon ULC, respectively, in which the taxation year of that controlled foreign affiliate ends, whether or not Carbon Canada and Carbon ULC actually receives a distribution of FAPI. If an amount of FAPI is included in computing the income of Carbon Canada or Carbon ULC for Canadian tax purposes, an amount may be deductible in respect of the "foreign accrual tax" applicable to the FAPI. Any amount of FAPI included in income net of the amount of any foreign accrual tax deducted will increase the adjusted cost base to Carbon Canada and Carbon ULC of their shares in GLC Carbon USA. At such time as Carbon Canada or Carbon ULC receives a dividend of this type of income that was previously treated as FAPI, that dividend will effectively not be taxable to Carbon Canada and Carbon ULC and there will be a corresponding reduction in the adjusted cost base to Carbon Canada and Carbon ULC of their shares in GLC Carbon USA. Each of Carbon Canada and Carbon ULC will be considered to realize a capital gain in its taxation year to the extent that its respective adjusted cost base of its shares in GLC Carbon USA at the end of that taxation year would be a negative amount, and Carbon Canada's or Carbon ULC 's adjusted cost base of such shares would then be nil as of the beginning of the next taxation year. To the extent that an election to treat such capital gains as dividends is not available or not made, the general rules relating to the taxation of capital gains discussed in "Taxation of Unitholders -- Capital Gains and Capital Losses" below will generally apply.

    Carbon ULC will be entitled to deduct the interest paid by it on Carbon ULC Notes held by the Fund in computing its income to the extent such interest is reasonable in the circumstances. To the extent that the deduction for interest on the notes creates a loss in a taxation year of Carbon ULC that loss will be a non-capital loss which may be carried back for three taxation years and forward for seven taxation years and applied against the income of Carbon ULC (including capital gains) for such years.

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    For Canadian tax purposes, the amount of interest indirectly paid by Copetro
Trading Limitada and received by Carbon ULC will include any Argentine non-resident withholding tax withheld on the interest payments. Argentine non-resident withholding tax on the interest will generally be eligible for foreign tax credit or deduction treatment for Canadian tax purposes, subject to the detailed rules and limitations under the Tax Act. However, the benefit of such foreign tax credit or deduction treatment will be limited where Carbon ULC does not otherwise have income which is subject to tax under the Tax Act.

    TAXATION OF UNITHOLDERS

    FUND DISTRIBUTIONS

    A Unitholder will generally be required to include in income for a particular taxation year the portion of the net income of the Fund for a taxation year, including net realized taxable capital gains, that is paid or payable to the Unitholder in the particular taxation year, whether that amount is received in cash, additional Units or otherwise.

    Provided that appropriate designations are made by the Fund, that portion of its taxable dividends received from taxable Canadian corporations and net taxable capital gains as is paid or payable to a Unitholder will effectively retain its character and be treated as such in the hands of the Unitholder for purposes of the Tax Act. To the extent that amounts are designated as taxable dividends from Carbon Canada, the normal gross-up and dividend tax credit provisions will be applicable in respect of Unitholders who are individuals, the refundable tax under Part IV of the Tax Act will be payable by Unitholders that are private corporations and certain other corporations controlled directly or indirectly by or for the benefit of an individual or related group of individuals and the deduction in computing taxable income will be available to Unitholders that are corporations. Such amounts will generally be taken into account in determining the Unitholder's liability, if any, for alternative minimum tax under the Tax Act.

    The non-taxable portion of any net realized capital gains of the Fund that is paid or payable to a Unitholder in a taxation year will not be included in computing the Unitholder's income for the year. Any other amount in excess of the net income of the Fund that is paid or payable to a Unitholder in that year will not generally be included in the Unitholder's income for the year. However, where an amount (other than in respect of the non-taxable portion of any net realized capital gains of the Fund for the year, the taxable portion of which was designated to the Unitholder) is paid or payable to a Unitholder (other than as proceeds in respect of the redemption of Units), the Unitholder will be required to reduce the adjusted cost base of Units by that amount.

    To the extent that the adjusted cost base of a Unit would otherwise be a negative amount, the negative amount will be deemed to be a capital gain and the adjusted cost base of the Unit to the Unitholder will then be nil.

    The adjusted cost base to a Unitholder of a Unit will include all amounts paid or payable by the Unitholder for the Unit, subject to certain adjustments. The cost to a Unitholder of additional Units received in lieu of a cash distribution of income will be the amount of income (including net taxable capital gains) distributed by the issue of those Units (and the applicable non-taxable portion of the Fund's net capital gains). For the purpose of determining the adjusted cost base to a Unitholder of Units, when a Unit is acquired, the cost of the newly-acquired Unit will be averaged with the adjusted cost base of all of Units owned by Unitholder as capital property immediately before that acquisition.

    DISPOSITIONS OF UNITS

    On the disposition or deemed disposition of a Unit whether on a redemption or otherwise, the Unitholder will realize a capital gain (or capital loss) equal to the amount by which the Unitholder's proceeds of disposition exceed (or are less than) the aggregate of the adjusted cost base of the Unit and any reasonable costs of disposition. Proceeds of disposition will not include an amount payable by the Fund that is otherwise required to be included in the Unitholder's income.

    Where Units are redeemed by the distribution of common shares of Carbon Canada, Carbon ULC Notes or any other property of the Fund to the redeeming Unitholder, the proceeds of disposition to the Unitholder of Units will be equal to the fair market value of such property so distributed less any income or capital gain realized by the Fund as a result of the redemption of those Units (which income or capital gain will be

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designated by the Fund to the Unitholder) and, in the case of Carbon ULC Notes, any accrued interest on those notes to the time of distribution. Where income or a capital gain realized by the Fund as a result of the distribution of common shares of Carbon Canada, Carbon ULC Notes or other such property on the redemption of Units has been designated by the Fund to a redeeming Unitholder, the Unitholder will be required to include in income the income or the taxable portion of the capital gain so designated. Interest accrued on the notes in the taxation year of the Fund in which the redemption occurs but which has not been paid at the time of redemption will be treated as an amount of income paid to the Unitholder and therefore will be included in the Unitholder's income in the year the Unit is redeemed. The cost of any property distributed by the Fund to a Unitholder upon a redemption of Units will be equal to the fair market value of that property at the time of the distribution less, in the case of a Carbon ULC Note, any accrued interest on the Carbon ULC Note. The Unitholder will thereafter be required to include in income interest on any Carbon ULC Note so distributed in accordance with the provisions of the Tax Act. To the extent that the Unitholder is thereafter required to include in income any interest accrued to the date of the acquisition of a note by the Unitholder, an offsetting deduction will be available.

    CAPITAL GAINS AND CAPITAL LOSSES

    One-half of any capital gain realized by a Unitholder and the amount of any net taxable capital gains designated by the Fund in respect of a Unitholder will be included in the Unitholder's income as a taxable capital gain and one-half of any capital loss realized by a Unitholder may generally be deducted only from taxable capital gains in accordance with the provisions of the Tax Act.

    Where a Unitholder that is a corporation or trust (other than a mutual fund trust) disposes of a Unit, the Unitholder's capital loss from the disposition will generally be reduced by the amount of dividends from Carbon Canada previously designated by the Fund to the Unitholder except to the extent that a loss on a previous disposition of a Unit has been reduced by those dividends. Analogous rules apply where a corporation or trust (other than a mutual fund trust) is a member of a partnership that disposes of Units.

    ALTERNATIVE MINIMUM TAX

    In general terms, net income of the Fund paid or payable to a Unitholder who is an individual that is designated as taxable dividends or as net realized capital gains and capital gains realized on the disposition of Units may increase the Unitholder's liability for alternative minimum tax.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

    In the opinion of Torys LLP, counsel to the Fund and Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Underwriters (collectively, "U.S. Tax Counsel"), the following discussion describes, as of the date of this prospectus, the material U.S. federal income tax considerations applicable to non-U.S. Unitholders of the purchase, ownership and disposition of Units. This summary is directed only to prospective purchasers of Units offered by this prospectus. This summary is not exhaustive of all possible U.S. federal income tax considerations applicable to an investment in Units. This summary is of a general nature only and is not intended to be legal or tax advice to any prospective purchaser of Units.

    The U.S. Treasury Department and the IRS have discussed with certain legal professionals (including Torys LLP) the U.S. Federal income tax consequences that arise in transactions where a Canadian mutual fund trust acquires debt and equity in a business operating in the United States. To date, there has been no indication from the U.S. Treasury Department or the IRS that they have completed their consideration of these transactions, that they have taken a position with respect to the U.S. federal income tax consequences applicable to these transactions or that they intend to issue any rulings or regulations or seek any amendment to the Code that would be relevant to these transactions. The opinion of U.S. Tax Counsel concerning the intended U.S. Federal income tax consequences described in this prospectus have not changed as a result of the occurrence of those discussions.

    The discussion is based on the Code, Treasury regulations (including proposed regulations) promulgated thereunder, IRS rulings and official pronouncements, judicial decisions and the Canada-U.S. Income Tax Convention all as in effect on the date of this prospectus and all of which are subject to change, possibly with

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retroactive effect, or different interpretations, which could affect the accuracy of the statements and conclusions set forth below and the U.S. federal income tax consequences to the Unitholders. There are no cases or IRS rulings involving units issued by a trust similar to the Fund, and no ruling from the IRS has been or will be sought on any of the issues discussed below. As a result, there can be no assurance that the IRS will not successfully challenge the conclusions reached in this summary.

    Further, this summary does not address all aspects of U.S. federal income taxation that may be relevant to Unitholders in light of their personal circumstances nor to Unitholders subject to special treatment under U.S. federal income tax laws, such as financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. This prospectus does not address the tax considerations applicable to persons who hold Units through a partnership. The U.S. federal income tax rules covering partnerships are complex. Persons that hold Units through one or more partnerships should consult their own tax advisors regarding application of the below U.S. federal income tax considerations. Also, this summary does not address the U.S. federal, state, or local income tax rules applicable to U.S. Unitholders or the U.S. state or local income tax rules applicable to non-U.S. Unitholders.

    This discussion is for general information only and is not intended to be tax advice to any purchaser of Units. Investors should consult their own tax advisors in determining the application to them of the U.S. federal income tax consequences set forth below and any other U.S. federal, state, local, foreign or other tax consequences to them of the purchase, ownership and disposition of Units. Investors should note that no rulings have been or will be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below and no assurance can be given that the IRS will not take contrary positions.

    TAXATION OF THE FUND

    The Fund is intended to qualify as an investment trust that is classified as a trust for U.S. federal income tax purposes under Treasury Regulation section 301.7701-4(c) (hereinafter, a "Fixed Investment Trust") and a grantor trust for U.S. federal income tax purposes under Section 671 of the Code. In general, an investment trust will qualify as a Fixed Investment Trust if:
(i) the trust has a single class of ownership interests, representing undivided beneficial interests in the assets of the trust, and (ii) there is no power under the trust agreement to vary the investment of the Unitholders. If the Fund is a Fixed Investment Trust, then it will be treated as a grantor trust, which means that it will generally be disregarded for U.S. federal income tax purposes, with the result that the Unitholders will be treated as owning directly their PRO RATA shares of all the Fund assets (i.e., the Carbon Canada common shares and the Carbon ULC Notes). Moreover, all payments made on the Carbon Canada common shares and the Carbon ULC Notes will be treated as payments made directly to Unitholders in proportion to their interest in the Fund.

    There are limited legal authorities and precedents regarding Fixed Investment Trusts, and there is no authoritative legal guidance with respect to the qualification of an investment trust with investments and terms similar to the Fund's as a Fixed Investment Trust. However, based on a review of the legal authorities and the terms of the Fund, including the Fund's Declaration of Trust, the Fund should be treated as a Fixed Investment Trust. There is no assurance that the IRS will not successfully challenge this conclusion. If the Fund is not treated as a Fixed Investment Trust, it will be treated as either a partnership or a corporation for U.S. federal income tax purposes, which would materially adversely affect the tax treatment of the Unitholders and GLC Carbon USA, as discussed below.

    TAXATION OF CARBON ULC

    The Regulations under Section 7701 of the Code provide that a foreign eligible entity will be disregarded as an entity separate from its owner if it has a single owner and such owner has unlimited liability for the obligations of the foreign entity. For U.S. federal income tax purposes, assuming the Carbon ULC Notes are treated as debt for U.S. federal income tax purposes (see discussion below), Carbon ULC should be disregarded as an entity separate from GLC Carbon USA. In such case, interest payments made by Carbon ULC to the Fund will be considered interest payments made by GLC Carbon USA directly to Unitholders, assuming the Fund is considered a Fixed Investment Trust for U.S. federal income tax purposes (described above), and the payment of dividends by GLC Carbon USA on the shares of Series A preferred stock held by Carbon ULC will be

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disregarded. GLC Carbon USA intends to take the position that Carbon ULC should be disregarded as an entity separate from GLC Carbon USA for U.S. federal income tax purposes.

    TAXATION OF GLC SECURITYHOLDER LLC

    The Regulations under Section 7701 of the Code provide that, unless it elects otherwise, a domestic eligible entity will be disregarded as an entity separate from its owner if it has a single owner. For U.S. federal income tax purposes, assuming the Existing Securityholder Notes are treated as debt for U.S. federal income tax purposes (see discussion below), GLC Securityholder LLC should be disregarded as an entity separate from GLC Carbon USA. In such case, interest payments made by GLC Securityholder LLC to the Existing Securityholders will be considered interest payments made by GLC Carbon USA directly to Existing Securityholders and the payment of dividends by GLC Carbon USA on the shares of Series A preferred stock held by GLC Securityholder LLC will be disregarded.
GLC Carbon USA intends to take the position that GLC Securityholder LLC should be disregarded as an entity separate from GLC Carbon USA for U.S. federal income tax purposes.

    TAXATION OF GLC CARBON USA, HOLDINGS LLC AND THE COMPANY

    GLC Carbon USA will be treated as a U.S. corporation for U.S. federal income tax purposes. GLC Carbon USA plans to file a consolidated return with its U.S. subsidiaries, if any. As a result GLC Carbon USA will be subject to U.S. federal income tax on its taxable income and that of its consolidated subsidiaries at graduated rates.

    Holdings LLC will be treated as a disregarded entity for U.S. federal income tax purposes. Holdings LLC' income and deductions will be treated as the income and deductions of GLC Carbon USA and will be included in the federal income tax return of GLC Carbon USA.

    The Company will also be treated as a disregarded entity for U.S. federal income tax purposes. Its income and deductions will be treated as the income and deductions of GLC Carbon USA and will be included in the federal income tax return of GLC Carbon USA.

    As discussed immediately below, potential limitations on GLC Carbon USA's ability to deduct its interest expense, including interest paid for U.S. tax purposes by GLC Carbon USA on the Carbon ULC Notes and the Existing Securityholder Notes, may increase GLC Carbon USA's U.S. consolidated federal income tax liability and thereby reduce the after-tax funds available for payment of dividends on GLC Carbon USA's common stock and payment of interest on the Carbon ULC Notes, and thereby reduce the amount of funds available for distribution by the Fund to the Unitholders.

    DEDUCTIBILITY OF INTEREST

    CARBON ULC NOTES AND EXISTING SECURITYHOLDER NOTES AS DEBT

    GLC Carbon USA intends to deduct the interest paid by Carbon ULC and GLC Securityholder LLC on the Carbon ULC Notes and the Existing Securityholder Notes.

    If, however, the Carbon ULC Notes and/or the Existing Securityholder Notes were treated for U.S. federal income tax purposes as equity in GLC Carbon USA, Carbon ULC or GLC Securityholder LLC rather than debt, then the interest on the Carbon ULC Notes and/or the Existing Securityholder Notes, as applicable, would be non-deductible. GLC Carbon USA's inability to deduct interest on the Carbon ULC Notes and/or the Existing Securityholder Notes could materially increase its consolidated taxable income and thus, its U.S. federal income tax liability. This would reduce the after-tax income of GLC Carbon USA available for distribution. In addition, the payments of interest on the Carbon ULC Notes could be subject to U.S. withholding tax. See "Certain U.S. Federal Income Tax Considerations -- United States Withholding Taxes -- Interest".

    The determination of whether the Carbon ULC Notes or the Existing Securityholder Notes are classified as debt or equity for U.S. federal income tax purposes is based on the facts and circumstances. There is no clear statutory definition of debt and its characterization is governed by principles developed in case law, which analyzes numerous factors that are intended to identify the economic substance of the investor's interest in the corporation. While the IRS has not published an exhaustive list of relevant items, principal factors often cited

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include the intent of the parties, whether the instrument in question is an unconditional obligation to pay a sum certain at a maturity date that is not unduly far in the future and whether the instrument has significant equity-like characteristics (e.g., convertibility into the stock of the corporation, participation rights, voting power, subordination to other creditors).

    Another important factor is the issuer's debt to equity ratio. A high debt to equity ratio is indicative of equity treatment. The relevant debt to equity ratio analysis should be applied as if GLC Carbon USA were the issuer of the Carbon ULC Notes because: (i) although Carbon ULC is the issuer of the Carbon ULC Notes, GLC Carbon USA is liable for Carbon ULC 's obligations by virtue of its ownership of Carbon ULC; (ii) the sole asset of Carbon ULC will be the shares of Series A preferred stock of GLC Carbon USA; and (iii) GLC Carbon USA has guaranteed repayment of the Carbon ULC Notes. Additionally, the relevant debt to equity ratio analysis should be applied as if GLC Carbon USA were the issuer of the Existing Securityholder Notes because: (i) the sole asset of GLC Securityholder LLC will be the shares of Series A preferred stock of GLC Carbon USA and (ii) GLC Carbon USA has guaranteed repayment of the Existing Securityholder Notes.

    As discussed in this prospectus, the initial ratio (by value) of the Carbon ULC Notes and the Existing Securityholder Notes to GLC Carbon USA shares of
common stock will be approximately   -  to one, and the debt to equity ratio of
all GLC Carbon USA's debt and equity (taking into consideration the Proposed Credit Facility, the Carbon ULC Notes and the Existing Securityholder Notes and
ignoring the shares of Series A preferred stock) will be approximately   -  to
one both of which ratios support debt characterization for federal income tax purposes. Further, several other factors support debt characterization:
(i) interest on the Carbon ULC Notes and the Existing Securityholder Notes will
be paid currently at a fixed rate of   -  %; (ii) the Carbon ULC Notes and the
Existing Securityholder Notes will not be convertible into shares of common stock or other equity of GLC Carbon USA; (iii) the Carbon ULC Notes and the Existing Securityholder Notes will not have any voting rights (iv) a Unitholder may demand at any time after 180 days from the closing to be redeemed by a distribution IN SPECIE and in such case, subject to regulatory approval, would receive a pro rata share of the Carbon ULC Notes and Carbon Canada common shares (and a pro rata share of the cash and other property) held by the Fund, and would not be contractually prohibited from separately disposing of such Carbon ULC Notes and Carbon Canada common shares (See "Description of the
Fund -- Redemption Right"); (v) the obligation to pay the interest and to repay the principal amount of the Carbon ULC Notes and the Existing Securityholder Notes is unconditional; (vi) the Carbon ULC Notes and the Existing Securityholder Notes have a maturity date that is not unduly far into the future; and (vii) the Fund, the Existing Lenders and the Existing Securityholders will have normal creditor remedies in the case of a default on payment of interest or principal on the Carbon ULC Notes and Existing Securityholder Notes and such rights will be enforceable against GLC Carbon USA under the guarantee.

    Further, one of the Underwriters has considered GLC Carbon USA's creditworthiness and various other factors and has determined that: (i) a fixed
interest rate of   -  % on the Carbon ULC Notes and the Existing Securityholder
Notes is not in excess of a commercially reasonable rate in the current market;
(ii) all of the material terms (including but not limited to the principal amount, interest rate and term) of the Carbon ULC Notes and the Existing Securityholder Notes and the guarantee by GLC Carbon USA of the Carbon ULC Notes and the Existing Securityholder Notes (when taken together and considered as a whole) are within a range of terms to which GLC Carbon USA, Carbon ULC and GLC Securityholder LLC, as the case may be, and an arm's length lender would reasonably be expected to agree; (iii) upon completion of the Offering, the aggregate principal amount of the Carbon ULC Notes and the Existing Securityholder Notes in relation to the aggregate capital of GLC Carbon USA (determined as if GLC Carbon USA was the issuer of the Carbon ULC Notes and the Existing Securityholder Notes) is commercially reasonable in the circumstances and (iv) based upon the investment bank's review of the detailed financial forecasts provided by management of GLC Carbon USA, each of Carbon ULC and GLC Securityholder LLC is likely to be able to pay the principal amount of and interest on the Carbon ULC Notes and the Existing Securityholder Notes in full in accordance with their terms.

    In addition, an independent financial advisor to the Company and the Fund has considered GLC Carbon USA's historical financial statements, management projections and various other factors together with certain publicly available information and has determined that (i) the fixed interest rate on the Carbon ULC Notes and the Existing Securityholder Notes is commercially reasonable in the current market, (ii) all of the material terms (including but not limited to the principal amount, interest rate and term) of the Carbon ULC Notes and the

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Existing Securityholder Notes and the guarantee by GLC Carbon USA of the Carbon
ULC Notes and the Existing Securityholder Notes (when taken together and considered as a whole) are within a range of terms to which GLC Carbon USA, GLC Securityholder LLC and Carbon ULC, as the case may be, and an arm's length lender would reasonably be expected to agree, (iii) upon issuance, the fair market value of a Carbon ULC Note or an Existing Securityholder Note will equal the principal amount of such note, and (iv) upon issuance, the aggregate principal amount of the Carbon ULC Notes and the Existing Securityholder Notes in relation to the aggregate capital of GLC Carbon USA (determined as if GLC Carbon USA was the issuer of the Carbon ULC Notes and the Existing Securityholder Notes) is commercially reasonable in the circumstances. The independent financial advisor's determination in paragraph (ii) above is subject to the qualification that any particular arm's length lender could require different interest rates, terms, principal amounts or other material terms for the Notes.

    On the other hand, the shares of common stock of GLC Carbon USA will represent substantially all of the total outstanding equity of GLC Carbon USA, and the Existing Securityholders and the Unitholders (indirectly through the Fund and Carbon Canada) will own substantially all of the shares of common stock of GLC Carbon USA and all of the Carbon ULC Notes and the Existing Securityholder Notes. Such ownership overlap is a factor weighing toward an equity characterization of the Carbon ULC Notes and the Existing Securityholder Notes. Moreover, the determinations of one of the Underwriters and the independent financial advisor described above are not binding on the IRS or a court and the IRS may assert that the term, principal amount, interest rate and other provisions of the Carbon ULC Notes and/or the Existing Securityholder Notes are not substantially similar to the provisions of a loan to which GLC Carbon USA and an unrelated lender would agree to bargaining at arm's length. In addition, although guaranteed by GLC Carbon USA, the Carbon ULC Notes and the Existing Securityholders Notes are structurally subordinated to all secured and unsecured indebtedness of Holdings LLC, the Company and its subsidiaries which, while not determinative, is another factor weighing towards equity characterization. Also, payment made by AIP pursuant to the Contribution Agreement, while not made in the capacity of a lender, could be viewed as having the effect of subordinating a portion of the Existing Securityholder Notes held by AIP to the Carbon ULC Notes held by the Fund, the Class A common stock of GLC Carbon USA held by Carbon Canada and the Existing Securityholder Notes and Class A common stock of GLC Carbon USA held by the Existing Lenders, which would be a factor supporting equity characterization for the Existing Securityholder Notes.

    Nevertheless, weighing all of the factors and based in part on the foregoing determination from such independent financial advisor, U.S. Tax Counsel believe that the Carbon ULC Notes and the Existing Securityholder Notes should be characterized as debt and the interest paid on the Carbon ULC Notes and the Existing Securityholder Notes should be deductible for U.S. federal income tax purposes. The Fund and GLC Carbon USA intend to take such position. However, there can be no assurance that such a position would be sustained if challenged by the IRS.

    Even if the IRS accepts the characterization of the Carbon ULC Notes and the Existing Securityholder Notes as debt, there can be no assurance that it will not claim that the interest rate on the Carbon ULC Notes and/or the Existing Securityholder Notes is in excess of an arm's length rate. If such challenge were successful, the excess amount over arm's length could be recharacterized as a dividend. In such case, GLC Carbon USA would be unable to fully deduct interest paid on the Carbon ULC Notes and the Existing Securityholder Notes which could materially increase its consolidated taxable income and thus, its U.S. federal income tax liability. In addition, U.S. withholding tax could apply to the portion of interest on the Carbon ULC Notes recharacterized as a dividend.

    EARNINGS STRIPPING RULES -- SECTION 163(J)

    Section 163(j) of the Code is another potential limiting factor on GLC Carbon USA's ability to deduct interest on the Carbon ULC Notes and Existing Securityholder Notes. In general, Section 163(j) of the Code limits a corporation's interest expense deduction for interest paid to related foreign persons exempt from U.S. tax in years that: (i) the debt-to-equity ratio of the U.S. corporate taxpayer exceeds 1.5 to 1 (calculated based on tax basis of assets) and (ii) the corporation's net interest expense exceeds 50% of its "adjusted taxable income". Adjusted taxable income is generally defined as the corporation's taxable income before net interest, depreciation, and amortization. For this purpose, a corporation and a creditor of the corporation will generally

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be "related" if the creditor owns directly or indirectly more than 50% of the corporation. Assuming the Fund is treated as a Fixed Investment Trust (as discussed above) for U.S. federal income tax purposes, and assuming no non-U.S. Unitholder owns more than 50% directly, or by attribution, of GLC Carbon USA's equity through the Fund, Section 163(j) of the Code should not apply to limit GLC Carbon USA's ability to deduct interest payments on the Carbon ULC Notes.

    If the Fund fails to qualify as a Fixed Investment Trust, however, then the Fund, as either a corporation or a partnership for U.S. federal income tax purposes, would be "related" to GLC Carbon USA, and the application of
Section 163(j) of the Code potentially could reduce GLC Carbon USA's allowable interest deductions and thus, reduce the amount of funds available for distribution by the Fund to the Unitholders. In addition, even if the Fund were a fixed investment trust for U.S. tax purposes, Section 163(j) might apply to GLC Carbon USA. Under a proposed U.S. Treasury Regulation, an arrangement (including the use of a trust) entered into with a principal purpose of avoiding the rules of Code section 163(j) is to be disregarded or recharacterized to the extent necessary to carry out the purposes of Code section 163(j). The proposed regulation (if finalized in its current form) should not result in the application of Code section 163(j) to the Company. However, there can be no assurance that such a position would be sustained if challenged by the IRS.

    Under Section 163(j) of the Code, a corporation and a partnership are considered "related" if the same persons own, directly and constructively applying certain attribution rules, more than 50% in value of the stock of the corporation and more than 50% of the capital or profit interests in the partnership. Prior to the Offering, AIP and GLC Carbon USA will be "related" as the partners of AIP will own (i) more than 50% of the value of the stock of GLC Carbon USA; and (ii) all of the capital and profit interests in AIP. Immediately after the Closing, it is anticipated that the partners of AIP will own less than 50% of the outstanding shares of stock of GLC Carbon USA. However, if AIP and GLC Carbon USA were considered to be "related" after the Closing, or if certain of the transactions contemplated to be executed at Closing were considered an arrangement with a principal purpose of avoiding the application of Section 163(j), then Section 163(j) would effectively reduce GLC Carbon USA's allowable interest deductions to the extent that interest paid to AIP on the Existing Securityholder Notes is allocable to tax-exempt or nonresident partners of AIP.

    Proposed legislation has been introduced in the U.S. Congress to amend
Section 163(j) of the Code that if enacted could impose further restrictions on GLC Carbon USA's ability to deduct interest. Prospects for the enactment of this legislation are uncertain. U.S. Tax Counsel believes that none of the versions of legislation currently proposed would have an effect on the interest paid on the Carbon ULC Notes provided the Fund is treated as a Fixed Investment Trust and no non-U.S. Unitholder owns more than 50% directly, or by attribution, of GLC Carbon USA's equity through the Fund and AIP and GLC Carbon USA are not related persons for purposes of Section 163(j) of the Code. However, it is uncertain whether, and in what form, any of these versions of currently proposed legislation will be enacted.

    DUAL CONSOLIDATED LOSSES

    Pursuant to Code section 1503(d) and the Treasury Regulations thereunder, the interest deductions generated by Carbon ULC will likely generate a "dual consolidated loss" ("DCL") and will therefore be deductible by GLC Carbon USA only if GLC Carbon USA and Carbon ULC make the election provided by Treasury Regulation 1.1503-2(g)(2) and comply with all applicable requirements, including annual reporting and certification requirements. GLC Carbon USA and Carbon ULC intend to make such election and comply with all applicable requirements. Even if such an election is made, however, if any of several "triggering events" occurs (e.g., the use of Carbon ULC losses to offset the income of any other non-U.S. person, or, in certain circumstances, a disposition of Carbon ULC stock or assets), GLC Carbon USA will generally be required to report the amount of any prior Carbon ULC interest deductions (plus interest thereon) as gross income in the year of the triggering event. GLC Carbon USA and Carbon ULC intend to comply with all of the DCL reporting and certification requirements and to conduct their affairs such that no DCL triggering event occurs. However, if GLC Carbon USA and Carbon ULC fail to satisfy such reporting and certification requirements, or if a DCL triggering event occurs and no exception applies, GLC Carbon USA's taxable income and thus its U.S. federal income tax liability would be materially increased. This would reduce GLC Carbon USA's after-tax income available for distribution, and consequently would reduce the cash available to the Fund for distributions to Unitholders.

    UNITED STATES WITHHOLDING TAXES

    INTEREST

    Provided that the Fund qualifies as a Fixed Investment Trust (as discussed above) and the Carbon ULC Notes are respected as debt for U.S. federal income tax purposes, payments of principal and interest on the Carbon ULC Notes by Carbon ULC to the Fund will be treated as payments directly to the Unitholders. Subject to the discussion below, interest payments on the Carbon ULC Notes to the Fund should qualify as "portfolio interest" under the Code and generally should not be subject to U.S. withholding tax provided that the following requirements are satisfied (the "Portfolio Interest Exemption"):

    (i) the non-U.S. Unitholder is not a Substantial Holder or a Special Holder; and

    (ii) either (A) the non-U.S. Unitholder certifies to GLC Carbon USA or its agent on IRS Form W-8BEN (or a suitable substitute form or successor form), under penalties of perjury, that such Unitholder is not a "U.S. person" (as defined in the Code) and provides its name and address, (B) a "qualified intermediary" (as defined under IRS regulations) receives documentation upon which it can rely to treat the non-U.S. Unitholder as not a U.S. person and provides GLC Carbon USA with an IRS Form W-8IMY (or a suitable substitute form or successor form), or (C) certain other documentation requirements are met.

    If a non-U.S. Unitholder cannot satisfy these requirements, the portion of any interest paid to the Fund allocable to such Unitholder will be subject to a 30% U.S. withholding tax (and any distribution from the Fund to such Unitholder will be reduced by an equal amount), unless such non-U.S. Unitholder otherwise establishes an exemption from, or reduced rate of, withholding under a tax treaty or such interest is not subject to withholding tax because it is U.S. trade or business income to the non-U.S. Unitholder, and, in either case, satisfies certain documentation requirements (including providing GLC Carbon USA or a "qualified intermediary" through which the non-U.S. Unitholder holds its Units with certain IRS forms or other appropriate documentation). In general, under the Canada-U.S. Income Tax Convention, Canadian residents are entitled to reduce to 10% the U.S. withholding tax on interest that does not qualify as portfolio interest.

    IT IS RECOMMENDED THAT INVESTORS CONSULT THEIR TAX ADVISOR ABOUT THE SPECIFIC METHODS FOR SATISFYING THESE REQUIREMENTS. A CLAIM FOR EXEMPTION WILL NOT BE VALID IF THE PERSON RECEIVING THE APPLICABLE FORM HAS ACTUAL KNOWLEDGE, OR REASON TO KNOW, THAT THE STATEMENTS ON THE FORM ARE FALSE.

    If the Fund were characterized as a partnership rather than a Fixed Investment Trust for U.S. federal income tax purposes, the Portfolio Interest Exemption may apply, although this issue is not free from doubt. In order to qualify for any of the above exemptions in such case, the Fund would be required to file certain forms with the IRS and the non-U.S. Unitholders would be required to submit the forms described above. There is a risk that the IRS may take the position that the Portfolio Interest Exemption does not apply and that the interest paid to the Fund is subject to a 30% U.S. withholding tax (subject to reduction under an applicable income tax treaty). Generally, under the Canada-U.S. Income Tax Convention, if applicable, the U.S. withholding tax rate on interest paid to the Fund will be 10%. If the Fund were characterized as a corporation rather than a Fixed Investment Trust for U.S. federal income tax purposes, the Portfolio Interest Exemption would not apply, and the interest payments would be subject to a 10% U.S. withholding tax under the Canada-U.S. Income Tax Convention, if applicable.

    If the Carbon ULC Notes were treated as equity rather than debt for U.S. federal income tax purposes, U.S. withholding tax at a 30% rate, subject to the reduction under the Canada -- United States Income Tax Convention or other applicable tax treaty, could apply to either the dividend payments made from GLC Carbon USA to Carbon ULC (if the Carbon ULC Notes were characterized as equity in Carbon ULC, in which case Carbon ULC would be treated as a partnership and Unitholders would be treated as receiving a distributive share of GLC Carbon USA dividends earned through Carbon ULC) or the interest payments made on the Carbon ULC Notes (if the Carbon ULC Notes were characterized as equity of GLC Carbon USA). In such case, GLC Carbon USA may be liable for amounts that should have been withheld in prior years.

    In addition, as discussed above, there is a risk that the IRS may successfully assert that the interest rate on the Carbon ULC Notes exceeds an arm's length rate and thus, that the excess amount over arm's length should be recharacterized as a dividend, instead of an interest payment for U.S. federal income tax purposes. In such case, the portion recharacterized as a dividend would be subject to U.S. withholding tax.

    DIVIDENDS

    Distributions paid by GLC Carbon USA to Carbon Canada will be considered dividends, to the extent of GLC Carbon USA's current and accumulated earnings and profits, and generally will be subject to a 30% U.S. withholding tax, subject to a potential reduction under an applicable tax treaty. In general, under the Canada-U.S. Income Tax Convention, dividends paid to a Canadian resident corporation that owns 10% or more of the voting stock of the corporation paying the dividends are subject to a 5% withholding rate thus, any dividends paid to Carbon Canada by GLC Carbon USA should be eligible for the 5% withholding rate. GLC Carbon USA intends to withhold at that rate. A 15% rate applies in all other cases.

    DISPOSITION OF UNITS

    A non-U.S. Unitholder should not be subject to U.S. federal income tax on any gain realized on the sale, exchange, or other disposition of a Unit unless
(i) the non-U.S. Unitholder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, (ii) the non-U.S. Unitholder is subject to tax pursuant to the provisions of United States tax law applicable to certain United States expatriates, or
(iii) such gain or income is effectively connected with a United States trade or business of such non-U.S. Unitholder.

    INFORMATION REPORTING AND BACKUP WITHHOLDING

    INFORMATION REPORTING

    GLC Carbon USA will, where required, report to the Fund (on behalf of the Unitholders) and the IRS the amount of any interest or principal paid on the Carbon ULC Notes and dividends paid on shares of GLC Carbon USA's common stock in each calendar year and the amounts of federal income tax withheld, if any, with respect to such payments.

    BACKUP WITHHOLDING

    A backup withholding tax (28% in 2003) may apply to payments on the Carbon ULC Notes if a Unitholder (i) fails to establish properly that it is entitled to an exemption, (ii) fails to furnish or certify his or her correct taxpayer identification number to GLC Carbon USA in the manner required,
(iii) is notified by the IRS that he or she has failed to report payments of interest or dividends properly, or (iv) under certain circumstances, fails to certify that he or she has been notified by the IRS that he or she is subject to backup withholding for failure to report interest or dividend payments. However, backup withholding will normally not apply to payments allocable to non-U.S. Unitholders if certain documentation requirements are satisfied (generally as described above). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Unitholder's U.S. federal income tax liability, provided the required information is provided to the IRS.

           PURCHASERS' STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

    Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the prospectus or any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province and territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province and territory for the particulars of these rights or consult with a legal advisor.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF GREAT LAKES
  CARBON INCOME FUND:

Independent Accountants' Compilation Report.................       F-2

PRO FORMA consolidated balance sheet of Great Lakes Carbon
  Income Fund as of March 31, 2003..........................       F-3

PRO FORMA consolidated statement of operations of Great
  Lakes Carbon Income Fund for the three months ended
  March 31, 2003............................................       F-4

PRO FORMA consolidated statement of operations of Great
  Lakes Carbon Income Fund for the year ended December 31,
  2002......................................................       F-5

Notes to PRO FORMA consolidated financial statements of
  Great Lakes Carbon Income Fund as of and for the three
  months ended March 31, 2003 and the year ended
  December 31, 2002.........................................       F-6

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF GREAT LAKES
  ACQUISITION CORP. AND SUBSIDIARIES:

Condensed consolidated balance sheets as of December 31,
  2002 and March 31, 2003 (Unaudited).......................       F-9

Condensed consolidated statements of operations (Unaudited)
  for the three months ended
  March 31, 2002 and March 31, 2003.........................      F-10

Condensed consolidated statement of stockholders' equity
  (Unaudited) for the three months ended March 31, 2003.....      F-11

Condensed consolidated statements of cash flows (Unaudited)
  for the three months ended
  March 31, 2002 and March 31, 2003.........................      F-12

Notes to condensed consolidated financial statements
  (Unaudited)...............................................      F-13

CONSOLIDATED FINANCIAL STATEMENTS OF GREAT LAKES ACQUISITION
  CORP. AND SUBSIDIARIES FOR THE YEARS ENDED DECEMBER 31,
  2002, 2001 and 2000:

Independent Auditors' Report................................      F-18

Independent Auditors' Statement.............................      F-19

Consolidated balance sheets.................................      F-20

Consolidated statements of operations.......................      F-22

Consolidated statements of stockholders' equity.............      F-23

Consolidated statements of cash flows.......................      F-24

Notes to consolidated financial statements..................      F-25

GREAT LAKES CARBON INCOME FUND:

Independent Auditors' Report................................      F-40

Balance sheet as of June 25, 2003...........................      F-41

Notes to balance sheet......................................      F-42

                  INDEPENDENT ACCOUNTANTS' COMPILATION REPORT

To the Trustees of
Great Lakes Carbon Income Fund

    We have reviewed, as to compilation only, the accompanying PRO FORMA consolidated balance sheet of Great Lakes Carbon Income Fund as of March 31, 2003 and PRO FORMA consolidated statements of operations for the three months then ended and the year ended December 31, 2002 which have been prepared for inclusion in the prospectus relating to the sale and issue of Units of Great Lakes Carbon Income Fund. In our opinion, the PRO FORMA consolidated balance sheet and PRO FORMA consolidated statements of operations have been properly compiled to give effect to the proposed transactions and assumptions described in notes thereto.

Parsippany, New Jersey
  -  , 2003

                         GREAT LAKES CARBON INCOME FUND

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                              AS OF MARCH 31, 2003
                         (IN THOUSANDS OF U.S. DOLLARS)
                                  (UNAUDITED)

                                               THE FUND
                                  -----------------------------------
                                                                          GREAT LAKES
                                               PRO FORMA               ACQUISITION CORP.   CANADIAN
BALANCE SHEET                     HISTORICAL  ADJUSTMENTS  PRO FORMA        US GAAP          GAAP
-------------                     ----------  -----------  ----------  ------------------  --------
ASSETS
  Cash & cash equivalents.......   $ --        $101,331(a)  $101,331        $ 41,424       $ --
  Restricted cash...............     --          --           --                  27         --
  Accounts receivable, net......     --          --           --              37,378         --
  Inventories, net..............     --          --           --              52,844         --
  Prepaids and other current
    assets......................     --          --           --               6,431         --
                                   --------    --------     --------        --------       --------
    Total current assets........     --         101,331      101,331         138,104         --

  Gross property, plant and
    equipment...................     --          --           --             261,585         --
  Accumulated depreciation......     --          --           --             (81,641)        --
                                   --------    --------     --------        --------       --------
    Property, plant and
      equipment, net............     --          --           --             179,944         --

  Capitalized financial costs...     --          --           --               8,876         --
  Goodwill......................     --          --           --             162,799         --
  Other assets..................     --          --           --               4,668           393 (t)
                                   --------    --------     --------        --------       --------
    Total other assets..........     --          --           --             176,343           393
                                   --------    --------     --------        --------       --------
TOTAL ASSETS....................   $ --        $101,331     $101,331        $494,391       $   393
                                   ========    ========     ========        ========       ========
LIABILITIES
  Accounts payable..............   $ --        $ --         $ --            $ 24,008       $ --
  Accrued expenses & other
    liabilities.................     --          --           --               9,163         --
  Income taxes payable..........     --          --           --               6,808         --
  Current portion of long-term
    debt........................     --          --           --              24,493         --
                                   --------    --------     --------        --------       --------
  Total current liabilities.....     --          --           --              64,472         --
  New credit facility...........     --          --           --            --               --
  Long-term debt, less current
    portion.....................     --          --           --             287,204         --
  Other long-term liabilities...     --          --           --              13,628        (4,868)(t)
  Deferred taxes................     --          --           --              42,710         1,841 (t)
                                   --------    --------     --------        --------       --------
    Total liabilities...........     --          --           --             408,014        (3,027)

EQUITY

  Existing lenders..............     --          --           --            --               --
  Existing securityholders......     --          --           --            --               --
  Trust units...................     --         101,331(a)   101,331        --               --
  Common stock..................     --          --           --                   1         --
  Paid-in-capital...............     --          --           --              65,949         --
  Retained earnings.............     --          --           --              23,847         --
  Accumulated other
    comprehensive loss..........     --          --           --              (3,420)        3,420 (t)
                                   --------    --------     --------        --------       --------
    Total equity................     --         101,331      101,331          86,377         3,420
                                   --------    --------     --------        --------       --------
TOTAL LIABILITIES AND EQUITY....   $ --        $101,331     $101,331        $494,391       $   393
                                   ========    ========     ========        ========       ========

                                          PRO FORMA ADJUSTMENTS
                                  --------------------------------------
                                       INCOME                                 PRO FORMA
                                        FUND                  DEBT             CANADIAN
BALANCE SHEET                         OFFERING              PROCEEDS             GAAP
-------------                     ----------------      ----------------      ----------
ASSETS
  Cash & cash equivalents.......     $(238,742)(b)          $100,104(f),(g)       4,117
  Restricted cash...............       --                    --                      27
  Accounts receivable, net......       --                    --                  37,378
  Inventories, net..............       --                    --                  52,844
  Prepaids and other current
    assets......................       --                    --                   6,431
                                     ---------              --------           --------
    Total current assets........      (238,742)              100,104            100,797
  Gross property, plant and
    equipment...................        13,415 (e)           --                 275,000
  Accumulated depreciation......        81,641 (e)           --                  --
                                     ---------              --------           --------
    Property, plant and
      equipment, net............        95,056               --                 275,000
  Capitalized financial costs...        (8,876)(d)             4,388(g)           4,388
  Goodwill......................        34,142 (e)           --                 196,941
  Other assets..................       --                    --                   5,061
                                     ---------              --------           --------
    Total other assets..........        25,266                 4,388            206,340
                                     ---------              --------           --------
TOTAL ASSETS....................     $(118,420)             $104,492           $582,187
                                     =========              ========           ========
LIABILITIES
  Accounts payable..............     $ --                   $--                $ 24,008
  Accrued expenses & other
    liabilities.................          (797)(c)           --                   8,366
  Income taxes payable..........       --                    --                   6,808
  Current portion of long-term
    debt........................       (24,493)(c)           --                  --
                                     ---------              --------           --------
  Total current liabilities.....       (25,290)              --                  39,182
  New credit facility...........       --                    104,492(f)         104,492
  Long-term debt, less current
    portion.....................      (287,204)(c)           --                  --
  Other long-term liabilities...       --                    --                   8,760
  Deferred taxes................        33,270 (e)           --                  77,821
                                     ---------              --------           --------
    Total liabilities...........      (279,224)              104,492            230,255
EQUITY
  Existing lenders..............        81,538 (e)           --                  81,538
  Existing securityholders......       169,063 (e)           --                 169,063
  Trust units...................       --                    --                 101,331
  Common stock..................            (1)(e)           --                  --
  Paid-in-capital...............       (65,949)(e)           --                  --
  Retained earnings.............       (23,847)(d),(e)       --                  --
  Accumulated other
    comprehensive loss..........       --                    --                  --
                                     ---------              --------           --------
    Total equity................       160,804               --                 351,932
                                     ---------              --------           --------
TOTAL LIABILITIES AND EQUITY....     $(118,420)             $104,492           $582,187
                                     =========              ========           ========

                         GREAT LAKES CARBON INCOME FUND

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 2003
                         (IN THOUSANDS OF U.S. DOLLARS)
                                  (UNAUDITED)

                                                                                    PRO FORMA
                                                                                   ADJUSTMENTS
                                       THE FUND                 GREAT LAKES   ----------------------
                          -----------------------------------   ACQUISITION    CANADIAN      INCOME                     PRO FORMA
                                        PRO FORMA      PRO         CORP.         GAAP         FUND          DEBT         CANADIAN
                          HISTORICAL   ADJUSTMENTS    FORMA       US GAAP     ADJUSTMENTS   OFFERING      PROCEEDS         GAAP
                          ----------   -----------   --------   -----------   -----------   --------      --------      ----------
STATEMENT OF OPERATIONS
Net sales...............    $--          $--         $ --        $ 77,776       $--         $  --         $ --           $ 77,776
Cost of goods sold......     --           --           --         (64,275)       --             (260)(h)    --            (64,535)
                            -------      -------     -------     --------       -------     --------      -------        --------
Gross profit............     --           --           --          13,501        --             (260)       --             13,241
Selling, general and
  administrative
  expenses..............     --           --           --          (3,258)       --              660(i)     --             (2,598)
                            -------      -------     -------     --------       -------     --------      -------        --------
Operating income........     --           --           --          10,243        --              400        --             10,643
Other income (expense)
  Interest, net.........     --           --           --          (8,534)       --            8,456(j)    (1,863)(m)      (1,941)
  Other, net............     --           --           --            (633)       --            --           --               (633)
                            -------      -------     -------     --------       -------     --------      -------        --------
Total other income
  (expense).............     --           --           --          (9,167)       --            8,456       (1,863)         (2,574)
                            -------      -------     -------     --------       -------     --------      -------        --------
Income before income
  taxes and
  non-controlling
  interest..............     --           --           --           1,076        --            8,856       (1,863)          8,069
Income tax expense......     --           --           --             (27)       --           (1,335)(k)    --             (1,362)
Non-controlling
  interest..............     --           --           --          --            --           (4,562)(l)    --             (4,562)
                            -------      -------     -------     --------       -------     --------      -------        --------
Net income..............    $--          $--         $ --        $  1,049        --         $  2,959      $(1,863)       $  2,145
                            =======      =======     =======     ========       =======     ========      =======        ========

                         GREAT LAKES CARBON INCOME FUND

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2002
                         (IN THOUSANDS OF U.S. DOLLARS)
                                  (UNAUDITED)

                                                                                    PRO FORMA
                                                                                   ADJUSTMENTS
                                       THE FUND                 GREAT LAKES   ----------------------
                          -----------------------------------   ACQUISITION    CANADIAN      INCOME                     PRO FORMA
                                        PRO FORMA      PRO         CORP.         GAAP         FUND          DEBT         CANADIAN
                          HISTORICAL   ADJUSTMENTS    FORMA       US GAAP     ADJUSTMENTS   OFFERING      PROCEEDS         GAAP
                          ----------   -----------   --------   -----------   -----------   --------      --------      ----------
Net sales...............    $--          $--         $ --        $ 307,567      $--         $  --         $ --          $ 307,567
Cost of goods sold......     --           --           --         (252,952)      --           (1,140)(n)    --           (254,092)
                            -------      -------     -------     ---------      -------     --------      -------       ---------
Gross profit............     --           --           --           54,615       --           (1,140)       --             53,475
Selling, general and
  administrative
  expenses..............     --           --           --          (11,803)      --            2,032(o)     --             (9,771)
                            -------      -------     -------     ---------      -------     --------      -------       ---------
Operating income........     --           --           --           42,812       --              892        --             43,704
Other income (expense)
  Interest, net.........     --           --           --          (32,982)      --           33,055(p)    (7,450)(s)      (7,377)
  Other, net............     --           --           --            2,057       --            --           --              2,057
                            -------      -------     -------     ---------      -------     --------      -------       ---------
Total other income
  (expense).............     --           --           --          (30,925)      --           33,055       (7,450)         (5,320)
                            -------      -------     -------     ---------      -------     --------      -------       ---------
Income before income
  taxes and
  non-controlling
  interest..............     --           --           --           11,887       --           33,947       (7,450)         38,384
Income tax expense......     --           --           --           (7,201)      --            1,753(q)     --             (5,448)
Non-controlling
  interest..............     --           --           --           --           --          (22,401)(r)    --            (22,401)
                            -------      -------     -------     ---------      -------     --------      -------       ---------
Net income..............    $--          $--         $ --        $   4,686       --         $ 13,299      $(7,450)      $  10,535
                            =======      =======     =======     =========      =======     ========      =======       =========

                         GREAT LAKES CARBON INCOME FUND

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

       THREE MONTHS ENDED MARCH 31, 2003 AND YEAR ENDED DECEMBER 31, 2002
                         (AMOUNTS IN THOUSANDS OF US$)
                                  (UNAUDITED)

1.  THE FUND

    Great Lakes Carbon Income Fund (the "Fund"), which was established as of June 25, 2003 under a declaration of trust, is an unincorporated, open-ended, limited purpose trust established under the laws of the Province of Ontario. The Fund has been established to indirectly acquire a
      - percent interest in Great Lakes Acquisition Corp. ("GLC Holdings" and after the merger "GLC Carbon USA"), a Delaware corporation (the "Acquisition"). The Fund intends to make monthly cash distributions of its income to the holders of trust units ("Units") of the Fund (the "Unitholders"). Income tax obligations relating to the distributions of the Fund are obligations of the Unitholders. The Fund's fiscal year-end is December 31.

2.  THE ACQUISITION

    The Fund intends to offer to the public in an initial public offering of Units (the "Offering") an amount of Units sufficient to fund the Acquisition.

    The Fund will indirectly acquire a   -  percent interest in GLC Holdings as
    follows:

    The Fund will establish Carbon Canada, Inc. ("Carbon Canada"), as a wholly-owned subsidiary. Carbon Canada will establish GLC Carbon USA, Inc. ("GLC Carbon USA") as a wholly-owned subsidiary. GLC Carbon USA will establish Huron Carbon ULC ("Carbon ULC") as a wholly-owned subsidiary.

    The Fund will use 70.6 percent of the net proceeds from the Offering to subscribe for Carbon ULC Notes. The Carbon ULC Notes will bear interest at
      -  percent per annum and are due   -  . The remaining 29.4 percent of the
    Fund's net proceeds will be used by the Fund to subscribe for additional common shares of Carbon Canada, its wholly-owned subsidiary.

    Carbon Canada will use the proceeds it receives to subscribe for additional common shares of GLC Carbon USA. Carbon ULC will use the proceeds it receives to subscribe for series A preferred shares, GLC Carbon USA and additional debt of Copetro Trading Limitada.

    GLC Holdings will merge with and into GLC Carbon USA (with GLC Carbon USA as the surviving entity) on the following terms:

       - GLC Holdings will form Carbon Holdings LLC and transfer to it all of the shares of Great Lakes Carbon Corporation;

       - Carbon ULC will receive GLC Carbon USA series A preferred shares;

       - Carbon ULC will become a wholly-owned subsidiary of GLC Carbon USA;

       - The common shares issued to Carbon Canada by GLC Carbon USA will
         represent   -  percent of the common shares of GLC Carbon USA;

       - The   -  percent common share interest in GLC Holdings held by American
         Industrial Partners Capital Fund II L.P. ("AIP"), certain associates of AIP and certain management investors (together, "the Existing Securityholders") after deducting the expenses of the Offering will be
         converted into   -  percent of the shares of the common stock of
         GLC Carbon USA and US$ - million principal amount of the GLC Securityholder LLC Notes; and

       - GLC Carbon USA will pay US$238.7 million to redeem all GLC Carbon USA's
         senior indebtedness plus any accrued interest and a   -  percent of the
         outstanding subordinated indebtedness (the "Notes") of GLC Carbon USA.

       - The remaining   -  percent outstanding Notes of Carbon Holdings will be
         converted into   -  percent of the shares of the common stock of
         GLC Carbon USA and US$ - million principal amount of the GLC Securityholder LLC Notes (the holders of such securities following conversion of the Notes being "Existing Lenders").

3.  BASIS OF PRESENTATION

    The accompanying pro forma consolidated balance sheet of the Fund as of March 31, 2003 and the pro forma consolidated statements of operations of the Fund for the three months ended March 31, 2003 and the year ended December 31, 2002 have been prepared by the management of GLC Carbon USA on behalf of the Fund in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). References to GLC Carbon USA in
    Notes 3 through 5 pertain, as the context requires, to its predecessor company, Great Lakes Acquisition Corp.

    For purposes of the pro forma financial statements, any Canadian dollar ("Cdn$") denominated funds have been translated to U.S. dollars ("US$") using an exchange rate of Cdn$1.40 equals US$1.00.

    The pro forma consolidated financial information may be not indicative of the financial position and results of operations that would have occurred if the Offering and the Acquisition had been in effect prior to the periods or as of the dates indicated or of the consolidated financial position or consolidated operating results which may be obtained in the future.

    The pro forma consolidated financial statements should be read in conjunction with the description of the proposed transactions and the historical consolidated financial statements of GLC Carbon USA located elsewhere in this prospectus.

    Upon completion of the Offering and the Acquisition, the Fund will own,
    indirectly,   -  percent of GLC Carbon USA.

                         GREAT LAKES CARBON INCOME FUND

       THREE MONTHS ENDED MARCH 31, 2003 AND YEAR ENDED DECEMBER 31, 2002
                         (AMOUNTS IN THOUSANDS OF US$)
                                  (UNAUDITED)

3.  BASIS OF PRESENTATION (CONTINUED)
    The pro forma consolidated balance sheet and the pro forma consolidated statements of operations have been prepared from information derived from the unaudited condensed consolidated balance sheet and unaudited condensed consolidated statement of operations of GLC Carbon USA as of and for the three months ended March 31, 2003, the audited consolidated statement of operations of GLC Carbon USA for the year ended December 31, 2002 and the adjustments and assumptions outlined below.

4.  PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

    The accompanying pro forma consolidated balance sheet of the Fund as of March 31, 2003 has been prepared assuming that the Fund was formed and the proposed transactions had been completed on March 31, 2003.

    The accompanying pro forma consolidated statements of operations of the Fund for the three months ended March 31, 2003 and the year ended December 31, 2002 have been prepared assuming that the Fund was in operation effective January 1, 2002.

    These pro forma consolidated financial statements have been prepared to reflect the following proposed transactions:

    PRO FORMA CONSOLIDATED BALANCE SHEET OF THE FUND AS OF MARCH 31, 2003

    (a) The Fund will issue 16,500,000 Units pursuant to the Offering for net proceeds of US$101.3 million on closing of the Offering after deducting estimated expenses of the Offering and the underwriters' fees in the amount of US$16.5 million.

    (b) Represents cash paid in connection with the transactions described in
       (c) and (e) below.

    (c) Represents the repayment of US$312,494 of outstanding long-term debt plus accrued interest and tender premium for US$238,742 of cash and US$81,538 in equity interests in regard of Existing Lenders.

    (d) Represents the write-off of unamortized debt issuance costs of US$8,876 relating to the repayment of debt obligations described in (c) above.

    (e) The Acquisition will be accounted for using the purchase method. The net purchase price of US$238,742 has been preliminarily allocated to the assets and liabilities of GLC Carbon USA at March 31, 2003 as follows:

                                                                       BOOK VALUE     FAIR VALUE
                                                                      ------------   ------------
        Working capital, excluding current portion of long-term
          debt......................................................   USD 98,125     USD 98,922
        Property, plant and equipment...............................      179,944        275,000
        Other assets................................................       13,937          5,061
        Goodwill....................................................      162,799        196,941
                                                                      -----------    -----------
                                                                          454,805        575,924
        LTD (including current portion).............................     (311,697)       --
        Other long-term liabilities.................................       (8,760)        (8,760)
        Deferred taxes..............................................      (44,551)       (77,821)
                                                                      -----------    -----------
                                                                           89,797        483,343
        Existing lenders............................................      --             (81,538)
        Existing securityholders....................................      --            (169,063)
                                                                      -----------    -----------
        Identifiable net assets acquired............................   USD 89,797    USD 238,742
                                                                      ===========    ===========
        Cash consideration paid.....................................                 USD 238,742
                                                                                     ===========

       The actual determination and allocation of the purchase price will be based upon the assets and liabilities at the effective date of the Acquisition and other information available at that date. Accordingly, the actual amounts of each asset and liability will vary from the pro forma amounts and the variations may be material.

    (f) GLC Carbon USA will enter into certain proposed arrangements concurrently with the Acquisition with a group of financial institutions to replace GLC Carbon USA's existing indebtedness, including its existing credit facility (the "Proposed Credit Facility") totaling US$130,000. The Proposed Credit Facility will be comprised of a three-year US$80,000 term loan facility and a US$50,000 revolving credit agreement, each of which are assumed to bear interest at the rate of 5.5% per annum. GLC intends to borrow US$ 80,000 under the term loan facility and US$28,880 under the revolving credit agreement in conjunction with the current transactions.

    (g) Represents estimated debt issuance costs of US$4,388 relating to the Proposed Credit Facility.

                         GREAT LAKES CARBON INCOME FUND

       THREE MONTHS ENDED MARCH 31, 2003 AND YEAR ENDED DECEMBER 31, 2002
                         (AMOUNTS IN THOUSANDS OF US$)
                                  (UNAUDITED)

4.  PRO FORMA ASSUMPTIONS AND ADJUSTMENTS (CONTINUED)
    PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS OF THE FUND FOR THE THREE MONTHS ENDED MARCH 31, 2003

    (h) Represents the elimination of US$4,865 of historical depreciation expense in fixed assets offset by US$5,125 of depreciation expense based on a fair value step-up of fixed assets in conjunction with the transaction.

    (i) Represents the elimination of management fees of US$463 and related out-of-pocket expenses of US$197 previously paid to AIP.

    (j) Represents elimination of US$8,456 of interest expense and amortization of debt issuance costs relating to the repayment of debt obligations described in (c) above.

    (k) Reflects an adjustment to provide for taxes on GLC Carbon USA's taxable income at an effective tax rate of approximately 16.9 percent.

    (l) Accounts for the 45.9 percent and 22.1 percent interests of AIP and the Existing Lenders, respectively, in the Fund after reflecting the above noted adjustments.

    (m) Represents interest expense, amortization of debt issuance costs and revolving credit agreement fees relating to undrawn availability and letters of credits of US$1,460 US$366 and US$37, respectively, pertaining to the Proposed Credit Facility, as described in (f) and (g) above.

    PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS OF THE FUND FOR THE YEAR ENDED DECEMBER 31, 2002

    (n) Represents the elimination of US$18,422 of historical depreciation expense in fixed assets offset by US$19,562 of depreciation expense based on a fair value step-up of fixed assets in conjunction with the transaction.

    (o) Represents the elimination of management fees of US$1,850 and related out-of-pocket expenses of US$182 previously paid to AIP.

    (p) Represents elimination of US$33,055 of interest expense and amortization of debt issuance costs relating to the repayment of debt obligations described in (c) above.

    (q) Reflects an adjustment to provide for taxes on GLC Carbon USA's taxable income at an effective tax rate of approximately 14.2 percent.

    (r) Accounts for the 45.9 percent and 22.1 percent interests of AIP and the Existing Lenders, respectively, in the Fund after reflecting the above noted adjustments.

    (s) Represents interest expense, amortization of debt issuance costs and revolving credit agreement fees relating to undrawn availability and letters of credits of US$5,837 US$1,462 and US$151, respectively, pertaining to the Proposed Credit Facility, as described in (f) and
       (g) above.

5.  RECONCILIATION OF US GAAP TO CANADIAN GAAP

    GLC Carbon USA's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"), which differ in certain respects from Canadian GAAP. A reconciliation from US GAAP to Canadian GAAP is shown in a separate column in the pro forma balance sheet as of March 31, 2003. The principal difference between GLC Carbon USA's accounting policies and disclosures under US GAAP and Canadian GAAP as reflected in that reconciliation is set out below.

    (t) At March 31, 2003, the accumulated benefit obligation for pension plans exceeded the fair market value of the pension plan assets and therefore, under US GAAP, GLC Carbon USA was required to recognize a minimum liability equal to the difference between the accumulated benefit obligation and the fair value of plan assets, accomplished by recognizing an intangible asset, deferred tax benefit and long-term liability with the offset to other comprehensive loss. Under Canadian GAAP, recognition of such minimum liability is not required.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                                                              DECEMBER 31,     MARCH 31,
                                                                  2002           2003
                                                              -------------   -----------
                                                                              (UNAUDITED)
ASSETS
  Current Assets
  Cash and cash equivalents.................................    $ 23,443       $ 41,424
  Restricted cash...........................................          27             27
  Accounts receivable, net of allowance for doubtful
    accounts of $600 in 2002 and 2003.......................      46,555         37,378
  Inventories...............................................      55,233         52,844
  Prepaid expenses and other current assets.................       6,164          6,431
                                                                --------       --------
  Total Current Assets......................................     131,422        138,104
Property, plant and equipment-net...........................     184,262        179,944
Goodwill....................................................     162,799        162,799
Capitalized financing costs, net of accumulated amortization
  of $11,750 and $12,449 in 2002 and 2003...................       9,575          8,876
Other assets................................................       2,933          4,668
                                                                --------       --------
  Total Assets..............................................    $490,991       $494,391
                                                                ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $ 26,803       $ 24,008
  Accrued expenses..........................................       8,999          9,163
  Income taxes payable......................................       5,703          6,808
  Current portion of long-term debt.........................      23,700         24,493
                                                                --------       --------
  Total Current liabilities.................................      65,205         64,472
Long-term debt, less current portion........................     283,685        287,204
Other long-term liabilities.................................      13,293         13,628
Deferred taxes..............................................      43,480         42,710
Stockholders' Equity
Common stock, par value $0.01 per share; authorized, 92,000
  shares, issued and outstanding, 65,950 shares.............           1              1
Additional paid-in capital..................................      65,949         65,949
Retained earnings...........................................      22,798         23,847
Accumulated other comprehensive loss:
  Minimum pension liability adjustment, net of tax benefit
    of $1,841...............................................      (3,420)        (3,420)
                                                                --------       --------
  Total Stockholders' Equity................................      85,328         86,377
                                                                --------       --------
  Total Liabilities and Stockholders' Equity................    $490,991       $494,391
                                                                ========       ========

                            SEE ACCOMPANYING NOTES.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                         (IN THOUSANDS OF U.S. DOLLARS)
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2002       2003
                                                              --------   --------
Net sales...................................................  $55,346    $77,776
Cost of goods sold..........................................   44,983     64,275
                                                              -------    -------
Gross profit................................................   10,363     13,501
Selling, general and administrative expenses................    2,944      3,258
                                                              -------    -------
  Operating income..........................................    7,419     10,243
                                                              -------    -------
Other income (expense):
  Interest, net.............................................   (7,604)    (8,534)
  Other, net................................................    5,546       (633)
                                                              -------    -------
                                                               (2,058)    (9,167)
Income before income taxes..................................    5,361      1,076
Income taxes................................................    3,210         27
                                                              -------    -------
Net income..................................................  $ 2,151    $ 1,049
                                                              =======    =======

                            SEE ACCOMPANYING NOTES.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                         (IN THOUSANDS OF U.S. DOLLARS)
                                  (UNAUDITED)

                                                                                    ACCUMULATED
                                                                                       OTHER           TOTAL
                                             COMMON    ADD'L PAID-IN    RETAINED   COMPREHENSIVE   STOCKHOLDERS'
                                             STOCK        CAPITAL       EARNINGS       LOSS           EQUITY
                                            --------   --------------   --------   -------------   -------------
Balance -- December 31, 2002..............    $  1         $65,949      $22,798       $(3,420)        $85,328
Net income................................    --           --             1,049        --               1,049
                                              ----         -------      -------       -------         -------
Balance -- March 31, 2003.................    $  1         $65,949      $23,847       $(3,420)        $86,377
                                              ====         =======      =======       =======         =======

                            SEE ACCOMPANYING NOTES.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                         (IN THOUSANDS OF U.S. DOLLARS)
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2002       2003
                                                              --------   --------
Operating activities
Net income..................................................  $  2,151   $ 1,049
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................     5,101     5,671
  Accretions of long-term debt..............................     6,043     6,783
  Deferred taxes............................................      (382)     (770)
  Gain on disposal of fixed asset...........................    (2,733)      (81)
Changes in operating assets and liabilities:
  Restricted cash...........................................    10,414     --
  Accounts receivable.......................................       978     9,177
  Inventories...............................................    (1,109)    2,389
  Prepaid expenses and other current assets.................   (10,331)     (267)
  Accounts payable and accrued expenses.....................   (11,030)   (2,631)
  Income taxes payable......................................     2,264     1,105
  Other, net................................................      (356)   (1,507)
                                                              --------   -------
Net cash provided by operating activities...................     1,010    20,918
                                                              --------   -------
Investing activities
  Capital expenditures......................................      (766)     (641)
  Proceeds from disposal of fixed asset.....................     3,000       175
  Acquisition of Baton Rouge plant..........................   (12,387)    --
                                                              --------   -------
Net cash used in investing activities.......................   (10,153)     (466)
                                                              --------   -------
Financing Activities
  Repayment of long-term debt...............................    (2,766)   (3,531)
  Additions to long-term debt...............................    12,682     1,060
  Capitalized financing costs...............................      (742)    --
                                                              --------   -------
Net cash provided (used) by financing activities............    (9,174)   (2,471)
                                                              --------   -------
Increase in cash and cash equivalents.......................        31    17,981
Cash and cash equivalents at beginning of period............    12,186    23,443
                                                              --------   -------
Cash and cash equivalents at end of period..................  $ 12,217   $41,424
                                                              ========   =======

Supplemental disclosure of non-cash investing and financing activities:

    In connection with the acquisition of the Baton Rouge plant, Great Lakes Acquisition Corp. issued notes payable in an aggregate principal amount of $20,000,000 on March 27, 2002 which are not reflected in investing or financing activities for the year ended December 31, 2002.

                            SEE ACCOMPANYING NOTES.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2003
                                  (UNAUDITED)

1.  ORGANIZATION AND BASIS OF PRESENTATION

    Great Lakes Acquisition Corp. ("GLC Carbon USA") through its wholly-owned operating subsidiary, Great Lakes Carbon Corporation ("GLC"), is the largest producer of calcined petroleum coke ("CPC") supplying customers principally in the aluminum industry. It is 98.56% owned by American Industrial Capital Fund II, L.P. ("AIP").

    Certain prior year amounts have been reclassified to conform to current year presentation.

    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with Article 10 of Regulation S-X and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. The information furnished reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair summary of the results of operations. The consolidated financial statements include the accounts of GLC Carbon USA and its subsidiaries. Significant intercompany accounts have been eliminated in consolidation.

2.  ACCOUNTING PRONOUNCEMENTS

    ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS

    In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations" effective January 2003. SFAS No. 143 establishes accounting standards for the recognition and measurement of a liability for asset retirement obligations and associated asset retirement costs. The adoption of this Statement did not have a material impact on GLC Carbon USA's financial statements.

    ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS

    In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a business (as defined in that Opinion). This statement also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The adoption of SFAS No. 144 did not have a material impact on GLC Carbon USA's financial statements.

    RESCISSION OF FASB STATEMENTS NO. 4, 44 AND 64, AMENDMENT OF FASB STATEMENT NO. 13, AND TECHNICAL CORRECTIONS

    In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements." This Statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The Company adopted this Statement effective January 1, 2003, and will classify gains and losses on extinguishment of debt previously treated as extraordinary items to other income or expense.

    ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

    In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force ("EITF") Issue
    No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. This statement also established that fair value is the objective for initial measurement of the liability. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. GLC Carbon USA does not believe that the adoption of the statement will have a material impact on its financial statements.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                                 MARCH 31, 2003
                                  (UNAUDITED)

2.  ACCOUNTING PRONOUNCEMENTS (CONTINUED)
    ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

    In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies the accounting and reporting requirements for derivatives instruments (including derivatives embedded in other contracts) and hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." GLC Carbon USA does not anticipate that the adoption of this statement, which is generally effective for contracts entered into or modified after June 30, 2003, will have a material impact on its financial statements.

3.  STOCK-BASED COMPENSATION

    SFAS No. 123, as modified by SFAS No. 148, requires disclosure by the Company of the pro forma effect on net income if it continues to account for stock options under the provisions of APB 25. GLC Carbon USA used the minimum value method to develop the pro forma information set forth below which has been determined as if GLC Carbon USA had accounted for its stock options under the fair value method of SFAS No. 123.

                                                                    THREE MONTHS ENDED MARCH 31
                                                                  -------------------------------
                                                                      2002               2003
                                                                  ------------       ------------
                                                                  (In thousands of U.S. dollars)
    Net income:
      As reported...............................................     $2,151             $1,049
        Fair value method stock-based compensation expense......         18                  1
                                                                     ------             ------
        Adjusted Net Income.....................................     $2,133             $1,048
                                                                     ======             ======

4.  ACQUISITION

    On March 27, 2002, GLC Carbon USA purchased a calcining facility located in Baton Rouge, LA (the "Baton Rouge Plant") from Alcoa, Inc. ("Alcoa") for $31.7 million, net of a purchase price adjustment. The transaction was financed by two $10 million promissory notes bearing interest at 5% per annum payable to Alcoa in November 2002 and May 2003 and incremental term loan borrowings under GLC Carbon USA's existing syndicated senior secured credit facility of $12 million. The addition of the Baton Rouge Plant, which can produce up to 700,000 tons per year of CPC, increased GLC Carbon USA's total operating capacity to 2.3 million tons from 1.6 million tons.

    Results for the Baton Rouge Plant were included in the statement of operations commencing on April 1, 2002. The purchase price, net of the working capital adjustment, was allocated based on the fair values of the assets acquired and liabilities assumed as follows:

                                                                  (In thousands of U.S. dollars)
    Inventories.................................................              $15,677
    Property, plant and equipment...............................               20,000
    Accounts payable............................................               (3,024)
    Accrued expenses............................................                 (945)
                                                                              -------
                                                                              $31,708
                                                                              =======

    No goodwill was established in connection with this acquisition since the fair value of the assets acquired exceeded the purchase price.

    The unaudited pro forma information set forth below, developed as though the acquisition had been completed as of the beginning of 2002, reflects adjustments to interest expense (for borrowings required to finance the acquisition and certain changes to the terms of

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                                 MARCH 31, 2003
                                  (UNAUDITED)

4.  ACQUISITION (CONTINUED)
    existing debt arrangements), depreciation and amortization expense (set to reflect the new accounting base of the assets recorded) and income tax effect based upon GLC Carbon USA's historical effective rates.

                                                                   THREE MONTHS ENDED MARCH 31,
                                                                  -------------------------------
                                                                      2002               2003
                                                                  ------------       ------------
                                                                  (In thousands of U.S. dollars)
    Net sales...................................................    $81,093            $77,776
    Income before income taxes..................................      4,946              1,076
    Net income..................................................      1,984              1,049

    The pro forma information, as presented here, is not indicative of the results that would have been obtained had the transaction occurred on January 1, 2002, nor should it be considered indicative of future results. It gives effect only to the adjustments noted above, and does not reflect management's estimate of potential cost savings or other benefits arising from the acquisition.

5.  INVENTORIES

    Inventories are as follows:

                                                                  DECEMBER 31,         MARCH 31,
                                                                      2002                2003
                                                                  -------------       ------------
                                                                   (In thousands of U.S. dollars)
    Raw materials...............................................     $34,195            $27,311
    Finished goods..............................................      13,965             17,919
    Supplies and spare parts....................................       7,073              7,614
                                                                     -------            -------
                                                                     $55,233            $52,844
                                                                     =======            =======

6.  LONG-TERM DEBT

    At March 31, 2003, approximately 61% of the outstanding 13 1/8% Senior Discount Debentures had been purchased by GLC with the intention of holding them to maturity. GLC Carbon USA's obligation with respect to the Debentures is shown net of the amount held by GLC.

7.  FINANCIAL INFORMATION RELATING TO SEGMENTS

    GLC Carbon USA has three reportable business segments.

        Anode Grade CPC -- is produced and marketed directly to primary aluminum smelters worldwide for use as the principal raw material in the production of carbon anodes, a key component in the aluminum smelting process.

        Industrial Grade CPC -- is produced and marketed for use in a variety of non-aluminum, industrial applications, including as a raw material in the production of titanium dioxide, as a recarburizer (carbon additive) in the manufacture of steel and foundry products and for use in other specialty materials and chemicals markets.

        RPC Trading -- involves the worldwide marketing of raw petroleum coke ("RPC") for use as the raw material in the production of CPC and as a fuel source in a variety of other industrial applications.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                                 MARCH 31, 2003
                                  (UNAUDITED)

7.  FINANCIAL INFORMATION RELATING TO SEGMENTS (CONTINUED)
    The production and distribution of CPC, which is the focus of the first two units, is accomplished utilizing the same process, plant facilities and operating assets. The RPC trading business, as conducted by GLC Carbon USA, generally involves the use of such assets on a limited basis. Accordingly, GLC Carbon USA does not segregate, or otherwise account for, the assets by segments.

                                                                            QUARTER ENDED MARCH 31, 2002
                                                         -------------------------------------------------------------------
                                                            ANODE      INDUSTRIAL        RPC
                                                          GRADE CPC     GRADE CPC      TRADING        OTHER         TOTAL
                                                         -----------   -----------   -----------   -----------   -----------
                                                                           (In thousands of U.S. dollars)
    Net sales..........................................    $40,610       $ 9,617       $ 4,579       $   540       $55,346
    Cost of goods sold.................................     34,023         7,880         3,881          (801)       44,983
                                                           -------       -------       -------       -------       -------
    Segment Profit.....................................    $ 6,587       $ 1,737       $   698       $ 1,341        10,363
                                                           =======       =======       =======       =======
    Selling, general and administrative expenses.......                                                              2,944
    Interest expense, net..............................                                                              7,604
    Other income (expense).............................                                                              5,546
                                                                                                                   -------
    Income before income taxes.........................                                                            $ 5,361
                                                                                                                   =======

                                                                            QUARTER ENDED MARCH 31, 2003
                                                         -------------------------------------------------------------------
                                                            ANODE      INDUSTRIAL        RPC
                                                          GRADE CPC     GRADE CPC      TRADING        OTHER         TOTAL
                                                         -----------   -----------   -----------   -----------   -----------
                                                                           (In thousands of U.S. dollars)
    Net sales..........................................    $64,206       $13,020       $   538       $    12       $77,776
    Cost of goods sold.................................     52,282        10,415           181         1,397        64,275
                                                           -------       -------       -------       -------       -------
    Segment Profit.....................................    $11,924       $ 2,605       $   357       $(1,385)       13,501
                                                           =======       =======       =======       =======
    Selling, general and administrative expenses.......                                                              3,258
    Interest expense, net..............................                                                              8,534
    Other income (expense).............................                                                               (633)
                                                                                                                   -------
    Income before income taxes.........................                                                            $ 1,076
                                                                                                                   =======

8.  RELATED PARTY TRANSACTIONS

    GLC Carbon USA is a party to a management agreement with AIP which provides for the payment of an annual financial service fee of US$1,850,000 plus related out-of-pocket expenses. Expenses incurred under this agreement totaled US$564,000 and US$660,000 for the quarterly period ended March 31, 2002 and 2003, respectively. Amounts payable to AIP in connection with the same were US$154,000 at December 31, 2002 and US$617,000 at March 31, 2003.

9.  SUBSEQUENT EVENT

    In - , 2003, GLC Carbon USA entered into negotiations with a view to the establishment of a Canadian public income fund. If the negotiations are completed successfully, the newly formed income fund will complete a public offering and utilize the proceeds to acquire - percent of GLC Carbon USA from its Existing Securityholders. In connection with this acquisition, GLC Carbon USA intends to extinguish all of its outstanding debt and enter into a new credit facility.

10. RECONCILIATION TO CANADIAN GAAP

    GLC Carbon USA's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"), which differ in certain respects from accounting principles generally accepted in Canada ("Canadian GAAP"). The principal difference between GLC Carbon USA's accounting policies and disclosures under US GAAP and Canadian GAAP is set out below.

    At December 31, 2002, the accumulated benefit obligation for pension plans exceeded the fair value of the pension plan assets and therefore, under US GAAP, GLC Carbon USA was required to recognize a minimum liability equal to the difference between the

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                                 MARCH 31, 2003
                                  (UNAUDITED)

10. RECONCILIATION TO CANADIAN GAAP (CONTINUED) accumulated benefit obligation and the fair value of the assets, accomplished by recognizing an intangible asset and long-term liability with the offset to other comprehensive loss and deferred taxes. Canadian GAAP does not require the recognition of said minimum liability.

    The following table details the impact of the difference between US GAAP and Canadian GAAP on the affected captions of GLC Carbon USA's condensed consolidated balance sheets.

                                                                  DECEMBER 31,         MARCH 31,
                                                                      2002                2003
                                                                  -------------       ------------
                                                                   (In thousands of U.S. dollars)
    Other assets
    US GAAP.....................................................     $ 2,933            $ 4,668
    Adjustment for pension accounting differences...............         393                393
                                                                     -------            -------
    Canadian GAAP...............................................     $ 3,326            $ 5,061
                                                                     =======            =======
    Other long-term liabilities
    US GAAP.....................................................     $13,293            $13,628
    Adjustment for pension accounting differences...............      (4,868)            (4,868)
                                                                     -------            -------
    Canadian GAAP...............................................     $ 8,425            $ 8,760
                                                                     =======            =======
    Deferred taxes
    US GAAP.....................................................     $43,480            $42,710
    Adjustment for pension accounting differences...............       1,841              1,841
                                                                     -------            -------
    Canadian GAAP...............................................     $45,321            $44,551
                                                                     =======            =======
    Other comprehensive loss
    US GAAP.....................................................     $ 3,420            $ 3,420
    Adjustment for pension accounting differences...............      (3,420)            (3,420)
                                                                     -------            -------
    Canadian GAAP...............................................     $--                $--
                                                                     =======            =======

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors of
Great Lakes Acquisition Corp.

    We have audited the accompanying consolidated balance sheets of Great Lakes Acquisition Corp. and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of Great Lakes Acquisition Corp.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Great Lakes Acquisition Corp. and subsidiaries at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

    As discussed in Note 1 and Note 7 to the consolidated financial statements, in 2002, Great Lakes Acquisition Corp. changed its method of accounting for goodwill amortization to conform to Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

Parsippany, New Jersey
March 26, 2003, except for Notes 1, 21, 22 and 23
as to which the date is   -  , 2003

                        INDEPENDENT AUDITORS' STATEMENT

To the Board of Directors of
Great Lakes Acquisition Corp.

    With respect to our report appearing on the preceding page of this prospectus, we confirm the following:

    - There are no material differences in the form and content of the above-mentioned auditors' report as compared to a Canadian auditors' report; and

    - The auditing standards applied are substantially equivalent to Canadian generally accepted auditing standards.

    -    , 2003
Parsippany, New Jersey
USA

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2001       2002
                                                              --------   --------
ASSETS
  Current Assets
  Cash and cash equivalents.................................  $ 12,186   $ 23,443
  Restricted cash...........................................    10,414         27
  Accounts receivable, net of allowance for doubtful
    accounts of $600 in 2001 and 2002.......................    27,452     46,555
  Inventories...............................................    46,614     55,233
  Prepaid expenses and other current assets.................     3,767      6,164
                                                              --------   --------
  Total Current Assets......................................   100,433    131,422

Property, plant and equipment -- net........................   177,467    184,262

Goodwill....................................................   162,799    162,799
Capitalized financing costs, net of accumulated amortization
  $8,968 and $11,750 in 2001 and 2002.......................    11,138      9,575
Other assets................................................     1,971      2,933
                                                              --------   --------
  Total Assets..............................................  $453,808   $490,991
                                                              ========   ========

                            SEE ACCOMPANYING NOTES.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2001       2002
                                                              --------   --------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable..........................................  $ 12,818   $ 26,803
  Accrued expenses..........................................    18,835      8,999
  Income taxes payable......................................       809      5,703
  Current portion of long-term debt.........................    19,578     23,700
                                                              --------   --------
    Total Current Liabilities...............................    52,040     65,205

Long-term debt, less current portion........................   263,135    283,685
Other long-term liabilities.................................     9,764     13,293
Deferred taxes..............................................    46,195     43,480

Stockholders' Equity
Common stock, par value $0.01 per share; authorized, 92,000
  shares, issued and outstanding, 65,950 shares in 2001 and
  2002......................................................         1          1
Additional paid-in capital..................................    65,949     65,949
Retained earnings...........................................    18,112     22,798
Accumulated other comprehensive loss: Minimum pension
  liability adjustment, net of tax benefit $748 and $1,841
  in 2001 and 2002..........................................    (1,388)    (3,420)
                                                              --------   --------
    Total Stockholders' Equity..............................    82,674     85,328
                                                              --------   --------
    Total Liabilities and Stockholders' Equity..............  $453,808   $490,991
                                                              ========   ========

                            SEE ACCOMPANYING NOTES.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2000       2001       2002
                                                              --------   --------   --------
Net sales...................................................  $263,601   $270,554   $307,567
Cost of goods sold..........................................   202,718    215,966    252,952
                                                              --------   --------   --------
Gross profit................................................    60,883     54,588     54,615
Selling, general and administrative expenses................    19,852     18,693     11,803
                                                              --------   --------   --------
  Operating income..........................................    41,031     35,895     42,812
                                                              --------   --------   --------
Other income (expense):
Interest, net...............................................   (33,380)   (30,644)   (32,982)
Other, net..................................................     1,048     (3,433)     2,057
                                                              --------   --------   --------
                                                               (32,332)   (34,077)   (30,925)
Income before income taxes and extraordinary item...........     8,699      1,818     11,887
Income taxes................................................     4,790      1,009      7,201
                                                              --------   --------   --------
Income before extraordinary item............................     3,909        809      4,686
Extraordinary gain on early extinguishment of debt, net of
  tax expense of $2,048 and $2,073 for the years ended
  December 31, 2000 and 2001................................     3,804      3,717      --
                                                              --------   --------   --------
Net income..................................................  $  7,713   $  4,526   $  4,686
                                                              ========   ========   ========

                            SEE ACCOMPANYING NOTES.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                   ACCUMULATED
                                                                                      OTHER           TOTAL
                                             COMMON    ADD'L PAID-IN   RETAINED   COMPREHENSIVE   STOCKHOLDERS'
                                             STOCK        CAPITAL      EARNINGS       LOSS           EQUITY
                                            --------   -------------   --------   -------------   -------------
Balance at December 31, 1999..............     $1         $65,949      $ 5,873       $--             $71,823
Net income................................   --            --            7,713        --               7,713
                                               --         -------      -------       -------         -------
Balance at December 31, 2000..............      1          65,949       13,586        --              79,536
Net income................................   --            --            4,526        --               4,526
Minimum pension liability adjustment......   --            --            --           (1,388)         (1,388)
                                                                                                     -------
Comprehensive income......................                                                             3,138
                                               --         -------      -------       -------         -------
Balance at December 31, 2001..............      1          65,949       18,112        (1,388)         82,674
Net income................................   --            --            4,686        --               4,686
Minimum pension liability adjustment......   --            --            --           (2,032)         (2,032)
                                                                                                     -------
Comprehensive income......................                                                             2,654
                                               --         -------      -------       -------         -------
Balance at December 31, 2002..............     $1         $65,949      $22,798       $(3,420)        $85,328
                                               ==         =======      =======       =======         =======

                            SEE ACCOMPANYING NOTES.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2000       2001       2002
                                                              --------   --------   --------
Operating activities
Net income..................................................  $ 7,713    $  4,526   $  4,686
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................   24,235      24,401     21,631
  Accretions of long-term debt..............................    4,336      15,577     25,246
  Deferred taxes............................................   (3,887)     (4,529)    (1,622)
  Gain on disposal of fixed asset...........................      (30)      --        (2,734)
  Extraordinary gain on extinguishment of debt..............   (3,804)     (3,717)     --
Changes in operating assets and liabilities:
  Restricted cash...........................................    --        (10,414)    10,387
  Accounts receivable.......................................     (860)      6,146    (19,103)
  Inventories...............................................     (217)    (10,477)     7,058
  Prepaid expenses and other current assets.................      659         807     (2,397)
  Accounts payable and accrued expenses.....................    4,240       2,101        180
  Income taxes payable......................................   (1,861)     (3,435)     4,894
  Other, net................................................    1,293         247       (987)
                                                              -------    --------   --------
Net cash provided by operating activities...................   31,817      21,233     47,239
                                                              -------    --------   --------
Investing activities
  Capital expenditures......................................   (4,297)     (4,183)    (5,484)
  Proceeds from disposal of fixed asset.....................       42       --         3,001
  Acquisition of Baton Rouge plant..........................    --          --       (11,708)
                                                              -------    --------   --------
Net cash used by investing activities.......................   (4,255)     (4,183)   (14,191)
                                                              -------    --------   --------
Financing Activities
  Repayment of long-term debt...............................  (23,560)    (23,921)   (36,356)
  Additions to long-term debt...............................      135       7,818     15,782
  Capitalized financing costs...............................    --          --        (1,217)
                                                              -------    --------   --------
Net cash (used) provided by financing activities............  (23,425)    (16,103)   (21,791)
                                                              -------    --------   --------
Increase in cash and cash equivalents.......................    4,137         947     11,257
Cash and cash equivalents at beginning of period............    7,102      11,239     12,186
                                                              -------    --------   --------
Cash and cash equivalents at end of period..................  $11,239    $ 12,186   $ 23,443
                                                              =======    ========   ========

Supplemental disclosure of non-cash investing and financing activities:

    In connection with the acquisition of the Baton Rouge plant, Great Lakes Acquisition Corp. issued notes payable in an aggregate principal amount of $20,000,000 on March 27, 2002 which are not reflected in investing or financing activities for the year ended December 31, 2002.

                            SEE ACCOMPANYING NOTES.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2002

1.  SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    Great Lakes Acquisition Corp. ("GLC Carbon USA") through its wholly-owned operating subsidiary, Great Lakes Carbon Corporation ("GLC"), is the largest producer of calcined petroleum coke ("CPC") supplying customers principally in the aluminum industry. It is 98.56% owned by American Industrial Capital Fund II, L.P. ("AIP").

    The consolidated financial statements include the accounts of GLC Carbon USA and its subsidiaries. Significant intercompany accounts have been eliminated in consolidation.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    FOREIGN CURRENCY TRANSLATION

    Foreign currency financial statements have been translated into U.S. dollars in accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." SFAS No. 52, as applied to foreign entity financial statements where the U.S. dollar is determined to be the functional currency, as in GLC Carbon USA's case, requires that monetary assets and liabilities denominated in the local or other foreign currency be remeasured to the U.S. dollar at the exchange rate in effect on the report date. Exchange rate gains and losses from remeasurement are recognized currently in results.

    CASH EQUIVALENTS

    Investments with maturities of less than 90 days when purchased are considered the equivalent of cash.

    INVENTORIES

    Inventories are stated at the lower of cost (principally average cost method) or market.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated on the basis of cost. Enhancements are capitalized and depreciated over the period benefited. The provision for depreciation is determined by the straight-line method over the estimated useful lives of the related assets.

    IMPAIRMENT OF LONG-LIVED ASSETS

    Long-lived assets are periodically reviewed for impairment. Impairment losses are recognized if expected future undiscounted cash flows of the related assets are less than their carrying values.

    GOODWILL

    Through December 31, 2001, goodwill was amortized using the straight-line method over a 40 year period. On January 1, 2002, GLC Carbon USA implemented SFAS No. 142 "Goodwill and Other Intangible Assets," which ceased the amortization method of accounting for goodwill and requires an impairment-only approach. Accordingly, goodwill is no longer amortized and is tested for impairment at least once annually.

    ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS

    In August 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" effective January 2003. SFAS No. 143 establishes accounting standards for the recognition and measurement of a liability for asset retirement obligations and associated asset retirement costs. The adoption of this statement will not have a material impact on GLC Carbon USA's financial statements.

    ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS

    In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 addresses financial accounting and reporting for the impairment or

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                               DECEMBER 31, 2002

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) disposal of long-lived assets. This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a business (as defined in that opinion). This statement also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The adoption of SFAS No. 144 did not have a material impact on GLC Carbon USA's financial statements.

    RESCISSION OF FASB STATEMENTS NO. 4, 44 AND 64, AMENDMENT OF FASB STATEMENT NO. 13, AND TECHNICAL CORRECTIONS

    In April 2002, FASB issued SFAS No. 145, "Rescission of FASB Statements
    No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that statement, FASB Statement No. 64, "Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements." This statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. GLC Carbon USA will adopt the provisions of this statement upon its effective date and classify gains and losses on extinguishment of debt currently treated as extraordinary items to other income or expense.

    ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

    In June 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force ("EITF") Issue
    No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. This statement also established that fair value is the objective for initial measurement of the liability. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. GLC Carbon USA does not believe that the adoption of this statement will have a material impact on its financial statements.

    REVENUE RECOGNITION

    GLC Carbon USA recognizes revenue pursuant to sales contracts or purchase orders when products are shipped, at which point title and risk of loss typically passes to the customer. Sales are reported net of sales discounts, returns and allowances.

    SIGNIFICANT CUSTOMERS

    GLC Carbon USA had two customers which represented 24.1% and 15.6% of net sales in 2000, 24.5% and 16.7% of net sales in 2001 and one customer that represented 29.2% of net sales in 2002.

    STOCK-BASED COMPENSATION

    In December 2002, FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation," to require disclosure in both interim and annual financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for the year ended December 31, 2002. GLC Carbon USA has elected not to adopt the fair value method to account for stock-based compensation and instead will continue to account for stock-based compensation using the intrinsic value method prescribed by Accounting Principals Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Compensation expense is recognized for stock options granted below the fair market value of GLC Carbon USA's stock on the date of grant.

    SFAS No. 123, as modified by SFAS No. 148, requires disclosure by GLC Carbon USA of the pro forma effect on net income if it continues to account for stock options under the provisions of APB 25. GLC Carbon USA used the minimum value method to develop

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                               DECEMBER 31, 2002

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the pro forma information set forth below which has been determined as if GLC Carbon USA had accounted for its stock options under the fair value method of SFAS No. 123.

                                                                      2000           2001           2002
                                                                  ------------   ------------   ------------
                                                                        (In thousands of U.S. dollars)
    Net income:
      As reported...............................................     $7,713         $4,526         $4,686
        Fair value method stock-based compensation expense......         67             16             70
                                                                     ------         ------         ------
        Adjusted net income.....................................     $7,646         $4,510         $4,616
                                                                     ======         ======         ======

    The exercise price of these stock options was equal to the fair value of the underlying common stock on the date of grant, which was established by GLC Carbon USA's Board of Directors as the price at which GLC Carbon USA will buy or sell its common stock. The grant date fair value for the stock options was estimated at $177.40 per option and was determined using an option pricing model with the following weighted average assumptions: risk-free interest rate of 6.51%; dividend yield of 0.1%; volatility factor of the expected market price of GLC Carbon USA's common stock of 0.0; and expected option life of 3 years.

    Option valuation models were developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because GLC Carbon USA's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in the opinion of management, the existing models do not necessarily provide a reliable single measure of the value of its employee stock options.

    INCOME TAXES

    GLC Carbon USA follows SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

    RECLASSIFICATIONS

    Certain prior year amounts have been reclassified to conform to current year presentation.

2.  ACQUISITION

    On March 27, 2002, GLC Carbon USA purchased a calcining facility located in Baton Rouge, LA (the "Baton Rouge Plant") from Alcoa, Inc. ("Alcoa") for $31.7 million, net of a purchase price adjustment. The transaction was financed by two $10 million promissory notes bearing interest at 5% per annum payable to Alcoa in November 2002 and May 2003 and incremental term loan borrowings under GLC Carbon USA's existing syndicated senior secured credit facility of $12 million. The addition of the Baton Rouge Plant, which can produce up to 700,000 tons per year of CPC, increased GLC Carbon USA's total operating capacity to 2.3 million tons from 1.6 million tons.

    Results for the Baton Rouge Plant were included in the statement of operations commencing on April 1, 2002. The purchase price, net of the working capital adjustment, was allocated based on the fair values of the assets acquired and liabilities assumed as follows:

                                                                  (In thousands of U.S. dollars)
    Inventories.................................................              $15,677
    Property, plant and equipment...............................               20,000
    Accounts payable............................................               (3,024)
    Accrued expenses............................................                 (945)
                                                                              -------
                                                                              $31,708
                                                                              =======

    No goodwill was established in connection with this acquisition since the fair value of the assets acquired exceeded the purchase price.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                               DECEMBER 31, 2002

2.  ACQUISITION (CONTINUED)
    The unaudited pro forma information set forth below, developed as though the acquisition had been completed as of the beginning of each of the years shown, reflects adjustments to interest expense (for borrowings required to finance the acquisition and certain changes to the terms of existing debt arrangements), depreciation and amortization expense (set to reflect the new accounting base of the assets recorded) and income tax effect based upon GLC Carbon USA's historical effective rates.

                                                                           DECEMBER 31,
                                                                  -------------------------------
                                                                      2001               2002
                                                                  ------------       ------------
                                                                  (In thousands of U.S. dollars)
    Net sales...................................................    $359,421           $333,314
    Income before income taxes and extraordinary item...........       7,186             11,472
    Net income..................................................       7,121              4,519

    The pro forma information, as presented here, is not indicative of the results that would have been obtained had the transaction occurred on January 1, 2001 or 2002, nor should it be considered indicative of future results. It gives effect only to the adjustments noted above, and does not reflect management's estimate of potential cost savings or other benefits arising from the acquisition.

3.  RESTRICTED CASH

    Funds that are legally restricted as to withdrawal or usage are shown as restricted cash and consisted of $10,414,000 and $27,000 at December 31, 2001 and 2002, respectively. The 2001 balance related to funds set aside under an escrow agreement with AIP to settle a finder's fee claim arising from the acquisition of GLC Carbon USA in 1998. On March 22, 2002, a payment in the amount of $10,300,000 was made to settle the claim and the remainder was closed to income. In October 2002, an escrow for the latter sum was established in connection with certain reclamation costs in connection with a waste water settling pond located at a newly purchased Baton Rouge Plant as prescribed by state law.

4.  INVENTORIES

    Inventories consist of the following:

                                                                           DECEMBER 31,
                                                                  -------------------------------
                                                                      2001               2002
                                                                  ------------       ------------
                                                                  (In thousands of U.S. dollars)
    Raw materials...............................................    $24,696            $34,195
    Finished goods..............................................     14,307             13,965
    Supplies and spare parts....................................      7,611              7,073
                                                                    -------            -------
                                                                    $46,614            $55,233
                                                                    =======            =======

5.  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consists of the following:

                                                                                              DECEMBER 31,
                                                                    RANGE OF         -------------------------------
                                                                  USEFUL LIVES           2001               2002
                                                                  ------------       ------------       ------------
                                                                                     (In thousands of U.S. dollars)
    Land and improvements.......................................   3-15 Years          $  2,932           $  4,353
    Buildings...................................................   3-40 Years            10,618             11,709
    Machinery, equipment and other..............................   3-20 Years           220,867            244,031
    Construction in progress....................................                          1,442                983
                                                                                       --------           --------
                                                                                        235,859            261,076
    Accumulated depreciation....................................                        (58,392)           (76,814)
                                                                                       --------           --------
                                                                                       $177,467           $184,262
                                                                                       ========           ========

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                               DECEMBER 31, 2002

5.  PROPERTY, PLANT AND EQUIPMENT (CONTINUED)
    Depreciation expense was $16,805,000, $17,070,000 and $18,422,000 for the years ended December 31, 2000, 2001 and 2002, respectively.

6.  ACCRUED EXPENSES

    Accrued expenses included a finder's fee claim payable (arising from the acquisition of GLC Carbon USA in 1998) of $10,414,000 at December 31, 2001 as discussed in Note 3 above.

7.  GOODWILL

    In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets",
    GLC Carbon USA completed the impairment test of the valuation of goodwill as of December 31, 2002 and based upon the results, there was no impairment. The carrying value of goodwill was $162,799,000 at December 31, 2001 and 2002.

    Net income results excluding goodwill that is no longer being amortized to selling, general and administrative expense is as follows:

                                                                      2000               2001               2002
                                                                  ------------       ------------       ------------
                                                                            (In thousands of U.S. dollars)
    Net income as reported......................................    $ 7,713             $4,526             $4,686
    Goodwill amortization.......................................      4,474              4,474             --
                                                                    -------             ------             ------
    Adjusted net income.........................................    $12,187             $9,000             $4,686
                                                                    =======             ======             ======

8.  LONG-TERM DEBT

    Long-term debt and capital lease obligations consist of the following:

                                                                           DECEMBER 31,
                                                                  -------------------------------
                                                                      2001               2002
                                                                  ------------       ------------
                                                                  (In thousands of U.S. dollars)
    10 1/4% Notes due May 15, 2008..............................    $188,048           $210,769
    13 1/8 Debentures due May 15, 2009..........................      18,629             21,154
    Term Loan Credit Facility bearing interest at GLC Carbon
      USA's option at LIBOR (1.4% at December 31, 2002) plus a
      margin ranging from 2.25% to 3.00% or Prime (4.25% at
      December 31, 2002) plus a margin ranging from 1.25% to
      2.00% (subject to an interest reduction discount ranging
      from 0% to 0.75% based on the achievement of certain
      leverage ratios) due in varying amounts quarterly through
      May, 2006.................................................      70,825             65,061
    5% Alcoa Seller Note Payable due May 31, 2003...............      --                 10,000
    Various pollution control and industrial revenue bonds
      bearing interest at rates from 6.75% to 7.125% due in
      varying amounts at various dates through 2002.............         355             --
    Capital lease obligations bearing interest at rates ranging from 9.3% to 10% due in varying amounts at various dates
      through February 2004.....................................         132                 25
    Other.......................................................       4,724                376
                                                                    --------           --------
                                                                     282,713            307,385
    Current portion.............................................     (19,578)           (23,700)
                                                                    --------           --------
                                                                    $263,135           $283,685
                                                                    ========           ========

    The 10 1/4% Notes are unsecured general obligations of GLC Carbon USA. At the option of GLC Carbon USA, the 10 1/4% Notes may be redeemed, in whole or in part, commencing May 15, 2003 at various prices ranging from 105% in 2003 to par in 2006 and beyond. Up to May 15, 2003, GLC Carbon USA may, at its option, make up to four semi-annual interest payments through the issuance of additional notes for an amount equal to the amount of interest that would be payable if the interest rate were 11.75%. GLC Carbon USA has elected to exercise its pay-in-kind option with respect to the four consecutive payments ending on May 15, 2003, the last two of which were required as a condition to obtaining incremental term loan financing for the acquisition of the Baton Rouge Plant. The 10 1/4% Indenture imposes, among other things, limitations on certain payments, including dividends.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                               DECEMBER 31, 2002

8.  LONG-TERM DEBT (CONTINUED)
    The 13 1/8% Debentures are general unsecured obligations of GLC Carbon USA, subordinated in right of payment to essentially all subsidiary liabilities. No cash interest will be payable on the 13 1/8% Debentures until November 15, 2003 but the accreted value will increase (representing amortization of original issue discount) to approximately $56,600,000 through May 15, 2003. The 13 1/8% Debentures require GLC Carbon USA to make cash interest payments semi-annually commencing in November 2003 of approximately $7,432,000 per year and a principal payment of approximately $56,600,000 in May 2009. At GLC Carbon USA's option, the 13 1/8% Debentures may be redeemed, in whole or in part, commencing May 15, 2003 at various prices ranging from 106.6% in 2003 to par in 2006 and beyond. The 13 1/8% Indenture imposes limitations on certain payments, including dividends. The outstanding common stock of GLC has been pledged as collateral for this obligation.

    GLC Carbon USA or its affiliates may, from time to time, depending on liquidity, and market and economic conditions, purchase in open-market transactions 13 1/8% Debentures or 10 1/4% Notes. At December 31, 2002, approximately 61% of the outstanding 13 1/8% Debentures had been purchased by GLC with the intention of holding them to maturity. GLC Carbon USA's obligation with respect to the 13 1/8% Debentures is shown net of the amount held by GLC.

    The term loan of the Current Credit Facility is comprised of three single tranche term loans in the amount of $19,099,000, $23,336,000 and $22,626,000 at December 31, 2002 maturing on May 31, 2004, 2005 and 2006, respectively. On March 27, 2002, GLC Carbon USA secured incremental term loans under each of its three existing tranche loans in the amount of $9.0 million, $1.5 million and $1.5 million, respectively, in order to finance the acquisition of the Baton Rouge Plant. The incremental loans amortize and mature in conformity with the terms of the tranches to which they were added. In consideration for the issuance of the incremental term loans, credit facility interest rate margins were increased between 1.25% to 1.50%. The Current Credit Facility also includes a revolving credit agreement in effect until May 31, 2003, which provides for borrowings of up to $25,000,000 (with a $10,000,000 sub-limit for letters of credit). The Current Credit Facility is secured by substantially all the assets of GLC Carbon USA and requires that GLC Carbon USA, among other things, satisfy certain financial ratios. At December 31, 2002, there were no borrowings under the revolving credit portion of the Current Credit Facility and outstanding letters of credit were $874,000.

    The pollution control and industrial development revenue bonds were issued by various state and local governmental authorities. Under agreements with these authorities, GLC Carbon USA has either leased (with nominal value purchase options) or purchased on an installment basis the facilities constructed with the funds financed.

    Certain covenants present in GLC Carbon USA's Current Credit Facility make reference to a measure denominated as Adjusted EBITDA. Adjusted EBITDA is defined as operating income before depreciation, amortization and management fees and related expenses. Adjusted EBITDA is not a measure of performance defined by accounting principles generally accepted in the United States of America.

    The fair market value of GLC Carbon USA's long-term debt obligations approximated $189,000,000 and $228,000,000 at December 31, 2001 and 2002,
    respectively.

    Maturities of long-term debt, for the succeeding five years and thereafter are as follows:

                                                                   LONG-TERM           CAPITAL
                                                                      DEBT              LEASES             TOTAL
                                                                  ------------       ------------       ------------
                                                                            (In thousands of U.S. dollars)
    2003........................................................    $ 23,677             $ 23             $ 23,700
    2004........................................................      18,123                2               18,125
    2005........................................................      22,620            --                  22,620
    2006........................................................      11,017            --                  11,017
    2007........................................................      --                --                  --
    Thereafter..................................................     231,923            --                 231,923
                                                                    --------             ----             --------
                                                                    $307,360             $ 25             $307,385
                                                                    ========             ====             ========

    Interest paid amounted to $27,167,000, $14,783,000 and $4,541,000 for the years ended December 31, 2000, 2001 and 2002, respectively.

    GLC Carbon USA has significant amounts outstanding under its Current Credit Facility that bear interest at variable rates. As a result, GLC Carbon USA's interest expense is sensitive to changes in the general level of interest rates. To illustrate, a 10% increase or decrease in the rates in effect for the year ended December 31, 2002 would have resulted in a corresponding increase or decrease in interest expense for the period of $376,000.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                               DECEMBER 31, 2002

9.  LEASES

    GLC Carbon USA leases various production equipment under capital leases, some of which contain renewal options and/or options to purchase. Amortization under capital leases is included in depreciation expense.

    Future minimum payments as of December 31, 2002, by year and in the aggregate, under capital leases and non-cancelable operating leases with initial or remaining terms of one year or more consist of the following:

                                                                    CAPITAL           OPERATING
                                                                     LEASES             LEASES
                                                                  ------------       ------------
                                                                  (In thousands of U.S. dollars)
    2003........................................................      $ 25             $ 1,779
    2004........................................................         2               1,706
    2005........................................................     --                  1,649
    2006........................................................     --                  1,398
    2007........................................................     --                  1,293
    Thereafter..................................................     --                  3,053
                                                                      ----             -------
    Total minimum lease payments................................        27             $10,878
                                                                                       =======
    Amounts representing interest...............................        (2)
                                                                      ----
    Present value of net minimum lease..........................      $ 25
                                                                      ====

    Rental expense for all operating leases was $2,006,000, $2,012,000 and $2,037,000 for the years ended December 31, 2000, 2001 and 2002, respectively.

10. SAVINGS AND PROFIT-SHARING PLANS

    GLC Carbon USA sponsors two savings plans, which are qualified under
    Section 401(k) of the Internal Revenue Code and provide that participating employees may make deferrals to 15% of base wages, subject to statutory limitations. GLC Carbon USA makes matching contributions for the benefit to each such employee equal to 50% of the employee's deferrals, up to a maximum of 3% of the employee's salary. Matching contributions under the plans were $192,000, $198,000 and $247,000 for the years ended December 31, 2000, 2001 and 2002, respectively.

    GLC Carbon USA's practice has been to maintain a profit-sharing plan whereby eligible employees receive profit-sharing distributions determined as a percentage of base salary based on GLC Carbon USA's achievement of profitability targets established annually. Profit-sharing expense was $1,891,000, $1,356,000 and $1,389,000 for the years ended December 31, 2000,
    2001 and 2002, respectively.

11. PENSION PLANS

    GLC Carbon USA has two qualified defined benefit retirement plans, which cover substantially all employees. Benefits are based upon the number of years of service and the employee's compensation under varying formulas. The funding policy is generally to contribute at least the minimum amount that is acceptable under federal law for tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. As of December 31, 2002, the assets of the plan were invested principally in listed stocks, bonds, money market certificates and cash.

    GLC Carbon USA also maintains a supplemental defined benefit retirement plan for key executives. This plan is not presently funded nor qualified under
    Section 401(a) of the Internal Revenue Code.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                               DECEMBER 31, 2002

11. PENSION PLANS (CONTINUED)
    The components of net pension expense for the plans were as follows:

                                                                      2000               2001               2002
                                                                  ------------       ------------       ------------
                                                                            (In thousands of U.S. dollars)
    Service cost................................................    $   391            $   425            $   537
    Interest cost...............................................        917              1,061              1,140
    Expected return on assets...................................     (1,057)            (1,140)            (1,196)
    Amortization of prior service cost..........................         17                 40                 40
    Recognized net actuarial loss...............................          3                 77                123
                                                                    -------            -------            -------
    Net periodic pension cost...................................    $   271            $   463            $   644
                                                                    =======            =======            =======

    The following tables set forth the change in benefit obligation and plan assets, the funded status and amounts recognized in GLC Carbon USA's balance sheets for the plans:

                                                                      2001               2002
                                                                  ------------       ------------
                                                                  (In thousands of U.S. dollars)
    Change in benefit obligation:
      Benefit obligation at beginning of period.................    $13,412            $15,820
      Service cost..............................................        425                537
      Interest cost.............................................      1,061              1,140
      Amendments................................................        229             --
      Actuarial loss............................................      1,112                876
      Benefits paid.............................................       (419)              (465)
                                                                    -------            -------
      Benefit obligation at end of period.......................    $15,820            $17,908
                                                                    =======            =======
    Change in plan assets:
      Fair value of plan assets at beginning of period..........    $12,612            $11,630
      Actual return on plan assets..............................       (622)              (894)
      Company contribution......................................        142                751
      Expenses..................................................        (83)               127
      Benefits paid.............................................       (419)              (465)
                                                                    -------            -------
      Fair value of plan assets at end of period................    $11,630            $11,149
                                                                    =======            =======
      Funded status.............................................    $(4,190)           $(6,759)
      Unrecognized net actuarial loss...........................      4,125              6,840
      Unrecognized prior service cost...........................        273                234
                                                                    -------            -------
    Net pension asset recognized in the balance sheets..........    $   208            $   315
                                                                    =======            =======
    Amount recognized in balance sheet consists of:
      Prepaid benefit cost (accrued benefit liability)..........    $(2,202)           $(5,129)
      Intangible asset..........................................        274                183
      Accumulated other comprehensive loss......................      2,136              5,261
                                                                    -------            -------
    Net pension asset recognized in the balance sheets..........    $   208            $   315
                                                                    =======            =======

    The expected long-term rate of return on plan assets was 9% for the periods presented. The weighted average discount rate and weighted average rate of increase in future compensation levels used were 7.5% and 4.5% for 2000, 7.25% and 4.25% for 2001 and 6.75% and 3.75% for 2002, respectively.

12. POSTRETIREMENT OBLIGATIONS

    GLC Carbon USA provides certain health care and life insurance benefits to all full time employees who satisfy certain eligibility requirements and reach retirement age while employed by GLC Carbon USA. GLC Carbon USA does not fund these benefits and accrues for the related cost generally over the employees' service period.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                               DECEMBER 31, 2002

12. POSTRETIREMENT OBLIGATIONS (CONTINUED)
    The components of net periodic postretirement benefit cost ("NPPBC") were as follows:

                                                                      2000               2001               2002
                                                                  ------------       ------------       ------------
                                                                            (In thousands of U.S. dollars)
    Service cost................................................      $270               $336               $401
    Interest cost...............................................       319                385                404
                                                                      ----               ----               ----
    NPPBC.......................................................      $589               $721               $805
                                                                      ====               ====               ====

    The following tables set forth the change in benefit obligation and plan assets, the funded status and amounts recognized in GLC Carbon USA's balance sheets:

                                                                      2001               2002
                                                                  ------------       ------------
                                                                  (In thousands of U.S. dollars)
    Change in benefit obligation:
      Benefit obligation at beginning of period.................    $ 4,794            $ 5,954
      Service cost..............................................        336                401
      Interest cost.............................................        385                404
      Actuarial loss............................................        603              1,258
      Benefits paid.............................................       (164)              (170)
                                                                    -------            -------
    Benefit obligation at end of period.........................    $ 5,954            $ 7,847
                                                                    =======            =======
    Change in plan assets:
      Fair value of plan assets at beginning of period..........    $--                $--
      Company contribution......................................        164                170
      Benefits paid.............................................       (164)              (170)
                                                                    -------            -------
    Fair value of plan assets at end of period..................    $--                $--
                                                                    =======            =======
    Funded status...............................................    $(5,954)           $(7,847)
    Unrecognized net actuarial loss.............................        668              1,927
                                                                    -------            -------
    Postretirement liability recognized in the balance sheets...    $(5,286)           $(5,920)
                                                                    =======            =======

    The health care cost trend used in determining the accumulated postretirement benefit obligation ("APBO") was 12.5% grading down to 5.0% by 2008. That assumption may have a significant effect on the amounts reported. To illustrate, increasing the assumed trend by 1% for all years would increase the aggregate service and interest component of NPPBC for the year ended December 31, 2002 by $138,000 (or 17.2%) and the APBO for the year then ended by $1,175,000 (or 15.0%). Conversely, decreasing the assumed trend by 1% for all years would decrease the aggregate service and interest component of NPPBC for the year ended December 31, 2002 by $125,000 (or 15.5%) and the APBO for the year then ended by $972,000 (or 12.4%).

    Assumptions used to develop NPPBC and the actuarial present value APBO included the weighted average rate of increase in future compensation levels and the weighted average discount rate of 5% and 7.5% for 2000, 5% and 7.25% for 2001 and 5% and 6.75% for 2002, respectively.

13. STOCKHOLDERS' EQUITY

    In December 1999, certain members of management of GLC Carbon USA purchased 620 shares of GLC Carbon USA's common stock for $620,000, which increased the number of issued and outstanding common shares to 65,950.

    On December 13,1999, the Board of Directors adopted the 1999 Management Stock Option Plan (the "1999 Option Plan") which provides for the grant of stock options to purchase up to an aggregate of 4,050 shares of the common stock of GLC Carbon USA at a price of $1,000 per share with stock options to purchase 2,800 shares being initially granted to employees. At the time of the grant, 16.4% of the options became vested with the remaining options targeted to vest on the last day of plan years 1999 through 2001 at a rate of 27.9% of the aggregate number of shares of common stock subject to the options per year, provided that GLC Carbon USA attains specified targets of Adjusted EBITDA, as defined. If the Adjusted EBITDA goal is not attained in any plan year, the options scheduled

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                               DECEMBER 31, 2002

13. STOCKHOLDERS' EQUITY (CONTINUED)
    to vest in that year will vest on a PRO RATA basis as prescribed in the Plan, except that unless more than 90% of the Adjusted EBITDA goal is achieved, no portion of the options shall vest for the year. Conversely, the Plan provides for make-up vesting and accelerated vesting (of up to 25% of the options scheduled to vest in 2001), in that order, in the event that the Adjusted EBITDA goal is surpassed in any plan year. In addition, the Plan was amended effective December 11, 2002 to provide for the immediate accelerated vesting of an additional 618 options. Notwithstanding the foregoing, all options granted under the Plan vest automatically on April 21, 2007, regardless of performance criteria and expire on the earlier of the tenth anniversary of the date of grant or upon the sale of GLC Carbon USA.

    The following table sets forth the activity and outstanding balances of options exercisable for shares of common stock under the Plan:

                                                                                    AVAILABLE
                                                                    OPTIONS         FOR FUTURE
                                                                  OUTSTANDING         GRANTS
                                                                  -----------       ----------
    At plan inception on December 13, 1999......................     --                4,050
    Granted on December 13, 1999 ($1,000 per share).............     2,800            (2,800)
                                                                     -----            ------
    Balance at December 31, 1999................................     2,800             1,250
    Options granted.............................................     --                --
                                                                     -----            ------
    Balance at December 31, 2000................................     2,800             1,250
    Options granted.............................................     --                --
                                                                     -----            ------
    Balance at December 31, 2001................................     2,800             1,250
    Options granted.............................................     --                --
                                                                     -----            ------
    Balance at December 31, 2002................................     2,800             1,250
                                                                     =====            ======

    At December 31, 2002, the number of options outstanding that were vested totaled 2,330 at an exercise price of $1,000 per share with a weighted average remaining contractual life of 7 years. Information regarding the method used by GLC Carbon USA to account for stock-based compensation and expense reported is discussed further in Note 1.

14. OTHER INCOME (EXPENSE)

    Other income (expense) consists of the following:

                                                                      2000               2001               2002
                                                                  ------------       ------------       ------------
                                                                            (In thousands of U.S. dollars)
    1998 acquisition fee settlement.............................     $--               $(5,000)           $   114
    Gain on sale of lease right/assets..........................     --                 --                  2,734
    Export tax refund...........................................      1,112              1,286                685
    Export duties...............................................     --                 --                 (1,127)
    Foreign exchange gain.......................................     --                    461                653
    Other.......................................................        (64)              (180)            (1,002)
                                                                     ------            -------            -------
                                                                     $1,048            $(3,433)           $ 2,057
                                                                     ======            =======            =======

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                               DECEMBER 31, 2002

15. INCOME TAXES

    Components of GLC Carbon USA's deferred tax liabilities and assets are as follows:

                                                                      2001               2002
                                                                  ------------       ------------
                                                                  (In thousands of U.S. dollars)
    Deferred tax liabilities:
      Book over tax depreciable basis...........................    $50,973            $50,080
      Other -- net..............................................      3,584              3,386
                                                                    -------            -------
    Total deferred tax liabilities..............................     54,557             53,466
                                                                    -------            -------
    Deferred tax assets:
      Accrued liabilities.......................................      7,701              6,361
      Valuation allowance.......................................       (475)            (1,166)
      Minimum pension liability adjustment......................        748              1,841
      Other -- net..............................................        388              2,950
                                                                    -------            -------
    Total deferred tax assets...................................      8,362              9,986
                                                                    -------            -------
    Net deferred tax liability..................................    $46,195            $43,480
                                                                    =======            =======

    The differences between tax expense computed at the statutory federal income tax rate and actual tax expense are as follows:

                                                                      2000               2001               2002
                                                                  ------------       ------------       ------------
                                                                            (In thousands of U.S. dollars)
    Tax expense at statutory rates applied to pretax earnings...     $3,045            $   636             $4,161
    State income tax, net of federal tax effects................          9                  3                (17)
    Tax exempt earnings.........................................       (326)              (289)              (529)
    Effects of foreign operations...............................        233             (1,483)             3,105
    Amortization of goodwill....................................      1,566              1,566             --
    Change in valuation allowance...............................        475             --                    691
    Other.......................................................       (212)               576               (210)
                                                                     ------            -------             ------
    Income Tax Expense..........................................     $4,790            $ 1,009             $7,201
                                                                     ======            =======             ======

    Income taxes consist of the following:

                                                                      2000               2001               2002
                                                                  ------------       ------------       ------------
                                                                            (In thousands of U.S. dollars)
    Current:
      Federal...................................................    $ 3,447            $   289            $   324
      State.....................................................        323                366                 77
      Foreign...................................................      4,907              4,883              8,422
                                                                    -------            -------            -------
                                                                      8,677              5,538              8,823
                                                                    -------            -------            -------
    Deferred:
      Federal...................................................     (3,186)            (2,687)              (582)
      State.....................................................       (309)              (361)              (103)
      Foreign...................................................       (392)            (1,481)              (937)
                                                                    -------            -------            -------
                                                                     (3,887)            (4,529)            (1,622)
                                                                    -------            -------            -------
    Total.......................................................    $ 4,790            $ 1,009            $ 7,201
                                                                    =======            =======            =======

    Income taxes paid were approximately $10,551,000, $8,557,000 and $4,051,000 for the years ended December 31, 2000, 2001 and 2002, respectively.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                               DECEMBER 31, 2002

15. INCOME TAXES (CONTINUED)
    U.S. income taxes have not been provided on the undistributed earnings of Copetro S.A. ($34,437,000 as of December 31, 2002) because such earnings are expected to be reinvested. Upon distribution of those earnings, GLC Carbon USA would be subject to U.S. income taxes (subject to an adjustment for foreign tax credits and withholding taxes, if any).

    Loss before income taxes and extraordinary item attributable to domestic operations (which included results from export sales) was $4,221,000, $11,251,000 and nil for the years ended December 31, 2000, 2001 and 2002, respectively.

16. FINANCIAL INFORMATION RELATING TO SEGMENTS

    GLC Carbon USA has three reportable business segments.

        Anode Grade CPC is produced and marketed directly to primary aluminum smelters world-wide for use as the principal raw material in the production of carbon anodes, a key component in the aluminum smelting process.

        Industrial Grade CPC is produced and marketed for use in a variety of non-aluminum, industrial applications, including as a raw material in the production of titanium dioxide, as a recarburizer (carbon additive) in the manufacture of steel and foundry products and for use in other specialty materials and chemicals markets.

        RPC Trading involves the world-wide marketing of raw petroleum coke ("RPC") for use as the raw material in the production of CPC and as a fuel source in a variety of other industrial applications.

    The production and distribution of CPC, which is the focus of the first two segments, is accomplished utilizing the same process, plant facilities and operating assets. The RPC trading business, as conducted by GLC Carbon USA, generally involves the use of such assets on a limited basis. Accordingly, GLC Carbon USA does not segregate, or otherwise account for, the assets by segments.

                                                ANODE GRADE     CPC GRADE     RPC TRADING       OTHER          TOTAL
                                                ------------   ------------   ------------   ------------   ------------
    2000
    Net sales.................................   $ 194,066       $ 55,224       $ 11,792       $ 2,519       $ 263,601
    Cost of goods sold........................    (144,409)       (40,882)        (9,932)       (7,495)       (202,718)
                                                 ---------       --------       --------       -------       ---------
    Segment Profit............................   $  49,657       $ 14,342       $  1,860       $(4,976)         60,883
                                                 =========       ========       ========       =======
    Selling, general and administrative
      expenses................................                                                                 (19,852)
    Interest expense, net.....................                                                                 (33,380)
    Other income (expense)....................                                                                   1,048
                                                                                                             ---------
    Income before income taxes and
      extraordinary item......................                                                               $   8,699
                                                                                                             =========

    2001
    Net sales.................................   $ 194,464       $ 54,024       $ 19,786       $ 2,280       $ 270,554
    Cost of goods sold........................    (149,000)       (41,723)       (18,300)       (6,943)       (215,966)
                                                 ---------       --------       --------       -------       ---------
    Segment Profit............................   $  45,464       $ 12,301       $  1,486       $(4,663)         54,588
                                                 =========       ========       ========       =======
    Selling, general and administrative
      expenses................................                                                                 (18,693)
    Interest expense, net.....................                                                                 (30,644)
    Other income (expense)....................                                                                  (3,433)
                                                                                                             ---------
    Income before income taxes and
      extraordinary item......................                                                               $   1,818
                                                                                                             =========

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                               DECEMBER 31, 2002

16. FINANCIAL INFORMATION RELATING TO SEGMENTS (CONTINUED)

                                                ANODE GRADE     CPC GRADE     RPC TRADING       OTHER          TOTAL
                                                ------------   ------------   ------------   ------------   ------------
    2002
    Net sales.................................   $ 253,085       $ 44,605       $  8,817       $ 1,060       $ 307,567
    Cost of goods sold........................    (207,494)       (34,350)        (5,115)       (5,993)       (252,952)
                                                 ---------       --------       --------       -------       ---------
    Segment Profit............................   $  45,591       $ 10,255       $  3,702       $(4,933)         54,615
                                                 =========       ========       ========       =======
    Selling, general and administrative
      expenses................................                                                                 (11,803)
    Interest expense, net.....................                                                                 (32,982)
    Other income (expense)....................                                                                   2,057
                                                                                                             ---------
    Income before income taxes................                                                               $  11,887
                                                                                                             =========

17. OPERATIONS BY GEOGRAPHIC AREA

                                                                               YEAR ENDED DECEMBER 31,
                                                                  --------------------------------------------------
                                                                      2000               2001               2002
                                                                  ------------       ------------       ------------
                                                                            (In thousands of U.S. dollars)
    Net sales
    United States...............................................    $192,580           $208,224           $268,110
    Foreign.....................................................      71,021             62,330             39,457
                                                                    --------           --------           --------
                                                                    $263,601           $270,554           $307,567
                                                                    ========           ========           ========
    Operating income
    United States...............................................    $ 28,705           $ 24,657           $ 30,880
    Foreign.....................................................      12,326             11,238             11,932
                                                                    --------           --------           --------
                                                                    $ 41,031           $ 35,895           $ 42,812
                                                                    ========           ========           ========
    Assets
    United States...............................................    $378,913           $383,375           $420,574
    Foreign.....................................................      80,128             70,433             70,417
                                                                    --------           --------           --------
                                                                    $459,041           $453,808           $490,991
                                                                    ========           ========           ========

    Exports from U.S. operations were approximately $97,023,000, $117,334,000 and $151,798,000 for the years ended December 31, 2000, 2001 and 2002, respectively. Export sales to Western Europe as a percentage of United States net sales were 26.7%, 23.0% and 25.4% for the years ended December 31, 2000, 2001 and 2002, respectively. Export sales to the Mideast as a percentage of United States net sales were 18.9% for the year ended December 31, 2001. Export sales to North America (exclusive of the U.S.) as a percentage of United States net sales were 12.9% for the year ended December 31, 2002. GLC Carbon USA's foreign operations are conducted principally in South America.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                               DECEMBER 31, 2002

18. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following is a summary of Company's quarterly results of operations:

                                                                               2001 QUARTERLY DATA
                                                      ---------------------------------------------------------------------
                                                          3/31               6/30               9/30              12/31
                                                      ------------       ------------       ------------       ------------
                                                                         (In thousands of U.S. dollars)
    Net sales.......................................    $72,042            $69,517            $68,194            $60,801
    Gross profit....................................     14,401             14,353             12,735             13,099
    Operating income................................      9,841              9,301              7,891              8,862
    Other expense...................................      7,349              6,809              7,411             12,508
    Income before income tax and extraordinary
      expense.......................................      2,492              2,492                480             (3,646)
    Income tax expense (benefit)....................      1,374              1,264                480             (2,109)
    Extraordinary gain, net of tax..................      3,850             --                 --                   (133)
    Net income......................................      4,968              1,228             --                 (1,670)
    Adjusted EBITDA(1)..............................     15,839             15,421             13,958             14,829

                                                                               2002 QUARTERLY DATA
                                                      ---------------------------------------------------------------------
                                                          3/31               6/30               9/30              12/31
                                                      ------------       ------------       ------------       ------------
                                                                         (In thousands of U.S. dollars)
    Net sales.......................................    $55,346            $83,220            $87,178            $81,823
    Gross profit....................................     10,363             13,141             17,623             13,488
    Operating income................................      7,419             10,432             14,551             10,410
    Other expense...................................      2,058              6,856             11,801             10,210
    Income before income tax and extraordinary
      expense.......................................      5,361              3,576              2,750                200
    Income tax expense (benefit)....................      3,210              2,510              1,443                 38
    Net income......................................      2,151              1,066              1,307                162
    Adjusted EBITDA(1)..............................     12,484             15,832             19,862             15,517
    ---------------

    (1) Adjusted EBITDA should not be considered a substitute for net income, cash flow from operating activities or other cash flow statement data prepared in accordance with generally accepted accounting principles or as an alternative to net income as an indicator of operating performance or cash flows as a measure of liquidity. Adjusted EBITDA is presented here only to provide additional information with respect to GLC Carbon USA's ability to satisfy debt service. While Adjusted EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

19. EXTRAORDINARY ITEM

    Extraordinary gains related to the repurchase of GLC Carbon USA's debt of approximately $3,804,000 and $3,717,000 (net of income tax expenses of $2,048,000 and $2,073,000) were recognized in 2000 and 2001, respectively.

20. LITIGATION AND CONTINGENCIES

    GLC Carbon USA is a party to several proceedings, which are in various stages of resolution. Management of GLC Carbon USA, after discussion with legal counsel, is of the opinion that the ultimate resolution of these matters will not have a material effect upon the financial condition of GLC Carbon USA.

21. RELATED PARTY TRANSACTIONS

    GLC Carbon USA is a party to a management services agreement with AIP which provides for the payment of an annual financial services fee of $1,850,000 plus related out-of-pocket expenses. During the years ended December 31, 2000, 2001 and 2002, expenses incurred under this agreement totaled US$2,568,000, US$2,179,000 and US$2,032,000, respectively. Amounts payable to AIP in connection with the same were US$1,079,000 and US$154,000 at December 31, 2001 and 2002.

                 GREAT LAKES ACQUISITION CORP. AND SUBSIDIARIES

                               DECEMBER 31, 2002

22. SUBSEQUENT EVENT

    In   -  2003, GLC Carbon USA entered into negotiations with a view to the establishment of a Canadian public income fund. If the negotiations are completed successfully, the newly formed income fund will complete a public
    offering and utilize the proceeds to acquire   -  percent of GLC Carbon USA
    from its Existing Securityholders. In connection with this acquisition, GLC Carbon USA intends to extinguish all of its outstanding debt and enter into a new credit facility.

23. RECONCILIATION TO CANADIAN GAAP

    GLC Carbon USA's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"), which differ in certain respects from accounting principles generally accepted in Canada ("Canadian GAAP"). The principal differences between GLC Carbon USA's accounting policies and disclosures under US GAAP and Canadian GAAP are set out below.

    At December 31, 2001 and 2002, the accumulated benefit obligation for pension plans exceeded the fair value of the pension plan assets and therefore, under US GAAP, GLC Carbon USA was required to recognize a minimum liability equal to the difference between the accumulated benefit obligation and the fair value of the assets, accomplished by recognizing an intangible asset and long-term liability with the offset to other comprehensive loss. Canadian GAAP does not require the recognition of such a minimum liability.

    During 2000 and 2001, GLC Carbon USA recognized a gain on the early extinguishment of debt. For US GAAP purposes, these amounts are reflected on GLC Carbon USA's consolidated statement of operations as an extraordinary item, net of tax expense. Canadian GAAP does not permit extraordinary treatment of these gains and would include them as other income on the consolidated statement of operations.

    The following table details the impact of these differences between US GAAP and Canadian GAAP on certain captions of GLC Carbon USA's consolidated balance sheets and consolidated statements of operations.

                                                                      2001               2002
                                                                  ------------       ------------
    Other assets
      US GAAP...................................................    $ 1,971            $ 2,933
      Adjustment for pension accounting differences.............        281                393
                                                                    -------            -------
      Canadian GAAP.............................................    $ 2,252            $ 3,326
                                                                    =======            =======
    Other long-term liabilities
      US GAAP...................................................    $ 9,764            $13,293
      Adjustment for pension accounting differences.............     (1,855)            (4,868)
                                                                    -------            -------
      Canadian GAAP.............................................    $ 7,909            $ 8,425
                                                                    =======            =======
    Deferred taxes
      US GAAP...................................................    $46,195            $43,480
      Adjustment for pension accounting differences.............        748              1,841
                                                                    -------            -------
      Canadian GAAP.............................................    $46,943            $45,321
                                                                    =======            =======
    Other comprehensive loss
      US GAAP...................................................    $ 1,388            $ 3,420
      Adjustment for pension accounting differences.............     (1,388)            (3,420)
                                                                    -------            -------
      Canadian GAAP.............................................    $--                $--
                                                                    =======            =======

                                                                      2000               2001               2002
                                                                  ------------       ------------       ------------
    Other income (expense)
      US GAAP...................................................    $ 1,048            $(3,433)           $ 2,057
      Reclassification of gain on extinguishment of debt........      5,852              5,790             --
                                                                    -------            -------            -------
      Canadian GAAP.............................................    $ 6,900            $ 2,357            $ 2,057
                                                                    =======            =======            =======
    Income taxes
      US GAAP...................................................    $ 4,790            $ 1,009            $ 7,201
      Reclassification of tax expense on gain on extinguishment
        of debt.................................................      2,048              2,073             --
                                                                    -------            -------            -------
      Canadian GAAP.............................................    $ 6,838            $ 3,082            $ 7,201
                                                                    =======            =======            =======

                          INDEPENDENT AUDITORS' REPORT

To the Trustees of
Great Lakes Carbon Income Fund

    We have audited the balance sheet of Great Lakes Carbon Income Fund (the "Fund") as of June 25, 2003. This balance sheet is the responsibility of the Fund's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.

    In our opinion, this balance sheet presents fairly, in all material respects, the financial position of the Fund as of June 25, 2003 in accordance with Canadian generally accepted accounting principles.

Parsippany, New Jersey
June 25, 2003, except for
Note 2, as to which the date
is     -    , 2003

                         GREAT LAKES CARBON INCOME FUND

                                 BALANCE SHEET

                              AS OF JUNE 25, 2003
                               (IN U.S. DOLLARS)

Cash........................................................     $7
                                                                 ==
Unitholders' Equity.........................................     $7
                                                                 ==

Approved on Behalf of Great Lakes Carbon Income Fund
By its Attorney, Carbon Canada Inc.

                               (Signed)     -

                         GREAT LAKES CARBON INCOME FUND

                             NOTES TO BALANCE SHEET

                                 JUNE 25, 2003

1.  THE FUND

    Great Lakes Carbon Income Fund (the "Fund") is an unincorporated open-ended, limited purpose trust established under the laws of the Province of Ontario by declaration of trust made as of June 25, 2003. The purpose of the Fund is
    to indirectly acquire a   -  percent interest in GLC Carbon USA Inc., a
    Delaware corporation. Certain start up expenses of the Fund are being reimbursed by Great Lakes Acquisition Corp.

    It is intended that the Fund qualify as a mutual fund trust pursuant to subsection 132(6) of the Income Tax Act (Canada) (the "Act") and a Fixed Investment Trust (i.e., an investment trust classified as a trust) pursuant to the United States Internal Revenue Code of 1986 (the "Code") and pursuant to section 301.7701-4(c) of the United States Treasury Resolutions.

    The Fund's fiscal year-end is December 31.

2.  SUBSEQUENT EVENTS

    On   -  , 2003, the Fund filed a prospectus for the sale to the public of
      - units at a price of US$ - per unit, payable on closing for estimated aggregate net proceeds of US$ - (after deducting underwriters' fees and other offering costs).

                   CERTIFICATE OF THE ISSUER AND THE PROMOTER

Date: June 26, 2003

    The foregoing constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by
Part 9 of the Securities Act (British Columbia), by Part 8 of the Securities Act (Alberta), by Part XI of The Securities Act, 1988 (Saskatchewan), by Part VII of The Securities Act (Manitoba), by Part XV of the Securities Act (Ontario), by
Section 13 of the Security Frauds Prevention Act (New Brunswick), by Section 63 of the Securities Act (Nova Scotia), by Part II of the Securities Act (Prince Edward Island), by Part XIV of The Securities Act (Newfoundland), by the Securities Act (Yukon), by the Securities Act (Northwest Territories) and by the Securities Act (Nunavut) and the respective regulations under those acts. This prospectus, as required by the Securities Act (Quebec) and the regulations under that act, does not contain any misrepresentation that is likely to affect the value or the market price of the securities to be distributed.

                         GREAT LAKES CARBON INCOME FUND

        By: (Signed) ROBERT M. FRANKLIN                    By: (Signed) COLIN D. WATSON
                    Trustee                                          Trustee

                                          The Promoter
                                  GREAT LAKES ACQUISITION CORP.

                                 By: (Signed) JAMES D. MCKENZIE
                              President and Chief Executive Officer

                        CERTIFICATE OF THE UNDERWRITERS

Date: June 26, 2003

    To the best of our knowledge, information and belief, the foregoing constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by Part 9 of the Securities Act (British Columbia), by Part 8 of the Securities Act (Alberta), by
Part XI of The Securities Act, 1988 (Saskatchewan), by Part VII of The Securities Act (Manitoba), by Part XV of the Securities Act (Ontario), by
Section 13 of the Security Frauds Prevention Act (New Brunswick), by Section 64 of the Securities Act (Nova Scotia), by Part II of the Securities Act (Prince Edward Island), by Part XIV of The Securities Act (Newfoundland), by the Securities Act (Yukon), by the Securities Act (Northwest Territories) and by the Securities Act (Nunavut) and the respective regulations under those acts. To our knowledge, this prospectus, as required by the Securities Act (Quebec) and the regulations under that act, does not contain any misrepresentation that is likely to affect the value or the market price of the securities to be distributed.

                                    BMO NESBITT BURNS INC.

                                By: (Signed) JEFFREY P. WATCHORN

     NATIONAL BANK            RBC DOMINION         SCOTIA CAPITAL INC.      TD SECURITIES INC.
    FINANCIAL INC.          SECURITIES INC.               CAPITAL INC.      TD SECURITIES INC.

     By: (Signed)        By: (Signed) EWAN MASON   By: (Signed) STEPHEN      By: (Signed) PETER
 WILLIAM M. CROSSLAND                                    BURLETON                GIACOMELLI

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